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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
AMC ENTERTAINMENT INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.*
☒	Fee paid previously with preliminary materials.
(1)	Title of each class of securities to which transaction applies:
        Common Stock of AMC Entertainment Inc.; Class B Stock of AMC Entertainment Inc; Series A Convertible Preferred Stock of AMC Entertainment Inc.

	(2)	Aggregate number of securities to which transaction applies: 34,019,497 shares of Common Stock; 3,051,597 shares of Class B Stock and 338,960 shares of Series A Convertible Preferred Stock
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        $19.50 per share of Common Stock; $19.50 per share of Class B Stock; $2,727.27 per share of Series A Convertible Preferred Stock

	(4)	Proposed maximum aggregate value of transaction: $1,665,362,928
	(5)	Total fee paid: $211,001
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: N/A
	(2)	Form, Schedule or Registration Statement No.: N/A
	(3)	Filing Party: N/A
	(4)	Date Filed: N/A
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

*
As of October 20, 2004, there were outstanding 34,019,497 shares of Common Stock; 3,051,597 shares of Class B Stock and 305,548 shares of Series A Convertible Preferred Stock. The filing fee was determined by adding (x) the product of (i) the 37,071,094 shares of Common and Class B Stock proposed to be acquired in the merger and (ii) the merger consideration of $19.50 in cash per share of Common and Class B Stock, plus (y) the product of (i) the 338,960 shares of Series A Convertible Preferred Stock proposed to be acquired in the merger (consisting of the 305,548 shares of Series A Convertible Preferred Stock outstanding on October 20, 2004, plus the 33,412 shares of Series A Convertible Preferred Stock to be issued as a special distribution prior to the consummation of the merger) and (ii) the merger consideration of $2,727.27 in cash per share of Series A Convertible Preferred Stock, plus (z) $18,041,155 payable to holders of outstanding stock option, warrants and deferred stock units granted by AMCE in exchange for the cancellation of such options, warrants and deferred stock units. The payment of the filing fee, calculated in accordance with Fee Rate Advisory #7 for Fiscal Year 2004 (Updated), equals $126.70 per million of the aggregate merger consideration calculated pursuant to the preceding sentence.

AMC ENTERTAINMENT INC.

920 MAIN STREET

KANSAS CITY, MISSOURI 64105

Dear AMCE Stockholder:	, 2004

        You are cordially invited to attend a special meeting of the stockholders of AMC Entertainment Inc., a Delaware corporation ("AMCE"), to be held on                         , 2004, at    :00 a.m. local time at                        .

        At the special meeting, you will be asked to consider and vote upon a merger agreement dated as of July 22, 2004, by and among AMCE, Marquee Holdings Inc. and Marquee Inc., a direct wholly-owned subsidiary of Marquee Holdings Inc., pursuant to which Marquee Inc. will be merged with and into AMCE, with AMCE as the surviving corporation in the merger. Upon completion of the merger, (1) each issued and outstanding share of AMCE common stock and AMCE Class B stock will be converted into the right to receive $19.50 in cash and (2) each issued and outstanding share of AMCE series A convertible preferred stock will be converted into the right to receive $2,727.27 in cash. A copy of the merger agreement is included as Annex A to these materials.

        Following completion of the merger, AMCE will continue its operations as a privately-held company, wholly owned by Marquee Holdings Inc. Marquee Holdings Inc. is a newly-formed corporation that is jointly owned by funds affiliated with J.P. Morgan Partners and funds affiliated with Apollo. Funds affiliated with Apollo are collectively one of our principal stockholders. It is anticipated that certain members of our management may purchase or be granted equity interests in Marquee Holdings Inc. If the merger is completed, AMCE will no longer have its stock quoted on the American Stock Exchange. After the merger, you will no longer have an equity interest in AMCE and will not participate in any potential future earnings and growth of AMCE.

        On May 25, 2004, our Board of Directors formed an Independent Committee consisting of two of our independent directors, Messrs. Charles S. Sosland and Paul E. Vardeman, to review, evaluate and make recommendations to the Board of Directors on behalf of our stockholders (other than the Apollo Funds and the Durwood Voting Trust) with respect to a possible sale of AMCE. The Independent Committee believes the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of AMCE and its common stockholders, other than those stockholders described in the attached document. Our Independent Committee recommends to the holders of our common stock, other than those stockholders described in the attached document, that they vote "FOR" adoption of the merger agreement.

        Our Board of Directors believes the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of AMCE and its stockholders. Based in part on the recommendation of the Independent Committee, our Board of Directors has adopted the merger agreement and unanimously (with the three directors affiliated with Apollo choosing to abstain) recommends that you vote "FOR" adoption of the merger agreement.

        In arriving at their respective recommendations of the merger agreement and the merger, each of our Board of Directors and the Independent Committee carefully considered a number of factors which are described in the accompanying proxy statement. You should read these factors, as well as all of the other information contained in the attached document, in their entirety.

        Your vote is very important. The merger cannot be completed unless the merger agreement is adopted by the affirmative vote of a majority of the votes entitled to be cast by the following stockholders (in each case as of the record date), voting together as a single class: (1) holders of the outstanding shares of AMCE common stock, (2) holders of the outstanding shares of AMCE Class B stock and (3) holders of outstanding shares of AMCE preferred stock who are not affiliated with Apollo. The Durwood Voting Trust, which as of                         , 2004, owned 100% of the outstanding shares of AMCE Class B stock, representing approximately 45.5% of the votes entitled to be cast at the special meeting, has entered into a voting agreement pursuant to which it has agreed, among other things, to vote all its shares in favor of the adoption of the merger agreement and the transactions contemplated by the merger agreement. In addition, the Apollo Funds, which as of                                        , owned shares of AMCE common stock representing in the aggregate approximately 0.2% of the outstanding votes entitled to be cast at the special meeting, have also entered into a consent and voting agreement pursuant to which they have agreed, among other things, to vote all of their shares of AMCE common stock in favor of the adoption of the merger agreement and the transactions contemplated by the merger agreement.

        If you do not expect to attend the meeting in person, it is important that your shares be represented. Please use the enclosed proxy card to vote on the matters to be considered at the meeting, sign and date the proxy card and mail it promptly in the enclosed envelope, which requires no postage if mailed in the United States. You may also vote via the internet as indicated on the proxy card instructions. You may revoke your proxy at any time before the meeting by written notice to such effect, by submitting a subsequently dated proxy or by attending the meeting and voting in person. If your shares are held in "street name," you should instruct your broker how to vote in accordance with your voting instruction form.

        The accompanying proxy statement explains the proposed merger and provides specific information concerning the special meeting. I urge you to read these materials carefully.

Sincerely,
Peter C. Brown Chairman of the Board

Kansas City, Missouri
                        , 2004

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the merger, passed upon the merits or fairness of the merger agreement or the transactions contemplated thereby, including the proposed merger, or passed upon the adequacy or accuracy of the information contained in this document. Any representation to the contrary is a criminal offense.

        The accompanying proxy statement is dated,                        , 2004 and is first being mailed to stockholders of AMCE on or about,                         , 2004.

AMC ENTERTAINMENT INC.

920 MAIN STREET

KANSAS CITY, MISSOURI 64105

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON                        , 2004

To the Stockholders of AMC Entertainment Inc.:

        Notice is hereby given that a special meeting of the stockholders of AMC Entertainment Inc., a Delaware corporation ("AMCE"), will be held on                        , 2004 at     :00 a.m. local time at                        for the following purposes:

        1.     To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of July 22, 2004, by and among AMCE, Marquee Holdings Inc. and Marquee Inc., pursuant to which Marquee Inc., a direct wholly-owned subsidiary of Marquee Holdings Inc., will be merged with and into AMCE, with AMCE as the surviving corporation. Upon completion of the merger, (1) each issued and outstanding share of AMCE common stock and AMCE Class B stock will be converted into the right to receive $19.50 in cash and (2) each issued and outstanding share of AMCE Series A convertible preferred stock will be converted into the right to receive $2,727.27 in cash.

        2.     To consider and vote upon any other matters that properly come before the special meeting or any adjournments or postponements of the special meeting.

        Only holders of record of AMCE common stock, Class B stock and Series A convertible preferred stock not held by affiliates of Apollo Management IV, L.P. or Apollo Management V, L.P. at the close of business on                        , 2004, the record date of the special meeting, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. A complete list of stockholders entitled to vote at the AMCE special meeting will be available for examination at our headquarters, 920 Main Street, Kansas City, Missouri after                        , 2004 and at the special meeting.

By order of the Board of Directors,
Kevin M. Connor Senior Vice President, General Counsel and Secretary

Kansas City, Missouri

                        , 2004

YOUR VOTE IS IMPORTANT

        Even if you do not expect to attend the meeting in person, it is important that your shares be represented. Please use the enclosed proxy card to vote on the matters to be considered at the meeting, sign and date the proxy card and mail it promptly in the enclosed envelope, which requires no postage if mailed in the United States. You may also vote via the internet as indicated on the proxy card instructions. You may revoke your proxy at any time before the meeting by written notice to such effect, by submitting a subsequently dated proxy or by attending the meeting and voting in person.

Proxy Statement

i

Certificate of Incorporation; Bylaws; Directors and Officers	106
Treatment of AMCE Stock in the Merger	106
Treatment of Marquee Stock in the Merger	107
Treatment of AMCE Stock Options and Equity Awards	107
Representations and Warranties	107
Covenants of AMCE	108
Covenants of Holdings and Marquee	112
Covenants of All Parties	112
Conditions to the Completion of the Merger	114
Termination	115
Expense Reimbursement	116
Interest Payments Pursuant to Letter of Credit	117
Expenses: General	118
Amendments and Waivers	118
The Voting Agreements	119
Apollo Consent and Voting Agreement	119
Durwood Trust Voting Agreement	120
Past Contacts, Transactions, Negotiations and Agreements	122
Transactions In AMCE Common Stock	123
Selected Historical Financial and Operating Data	124
Markets and Market Price	128
Security Ownership of Certain Beneficial Owners and Management	129
Future Stockholder Proposals	132
Where Stockholders Can Find More Information	132

ii

Appendix A	Agreement and Plan of Merger, dated as of July 22, 2004, by and among AMC Entertainment Inc., Marquee Holdings Inc. and Marquee Inc.
Appendix B-1	Opinion of Lazard Frères & Co. LLC
Appendix B-2	Opinion of Goldman, Sachs & Co.
Appendix C	Consent and Voting Agreement, dated as of July 22, 2004, by and among Apollo Management IV, L.P., Apollo Management V, L.P., the stockholders named therein and AMC Entertainment Inc.
Appendix D	Voting Agreement and Irrevocable Proxy, dated as of July 22, 2004, by and between the Durwood Voting Trust and AMC Entertainment Inc.
Appendix E	Delaware General Corporation Law Section 262

iii

AMC ENTERTAINMENT INC.

PROXY STATEMENT

Summary Term Sheet

        This Summary Term Sheet highlights selected information contained in this proxy statement and may not contain all of the information that is important to you. You are urged to read this entire proxy statement carefully, including the appendices. In addition, we incorporate by reference important business and financial information about us into this proxy statement. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled "Where Stockholders Can Find More Information." In this proxy statement, the terms "we," "us," "our," "AMCE" and the "Company" refer to AMC Entertainment Inc. We refer to J.P. Morgan Partners (BHCA), L.P. and certain affiliated funds that will own an equity interest in AMCE following the merger collectively as the "JPMP Investors" and to J.P. Morgan Partners, LLC, which serves as the investment advisor for the JPMP Investors, as "J.P. Morgan Partners." We refer to Apollo Management IV, L.P. and Apollo Management V, L.P. as "Apollo Management", to certain related investment funds and AP Entertainment, LLC, an affiliate of Apollo Management V, L.P., which each currently own an equity interest in AMCE collectively as the "Apollo Funds," and to Apollo Management and the Apollo Funds collectively as "Apollo." We also refer to Apollo Investment Fund V, L.P. and certain related investment funds that will own an equity interest in AMCE following the merger as the "Apollo Investors." We refer to Marquee Holdings Inc. as "Holdings" and to Marquee Inc. as "Marquee." We refer to the stockholders of AMCE, other than the JPMP Investors, Apollo, Holdings and Marquee and their respective affiliates, as "the unaffiliated AMCE stockholders."

Purpose of Stockholder Vote	You are being asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of July 22, 2004, by and among AMCE, Holdings and Marquee, which we refer to in this proxy statement as the "merger agreement." Pursuant to the merger agreement, Marquee will be merged with and into AMCE, and AMCE will be the surviving corporation. Following the merger, Holdings will own all of the issued and outstanding capital stock of AMCE. See "The Special Meeting" beginning on page .
Parties involved in the Proposed Transaction
AMCE is a Delaware corporation. Holdings is a newly-formed Delaware corporation that is 50.1% owned by the JPMP Investors and 49.9% owned by the Apollo Investors and will be owned immediately following completion of the merger by the JPMP Investors, the Apollo Investors and, in the event that such individuals purchase or are granted equity interests in Holdings, certain members of AMCE management. The JPMP Investors and the Apollo Investors may agree to syndicate a portion of their equity investment in Holdings to one or more co-investors before or after the completion of the merger. Marquee is a newly formed Delaware corporation and a wholly-owned subsidiary of Holdings. See "Participants" beginning on page .

Under a possible interpretation of the rules governing "going private" transactions, Apollo, the Apollo Investors, the JPMP Investors, Holdings and Marquee may be deemed to be our affiliates in respect of the merger. Therefore, each of these entities has been included as a filing person on the Schedule 13E-3 filed in connection with the merger. Schedule 13E-3 requires that the filing persons provide additional information to the information that would otherwise be required under the federal laws governing proxy solicitations, including information regarding such parties' views as to the fairness of the merger to the unaffiliated AMCE stockholders.
Effect of the Merger on Our Outstanding Capital Stock
Upon completion of the merger, (1) each issued and outstanding share of AMCE common stock and AMCE Class B stock will be converted into the right to receive $19.50 in cash and (2) each issued and outstanding share of AMCE Series A convertible preferred stock, which we refer to in this proxy statement as "AMCE preferred stock," will be converted into the right to receive $2,727.27 in cash. See "Special Factors—Certain Effects of the Merger" beginning on page .

Until ten (10) business days prior to the special meeting, the Apollo Funds may cause the merger agreement to be amended to provide for the contribution immediately prior to the merger of all or a portion of their AMCE stock to Holdings in exchange for equity securities of Holdings, in lieu of the right to receive cash for such shares in the merger, subject to certain specified conditions. Apollo has advised the Company that the Apollo Funds and the Apollo Investors do not intend to request that the merger agreement be so amended after the date of the mailing of this proxy statement. See "Amendments and Waiver" beginning on page .
Treatment of Outstanding Options and Deferred Stock Units
Each option to purchase shares of AMCE common stock which is outstanding prior to the effective time of the merger, whether or not then exercisable, will be cancelled, and each option holder will be entitled to receive a cash payment equal to the amount by which $19.50 exceeds the exercise price of the option, multiplied by the number of shares of AMCE common stock underlying the option, less any income tax or employment tax withholding required under the Internal Revenue Code of 1986, as amended, which we refer to as the "Code" in this proxy statement. Each AMCE deferred stock unit which is outstanding immediately prior to the effective time of the merger, whether or not then vested, will be cancelled, and each deferred stock unit holder will be entitled to receive a cash payment equal to the amount by which $19.50 exceeds any income tax or employment tax withholding required under the Code. See "The Merger Agreement—Treatment of Stock Options and Equity Awards" beginning on page .

Special Meeting	The stockholders' vote will take place at a special meeting of our stockholders to be held on , 2004 at , Kansas City, Missouri at a.m. local time. See "The Special Meeting" beginning on page .
Record Date
You are entitled to vote at the special meeting if you owned shares of AMCE common stock, AMCE Class B stock, or, if you are not affiliated with Apollo, AMCE preferred stock, at the close of business on , 2004, which is the record date for the special meeting. On the record date, shares of AMCE common stock and 3,051,597 shares of AMCE Class B stock were outstanding and entitled to vote at the special meeting. On the record date, 305,548 shares of AMCE preferred stock were outstanding, of which 20,046 shares were entitled to vote at the special meeting. See "The Special Meeting" beginning on page .
Voting Information
You will have (1) one vote for each share of AMCE common stock that you owned at the close of business on the record date, (2) ten votes for each share of AMCE Class B stock that you owned at the close of business on the record date and (3) solely in the case of stockholders not affiliated with Apollo, 139.860 votes for each share of AMCE preferred stock that you owned at the close of business on the record date, which number of votes is equal to the number of votes to which you would be entitled if your share of AMCE preferred stock were to be converted into shares of AMCE common stock in accordance with its terms. If your shares are held in street name by a broker, you will need to provide your broker with instructions on how to vote your shares.

Before voting your shares of AMCE stock, we encourage you to read this proxy statement in its entirety, including its appendices, and carefully consider how the merger affects you. Then, mail your completed, dated and signed proxy card in the enclosed return envelope, which requires no postage if mailed in the United States, as soon as possible so that your shares can be voted at the special meeting. You may also vote via the internet as indicated on the proxy card instructions. For more information on how to vote your shares, please refer to "The Special Meeting—Record Date and Voting Information" beginning on page .

Stockholder Approvals Required
The merger will be completed only if the merger agreement is adopted by the affirmative vote of a majority of the votes entitled to be cast by the following stockholders (in each case as of the record date), voting together as a single class: (1) holders of the outstanding shares of AMCE common stock, (2) holders of the outstanding shares of AMCE Class B stock and (3) holders of outstanding shares of AMCE preferred stock who are not affiliated with Apollo. The Durwood Voting Trust, which as of , 2004, owned 100% of the outstanding shares of AMCE Class B stock, representing, in the aggregate, approximately 45.5% of the votes entitled to be cast at the special meeting, has entered into a voting agreement pursuant to which it has agreed, among other things, to vote all of its shares of AMCE stock in favor of the adoption of the merger agreement and the transactions contemplated by the merger agreement. In addition, the Apollo Funds, which as of , 2004 owned shares of common stock representing approximately 0.2% of the votes entitled to be cast on the merger, have entered into an agreement pursuant to which they have agreed, among other things, to vote all of their shares of AMCE common stock in favor of the adoption of the merger agreement and the transactions contemplated by the merger agreement. See "Summary Term Sheet—Durwood Trust Voting Agreement" on page and "Summary Term Sheet—Apollo Consent" on page .

Assuming compliance by the Durwood Voting Trust and the Apollo Funds with the terms of their respective voting agreements, an additional votes, representing approximately 4.4% of the total votes entitled to be cast at the meeting, must be voted in favor of adoption of the merger agreement by the other holders of AMCE common stock and AMCE preferred stock in order to complete the merger. Of this amount, we note that those directors and executive officers who owned AMCE common stock, as of , 2004, representing in the aggregate approximately 1% of the outstanding votes entitled to be cast, have indicated that, although they are not obligated to do so, they intend to vote their shares of AMCE common stock in favor of adoption of the merger agreement but make no recommendation as to how any holder of AMCE stock should vote on the merger. Abstentions and broker non-votes will have the same effect as a vote against approval of the merger agreement. See "The Special Meeting—Record Date and Voting Information" beginning on page .

Apollo Consent
Pursuant to the terms of an investment agreement, dated as of April 19, 2001, by and among AMCE and certain affiliates of Apollo named as parties therein, which we refer to in this proxy statement as the "Apollo investment agreement," AMCE has agreed not to engage in certain specific types of transactions, including the merger, unless it has obtained Apollo's prior written consent to any such transaction for the purposes of certain "approval rights" granted to Apollo under the Apollo investment agreement. Apollo has granted such a consent to the merger pursuant to the terms of the Apollo Consent and Voting Agreement, which is described below. We refer to the consent described in the preceding sentence in this proxy statement as the "Apollo consent."

As of July 1, 2004, the Apollo Funds owned approximately 0.5% of the outstanding shares of AMCE common stock in the aggregate (representing approximately 0.2% of the outstanding votes entitled to be cast on the merger) and approximately 94.1% of the outstanding shares of AMCE preferred stock. Apollo has entered into a consent and voting agreement pursuant to which it has, among other things, (1) agreed to vote all of its shares of AMCE common stock in favor of the adoption of the merger agreement and the transactions contemplated by the merger agreement, against any action or agreement submitted for approval of the stockholders of AMCE that Apollo is aware would result in a breach of any covenant, representation or warranty or any other obligation or agreement of AMCE or any AMCE subsidiary under the merger agreement and, except as agreed by AMCE, against any agreement or proposal that Apollo is aware would reasonably be expected to result in any of the conditions to AMCE's obligations under the merger agreement not being fulfilled or that is intended, or would reasonably be expected to prevent, delay or adversely affect the transactions contemplated by the merger agreement; and (2) delivered the Apollo consent. We refer in this proxy statement to the consent and voting agreement described above as the "Apollo consent and voting agreement." See "The Voting Agreements—Apollo Consent and Voting Agreement" on page .

Durwood Trust Voting Agreement
As of , 2004, the Durwood Voting Trust owned 100% of the outstanding shares of AMCE Class B stock, representing, in the aggregate, approximately 45.5% of the votes entitled to be cast at the special meeting. The Durwood Voting Trust has entered into a voting agreement, which we refer to in this proxy statement as the "Durwood Trust voting agreement" pursuant to which it has agreed, among other things, to vote all of its shares of AMCE stock in favor of the adoption of the merger agreement and the transactions contemplated by the merger agreement, against any action or agreement submitted for approval of the stockholders of AMCE that the Durwood Voting Trust is aware would result in a breach of any covenant, representation or warranty or any other obligation or agreement of AMCE or any AMCE subsidiary under the merger agreement and, except as agreed by AMCE, against any agreement or proposal that the Durwood Voting Trust is aware would reasonably be expected to result in any of the conditions to AMCE's obligations under the merger agreement not being fulfilled or that is intended, or would reasonably be expected to prevent, delay or adversely affect the transactions contemplated by the merger agreement. See "The Voting Agreements—Durwood Trust Voting Agreement" on page .
Independent Committee
The Independent Committee is a committee of our Board of Directors that was formed to review, evaluate and make recommendations to the Board of Directors, on behalf of the stockholders of AMCE (other than the Apollo Funds and the Durwood Voting Trust), with respect to certain possible transactions, including transactions involving the recapitalization of AMCE and transactions involving the sale of all or a portion of the capital stock of AMCE to a third party. The Independent Committee consists of two members of our Board of Directors who are not employed by, or otherwise affiliated with, any of AMCE, Apollo or the Durwood Voting Trust. The members of the Independent Committee are Charles S. Sosland and Paul E. Vardeman. See "Special Factors—Recommendations of the Independent Committee and of our Board of Directors; Fairness of the Merger" beginning on page .

The Independent Committee has determined that the merger agreement and the transactions contemplated by the merger agreement, are advisable, fair to, and in the best interests of, AMCE and the unaffiliated AMCE stockholders.

Our Position as to the Fairness of the Merger
Based in part upon the recommendation of the Independent Committee described below, our Board of Directors, with the Board members affiliated with Apollo choosing not to participate in the meeting at which the merger agreement was approved, has determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of AMCE and the unaffiliated AMCE stockholders. See "Special Factors—Recommendations of the Independent Committee and of our Board of Directors; Fairness of the Merger" beginning on page .
Independent Committee and Board Recommendations
The Independent Committee has recommended that (1) our Board of Directors approve and adopt the merger agreement and the transactions contemplated thereby, including the Merger and (2) the holders of AMCE common stock (other than Holdings, Marquee, the Apollo Funds, holders of the AMCE Class B stock, any persons or entities who will, upon consummation of the merger, be direct or indirect holders of interests in Holdings, Marquee or AMCE, as the surviving corporation in the merger, and affiliates of any of the foregoing) adopt the merger agreement.

On the basis of the Independent Committee's recommendation, and after considering other factors, our Board of Directors has unanimously (with Messrs. Black, Rowan and Berg, the three directors affiliated with Apollo choosing to abstain) recommended that our stockholders adopt the merger agreement. Mr. Brown, who it is anticipated will continue as chief executive officer of AMCE following completion of the merger, participated in the Board of Directors' consideration of, vote on, and recommendation of, the merger agreement and the other transactions contemplated by the merger agreement. See "Special Factors—Recommendations of the Independent Committee and of our Board of Directors; Fairness of the Merger" beginning on page .
The Position of Apollo and the Apollo Investors as to the Fairness of the Merger
Each of Apollo and the Apollo Investors believes the merger is fair to the unaffiliated AMCE stockholders. Their belief is based upon the findings of the Independent Committee and of our Board of Directors discussed in the section entitled "Special Factors—Recommendations of the Independent Committee and the Board of Directors; Fairness of the Merger" beginning on page , as well as the factors discussed in the section entitled "Special Factors—Position of Apollo and the Apollo Investors as to the Fairness of the Merger" beginning on page . However, neither Apollo nor the Apollo Investors has performed, or engaged a financial advisor to perform, any valuation or other analysis for the purposes of assessing the fairness of the merger to the unaffiliated AMCE stockholders.

The Position of the JPMP Investors as to the Fairness of the Merger
The JPMP Investors believe the merger is fair to the unaffiliated AMCE stockholders. Their belief is based upon these entities' knowledge and analysis of available information regarding AMCE, as well as discussions with members of AMCE's senior management regarding the factors considered by, and the findings of, the Independent Committee and our Board of Directors discussed in the section entitled "Special Factors—Recommendations of the Independent Committee and of our Board of Directors; Fairness of the Merger" beginning on page , as well as the factors discussed in the section entitled "Special Factors—Position of the JPMP Investors as to the Fairness of the Merger" beginning on page . However, the JPMP Investors have not performed, or engaged a financial advisor to perform, any valuation or other analysis for the purpose of assessing the fairness of the merger to the unaffiliated AMCE stockholders.
The Position of Holdings and Marquee as to the Fairness of the Merger
Holdings and Marquee believe the merger is fair to the unaffiliated AMCE stockholders. Their belief is based upon these entities' knowledge and analysis of available information regarding AMCE, as well as discussions with members of AMCE's senior management regarding the factors considered by, and the findings of, the Independent Committee and our Board of Directors discussed in the section entitled "Special Factors—Recommendations of the Independent Committee and of our Board of Directors; Fairness of the Merger" beginning on page , as well as the factors discussed in the sections entitled "Special Factors—Position of Apollo and the Apollo Investors as to the Fairness of the Merger" and "Special Factors—Position of the JPMP Investors as to the Fairness of the Merger" beginning on page . However, Holdings and Marquee have not performed, or engaged a financial advisor to perform, any valuation or other analysis for the purposes of assessing the fairness of the merger to the unaffiliated AMCE stockholders.

Opinion of Lazard Frères & Co. LLC
Pursuant to an engagement letter, dated June 9, 2004, the Independent Committee retained Lazard to act as its investment banker in connection with the merger. As part of this engagement, Lazard delivered an oral opinion to the Independent Committee, subsequently confirmed in a written opinion dated July 22, 2004, that, as of the date of Lazard's written opinion and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations upon the review undertaken as described in the written opinion, the $19.50 per share cash merger consideration was fair, from a financial point of view, to the holders of AMCE common stock (other than Holdings, Marquee, the Apollo Funds, holders of AMCE Class B stock, any persons or entities who will, upon consummation of the merger, be direct or indirect holders of interests in Holdings, Marquee or the new company formed by the merger and affiliates of any of the foregoing). The full text of the Lazard opinion is attached as Appendix B-1 hereto. You are encouraged to read the Lazard opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Lazard in connection with the opinion. Lazard's written opinion is directed to the Independent Committee and only addresses the fairness, from a financial point of view, to the holders of the AMCE common stock (other than Holdings, Marquee, the Apollo Funds, holders of AMCE class B stock, any persons or entities who will, upon consummation of the merger, be direct or indirect holders of interests in Holdings, Marquee or the new company formed by the merger and affiliates of any of the foregoing) of the $19.50 per share in cash to be paid to such holders in the merger. Lazard's written opinion does not address the merits of the underlying decision by AMCE to engage in the merger or any other aspect of the merger and does not constitute a recommendation to any shareholder as to how the shareholder should vote on any matter relating to the merger. Lazard's opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the date of the Lazard opinion. Lazard assumes no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of the opinion.

In connection with Lazard's services as the Independent Committee's investment banker, AMCE agreed to pay Lazard a fee, the majority of which is subject to and payable upon the consummation of the merger.

Opinion of Goldman, Sachs & Co.
Goldman Sachs acted as financial advisor to AMCE in connection with the transaction. Goldman Sachs delivered an oral opinion to our Board of Directors, subsequently confirmed in writing, to the effect that, as of July 22, 2004, and based upon and subject to the factors and assumptions set forth in the opinion, the $19.50 per share in cash to be received by the holders (other than Holdings, the Apollo Funds, members of AMCE management who have the option to participate in Holdings, the holders of AMCE Class B stock, and their respective affiliates) of the outstanding shares of AMCE common stock pursuant to the merger agreement was fair from a financial point of view to those holders. The full text of the written opinion of Goldman Sachs, dated July 22, 2004, which sets forth the assumptions made, procedures followed, matters considered, and limitations on the review undertaken in connection with the opinion, is attached as Appendix B-2. Goldman Sachs provided its opinion for the information and assistance of our Board of Directors in connection with its consideration of the merger. Goldman Sachs' opinion is not a recommendation as to how any holder of AMCE common stock should vote with respect to the merger.
For its services, Goldman Sachs will be entitled to receive a transaction fee subject to and payable only upon completion of the merger.
Interests of Our Directors and Executive Officers in the Merger
In considering the recommendations of the Independent Committee and our Board of Directors, you should be aware that some directors and executive officers of AMCE have interests in the merger that are in addition to, and different from, your interests as a stockholder and that may present actual or potential conflicts of interest. Both the Independent Committee and the Board of Directors considered these interests when making their respective decisions to approve the merger agreement. These interests are discussed in detail in the section entitled "Special Factors—Interests of AMCE Directors and Executive Officers in the Merger" beginning on page .

Apollo Standstill Waiver
Pursuant to the terms of a standstill agreement, dated as of April 19, 2001, by and among AMCE and certain affiliates of Apollo named as parties therein, which we refer to in this proxy statement as the "Apollo standstill agreement," Apollo has agreed, among other things, not to convert its shares of AMCE preferred stock into AMCE common stock before April 19, 2006. Immediately prior to the merger, and conditioned upon satisfaction of all of the conditions to the merger set forth in the merger agreement, AMCE will waive these restrictions. This waiver, which we refer to in this proxy statement as the "Apollo standstill waiver," has been approved in accordance with the terms of the Apollo standstill agreement, that is, by a majority of the directors elected by the holders of our common stock voting alone as a class, consisting of Messrs. Michael N. Garin and Paul E. Vardeman. See "Interests of Apollo in the Merger—Apollo Standstill Waiver" beginning on page .
Change of Control Distribution Payable to Preferred Stockholders in Connection with the Merger
In connection with the consummation of certain transactions including the merger, holders of AMCE preferred stock will be entitled to receive a one-time distribution of shares of AMCE preferred stock as provided for in the terms set forth in the certificate of designations for such stock. We refer to this distribution in this proxy statement as the "change of control distribution." Assuming the "change of control" (as defined in the AMCE preferred stock certificate of designations) resulting from the merger occurs (1) on or after October 1, 2004 and on or before December 31, 2004, the aggregate number of shares of AMCE preferred stock issuable as a result of the change of control distribution will be 33,411.757 shares, or (2) on or after January 1, 2005 and on or before January 31, 2005, the aggregate number of shares of AMCE preferred stock issuable as a result of the change of control distribution will be 27,786.736 shares. See "Interests of Apollo in the Merger—Change of Control Distribution Payable to Apollo in Connection with the Merger" beginning on page .

Interests of Apollo in the Merger
In considering the adoption of the merger agreement, you should be aware that the Apollo Funds, as holders of AMCE common and preferred stock, have various interests in certain arrangements and transactions to be entered into in connection with the merger in addition to, and different from, your interests as a stockholder which may present actual or potential conflicts of interests on the part of Apollo and the members of our Board of Directors who are affiliated with Apollo, Messrs. Black, Rowan and Berg. In particular, we draw your attention to the following arrangements with Apollo: (1) the Apollo standstill waiver, (2) the payment to the Apollo Funds, in connection with the change of control distribution, of shares of AMCE preferred stock, with a value when exchanged for the consideration to be paid in the merger, of (x) approximately $85.7 million, if the merger is completed on or after October 1, 2004 and on or before December 31, 2004, or (y) approximately $71.3 million, if the merger is completed on or after January 1, 2005 and on or before January 31, 2005, compared to the dividends that would otherwise be payable to the Apollo Funds through April 19, 2006 which, if the Company were to elect to pay in cash, would have a value of approximately $30.1 million, (3) the Apollo Investors' ownership of equity in, representation on the board of directors of, and other governance rights with respect to certain actions of, Holdings and (4) the Apollo Investors' receipt from Holdings or Marquee of a "sponsor fee" of $10 million which will be payable if, and when, the merger is consummated. The sponsor fee will be payable by Holdings or Marquee and does not affect the per share cash consideration to be received by AMCE stockholders in the merger. Both the Independent Committee and the Board of Directors considered these interests when making their respective decisions to approve the merger agreement. See "Interests of Apollo in the Merger" beginning on page .
Merger Financing
AMCE and Holdings estimate that the total amount of funds necessary to complete the merger and related transactions, including the "change of control" tender offer with respect to our outstanding 9.5% senior subordinated notes due 2011, which will take place after consummation of the merger, and to pay related fees and expenses will be approximately $1.96 billion. These funds will come from AMCE's cash on hand and cash equivalents and the proceeds of the equity and debt financing arranged by Holdings and Marquee. See "The Merger—Merger Financing" beginning on page .

Regulatory Approvals
The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to in this proxy statement as the "HSR Act," and the rules and regulations promulgated thereunder require that Holdings, or its ultimate parent entity or entities, and AMCE file notification and report forms with respect to the merger and related transactions with the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission. The parties thereafter are required to observe a waiting period before completing the merger. The appropriate parties filed the necessary forms with the Department of Justice and the Federal Trade Commission on August 26, 2004. The parties were granted early termination of the waiting period on September 3, 2004.

In addition, approvals of governmental entities pursuant to antitrust or competition laws of certain non-U.S. jurisdictions are also required to consummate the merger. See "Regulatory Matters" on page .
Material U.S. Federal Income Tax Consequences
The merger will be treated as a taxable transaction to holders of AMCE stock for U.S. federal income tax purposes. Holders should consult their tax advisors as to the tax consequences of the merger to them in light of their particular circumstances. See "Material U.S. Federal Income Tax Consequences" beginning on page .
Appraisal Rights
Holders of shares of AMCE stock are entitled to appraisal rights under Delaware law if they follow the requirements specified in Section 262 of the Delaware General Corporation Law, which we refer to as the "DGCL" in this proxy statement. We attach a copy of Section 262 of the DGCL as Appendix E to this proxy statement. The obligations of each of Holdings and Marquee to complete the merger are conditioned upon the aggregate number of shares of AMCE common stock, the holders of which have demanded and perfected their demands for appraisal of their shares in accordance with the provisions of Section 262 of the DGCL, not exceeding 10% of the sum of (1) the total number of shares of AMCE common stock outstanding as of the record date, plus (2) the total number of shares of AMCE common stock issuable upon conversion of AMCE Series A convertible preferred stock outstanding as of the record date, plus (3) the total number of shares of AMCE common stock issuable upon conversion of the shares of AMCE Series A convertible preferred stock issuable as the change of control distribution plus (4) the total number of shares of AMCE Class B stock outstanding as of the record date. See "Appraisal Rights" on page .

Limitations on Solicitation of Other Offers
We have agreed not to (1) solicit, initiate, knowingly encourage or take any other action designed to facilitate, (2) participate in any discussions or negotiations concerning, (3) provide any non-public information concerning the Company with respect to or (4) enter into any agreement or agreement in principle with respect to, any acquisition proposal by a third party or certain types of alternative transactions, in each case while the merger is pending, except as permitted under the merger agreement. In addition, neither the Independent Committee nor our Board of Directors may (1) withdraw, qualify or modify, in a manner adverse to Holdings, its recommendation that the AMCE stockholders adopt the merger agreement, (2) approve or recommend, or propose publicly to approve or recommend, certain types of alternative transactions or (3) enter into (or cause AMCE to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement related to certain types of alternative transactions or requiring AMCE to abandon the merger or any other transaction contemplated by the merger agreement, except in each case as permitted under the merger agreement. See "The Merger Agreement—Covenants of AMCE" beginning on page .
Conditions
The obligations of either one or both of AMCE and Holdings to consummate the merger are subject to the prior satisfaction, or waiver to the extent permitted by law, of various conditions specified in the merger agreement, including conditions relating to, among other things, (1) the adoption of the merger agreement by the AMCE stockholders, (2) the absence of any law or governmental order prohibiting or enjoining the merger, (3) the expiration of any waiting periods under the HSR Act or the antitrust and competition laws of certain non-U.S. jurisdictions, (4) the accuracy of the parties' respective representations and warranties, (5) the performance of the parties' respective obligations under the merger agreement in all material respects, (6) Holdings' and Marquee's receipt of the debt financing necessary for the merger on certain specified terms, (7) the number of shares with respect to which AMCE stockholders have exercised rights of appraisal not exceeding an agreed upon maximum level, (8) the receipt of a solvency opinion with respect to Holdings and AMCE after giving effect to the merger, and (9) the Apollo consent being in full force and effect.
See "The Merger Agreement—Conditions to the Completion of the Merger" beginning on page .
Termination	AMCE and Holdings may agree by mutual written consent to terminate the merger agreement at any time before the effective time of the merger.

In addition, upon the occurrence of various events specified in the merger agreement, including, among other things, (1) the failure to consummate the merger by January 31, 2005, (2) the failure of the AMCE stockholders to adopt the merger agreement, (3) the determination by either the Independent Committee or our Board of Directors to withdraw its recommendation of the merger agreement or recommend a superior proposal, (4) the decision by AMCE to enter into an agreement related to a superior proposal, (5) either party's breach of its obligations under the merger agreement such that certain conditions to closing cannot be satisfied and such breach either cannot be cured prior to January 31, 2005 or is not cured within fifteen days following written notice of the non-breaching party's intention to terminate on such basis or (6) the existence of a law or governmental order prohibiting the merger, AMCE or Holdings may terminate the merger agreement.
See "The Merger Agreement—Termination" beginning on page .
Expense Reimbursement Pursuant to the Merger Agreement
In specified circumstances, if the merger agreement is terminated before the effective time of the merger, we must pay (1) a fee equal to $10 million to Holdings to reimburse Holdings for its expenses incurred in connection with its entering into and performance under the merger agreement and (2) at the direction of Holdings, an additional amount of up to $11.25 million to the lenders who are providing debt financing to Holdings and Marquee, which includes up to $6.25 million in commitment fees payable to the lenders in connection with the financing and up to $5.0 million to cover the out-of-pocket expenses of the lenders incurred in connection with the debt financing. Apollo and J.P. Morgan Partners have agreed that no portion of the expense reimbursement fee will be paid to Apollo. Both the expense reimbursement fee payable to Holdings and the fees and expenses payable to the lenders are in addition to the interest payments for which AMCE will be responsible related to the Marquee and Holdings notes, as described under "Summary Term Sheet—Interest Payments Pursuant to Letter of Credit" immediately below. See "The Merger Agreement—Expense Reimbursement Pursuant to the Merger Agreement" beginning on page and "Merger Financing" beginning on page .

Interest Payments Pursuant to Letters of Credit
A significant portion of the financing necessary for Holdings to fund the consideration payable in the merger and other transaction-related expenses has already been obtained. On August 18, 2004, Holdings completed an offering of $169.9 million aggregate gross proceeds ($304.0 million in aggregate principal amount at maturity) of 12% senior discount notes due 2014 and Marquee completed an offering of $250 million aggregate principal amount of 8 5/8% senior unsecured fixed rate notes due 2012 and $205 million aggregate principal amount of senior unsecured floating rate notes due 2010. The proceeds of such offerings are being held in escrow pending satisfaction of other conditions to, and consummation of, the merger. However, interest is accruing on the notes issued by Marquee and accreting on the notes issued by Holdings. In the event that the closing of the merger does not occur, Holdings and Marquee, respectively, must redeem those notes at a price equal to 100% of the new Marquee notes' offering price plus all accrued but unpaid interest up to the redemption date and 100% of the accreted value of the new Holdings notes' offering price to, but excluding, the redemption date. AMCE has agreed to pay the difference between the interest earned on the proceeds from such offerings while held in escrow and the total interest accrued on the new notes between August 18, 2004, and the redemption. AMCE has provided three letters of credit, one for each series of notes, sufficient to pay such amounts, which AMCE believes will not exceed $25.2 million in the aggregate. See "The Merger—Merger Financing" beginning on page and "The Merger Agreement—Covenants of All Parties—Financing" beginning on page .

Certain Questions and Answers About the Merger

        The following questions and answers are for your convenience only, and briefly address some commonly asked questions about the merger. You should still carefully read this entire proxy statement, including the attached appendices.

Q:
Why am I receiving these materials?

A:
Our Board of Directors is providing these proxy materials to give you information for use in determining how to vote in connection with the special meeting of our stockholders.

Q:
When and where is the special meeting?

A:
The special meeting of our stockholders will be held at            :00 a.m. local time on            , 2004, at            .

Q:
What am I being asked to vote upon?

A:
You are being asked to consider and vote upon a proposal to adopt the merger agreement, pursuant to which Marquee will merge with and into AMCE, with AMCE as the surviving corporation in the merger.

Q:
Who can vote on the merger agreement?

A:
All holders of AMCE common stock and Class B stock, and those holders of AMCE preferred stock that are not affiliated with Apollo, in each case, at the close of business on             , 2004, the record date for the special meeting, may vote in person or by proxy on the adoption of the merger agreement at the special meeting.

Q:
What vote is required to adopt the merger agreement?

A:
The merger agreement must be adopted by the affirmative vote of a majority of the votes entitled to be cast by the following stockholders (in each case as of the record date), voting together as a single class: (1) holders of the outstanding shares of AMCE common stock, (2) holders of the outstanding shares of AMCE Class B stock and (3) holders of outstanding shares of AMCE preferred stock who are not affiliated with Apollo. The Durwood Voting Trust which, as of            , 2004, owned 3,051,597 shares of AMCE class B stock, representing approximately 45.5% of the outstanding votes entitled to be cast, has entered into a voting agreement pursuant to which, on the terms and subject to the conditions contained therein, it has agreed, among other things, to vote all of its shares in favor of adoption of the merger agreement. See "The Voting Agreements—Durwood Trust Voting Agreement" on page     . In addition, the Apollo Funds, which, as of            , 2004, owned an aggregate of 166,258 shares of AMCE common stock, representing approximately 0.2% of the outstanding votes entitled to be cast, and Apollo Management have entered into a consent and voting agreement pursuant to which, on the terms and subject to the conditions contained therein, they have agreed, among other things, to vote all of their shares in favor of adoption of the merger agreement. See "The Voting Agreements—Apollo Consent and Voting Agreement" on page     . Assuming compliance by the Durwood Voting Trust and the Apollo Funds with the terms of their respective voting agreements, an additional             votes, representing approximately 4.4% of the total votes entitled to be cast at the meeting, must be voted in favor of adoption of the merger agreement by the other holders of AMCE common stock and AMCE preferred stock in order to complete the merger. Of this amount, we note that those directors and executive officers who owned AMCE common stock, as of            , 2004, representing in the aggregate approximately 1% of the outstanding votes entitled to be cast, have indicated that, although they are not obligated to do so, they intend to vote their shares of AMCE common stock in favor of adoption of the merger agreement but make no recommendation as to how any holder of AMCE stock should vote on the merger.

Q:
What will happen in the merger?

A:
In the merger, Marquee will be merged with and into AMCE, with AMCE surviving the merger. Upon completion of the merger, (1) each issued and outstanding share of AMCE common stock and AMCE Class B stock will be converted into the right to receive $19.50 in cash and (2) each issued and outstanding share of AMCE preferred stock will be converted into the right to receive $2,727.27 in cash. As a result, following the merger, AMCE will be wholly-owned by Holdings. See "Special Factors—Certain Effects of the Merger" beginning on page     .

  Following completion of the merger, AMCE, as the surviving corporation, will no longer have common stock quoted on the American Stock Exchange. Our existing stockholders, other than the Apollo Investors and certain members of AMCE management (through their interest in Holdings stock), will no longer have an equity interest in AMCE and will not participate in any potential future earnings and growth of AMCE.

Q:
What will I receive in the merger?

A:
Upon completion of the merger, you will receive (1) $19.50 in cash for each issued and outstanding share of AMCE common stock and AMCE Class B stock you own and (2) $2,727.27 in cash for each issued and outstanding share of AMCE preferred stock you own. See "Special Factors—Certain Effects of the Merger" beginning on page    .

Q:
What are the reasons for the merger?

A:
In approving the merger agreement and related agreements, and recommending that AMCE's stockholders vote for the adoption of the merger agreement, the Board of Directors of AMCE considered a number of factors, including, among other factors, the Independent Committee's recommendation of the merger and the fairness opinion delivered to the Board of Directors by Goldman Sachs. For a discussion of the factors considered by our Board of Directors and the Independent Committee see "Special Factors—Reasons for the Board's Recommendation; Factors Considered" beginning on page    and "Special Factors—Reasons for the Independent Committee's Recommendation; Factors Considered" beginning on page    .

Q:
What was the role of the Independent Committee?

A:
The Independent Committee of our Board of Directors, consisting of Messrs. Charles S. Sosland and Paul E. Vardeman, two members of our Board of Directors who are not employed by, or otherwise affiliated with, any of AMCE, Apollo or the Durwood Voting Trust, was formed to review, evaluate and make recommendations to the Board of Directors with respect to the transaction on behalf of the stockholders of AMCE (other than the Apollo Funds and the Durwood Voting Trust).

Q:
What is the recommendation of the Independent Committee?

A:
Based on a number of factors, including the fairness opinion received from Lazard Frères & Co. LLC, referred to as "Lazard" in this proxy statement, which acted as investment banker to the Independent Committee, and the other factors set forth in the section entitled "Special Factors—Recommendations of the Independent Committee and of our Board of Directors; Fairness of the Merger," the Independent Committee unanimously concluded that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are substantively and procedurally fair to and in the best interests of the unaffiliated AMCE stockholders and recommended that (1) our Board of Directors approve and adopt the merger agreement and the transactions contemplated thereby, including the merger, and (2) that the holders of AMCE common stock (other than Holdings, Marquee, the Apollo Funds, holders of the AMCE Class B stock, any persons or entities who will, upon consummation of the merger, be direct or indirect holders of interests in Holdings, Marquee or AMCE, as the surviving corporation in the merger, and affiliates of any of the foregoing) adopt the merger agreement. See the section entitled "Special Factor—Recommendations of the Independent Committee and of our Board of Directors; Fairness of the Merger" beginning on page     .

Q:
What is the recommendation of our Board of Directors?

A:
Our Board of Directors unanimously (with the three directors affiliated with Apollo choosing to abstain) recommends that you vote "FOR" adoption of the merger agreement. In the opinion of our Board of Directors, based on a number of factors, including the opinion as to fairness received from Goldman, Sachs & Co., referred to as "Goldman Sachs" in this proxy statement, which acted as financial advisor to AMCE, and the other factors set forth in the section entitled "Special Factors—Recommendations of the Independent Committee and of our Board of Directors; Fairness of the Merger," the merger agreement and the transactions contemplated by the merger agreement, including the merger, are substantively and procedurally fair to and in the best interests of AMCE and the unaffiliated AMCE stockholders. Peter C. Brown, our chairman and CEO, who it is anticipated will acquire an equity interest in Holdings and continue as an executive officer of AMCE following completion of the merger, participated in the Board of Directors' vote and recommendation. The Board members affiliated with Apollo chose to abstain and not to participate in the meeting at which the merger agreement was approved. See the section entitled "Special Factors—Recommendations of the Independent Committee and of our Board of Directors; Fairness of the Merger" beginning on page     .

Q:
What are the consequences of the merger to present members of management and our Board of Directors?

A:
Following the merger, it is expected that most of the members of our current management will continue as management of the surviving corporation. Like all our other stockholders, members of management and our Board of Directors will be entitled to receive $19.50 per share in cash for each of their shares of AMCE common stock. However, Mr. Brown and certain other members of our senior management will acquire, or be given the opportunity to acquire, Holdings stock in connection with the merger. In addition, certain members of our Board of Directors affiliated with Apollo, Messrs. Black, Berg and Rowan, have interests in the merger different from the interests of our unaffiliated shareholders generally. See "Interests of Certain Persons in the Merger" beginning on page    .

  All options (whether or not vested) to acquire AMCE common stock held by members of management, all other employees and our Board of Directors will be cancelled at the effective time of the merger and holders of such options will be entitled to receive a cash payment equal to the amount by which $19.50 exceeds the exercise price of the option, multiplied by the number of shares of AMCE common stock underlying the options (less any required tax withholding). Each AMCE deferred stock unit (whether or not vested) held by members of management, all other employees and our Board of Directors will be cancelled at the effective time of the merger and holders of such deferred stock units will be entitled to receive a payment of $19.50 per deferred stock unit (less any required tax withholding).

  For more information, see the section entitled "Interests of Certain Persons in the Merger" beginning on page    .

Q:
Is the merger subject to the satisfaction of any conditions?

A:
Yes. Before completion of the transactions contemplated by the merger agreement, a number of closing conditions must be satisfied or waived. These conditions include, among others, obtaining stockholder approval; obtaining approvals under antitrust and competition laws of the U.S. and certain foreign jurisdictions; the absence of any law or governmental order prohibiting or enjoining the merger; the number of shares with respect to which AMCE stockholders have exercised rights of appraisal not exceeding an agreed upon maximum level and the receipt by Holdings and Marquee of financing proceeds sufficient to pay the merger consideration and related expenses. If these conditions are not satisfied or waived, the merger will not be completed even if our stockholders vote to adopt the merger agreement. See the section entitled "The Merger Agreement—Conditions to Completion of the Merger" beginning on page    .

Q:
When do you expect the merger to be completed?

A:
The parties to the merger agreement are working to complete the merger as soon as practicable. If the merger agreement is adopted and the other conditions to the merger are satisfied or waived, the merger is expected to be completed promptly after the special meeting. Because the merger is subject to certain conditions, the exact timing of the merger cannot be determined.

Q:
What are the U.S. federal income tax consequences of the merger to holders of AMCE stock?

A:
The merger will be treated as a taxable transaction to holders of AMCE stock for U.S. federal income tax purposes. A holder of AMCE stock will, subject to certain exceptions, generally recognize gain or loss, for U.S. federal income tax purposes, in an amount equal to the difference between the amount of cash received by such holder in the merger and such holder's tax basis in the AMCE stock surrendered in the merger. Holders should consult their tax advisors as to the tax consequences of the merger to them in light of their particular circumstances. See the section entitled "Material U.S. Federal Income Tax Consequences" beginning on page    .

Q:
How do I vote my AMCE stock?

A:
Before you vote, you should read this proxy statement in its entirety, including its appendices, and carefully consider how the merger affects you. Then, mail your completed, dated and signed proxy card in the enclosed return envelope promptly so that your shares can be voted at the special meeting. You may also vote via the internet as indicated on the proxy card instructions. For more information on how to vote your shares, see the section entitled "The Special Meeting—Record Date and Voting Information" beginning on page    .

Q:
What happens if I do not return a proxy card or vote my shares in person at the meeting?

A:
The failure to return your proxy card or vote your shares in person at the meeting will have the same effect as voting against adoption of the merger agreement.

Q:
May I vote in person?

A:
Yes. You may attend the special meeting and vote your shares in person whether or not you sign and return your proxy card. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you must obtain a proxy from the record holder.

Q:
May I change my vote after I have mailed my signed proxy card?

A:
Yes. You may revoke and change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways:

•
First, you can send a written notice stating that you would like to revoke your proxy;

•
Second, you can complete and submit a later-dated proxy in writing, or submit a later-dated proxy via the internet; or

•
Third, if you are a holder of record, you can attend the special meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person; your attendance alone, however, will not revoke any proxy that you have previously given.

  If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedures provided by your broker. Failure to instruct your broker to vote your shares will have the same effect as voting against adoption of the merger agreement.

Q:
What does it mean if I receive more than one set of materials?

A.
This means you own shares of AMCE stock that are registered under different names. For example, you may own some shares directly as a stockholder of record and other shares through a broker; or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope; if you vote by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q:
If the merger is completed, how will I receive the cash for my shares?

A.
If the merger is completed, you will be contacted by            , which will serve as the exchange agent and will provide instructions that will explain how to surrender stock certificates. You will receive cash for your shares from the exchange agent after you comply with these instructions. If your shares of common stock are held in "street name" by your broker, you will receive instructions from your broker as to how to effect the surrender of your "street name" shares and receive cash for those shares.

Q:
Should I send in my stock certificates now?

A:
No. After the merger is completed, you will receive written instructions for exchanging (1) each issued and outstanding share of AMCE common stock and AMCE Class B stock into $19.50 in cash and (2) each issued and outstanding share of AMCE preferred stock into $2,727.27 in cash. See the section entitled "The Merger—Payment of Merger Consideration and Surrender of Stock Certificates" beginning on page    .

Q:
What rights do I have to seek appraisal of my shares?

A:
Holders of shares of AMCE stock are entitled to appraisal rights under Delaware law if they follow the requirements specified in Section 262 of the Delaware General Corporation Law, which we refer to as the "DGCL" in this proxy statement. A copy of Section 262 of the DGCL is attached as Appendix E to this proxy statement.

Q:
Who can help answer my questions?

A:
If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger agreement or the merger, including the procedures for voting your shares, you should contact:

  Kevin M. Connor, General Counsel & Secretary, AMC Entertainment Inc., at (816) 221-4000.

Participants

        Set forth below is information regarding the individuals and entities that may be deemed "participants" in the solicitation of proxies from AMCE stockholders in connection with the special meeting pursuant to the rules promulgated under the Securities Exchange Act of 1934, as amended, which we refer to in this proxy statement as the "Exchange Act."

AMC Entertainment Inc.
920 Main Street
Kansas City, MO 64105
Telephone: (816) 221-4000

        AMCE is a leader in the theatrical exhibition industry. As of July 1, 2004, through its circuit of AMC Theatres, AMCE operates 232 theatres with 3,554 screens in the United States, Canada, France, Hong Kong, Japan, Portugal, Spain and the United Kingdom. Shares of AMCE common stock trade on the American Stock Exchange under the symbol "AEN".

        In addition to AMCE, the executive officers and directors of AMCE may also be deemed to be participants in the solicitation of proxies from the AMCE stockholders in connection with the special meeting.

        AMCE and, to its knowledge, each of its directors and executive officers, has not during the past five years been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), nor has it been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining AMCE or any such director or executive officer from future violations of, or prohibiting the activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

        Additional information about AMCE's business and its directors and executive officers is set forth in AMCE's Annual Report on Form 10-K, and Amendment No. 1 thereto on Form 10-K/A, in each case for the fiscal year ended April 1, 2004, and its Quarterly Report on Form 10-Q for the quarter ended July 1, 2004, each of which are incorporated in this proxy statement by reference. See "Where Stockholders Can Find More Information" on page     .

Apollo Capital Management IV, Inc.
Apollo Advisors IV, L.P.
Apollo Investment Fund IV, L.P.
Apollo Overseas Partners IV, L.P.
AIF IV Management, Inc.
Apollo Management IV, L.P.
Apollo Capital Management V, Inc.
Apollo Advisors V, L.P.
Apollo Investment Fund V, L.P.
Apollo Overseas Partners V, L.P.
Apollo Netherlands Partners V(A), L.P.
Apollo Netherlands Partners V(B), L.P.
Apollo German Partners V GMBH & CO KG
AP Entertainment, LLC
AIF V Management, Inc.
Apollo Management V, L.P.

9 West 57th Street
43rd Floor
New York, New York 10019

Attention: Michael D. Weiner
Telephone: (212) 515-3200

        Apollo is engaged in the business of investing in securities and is continuously engaged in the process of identifying, receiving and reviewing potential investment opportunities. Apollo Capital Management IV, Inc. is a Delaware corporation and is the general partner of Apollo Advisors IV, L.P., a Delaware limited partnership which is the general partner of each of Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P. AIF IV Management, Inc. is the general partner of Apollo Management IV, L.P. Apollo Capital Management V, Inc. is a Delaware corporation and is the general partner of Apollo Advisors V, L.P., a Delaware limited partnership which is the general partner of each of the Apollo Investors. Apollo Investment Fund V, L.P., Apollo Overseas Partners V, L.P., Apollo Netherlands Partners V(A), L.P., Apollo Netherlands Partners V(B), L.P., and Apollo German Partners V GMBH & CO KG are the Apollo Investors. Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., Apollo Investment Fund V, L.P., Apollo Overseas Partners V, L.P. and AP Entertainment, LLC are the Apollo Funds. AIF V Management, Inc. is the general partner of Apollo Management V, L.P. Leon D. Black and John J. Hannan are the directors and principal executive officers of each of Apollo Management IV, L.P., AIF IV Management, Inc., Apollo Management V, L.P., AIF V Management, Inc.

        The business address for each of Apollo Management IV L.P., Apollo Management V, L.P., Leon D. Black and John J. Hannan is 9 West 57th Street, 43rd Floor, New York, New York 10019, and their phone number is (212) 515-3200.

J.P. Morgan Partners (BHCA), L.P.
J.P. Morgan Partners Global Investors, L.P.
J.P. Morgan Partners Global Investors (Cayman), L.P.
J.P. Morgan Partners Global Investors A, L.P.
J.P. Morgan Partners Global Investors (Cayman) II, L.P.

1221 Avenue of the Americas
39th Floor
New York, New York 10020
Attention:  Michael R. Hannon
                   Stephen P. Murray
Telephone: (212) 899-3400

        Information with respect to the JPMP Investors, which are the five entities listed above, as well as each of their controlling persons, directors and executive officers is set forth below.

        The JPMP Investors are engaged in the venture capital, private equity and leveraged buyout business and are continuously engaged in the process of identifying, reviewing and receiving potential investment opportunities. The general partner of J.P. Morgan Partners (BHCA), L.P. is JPMP Master Fund Manager, L.P., which is also engaged in the venture capital, private equity and leveraged buyout business as the general partner of various investment vehicles. The general partner of each of J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., J.P. Morgan Partners Global Investors A, L.P. and J.P. Morgan Partners Global Investors (Cayman) II, L.P. is JPMP Global Investors, L.P., which is engaged in the venture capital, private equity and leveraged buyout business as general partner of each of these funds. The general partner of each of JPMP Master Fund Manager, L.P. and JPMP Global Investors, L.P. is JPMP Capital Corp., which is also engaged in the venture capital, private equity and leveraged buyout business as the general partner of various investment vehicles. JPMP Capital Corp. is a wholly owned subsidiary of JPMorgan Chase & Co., which is engaged (through subsidiaries) in the commercial and investment banking business with its principal office located at 270 Park Avenue, New York, NY 10017.

        Set forth below are the names, principal occupations and employments of each executive officer and director of JPMP Capital Corp. Except as otherwise indicated, the business address of each such individual is c/o JPMP Capital Corp., 1221 Avenue of the Americas, 39th Floor, New York, New York, 10020.

Executive Officers
William B. Harrison	Chief Executive Officer
Jeffrey C. Walker	President
Arnold L. Chavkin	Executive Vice President
Dr. Dana Beth Ardi	Managing Director
Christopher C. Behrens	Managing Director
Julie Casella-Esposito	Managing Director
Rodney A. Ferguson	Managing Director
Cornell Buck French	Managing Director
David J. Gilbert	Managing Director
Michael R. Hannon	Managing Director
Jonathan R. Lynch	Managing Director
Stephen P. Murray	Managing Director
Timothy Purcell	Managing Director
John Reardon	Managing Director
Faith Rosenfeld	Managing Director
Shahan D. Soghikian	Managing Director
William Stuek	Managing Director
Patrick J. Sullivan	Managing Director
Timothy J. Walsh	Managing Director
Richard D. Waters, Jr.	Managing Director
Damion E. Wicker, M.D.	Managing Director
Directors
William B. Harrison*
Jeffrey C. Walker

*
Principal occupation is officer of JPMorgan Chase & Co. Business address is c/o JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017.

Marquee Holdings Inc.
Marquee Inc.

c/o J.P. Morgan Partners (BHCA), L.P.
1221 Avenue of the Americas
39th Floor
New York, New York 10020
Attention:  Michael R. Hannon
                   Stephen P. Murray
Telephone: (212) 899-3400

        Marquee, a newly formed Delaware corporation, was formed by Holdings solely for the purpose of completing the merger. Marquee is wholly owned by Holdings and has not engaged in any business except in anticipation of the merger.

        Holdings, a newly formed Delaware corporation, was formed by J.P. Morgan Partners (BHCA), L.P. and Apollo Investment Fund V, L.P. solely for the purpose of acquiring us. Holdings has not engaged in any business except in connection with the merger.

        Set forth below are the names of each executive officer and director of Marquee and Holdings.

Marquee Executive Officers
Mathew Lori	President
Aaron Stone	Vice President, Assistant Secretary, and Assistant Treasurer
Stephan Oppenheimer	Vice President, Secretary, and Assistant Treasurer
Stan Parker	Vice President, Treasurer, and Assistant Secretary
Marquee Directors
Michael R. Hannon
Marc Rowan
Holdings Executive Officers
Mathew Lori	President
Aaron Stone	Vice President, Assistant Secretary, and Assistant Treasurer
Stephan Oppenheimer	Vice President, Secretary, and Assistant Treasurer
Stan Parker	Vice President, Treasurer, and Assistant Secretary
Holdings Directors
Michael R. Hannon
Marc Rowan

Cautionary Statement Concerning Forward-Looking Information

        This proxy statement includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this proxy statement regarding the prospects of our industry and our prospects, plans, financial position and business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "foresee," "believe" or "continue" or the negative of these terms or variations of them or similar terminology. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward- looking statement. In addition to other factors discussed elsewhere in this proxy statement, important factors that could cause actual results to differ materially from our expectations include, among others: (i) our ability to enter into various financing programs; (ii) the cost and availability of films and the performance of films licensed by us; (iii) competition; (iv) construction delays; (v) the ability to open or close theatres and screens as currently planned; (vi) the ability to sub-lease vacant retail space; (vii) domestic and international political, social and economic conditions; (viii) demographic changes; (ix) increases in the demand for real estate; (x) changes in real estate, zoning and tax laws; (xi) unforeseen changes in operating requirements; (xii) our ability to identify suitable acquisition candidates and successfully integrate acquisitions into our operations; (xiii) results of significant litigation and (xiv) our ability to obtain regulatory approvals and to consummate the proposed merger. Readers are urged to consider these factors carefully in evaluating forward-looking statements.

        The safe harbor from liability for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, do not apply to forward-looking statements made in connection with a going-private transaction, including statements made in a proxy statement or documents incorporated by reference therein.

        All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included herein are made only as of the date of this proxy statement, and we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Notwithstanding the foregoing, in the event of any material change in any of the information previously disclosed, we will, where relevant and if required by applicable law, (i) update such information through a supplement to this proxy statement and (ii) amend the Transaction Statement on Schedule 13E-3 filed in connection with the merger, in each case, to the extent necessary.

        All information contained in this proxy statement concerning Apollo, the Apollo Investors, the JPMP Investors, J.P. Morgan Partners, Holdings, Marquee and their affiliates and designees has been supplied by the respective parties and has not been independently verified by AMCE.

The Special Meeting

General

        The enclosed proxy is solicited on behalf of our Board of Directors for use at a special meeting of our stockholders to be held on                        , 2004, at            a.m. local time, or at any adjournments or postponements of the special meeting, for the purposes set forth in this proxy statement and in the accompanying notice of special meeting. The special meeting will be held at                        . AMCE intends to mail this proxy statement and the accompanying proxy card on or about                        , 2004 to all stockholders entitled to vote at the special meeting.

        At the special meeting, our stockholders are being asked to consider and vote upon a proposal to adopt the merger agreement.

        AMCE does not expect a vote to be taken on any other matters at the special meeting. If any other matters are properly presented at the special meeting for consideration, however, the holders of the proxies, if properly authorized, will have discretion to vote on these matters in accordance with their best judgment.

Record Date and Voting Information

        Only holders of AMCE common stock and Class B stock outstanding on the record date, and holders not affiliated with Apollo of preferred stock outstanding on the record date, are entitled to notice of and to vote at the special meeting. At the close of business on                        , 2004, 34,019,497 shares of AMCE common stock, 3,051,597 shares of AMCE class B stock, and 305,548 shares of AMCE preferred stock were outstanding and 20,046 were held by entities not affiliated with Apollo and therefore are entitled to vote. A list of our stockholders will be available for review at AMCE's executive offices during regular business hours for a period of ten days before the special meeting beginning on                        , 2004 and at the special meeting.

        Each holder of record will have one vote for each share of AMCE common stock owned at the close of business on the record date and ten votes for each share of AMCE class B stock owned at the close of business on the record date. For each share of AMCE preferred stock outstanding on the record date and held of record by an AMCE stockholder not affiliated with Apollo, such stockholder shall have 139.860 votes, which is equal to the number of votes to which such stockholder would be entitled if such share of AMCE preferred stock were to be converted into shares of AMCE common stock in accordance with its terms and immediately prior to the record date. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of AMCE common stock, Class B stock and preferred stock entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business at the special meeting.

        Properly executed and dated proxies which are received by AMCE prior to the special meeting will be voted in accordance with the instructions thereon. If a proxy is received with no instructions given with respect to the matters to be acted upon, the shares represented by the proxy will be voted in favor of the merger agreement. A proxy may be revoked at any time by written notice to such effect received by the Secretary of AMCE before the proxy is voted at the special meeting, by delivery to AMCE of a subsequently dated proxy or by a vote cast in person at the special meeting by written ballot.

        Adoption of the merger agreement requires the affirmative vote of a majority of the votes entitled to be cast at the meeting, that is, the majority of votes entitled to be cast by the following stockholders (in each case as of the record date), voting together as a single class: (1) holders of the outstanding shares of AMCE common stock, (2) holders of the outstanding shares of AMCE Class B stock and (3) holders of outstanding shares of AMCE preferred stock who are not affiliated with Apollo. The merger is not conditioned upon approval by a separate vote of a majority of the unaffiliated security holders of AMCE (as such term is defined in Rule 13e-3 under the Exchange Act).

        The Durwood Voting Trust which, as of                        , 2004, owned 3,051,597 shares of AMCE Class B stock, representing approximately 45.5% of the outstanding votes entitled to be cast, has entered into a voting agreement pursuant to which, on the terms and conditions contained in the voting agreement, it has agreed, among other things, to vote all of its shares in favor of adoption of the merger agreement. See "The Voting Agreements—Durwood Trust Voting Agreement" on page       . In addition, the Apollo Funds, which, as of                        , 2004, owned 166,258 shares of AMCE common stock, representing less than 0.2% of the outstanding votes entitled to be cast, and Apollo Management have entered into a consent and voting agreement pursuant to which, on the terms and subject to the conditions contained in the voting agreement, it has agreed, among other things, to vote all of its shares in favor of adoption of the merger agreement. See "The Voting Agreements—Apollo Consent and Voting Agreement" on page       . Assuming compliance by the Durwood Voting Trust and the Apollo Funds with the terms of their respective voting agreements, an additional      votes, representing approximately 4.4% of the total votes entitled to be cast at the meeting, must be voted in favor of adoption of the merger agreement by the other holders of AMCE common stock and AMCE preferred stock in order to complete the merger. In order to obtain the required additional votes (1) assuming all shares of AMCE preferred stock entitled to be voted on the merger are voted in favor of the merger, an additional     shares of AMCE common stock must be voted in favor of the merger; and (2) assuming no such shares of AMCE preferred stock are voted in favor of the merger, an additional     shares of AMCE common stock must be voted in favor of the merger. Of this amount, we note that those directors and executive officers who owned AMCE common stock, as of                        , 2004, representing in the aggregate approximately 1% of the outstanding votes entitled to be cast, have indicated that, although they are not obligated to do so, they intend to vote their shares of AMCE common stock in favor of adoption of the merger agreement.

        After carefully reading and considering the information contained in this proxy statement, each holder of AMCE stock should complete, date and sign its proxy card and mail the proxy card in the enclosed return envelope as soon as possible so that those shares of AMCE stock can be voted at the special meeting, even if holders plan to attend the special meeting in person. You can also submit your proxy over the internet by visiting the Web site designated on your proxy card. You must have your control number and proxy card available if you intend to vote using the internet; please follow the on-screen instructions and the instructions on your proxy card.

        Proxies received at any time before the special meeting and not revoked or superseded before being voted will be voted at the special meeting. If the proxy indicates a specification, it will be voted in accordance with the specification. If no specification is indicated, the proxy will be voted "FOR" approval of the merger agreement and in the discretion of the persons named in the proxy with respect to any other business that may properly come before the meeting or any adjournment of the meeting. You may also vote in person by ballot at the special meeting.

        Please do not send in stock certificates at this time. If the merger is completed, you will be sent instructions regarding the procedures for exchanging existing AMCE stock certificates for the appropriate per share cash payment.

Proxies; Revocation

        Any person giving a proxy pursuant to this solicitation has the power to revoke and change it at any time before it is voted. It may be revoked and changed by filing a written notice of revocation with the Secretary of AMCE at AMCE's executive offices located at 920 Main Street, Kansas City, Missouri, 64105, by submitting in writing, or over the Internet a proxy bearing a later date, or by attending the special meeting and voting in person. Attendance at the special meeting will not, by itself, revoke a proxy. If you have instructed a broker to vote your shares, you may revoke and change your proxy by following the directions received from your broker to change those instructions.

Expenses of Proxy Solicitation

        AMCE will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders.

        Copies of solicitation materials will also be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of AMCE common stock, Class B stock or preferred stock beneficially owned by others to forward to these beneficial owners. AMCE may reimburse persons representing beneficial owners of AMCE common stock, Class B stock or preferred stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers or other regular employees of AMCE. No additional compensation will be paid to directors, officers or other regular employees for their services.

Adjournments

        AMCE's restated bylaws provide that if an annual or special meeting of stockholders is adjourned, notice need not be given of any adjourned meeting if the time, date and place are announced at the meeting at which the adjournment occurs, so long as the adjourned meeting is no more than 30 days after the initial meeting date and no new record date is fixed for the adjourned meeting.

Other Matters

        AMCE's Board of Directors is not aware of any business to be brought before the special meeting other than that described in this proxy statement.

Special Factors

Certain Effects of the Merger

Conversion of Outstanding AMCE Stock, Stock Options and Deferred Stock Units

        Upon completion of the merger, each holder of shares of AMCE common stock or AMCE Class B stock will be entitled to receive $19.50 in cash for each such share held and each holder of shares of AMCE preferred stock will be entitled to receive $2,727.27 in cash for each such share held. Any shares owned by Holdings or Marquee will be cancelled. However, the parties to the merger agreement have agreed that until ten (10) business days prior to the special meeting, the Apollo Funds may, provided that certain specific conditions are satisfied, request that the merger agreement and the other documents delivered in connection therewith be amended, and the parties thereto will agree to such amendments, to provide for the Apollo Funds and the Apollo Investors to contribute all or a portion of the AMCE stock owned by them immediately prior to the merger to Holdings in exchange for equity securities of Holdings in lieu of the right to receive cash for such shares in the merger. Such amendments would provide that any shares owned by Holdings would not be affected by the merger and would remain outstanding following the merger. Apollo has advised the Company that the Apollo Funds and the Apollo Investors do not intend to request that the merger agreement be so amended after the date of the mailing of this proxy statement.

        Upon completion of the merger, each option to purchase shares of AMCE common stock which is outstanding prior to the effective time of the merger, whether or not then exercisable, will be cancelled, and each option holder will be entitled to receive a cash payment equal to the amount by which $19.50 exceeds the exercise price of the option, multiplied by the number of shares of AMCE common stock underlying the option, less any income tax or employment tax withholding required under the Code. Each AMCE deferred stock unit which is outstanding immediately prior to the effective time of the merger, whether or not then vested, will be cancelled, and each deferred stock unit holder will be entitled to receive a cash payment equal to the amount by which $19.50 exceeds any income tax or employment tax withholding required under the Code. See "The Merger Agreement—Treatment of Stock Options and Equity Awards" beginning on page       .

Effect on Ownership Structure of AMCE

        If the merger is completed, 100% of the equity in AMCE will be owned by Holdings. Except for the Apollo Investors and certain members of AMCE management, through their respective interests in Holdings stock, no current AMCE stockholder will have any ownership interest in, or will be a stockholder of, AMCE. As a result, our stockholders (other than the Apollo Investors and certain members of AMCE management, indirectly through their ownership of Holdings stock) will no longer benefit from any increases in AMCE's value, nor will they bear the risk of any decreases in AMCE's value. Following the merger, Holdings will directly benefit from any increases in the value of AMCE and also will bear the risk of any decreases in the value of AMCE.

        The JPMP Investors and the Apollo Investors have agreed to contribute approximately $393.5 million and approximately $391.9 million, respectively, to Holdings in exchange for ownership percentages of Holdings common stock equal to 50.1% and 49.9%, respectively. These ownership percentages will be reduced to the extent that Holdings common stock is purchased by, or granted to, certain members of AMCE management upon completion of the merger. The JPMP Investors and the Apollo Investors may agree to syndicate a portion of their equity investment in Holdings to one or more third party co-investors before or after the completion of the merger. The JPMP Investors and the Apollo Investors currently plan to syndicate not more than $            to any one co-investor and not more than $            in the aggregate of their combined equity commitments before the completion of the merger. The JPMP Investors and the Apollo Investors are considering causing AMCE, as the surviving corporation in the merger, to pay an annual management fee of up to $2 million in the aggregate to the JPMP Investors and the Apollo Investors, but no final decision has been made in this regard; the payment of any such fee would not affect the merger consideration received by the AMCE stockholders.

Effects of the Merger on the Apollo Funds and the Apollo Investors

        Pursuant to the terms of the certificate of designations for the AMCE preferred stock, the Apollo Funds, as holders of AMCE preferred stock, will receive a one-time distribution of shares of AMCE preferred stock upon the occurrence prior to April 19, 2006 of a "change of control," as such term is defined in the certificate of designations. See "Change of Control Distribution Payable in Connection with the Merger" on page     . The Apollo Funds will be permitted to, and will, convert their shares of AMCE preferred stock, including the shares of AMCE preferred stock received pursuant to the Changes of Control Distribution, into AMCE common stock immediately prior to the merger. See "Interests of Certain Persons in the Merger—Interests of Apollo in the Merger" on page     and "Special Factors—Conversion of Outstanding AMCE Stock, Stock Options and Deferred Stock Units" on page    for a description of the effects of the Merger on the AMCE stock held by the Apollo Funds. The Apollo Investors will have the interests in Holdings following completion of the merger described in "The Apollo Investors' Interests in Holdings Following Completion of the Merger: Ownership and Governance." The Apollo Funds expect to be taxed on their sale of AMCE stock for cash in the transaction.

Effects on Interests in AMCE's Net Book Value and Net Earnings.

        Prior to the merger, none of Holdings, Marquee or the JPMP Investors has an interest in AMCE's net book value or net earnings. The Apollo Funds, by virtue of their ownership of shares of AMCE common stock and AMCE preferred stock, collectively have an interest of approximately 50.59% of AMCE's net book value and net earnings. The unaffiliated AMCE stockholders collectively have an interest of approximately 49.41% of AMCE's net book value and net earnings. If the merger is consummated, 100% of the equity of AMCE will be owned by Holdings, and the unaffiliated AMCE stockholders will cease to have any interest in AMCE's net book value and net earnings. The Apollo Investors and the JPMP Investors will have an indirect interest in AMCE's net book value and net earnings by virtue of their respective ownership interests in Holdings.

        The table below sets forth the interest in AMCE's net book value and net earnings of Holdings, Marquee, Apollo and the JPMP Investors before and after the merger, based on the historical net book value of AMCE as of July 1, 2004 and the historical net earnings of AMCE for the three months ended July 1, 2004.

Effects of Going Private Transaction on Interests in AMCE's
Net Book Value and Net Earnings

	Ownership of AMCE Prior to Merger(a)(b)				Ownership of AMCE After Merger(c)
	Total Shares	% Ownership	Net Book Value as of July 1, 2004	Net Earnings 3 mos. ended July 1, 2004	Total Shares		% Ownership	Net Book Value as of July 1, 2004	Net Earnings 3 mos. ended July 1, 2004
Holdings	—	—	—	—	1		100.00%	$301,672,000	$15,888,000
Apollo Investors	40,372,971	50.59%	$152,618,748	$8,037,891	0	(d)	49.90%	$150,534,328	$7,928,112
JPMP Investors	—	—	—	—	0	(e)	50.10%	$151,137,672	$7,959,888
Marquee	—	—	—	—	—		—	—	—
Unaffiliated Stockholders	39,429,773	49.41%	$149,053,252	$7,850,109	0		0.00%	$0	$0
Total AMCE	79,802,744		$301,672,000	$15,888,000	1			$301,672,000	$15,888,000

(a)
Assumes conversion of all shares of AMCE Class B stock into AMCE common stock and the conversion of all shares of AMCE preferred stock into AMCE common stock, in each case in accordance with the terms of such stock.
(b)
Total Shares outstanding prior to merger does not give effect to change of control distribution payable in shares of AMCE preferred stock.
(c)
Does not reflect any potential reinvesment by, or grant of equity interests to, members of AMCE management, as described under the caption "Interests of Certain Persons in the Merger—Interests of AMCE Executive Officers" beginning on page     or any potential syndication of equity interests in Holdings as described under the caption "Special Factors—Certain Effects of the Merger—Effect on Ownership Structure of AMCE" beginning on page     .
(d)
The Apollo Investors will own 49.9% of the outstanding shares of Holdings after the merger (before giving effect to any reinvestment by, or grants of equity interests to, members of AMCE management or any potential syndication of equity interests in Holdings to any third party co-investor). Holdings will own 100% of the capital stock of AMCE following the merger.
(e)
The JPMP Investors will own 50.1% of the outstanding shares of Holdings after the merger (before giving effect to any reinvestment by, or grants of equity interests to, members of AMCE management or any potential syndication of equity interests in Holdings to any third party co-investor). Holdings will own 100% of the capital stock of AMCE following the merger.

Effects on Listing, Registration and Status of AMCE Common Stock

        Following the merger, shares of AMCE common stock will be no longer traded on the American Stock Exchange.

        AMCE common stock is currently registered as a class of equity security under the Exchange Act. Registration of the common stock under the Exchange Act may be terminated upon application by AMCE to the SEC if the common stock is not listed on a national securities exchange or quoted on Nasdaq and there are fewer than 300 record holders of the outstanding shares. Termination of registration of the common stock under the Exchange Act would substantially reduce the information required to be furnished by AMCE to its stockholders and the SEC, and would make certain provisions of the Exchange Act, such as the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement of furnishing a proxy statement in connection with stockholders meeting pursuant to Section 14(a) of the Exchange Act, no longer applicable to AMCE. It is anticipated, however, that AMCE, as an issuer of registered debt securities, would be required to file periodic reports with the SEC under the Exchange Act for so long as its debt securities remain registered.

        AMCE's common stock currently constitutes "margin securities" under the regulations of the Board of Governors of the Federal Reserve System, which has the effect, among other things, of allowing brokers to extend credit on collateral of the common stock. As a result of the merger, AMCE common stock will no longer constitute "margin securities" for purposes of the margin regulations of such Board of Governors and, therefore, will no longer constitute eligible collateral for credit extended by brokers.

Operations of AMCE Following the Merger

        Holdings, Marquee, the JPMP Investors and the Apollo Investors have informed us that, except as described in this proxy statement, they have no current plans or proposals or negotiations which relate to or would result in an extraordinary corporate transaction, such as a merger, reorganization, or liquidation; a purchase, sale or transfer of a material amount of assets; a material change in AMCE's present dividend rate or policy, or indebtedness or capitalization; a change in AMCE's present board of directors or management; a material change in AMCE's corporate structure or business; any class of AMCE's equity securities being delisted from any national securities exchange or becoming eligible for termination of registration under the Exchange Act; the suspension of AMCE's reporting obligations under Section 15(d) of the Exchange Act; the acquisition by any person of additional securities of AMCE or the disposition of any securities by AMCE; or any change in AMCE's charter or bylaws. The JPMP Investors, the Apollo Investors and Holdings may initiate from time to time reviews of our assets, corporate structure, capitalization, operations, properties, management and personnel to determine what changes, if any, would be desirable following the merger. They expressly reserve the right to make any changes that they deem necessary or appropriate in the light of their review or in the light of future developments. Each of the JPMP Investors and the Apollo Investors is continuously engaged in the process of identifying, receiving and reviewing potential investment opportunities in companies. In that regard, the JPMP Investors, the Apollo Investors and Holdings expect in the future to explore and discuss with third parties potential investment, acquisition and other opportunities involving companies in the same and related lines of business as AMCE.

        Consistent with the JPMP Investors' and the Apollo Investors' option to syndicate a portion of their equity investment in Holdings to one or more third party co-investors before or after completion of the merger, the JPMP Investors, the Apollo Investors and AMCE will be providing information to such potential co-investors and expect to enter into discussions and negotiations concerning the Company and the terms of such co-investment.

Background of the Merger

        In 1995, AMCE introduced megaplex theatres in the United States. Competitors in the theatrical exhibition industry quickly followed suit, which led to a proliferation of screens in the industry during the late 1990's. While attendance and box office revenues generally increased during that period, the increased revenues of many theatrical exhibition companies were insufficient to offset the costs of operating additional theatres and many operators were unable to rationalize excess screen capacity, leading to a number of major theatrical exhibition companies filing for bankruptcy protection during that period and in the early part of this decade.

        Although AMCE did not file for bankruptcy protection during that period, its management and advisors were concerned that AMCE would be at a competitive disadvantage to other industry participants who had emerged from bankruptcy with reduced debt loads, favorably re-negotiated leases or having been released from unprofitable leases. Further, in the spring of 2001, there was increasing concern over potential Writers Guild of America and Screen Actors Guild strikes, which, had they occurred, could have hurt both earnings and market perceptions of the industry. As a result, AMCE during that time evaluated a number of alternatives intended to strengthen its balance sheet in order to compete effectively. In April 2001, AMCE's Board of Directors approved an investment in AMCE by the Apollo Funds. The additional capital from the transaction with Apollo provided AMCE with greater flexibility to pursue opportunities in a restructuring and consolidating industry environment.

        Following the investment by the Apollo Funds, AMCE continued its normal-course, ongoing evaluation of its business, plans and strategic alternatives. As part of this process, AMCE's management, in consultation with its Board of Directors, periodically evaluated various alternatives for expanding AMCE's business and creating value for AMCE's stockholders, including through acquisitions of, or strategic combinations with, other theatrical exhibition companies. As part of this value-enhancement effort, AMCE completed three acquisitions of theatre circuits between March 2002 and December 2003, including the acquisition of GC Companies, Inc. in March 2002 for a purchase price of approximately $169 million.

        During this period, AMCE also evaluated a number of other transactions, including a strategic combination with Loews Cineplex Entertainment Corp., which we refer to as Loews Cineplex, which emerged from bankruptcy protection in March 2002. AMCE's management and its advisors had continually identified a combination with Loews Cineplex to be an attractive strategic transaction for AMCE and an opportunity to create shareholder value through acquisition-fueled growth. On a number of occasions between April 2002 and January 2004, AMCE pursued preliminary discussions with Loews Cineplex regarding a combination with, or acquisition by, AMCE. Negotiations between the parties were terminated on a number of different occasions as the parties were unable to agree on the terms of any such transaction. No definitive agreements with respect to a transaction were ever reached between the parties.

        In January 2004, Cinemark, Inc., another major domestic theatrical exhibition company, announced that it had engaged financial advisors to develop strategic alternatives for the company in order to enhance value for its shareholders. Shortly thereafter, Cinemark's advisors conducted a managed sale process which ultimately resulted in the announcement of a definitive agreement to sell a majority of the capital stock of Cinemark to affiliates of Madison Dearborn Partners, a private equity firm, in March 2004 in a transaction valued at approximately $1.5 billion. During the Cinemark sale process, AMCE's management and Board of Directors considered pursuing an acquisition of, or combination with, Cinemark, but ultimately concluded that a combination with Cinemark was not an attractive strategic alternative for AMCE and its shareholders. This conclusion was based on a number of factors, including (i) the price which the Board believed Cinemark would likely command in a sale process, which would require AMCE to become more highly levered; (ii) the potential risks of non-consummation posed by a combination with Cinemark; and (iii) the Board's belief that integration of the two companies could be difficult.

        AMCE also continued to explore other opportunities to create value for its shareholders, including possible recapitalization transactions. In February 2004, AMCE's Board of Directors formed a special committee of independent directors, consisting of Charles Sosland and Paul Vardeman, to consider certain potential transactions relating to AMCE's outstanding classes of capital stock, including certain transactions designed to simplify AMCE's capital structure through the conversion of its outstanding shares of Series A convertible preferred stock into common stock and/or its outstanding shares of Class B stock into common stock. It was the Board's belief that creating a simplified capital structure for AMCE—that is, one with a single class of common stock—would more fully align the interests of all of AMCE's stockholders and might make an investment in AMCE stock more attractive, thereby benefiting all of AMCE's stockholders. The Independent Committee considered transactions in which AMCE would make a cash payment to the holders of AMCE's Series A convertible preferred stock and/or Class B stock in order to induce the holders of such stock to convert their shares into common stock; however, the Independent Committee and the holders of such classes of stock were unable to agree on the terms of any such transaction, including with respect to any payment and arrangements with respect to corporate governance.

        In March 2004, AMCE became aware that Loews Cineplex, which was privately held, intended to conduct a managed sale process. On March 23, 2004, AMCE executed a confidentiality agreement with

Loews Cineplex and received information concerning Loews Cineplex that AMCE hoped would enable it to explore further a transaction between the two companies. AMCE engaged Goldman, Sachs & Co. to provide financial advisory services in connection with the Loews Cineplex process. AMCE's Board selected Goldman Sachs to act as its financial advisor because of Goldman Sachs' substantial experience in providing financial advisory services to companies engaging in transactions of the type under consideration. Goldman Sachs had previously provided capital raising and other financial advisory services for AMCE since 1998, and as a result was familiar with AMCE and its operations. In addition, the Board recognized that Goldman Sachs had other valuable industry experience, having served as financial advisor to Cinemark in connection with the recently-announced sale of that company.

        On April 8, 2004, AMCE's board of directors met to discuss the Loews Cineplex sale process. The Board considered again the merits of an acquisition of, or combination with, Loews Cineplex, and assessed AMCE's options for participating in the sale process. The Board considered, and discussed, the relative merits of AMCE's options, and the potential challenges inherent in any bid by AMCE (relative to a bid from a non-strategic acquiror of Loews Cineplex). At that meeting, the Board directed AMCE management and Goldman Sachs to continue to evaluate and analyze a potential combination with Loews Cineplex and to formulate an appropriate strategy to proceed in the auction process.

        At the April 8 meeting, the Board also requested that AMCE management, its financial advisors and the members of the independent committee continue to explore the corporate simplification transactions that were under consideration and to negotiate the potential terms thereof with AMCE's significant stockholders.

        On April 16, 2004, representatives of Goldman Sachs and AMCE's legal advisors met with legal and financial advisors to Loews Cineplex to discuss the ongoing Loews Cineplex auction process and AMCE's possible participation in that process.

        Following this meeting, members of AMCE's senior management continued to consider participation in the Loews Cineplex auction, but concluded, after consultation with members of the Board, representatives of Apollo and AMCE's financial advisors, that the potential issues with respect to an AMCE-Loews Cineplex transaction made a bid by AMCE unlikely to be successful, as it could be perceived by Loews Cineplex to be at a disadvantage relative to bids from non-strategic buyers. Accordingly, AMCE decided not to participate further in the Loews Cineplex auction process.

        During this period, AMCE and Goldman Sachs were contacted by representatives of a number of private equity firms who expressed interest in making investments in companies in the theatrical exhibition industry. Goldman Sachs was familiar with many of these private equity firms from its prior transaction experience, including as financial adviser to Cinemark in the Cinemark sale process.

        During the week of April 20, 2004, after informal consultation with members of AMCE's Board of Directors, members of AMCE senior management met with representatives of several major private equity firms that had expressed an informal interest in making an investment in the theatrical exhibition industry. AMCE management provided the representatives of such firms with an overview of the industry, AMCE and its historical financial results. AMCE management also discussed with them AMCE's business plan and financial projections.

        From time to time, other private equity firms and investors contacted Apollo to discuss Apollo's views of the industry. On April 21, 2004, Michael R. Hannon, a representative of J.P. Morgan Partners, which is the investment advisor for the JPMP Investors, met with a representative of Apollo to discuss Apollo's views of the industry and investment opportunities therein.

        On April 30, 2004, Mr. Hannon contacted Peter C. Brown, AMCE's Chairman, President and Chief Executive Officer, to request a meeting with representatives of AMCE and its financial advisors to discuss J.P. Morgan Partners' interest in exploring an investment in AMCE. Mr. Brown informally consulted with the members of AMCE's Board of Directors to discuss the planned meeting with J.P. Morgan Partners. On May 4, 2004, J.P. Morgan Partners and AMCE executed a confidentiality agreement, and on May 5 and May 6, 2004, Mr. Brown and other members of senior management met with representatives of J.P. Morgan Partners in AMCE's offices. These members of management provided to J.P. Morgan Partners an overview of the theatrical exhibition industry, AMCE and its historical financial results and shared other non-public information with respect to its business, including financial projections.

        On May 14, 2004, Mr. Brown, Mr. Hannon and representatives of Goldman Sachs held a number of conversations about the possibility of J.P. Morgan Partners engaging in a transaction with AMCE.

        On May 21, 2004, Mr. Brown received from Mr. Hannon a letter which expressed J.P. Morgan Partners' preliminary interest in engaging in a transaction with AMCE. The letter indicated that J.P. Morgan Partners, based on publicly available information and the financial forecasts made available to it, valued AMCE at $19.00 - $20.00 per share. The letter also indicated that such valuation and proposed cash purchase price assumed the need for between $700 million and $750 million in equity in such a transaction, of which J.P. Morgan Partners was willing to commit a substantial portion. The letter further expressed J.P. Morgan Partners' desire to conduct its due diligence investigation of AMCE and consummate a transaction on an accelerated basis.

        On May 25, 2004, the Board of Directors of AMCE held a regularly scheduled meeting. At that meeting, representatives of Goldman Sachs provided the Board with an update on the Loews Cineplex auction process and discussed with the Board various reasons for AMCE not to bid in the process, including the fact that potential issues with respect to timing and certainty of a Loews Cineplex-AMCE transaction made a bid by AMCE in this process unlikely to be successful. They also described the inquiries that AMCE had received from private equity investors, and the meeting that had taken place with representatives of J.P. Morgan Partners and other private equity firms to discuss AMCE's business and industry trends. Representatives of Goldman Sachs also provided the members of the Board with an overview of the investment banking climate for theatrical exhibition companies, noting that public companies in the sector were trading at the high end of their 52 week trading history at that time and that the financing markets had been receptive to the transactions in the industry.

        At the meeting, the Board and representatives of Goldman Sachs discussed a number of strategic alternatives available to AMCE, including recapitalization transactions which would add leverage and use excess cash from AMCE's balance sheet to provide value to AMCE's stockholders through the payment of a special dividend or the repurchase by AMCE of shares of its capital stock. The Board also considered, and discussed, engaging in a potential strategic combination or merger, but concluded that the potential risks of non-consummation inherent in such a transaction, and the potential delays associated therewith, made it an unattractive alternative for AMCE's stockholders. The Board also considered a sale of AMCE. Finally, it considered maintaining the status quo, i.e., continuing to execute AMCE's business plan without a major transaction, but ultimately concluded that engaging in an extraordinary transaction would provide AMCE's stockholders with the best opportunity to more fully realize value for their shares in the short term.

        Mr. Brown advised the full Board of the letter that he had received from J.P. Morgan Partners on May 21 expressing its interest in AMCE. The members of the Board expressed an interest in exploring a transaction with J.P. Morgan Partners and authorized management and AMCE's advisors to engage in discussions with J.P. Morgan Partners. At this juncture, the Board determined not to further pursue the preliminary inquiries received from other private equity firms, as it was the Board's belief that J.P. Morgan Partners had expressed the strongest interest in engaging in a transaction with AMCE and was a firm of the size and reputation as would be able to engage successfully in the transaction under consideration.

        Also at the May 25 meeting, several members of the Board noted the actual or potential conflicts of interest that could arise in connection with the Board's consideration of a transaction involving the sale of AMCE. As a result, the Board re-chartered the committee which had been formed in February 2004 and which consisted of two independent and disinterested directors, Charles Sosland and Paul Vardeman, to review, evaluate and make recommendations to the Board on behalf of the stockholders of AMCE (other than the Apollo Funds and the Durwood Voting Trust). We refer to this committee of the Board of Directors, as re-chartered, as the "Independent Committee." The Independent Committee was authorized to engage financial and legal advisors to assist it in its work.

        On May 27, 2004, the Independent Committee met by telephone and determined to engage Lazard as its investment banker (subject to agreement on the terms of the engagement, which were formally agreed upon on June 9, 2004), Polsinelli Shalton Welte Suelthaus PC ("Polsinelli") as its legal counsel, and Richards, Layton & Finger, P.A. ("Richards Layton") as its special Delaware legal counsel. The Independent Committee selected Lazard as its investment banker because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. A previous independent committee of AMCE's board of directors which had been formed in February 2004 in connection with the consideration of possible recapitalization transactions, and which included Mr. Vardeman and Mr. Sosland (the members of the Independent Committee), had engaged Lazard as its investment banker. As a result of this engagement, the Independent Committee believed Lazard had unique familiarity with AMCE and the issues to be considered by the Independent Committee. Accordingly, the Independent Committee resolved to engage Lazard as its investment banker in connection with the merger.

        Also at the May 27, 2004 meeting, a representative of Skadden, Arps, Slate, Meagher & Flom LLP, AMCE's outside special legal counsel ("Skadden Arps"), described for the members of the Independent Committee and its advisors the discussions that had taken place at the May 25 meeting of the Board of Directors.

        During the week of May 31, 2004, AMCE and representatives of Goldman Sachs held discussions with representatives of J.P. Morgan Partners and provided J.P. Morgan Partners with additional financial and operational information concerning AMCE relevant to the formulation of a definitive offer by J.P. Morgan Partners.

        On June 2, 2004, representatives of Goldman Sachs met with representatives of Lazard to discuss the advisors' respective views on the appropriate process for structuring and negotiating a potential transaction with J.P. Morgan Partners.

        On June 3, 2004, the Independent Committee met with its legal and financial advisors. The representatives of Lazard updated the Independent Committee on the meeting that had taken place the previous day with Goldman Sachs. The Independent Committee discussed whether it should insist on a public auction of AMCE. After receiving advice from its financial and legal advisors, the Independent Committee concurred with the full Board's conclusion that, if acceptable pricing and other terms could be negotiated, AMCE and its stockholders would be best served by pursuing a transaction with J.P. Morgan Partners without first soliciting indications of interest in AMCE from other parties.

        The representatives from Lazard reported that they had discussed with Goldman Sachs that Goldman Sachs would relate to J.P. Morgan Partners a per share target price. After the representatives from Lazard made a presentation to the Independent Committee that included several preliminary analyses regarding valuation, the Independent Committee determined that Lazard should report to Goldman Sachs the committee's view of a price target of $20.00. The Independent Committee also discussed several non-price issues of the proposed transaction, including the fact that the potential transaction with J.P. Morgan Partners, as being considered, would be a "change of control" for purposes of AMCE's Series A convertible preferred stock, which pursuant to the terms of the AMCE preferred stock would result in the payment of a special "in-kind" distribution of additional shares of AMCE preferred stock. The committee discussed and considered that this distribution (which would exceed the cost of cash dividends which would otherwise be payable at AMCE's option in cash on the

Series A preferred stock) would not be payable if there were no change of control transaction prior to April 19, 2006.

        On June 3, 2004, the Board of Directors met to discuss the status of the discussions with J.P. Morgan Partners and the outcome of the discussions between Goldman Sachs and Lazard. The representatives from Goldman Sachs made an oral presentation to the Board that included a comparison of potential transaction prices to recent comparable transactions. Goldman Sachs also reported that Lazard had informed Goldman Sachs that the Independent Committee had agreed with the strategy of presenting J.P. Morgan Partners with a price target after J.P. Morgan Partners had completed its preliminary financial due diligence. The Board of Directors authorized Goldman Sachs, subject to approval by the Independent Committee, to approach J.P. Morgan Partners with a target price of $20.00.

        In addition, at the June 3 meeting, the Board discussed and considered soliciting or pursuing other indications of interest for AMCE. After consulting with its legal and financial advisors, the Board unanimously believed that it was more likely to achieve a higher value in a negotiated transaction, that is, without conducting an auction. The Board also determined that, if AMCE were to pursue a transaction with J.P. Morgan Partners without first soliciting other indications of interest in AMCE, it would require sufficient flexibility to consider, and accept, alternative proposals which might emerge after execution of an agreement with J.P. Morgan Partners.

        On June 3 and June 4, 2004, representatives of J.P. Morgan Partners met with members of AMCE's senior management and representatives of Goldman Sachs in Kansas City to conduct a business and financial due diligence review of AMCE.

        Following these meetings, representatives of Goldman Sachs met with representatives of J.P. Morgan Partners to discuss their respective views with respect to transaction valuation. They also discussed in principle AMCE's requirement that, should it elect to enter into a transaction with J.P. Morgan Partners, any definitive agreement (including voting agreements) with respect to such a transaction would need to provide AMCE and its Board of Directors ample opportunity to consider, and accept, superior proposals or alternative transactions that might emerge (such provisions are often referred to as a "fiduciary out"). Representatives of Goldman Sachs also stressed that AMCE's willingness to proceed with J.P. Morgan Partners was conditioned on proceeding on an accelerated timeline, so as to avoid unnecessary disruption of AMCE's business. Subject to such conditions, Goldman Sachs indicated to J.P. Morgan Partners AMCE's willingness to consider a transaction for all of AMCE's outstanding stock at a price of $20.00 per share.

        During the week of June 7, 2004, representatives of Skadden Arps discussed with representatives of Polsinelli and Richards Layton, counsel to the Independent Committee, the specific terms of the "fiduciary out" provision which AMCE would require in any definitive agreement, as well as provisions relating to termination fees and expense reimbursement.

        On June 9, 2004, the Independent Committee met with its advisors to discuss possible terms of the potential transaction. The committee discussed certain potential key issues, including price, the terms of the Series A convertible preferred stock, the "fiduciary out" and termination fee provisions and the possibility, based on the Independent Committee's preliminary understanding of the amount of equity that might be required to complete the transaction, of the Apollo Funds maintaining an equity interest in AMCE following the proposed transaction. In particular, the Independent Committee discussed the importance of the "fiduciary out" provisions and minimizing any break-up fee or expense reimbursement that would be payable upon termination of a potential transaction with J.P. Morgan Partners.

        On June 11, 2004, Skadden Arps provided an outline of AMCE's requirements, together with draft contractual provisions, to J.P. Morgan Partners and its outside counsel, Latham & Watkins LLP. The initial proposal presented to J.P. Morgan Partners set forth the specific terms of the "fiduciary out" provisions AMCE would require in any definitive agreement. That proposal did not include any provisions related to the payment of "break-up" fees by AMCE upon termination of the agreement by AMCE to pursue an alternative transaction, but did provide that AMCE would reimburse J.P. Morgan Partners for its out-of-pocket expenses under such circumstances, subject to an unspecified cap.

        On June 11, 2004, AMCE's Board again met to be updated on the progress of the potential transaction. Representatives of Goldman Sachs informed the Board of the understanding that had been reached with representatives of the Independent Committee as to the terms of the "fiduciary out" provisions, and Goldman Sachs described the meetings that had taken place earlier that week with representatives of J.P. Morgan Partners.

        On June 14, 2004, Mr. Brown received another letter from Mr. Hannon confirming J.P. Morgan Partners' interest in AMCE. The letter indicated that, based on its further due diligence, J.P. Morgan Partners would be willing to purchase all of the outstanding shares of AMCE for $19.00 per share in cash, subject to J.P. Morgan Partners reaching satisfactory agreement with Apollo regarding Apollo's participation in such transaction. The letter indicated that if Apollo were not willing to participate in the transaction, J.P. Morgan Partners would be willing to purchase all outstanding shares of AMCE at $18.50 per share. The difference in price was primarily attributed to additional costs associated with the complete refinancing of AMCE's balance sheet, which refinancing would not be necessary under the terms of AMCE's existing debt if Apollo were to continue to be a member of a group that owned a majority of AMCE's capital stock after the transaction; if Apollo were not to participate in the ownership group, the change of control provisions in the indentures governing two series of AMCE's senior subordinated notes, representing $475 million in principal amount of indebtedness, would be triggered. The letter also indicated that Apollo's continued investment in AMCE would improve the certainty of obtaining adequate financing on acceptable terms. J.P. Morgan Partners also requested a three-week exclusivity period to complete due diligence, arrange financing and reach agreement with Apollo and AMCE.

        In addition, on June 14, 2004, Latham & Watkins provided Skadden Arps with a response to the "fiduciary out" provisions which had been previously furnished by Skadden Arps. Latham & Watkins indicated that J.P. Morgan Partners would only be willing to engage in a transaction if AMCE were required to pay to J.P. Morgan Partners a termination or "break up" fee if AMCE terminated the agreement to pursue an alternative transaction. Finally, Latham & Watkins indicated that J.P. Morgan Partners would require voting agreements from AMCE's significant stockholders in connection with a transaction.

        Later that day on June 14, 2004, AMCE's Board of Directors met to discuss the status of the transaction and the most recent letter that had been received from J.P. Morgan Partners. At the meeting, representatives from Goldman Sachs compared the valuation described in the letter to the previous indication of interest that had been received from J.P. Morgan Partners and to the multiples that had been achieved in the Cinemark sale process, and noted that the press had reported that multiples of a similar level were being considered in the Loews Cineplex sale process. The Board of Directors instructed Goldman Sachs to work with Lazard, the financial advisors to the Independent Committee, to consider and develop valuations for AMCE in a transaction which involved participation by the Apollo Funds in order to assist in the determination of whether to continue discussions with J.P. Morgan Partners. Goldman Sachs was also instructed to inform J.P. Morgan Partners that AMCE could not engage in a transaction with J.P. Morgan Partners at the valuation levels proposed in its June 14 letter, and to request that J.P. Morgan Partners revise its proposal.

        On June 15, representatives of Goldman Sachs met with representatives of Lazard to discuss the proposal received from J.P. Morgan Partners on June 14 and also to discuss that J.P. Morgan Partners would need to be informed that the price expressed in such proposal was too low. They also discussed the voting arrangements that J.P. Morgan Partners would require as part of the transaction.

        On June 16, 2004, the Independent Committee met with its legal advisors and representatives of Lazard. The participants discussed the implications if the Apollo Funds maintained an equity interest in

AMCE following the proposed transaction. They also discussed the different prices per share set forth in the letter from J.P. Morgan Partners, including the reasons proffered for the difference in price, that is, the fact that a significant portion of the Company's indebtedness would not have to be refinanced if the Apollo Funds maintained an equity interest in AMCE following the transaction. The Independent Committee noted that the Apollo Funds maintaining an interest would be favorable to AMCE's stockholders to the extent it resulted in the stockholders receiving a higher price in the transaction. After discussion, the Independent Committee instructed Lazard to inform Goldman Sachs that an offer would only be acceptable to the Independent Committee at or very near to $20.00 per share, and that the Independent Committee would be particularly focused on the ability to terminate the transaction to accept a more favorable proposal were such a proposal to be received after a merger agreement was signed.

        On June 18, 2004, representatives of Goldman Sachs informed J.P. Morgan Partners that AMCE would be willing to consider a transaction which involved participation by the Apollo Funds if the consideration payable to AMCE's common stockholders was acceptable, and requested that J.P. Morgan Partners revise its proposal. J.P. Morgan Partners indicated at that time that while it had some flexibility to increase its offer above $19.00 per share, it would be unable to offer the $20.00 share price that Goldman Sachs had initially requested. J.P. Morgan Partners also indicated that, in order to reach agreement on the fiduciary out provisions to be included in a purchase agreement, it would require a break-up fee. J.P. Morgan Partners proposed that the size of the break-up fee be $25 million (including out-of-pocket expenses), which represented approximately 1.5% of the equity value of AMCE in a transaction which valued the shares of AMCE stock in the $19.00 - $20.00 range. J.P. Morgan Partners also emphasized that its proposal was based on the assumption that AMCE would meet or exceed its financial forecasts which had been previously provided to J.P. Morgan Partners. Following this conversation, representatives of Goldman Sachs reported to Lazard on the conversation that had taken place between Goldman Sachs and J.P. Morgan Partners.

        Later on June 18, 2004, AMCE's Board of Directors met to receive an update on the status of discussions with J.P. Morgan Partners. Representatives of Goldman Sachs described the discussions that had taken place earlier that day with J.P. Morgan Partners, and expressed their belief that an agreement could be reached with J.P. Morgan Partners on a transaction with a per share price of $19.50 and involving termination fees in the range proposed by J.P. Morgan Partners, if agreement could be reached with the Apollo Funds regarding their participation in the transaction. The Board members discussed a price of $19.50, the fiduciary out and termination fee provisions, and considered the possibility that seeking a price in excess of $19.50 per share could have potential adverse consequences to the negotiations with J.P. Morgan Partners. The Board authorized Goldman Sachs to respond to J.P. Morgan Partners with a price of $19.50 per share, subject to the Independent Committee approval of the price. The Board also instructed Goldman Sachs to inquire about the level of participation by the Apollo Funds that J.P. Morgan Partners was seeking.

        Also at the meeting on June 18, 2004, in executive session, the Board of Directors appointed Charles J. Egan, Jr., a member of the Board, to oversee the negotiations with J.P. Morgan Partners on behalf of the entire Board.

        Following the meeting of the Board on June 18, 2004, the Independent Committee met with its financial and legal advisors. The representatives of Lazard updated the Independent Committee on the report it had received from Goldman Sachs as to its discussions with J.P. Morgan Partners earlier that day. The Independent Committee discussed with its advisors a preliminary analysis of the $19.50 per share price under various valuation methodologies, the terms of the Series A convertible preferred stock and the implications of the Apollo Funds maintaining an equity interest in AMCE following the proposed transaction. The Independent Committee requested that Lazard inform Goldman Sachs that (i) $19.50 was the minimum price acceptable to the Committee, (ii) a termination fee of $25 million was acceptable, (iii) the committee required the termination provisions in the event of a superior offer to be consistent with terms most recently circulated among the parties, (iv) a request be made of J.P.

Morgan Partners to confirm its offer in the event that the Apollo Funds were not to participate in the equity of AMCE following the transaction, (v) the Independent Committee be informed of the nature of the Apollo Funds' participation in the equity of the surviving company following the transaction and (vii) J.P. Morgan Partners be requested to confirm that Apollo would not receive any part of the $25 million termination fee, if it were to be paid.

        Following the meeting of the Independent Committee, Lazard communicated to Goldman Sachs the points which had been outlined by the Independent Committee at the meeting. In addition, Lazard communicated the Independent Committee's insistence that the Apollo Funds purchase their continuing equity in AMCE at the same price and on the same terms as J.P. Morgan Partners. Finally, Goldman Sachs and Lazard agreed that, in order to avoid unnecessary disruption of AMCE's business and diversion of its resources, and in order to protect against market leaks, AMCE should insist on an accelerated timeline for entering into any definitive agreement with respect to the transaction.

        On June 20, 2004, representatives of Goldman Sachs communicated to J.P. Morgan Partners the terms on which AMCE would be willing to proceed with a transaction, as had been discussed by Lazard and Goldman Sachs the previous day. Representatives of J.P. Morgan Partners noted that they needed to discuss the possibility of the Apollo Funds' participation with representatives of Apollo. J.P. Morgan Partners also reiterated its willingness to engage in a transaction if the Apollo Funds were unwilling to participate but at a price per share which was at least $0.50 per share lower. Finally, J.P. Morgan Partners reiterated that the previous proposals that it had made to AMCE were based on the assumption that AMCE would meet or exceed its internal financial forecasts for the twelve months ending July 1, 2004.

        On June 21, 2004, AMCE's Board of Directors met to discuss the status of the negotiations with J.P. Morgan Partners. The members of the Board discussed the announcement that had been made earlier that day that a definitive agreement had been reached with respect to the sale of Loews Cineplex, and took note that the participation in such transaction by three private equity firms who had been rumored to have an interest in making an investment in the theatrical exhibition industry would likely decrease the number of parties who would potentially be interested in pursuing a transaction with AMCE. Representatives of Goldman Sachs observed that, following the Cinemark and Loews Cineplex auctions, there remained only a few major private equity firms (including J.P. Morgan Partners) who had been thought to be interested in making an investment in the theatrical exhibition industry that still had yet to do so. They noted that the purchase price in the Loews Cineplex transaction represented a multiple of approximately 7.5 times Loews Cineplex's trailing twelve-month EBITDA (earnings before deductions for interest, taxes, depreciation and amortization), which was comparable to the multiple received by the stockholders of Cinemark in the transaction that had been announced in March. Representatives of Goldman Sachs also updated the Board on the discussions that had taken place with J.P. Morgan Partners over the previous two days, including J.P. Morgan Partners' focus on AMCE's projections for the twelve months ending July 1, 2004. A representative of Apollo indicated that a meeting between representatives of J.P. Morgan Partners and Apollo had been scheduled for June 23 to discuss the possibility of, and parameters for, participation by the Apollo Funds in the transaction with J.P. Morgan Partners. After considering further the proposed termination fees and fiduciary out provisions for a transaction with J.P. Morgan Partners, the Board directed Goldman Sachs and management of AMCE to continue discussions with J.P. Morgan Partners to see if acceptable terms for a transaction might be reached. The Board also instructed Skadden Arps to prepare an initial draft of a merger agreement for the transaction for circulation to J.P. Morgan Partners.

        On June 22 and June 23, 2004, representatives of Skadden Arps, Richards Layton and Polsinelli discussed the terms of a draft merger agreement that was prepared by Skadden Arps. They also discussed generally the terms of the voting arrangements by which Apollo and the Durwood Voting Trust would be required to support the transaction.

        On June 23, 2004, representatives of Apollo met with representatives of J.P. Morgan Partners to discuss the potential for the Apollo Funds' participation in the transaction at a proposed price of $19.50 per share. At that meeting, J.P. Morgan Partners indicated that it would like the Apollo Funds to maintain a one-third interest in AMCE following the transaction. J.P. Morgan Partners indicated that it would like to maintain a similar equity interest, and had hoped to identify a third investor to participate in the transaction for the remaining one-third interest.

        On June 24, 2004, Skadden Arps delivered a draft of the merger agreement to Latham & Watkins for distribution to J.P. Morgan Partners.

        On June 25, 2004, representatives of J.P. Morgan Partners met with members of AMCE's senior management at AMCE's headquarters in Kansas City to conduct a detailed review of AMCE's financial performance. Also on that date, representatives of J.P. Morgan Partners and its financial and legal advisors commenced a due diligence investigation of AMCE at the offices of Skadden Arps in New York.

        On June 26, 2004, a representative of Goldman Sachs received an informal inquiry from a representative of Cinemark about AMCE's willingness to consider, or engage in, a strategic transaction with Cinemark.

        On June 28, 2004, AMCE's Board of Directors met to discuss the developments that had taken place over the previous week and the status of the ongoing negotiations with J.P. Morgan Partners. Representatives from Goldman Sachs reported that Apollo had indicated its willingness to participate in the transaction with J.P. Morgan Partners and a third investor, with each equity participant owning approximately one-third of AMCE following the transaction. The Board also discussed the proposed purchase price of $19.50 per share, and the impact AMCE's financial performance for the quarter ending July 1, 2004 might have on that price if AMCE's performance were to fall short of previous projections. The Board also discussed generally the status of J.P. Morgan Partners' efforts to arrange financing for the proposed transaction. A representative of Apollo indicated that Apollo had been working with J.P. Morgan Partners to explore financing that would enable J.P. Morgan Partners and Apollo to proceed with the transaction at a price of $19.50 per share.

        Also at the June 28 meeting, representatives of Goldman Sachs relayed to the Board the inquiry that had been made by the representative of Cinemark two days earlier. After considering a number of factors, including (i) the potential risks of non-consummation posed by in a strategic transaction involving the two companies, and the potential timing delays associated therewith; (ii) the Board's belief that Cinemark's high leverage made a cash offer from Cinemark unlikely to be forthcoming; (iii) the beliefs expressed by Company management and members of the Board that integration of the two companies could be difficult; and (iv) the possibility that pursuing the proposal could jeopardize the ongoing negotiations with J.P. Morgan Partners or result in a decrease in J.P. Morgan Partners' proposed per share price, AMCE's Board decided not to pursue the inquiry further and instructed Goldman Sachs to convey to the party making such inquiry that the Board had been advised of the inquiry.

        Between June 29 and July 3, representatives of AMCE and its legal and financial advisors, in consultation with the legal and financial advisors to the Independent Committee, continued to negotiate the terms of the merger agreement with J.P. Morgan Partners and its legal advisors. Throughout these negotiations, Latham & Watkins, as counsel to J.P. Morgan Partners, continued to insist that the transaction include voting agreements from AMCE's significant stockholders. J.P. Morgan Partners also insisted that the transaction include as a condition to J.P. Morgan Partners' and Apollo's obligations the receipt of adequate financing to fund the transaction. Finally, J.P. Morgan Partners indicated that its willingness to engage in the transaction was conditioned upon reaching satisfactory arrangements with Mr. Brown and Mr. Philip M. Singleton, AMCE's chief operating officer, as to their continued employment with AMCE.

        During this time, representatives of J.P. Morgan Partners began to discuss with Messrs. Brown and Singleton the terms on which those individuals would continue their employment following the transaction. Messrs. Brown and Singleton preliminarily agreed to affirm their existing employment agreements and waive the "change of control" provisions in those agreements for purposes of the transaction, subject to reaching further agreement with J.P. Morgan Partners on the terms of a post-transaction equity plan to be established for members of AMCE's senior management team and on the size and terms of re-investment by Messrs. Brown and Singleton of a portion of their proceeds received in the transaction from sales of stock, exercises of stock options and conversion of deferred stock units. J.P. Morgan Partners also discussed these plans generally with Mr. Egan during this period.

        On June 29, Skadden Arps circulated to Apollo and the Durwood Voting Trust and their respective legal advisors draft voting agreements for the transaction.

        On June 30, a private equity firm which had been introduced to AMCE by J.P. Morgan Partners executed a confidentiality agreement and commenced a due diligence investigation of AMCE, with a view toward participating in the transaction with J.P. Morgan Partners and the Apollo Funds.

        On June 30 and July 1, the Independent Committee and its financial and legal advisors met in New York. At those meetings, the members of the Independent Committee discussed the issues related to the latest drafts of the merger agreement and the voting agreements between each of Apollo and the Durwood Voting Trust and AMCE and the status of the negotiations with respect to those agreements. The Independent Committee discussed in detail the preliminary valuation analysis Lazard had prepared and each of the valuation methodologies used in the preliminary valuation analysis.

        On July 1, 2004, AMCE's Board of Directors met to receive an update on the status of discussions with J.P. Morgan Partners and on the efforts of J.P. Morgan Partners and Apollo to arrange financing for the transaction.

        On July 6 and 7, 2004, representatives of J.P. Morgan Partners met with members of AMCE management and Goldman Sachs at AMCE's headquarters in Kansas City to review AMCE's preliminary financial results for the fiscal quarter ended July 1, 2004. AMCE's adjusted EBITDA for the twelve months ended July 1, 2004 fell short of AMCE's internal projections that J.P. Morgan Partners had represented formed the basis for its valuation of AMCE. Following these meetings, J.P. Morgan Partners indicated to AMCE's financial advisors that it would have difficulty in reaching the proposed per share price of $19.50. Shortly after these meetings, the private equity firm that had been identified by J.P. Morgan Partners as a potential third participant in the transaction informed J.P. Morgan Partners that it was unwilling to participate in the transaction because they did not believe their return on the investment would meet their expectations.

        During the days following these meetings, Lazard reiterated to Goldman Sachs the Independent Committee's position that a reduction in the price below $19.50 per share was not acceptable, and Goldman Sachs communicated this position to J.P. Morgan Partners.

        Over the weekend of July 10-11, 2004, Mr. Hannon contacted Mr. Brown and indicated that, while J.P. Morgan Partners was still willing to engage in a transaction at a price up to $19.50 per share of AMCE common stock, it was unable to commit the amount of equity necessary to support AMCE's proposed post-transaction capital structure; accordingly, Mr. Hannon indicated that J.P. Morgan Partners would require either participation by an additional equity investor or an increase in the proposed level of participation by the Apollo Funds.

        On July 13, 2004, Mr. Brown received a letter from Stephen P. Murray of J.P. Morgan Partners, confirming J.P. Morgan Partners' interest in purchasing all of the outstanding shares of common stock of AMCE in a going-private transaction at a per share price of $19.50. The letter indicated that J.P. Morgan Partners would be willing to commit to provide 51% of the equity necessary for such transaction, if the Apollo Funds were willing commit the remaining 49% of the required equity; the letter also reserved the right to bring in another equity sponsor to fulfill a portion of J.P. Morgan Partners' commitment and/or the Apollo Funds' commitment. Further, the letter indicated that J.P. Morgan Partners' willingness to engage in the transaction was conditioned on definitive agreements being executed by the parties no later than July 25, 2004.

        AMCE's Board of Directors met later in the day on July 13, 2004 to discuss the status of the transaction and the letter that had been received earlier that day from Mr. Murray. The Board inquired as to Apollo's views with respect to the proposal that had been received from J.P. Morgan Partners. A representative of Apollo indicated that, while it was the Apollo Funds' desire to participate in the transaction at a lower level of equity investment, the Apollo Funds would be willing to commit to 49% of the required equity for the transaction if they had a reasonable opportunity to reduce their commitment.

        The Board considered remarks that had been made by representatives of J.P. Morgan Partners and Apollo to the effect that capitalizing on current favorable conditions in the financing markets was critical to their ability to transact at a price of $19.50 per share. The Board also discussed the possibility of J.P. Morgan Partners and Apollo funding the transaction through an escrow arrangement, that is, by obtaining necessary funds for the transaction shortly following announcement of the merger and holding the proceeds in escrow pending satisfaction of the other conditions to the transaction. The Board noted J.P. Morgan Partners' previous insistence that such parties' obligation to consummate the proposed transaction be subject to a financing condition, and observed that funding the proceeds of such financing into escrow shortly after execution of a definitive agreement could provide additional certainty for AMCE by obtaining necessary funds at an early date.

        After representatives of Apollo were excused from the Board meeting, the remaining members of the Board considered the proposal received from J.P. Morgan Partners. Representatives of Skadden Arps again reviewed with the members of the Board their fiduciary duties with respect to consideration of the transaction. The Board discussed the proposed increase in the Apollo Funds' participation in the transaction, including the one time special "in kind" distribution to which the Apollo Funds would be entitled as a holder of AMCE's Series A convertible preferred stock. The Board discussed the implications of the proposed "escrow funding" and considered the potential impact that a "pre-funded" transaction might have on potential bidders who might otherwise express interest in engaging in a transaction with AMCE. Following its discussions, the Board directed AMCE management and its legal and financial advisors to pursue the transaction with Apollo and J.P. Morgan Partners on the terms proposed.

        Following this meeting, in the evening of July 13, representatives of Skadden Arps and Latham & Watkins met and renewed their previous negotiations on the terms of the merger agreement. These negotiations continued over the course of several days.

        On July 15, 2004, Skadden Arps circulated draft voting agreements for Apollo and the Durwood Voting Trust to all parties. Between July 15 and July 19, 2004, representatives of Skadden Arps, Richards Layton, Wachtell, Lipton, Rosen & Katz, counsel to Apollo, Latham & Watkins and Hughes Hubbard and Reed LLP, special counsel to the Durwood Voting Trust, negotiated the terms of the merger agreement and the voting agreements.

        On July 15, 2004, AMCE and its legal advisors received draft commitment letters for the financing package which was to be arranged for J.P. Morgan Partners and Apollo by Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., an affiliate of J.P. Morgan Partners. Legal and financial advisors to AMCE and the Independent Committee participated in discussions and revisions of the draft commitment letters over the course of the next several days, with a view toward improving the commitments from AMCE's perspective by reducing the conditionality contained therein. Also during this period, J.P. Morgan Partners and Apollo indicated that, as their ability to engage in a transaction at $19.50 was contingent upon obtaining financing through an escrow funding, they were unwilling to assume the "breakage" costs associated therewith, that is, the expenses that would be incurred by the borrowers if the transaction were not consummated and the escrowed proceeds from the financing had to be returned to the lenders; accordingly, J.P. Morgan Partners and Apollo indicated that they would require AMCE to bear any such costs.

        On July 16, 2004, another private equity firm executed a confidentiality agreement and commenced a due diligence investigation of AMCE, with a view toward participating in the transaction with J.P. Morgan Partners and Apollo. Representatives of this private equity firm met with members of AMCE management on July 17 for a review of AMCE's financial performance. Following these meetings, this private equity firm informed AMCE that it would not participate in the transaction because they did not believe their return on the investment would meet their expectations.

        On July 19, the Independent Committee and its financial and legal advisors met in Kansas City. The Independent Committee received from Skadden Arps and Mr. Egan an update on the status of the negotiations and the remaining unresolved issues. A representative of Skadden Arps relayed to the Independent Committee the proposed financing structure for the transaction, including the fact that J.P. Morgan Partners and Apollo had affirmatively stated on a number of occasions that rapid access to the current financing markets (and depositing the proceeds into escrow pending the closing of the merger) was crucial to their willingness and ability to engage in a transaction at a price of $19.50 per share. They reviewed in detail with the Independent Committee the potential "breakage" costs associated with the escrow financing and the circumstances under which AMCE would be required to pay such costs if the merger agreement were to be terminated. After the representatives of Skadden Arps and Mr. Egan left the meeting, the Independent Committee determined to authorize Mr. Egan to negotiate total termination and expense reimbursement fees, including escrow breakage fees, not to exceed 3% of the transaction equity value. Lazard then presented and discussed with the committee the valuation materials Lazard had prepared, including an analysis of the $19.50 per share price under various valuation methodologies.

        In addition to the analyses performed by Lazard and described in "Special Factors—Opinion of Lazard," Lazard presented the Independent Committee with an analysis of premiums paid in certain transactions since 1999 where a financial buyer acquired a U.S. public company for an amount in excess of $250 million. Lazard derived the low, median and high premiums paid in such transactions based on the target's closing share price one day, one week and four weeks prior to the announcement of the transaction. The results of this analysis were as follows:

	Low	Median	High
Acquisition price as a premium to target share price:
One day prior to announcement of a transaction	(3.6)%	24.6%	83.1%
One week prior to announcement of a transaction	(6.3)%	26.8%	79.5%
Four weeks prior to announcement of a transaction	(16.9)%	29.2%	131.1%

        Lazard multiplied:

  •
  the one-day low, median and high premiums by the per share price of AMCE's common stock on July 16, 2004;

  •
  the one-week low, median and high premiums by the per share price of AMCE's common stock one week prior to July 16, 2004; and

  •
  the four-week low, median and high premiums by the per share price of AMCE's common stock four weeks prior to July 16, 2004.

        The results of this analysis were as follows:

	Low AMCE Share Price	Median AMCE Share Price	High AMCE Share Price
Acquisition price as a premium to target share price:
One day prior to announcement of a transaction	$14.03	$18.13	$26.64
One week prior to announcement of a transaction	$13.64	$18.47	$26.13
Four weeks prior to announcement of a transaction	$12.74	$19.79	$35.41

        Lazard also presented the Independent Committee with ranges of multiples implied by various possible prices of AMCE's common stock. Lazard did not use these ranges or the analysis of premiums paid in its fairness analysis.

        Later that day, the Board of Directors of AMCE also met to discuss the status of negotiations and to review the terms of the proposed transaction. The members of the Board affiliated with Apollo did not attend the meeting. The Board received a detailed presentation from Goldman Sachs, including various financial analyses utilizing different methodologies. Goldman Sachs also reviewed with the Board various strategic alternatives potentially available to AMCE, as had been previously discussed with, and considered by, the Board (including at the May 25, 2004 meeting). Also at this meeting, Skadden Arps reviewed the fiduciary duties of AMCE's Board of Directors, as well as the principal terms and conditions of the proposed transaction as reflected in the draft merger agreement and voting agreements, including the circumstances related to the payment of termination fees; the ability of AMCE to provide information to, and negotiate with, third parties concerning competing proposals; and the conditions to consummation of the transaction, including the condition related to J.P. Morgan Partners and Apollo obtaining adequate financing to consummate the transaction.

        At the July 19, 2004 meeting, representatives of Skadden Arps and Goldman Sachs also outlined for the Board the proposed financing structure for the transaction, and statements that had been made by representatives of J.P. Morgan Partners and Apollo to the effect that rapid access to the financing markets and depositing the proceeds into escrow pending the closing of the merger was critical to its willingness and ability to engage in a transaction at a price of $19.50 per share. They also reviewed in detail with the Board the potential "breakage" costs associated with the escrow financing and the circumstances under which AMCE would be required to pay such costs if the merger agreement were to be terminated. The Board discussed these matters and the impact that such costs might have on potential third party bidders in light of the "fiduciary out" provisions that had been negotiated. Also at the meeting, the Board took into account its concern, which was based in part on the views expressed by AMCE's financial advisors following its discussions with representatives of J.P. Morgan Partners and Apollo, that insistence by AMCE that J.P. Morgan Partners and Apollo pursue a more traditional financing approach (i.e., accessing the financing markets at the time of closing of the merger) might ultimately endanger the transaction at a $19.50 share price level. After consideration of these issues, and the expression of the Independent Committee's views on these issues, the Board instructed Mr. Egan and AMCE's legal and financial advisors to continue to negotiate with J.P. Morgan Partners and Apollo, with a view toward reducing the conditionality of the transaction and reducing the size of the potential fees and expenses for which AMCE might become liable.

        On July 20, 2004, published reports appeared in several news sources to the effect that AMCE was close to agreeing to be acquired by J.P. Morgan Partners in a transaction valued between $19.00 and $20.00 per share. As a result of such rumors, the trading price of AMCE's common stock increased by more than 20% during that day.

        Also on July 20, 2004, Mr. Egan met with Mr. Hannon to discuss generally the circumstances under which J.P. Morgan Partners had required that AMCE pay termination fees and reimburse J.P. Morgan Partners for any "breakage" costs associated with the escrow financing. After some discussion, Mr. Egan proposed that AMCE would reimburse J.P. Morgan Partners for its breakage costs under circumstances where the merger agreement had been terminated because AMCE's board had accepted or recommended an alternative transaction, so long as the termination fee of $25 million, which had been previously agreed to by the parties, was reduced dollar-for-dollar by the amount of any such expenses paid by AMCE.

        Over the course of the next two days, representatives of AMCE, the Independent Committee, J.P. Morgan Partners and Apollo and their respective legal counsel continued to negotiate the terms of the merger agreement, with a focus on the circumstances under which AMCE would reimburse J.P. Morgan Partners for escrow breakage costs in the event the merger agreement were to be terminated. Throughout the course of these negotiations, J.P. Morgan Partners continued to emphasize its view that the escrow financing arrangements were being put in place for the benefit of AMCE and its stockholders, as capitalizing on the favorable conditions in the debt markets was a critical component in J.P. Morgan Partners' and Apollo's ability to transact at a $19.50 share price; accordingly, J.P. Morgan Partners and its representatives continued to insist that AMCE be responsible for the escrow breakage costs if the merger agreement were to be terminated under any circumstances. In exchange for AMCE agreeing to bear such costs and to pay J.P. Morgan Partners an expense reimbursement fee of $10 million in the event the merger agreement were to be terminated to accept a superior proposal, J.P. Morgan Partners agreed to eliminate the $25 million termination fee which had been previously agreed upon by the parties. J.P. Morgan Partners expressed its view that it would require a $10 million expense reimbursement fee in light of the significant expenses that it would incur shortly after execution of the merger agreement as a result of the accelerated financing schedule.

        During this time, the parties' respective legal counsel also continued to negotiate the terms of the voting agreements, debt and equity commitment letters and other related transaction documents. J.P. Morgan Partners also discussed with Messrs. Brown and Singleton over a several day period the proposed post-transaction employment and equity participation arrangements for each of them and for members of AMCE's senior management team.

        On the afternoon of July 21, 2004 the Independent Committee and its legal advisors met. At the invitation of the Independent Committee, representatives of Skadden Arps updated the participants on the status of the negotiations and the remaining open issues. After the representatives of Skadden Arps excused themselves from the meeting, the participants discussed the negotiations of the total termination fees payable and the various circumstances under which fees and expenses would be payable. The Independent Committee was advised that J.P. Morgan Partners had indicated that it was only prepared to pay $19.50 per share if J.P. Morgan Partners and Apollo could access the financing markets soon after signing definitive agreements and close the financing into escrow and that Apollo had indicated that it would not consent to any proposed transaction pursuant to the "approval rights" granted pursuant to the Apollo investment agreement at a price of less than $19.50 per share. The Independent Committee discussed that Apollo had also stated previously that it would only participate in the equity of the surviving company at a price of $19.50 per share if the financing could be closed into escrow. The Independent Committee discussed these factors with its advisors. The Independent Committee was advised that the total fees payable upon termination of the merger would be approximately 2.5% of the transaction equity value. The Independent Committee determined that the possibility of AMCE having to pay such fees was acceptable to it, in part because it is within the range of fees payable in comparable transactions and thus should not prevent a superior offer from being made by anyone desiring to do so, and because it was necessary in order to achieve $19.50 per share for the unaffiliated stockholders. In this context, it was noted that two private equity firms had been invited to participate in the transaction but had declined to do so at the $19.50 price. Lazard reported that the press reports of a potential transaction that had appeared the previous day did not materially change the valuation analysis Lazard had previously presented to, and discussed with, the Independent Committee. Lazard also presented orally an updated valuation analysis to the Independent Committee.

        Later on July 21, 2004, the Board of Directors met to receive an update on the status of negotiations with J.P. Morgan Partners and Apollo. The members of the Board affiliated with Apollo did not attend the meeting. Representatives of Skadden Arps reviewed with the Board the negotiations that had taken place over the previous two days. They also reviewed in detail the potential escrow breakage costs and J.P. Morgan Partners' continued insistence that AMCE bear any such costs in the event the merger agreement were to be terminated for any reason. The Board took note that, in the earliest phases of negotiations with J.P. Morgan Partners, a break-up fee of $25 million would have been payable solely in connection with a termination of the merger agreement by reason of an alternative transaction, and it discussed the additional, unrelated circumstances under which AMCE might now be required to pay expenses. The Board also noted that the maximum amount of expenses for which AMCE might become liable represented approximately 2.5% of the transaction equity value, and considered the views expressed by AMCE's legal counsel on such matters. In considering the comments of AMCE's legal counsel, the Board also considered other factors, including the fact that no interested bidders had emerged since the published rumors about the transaction had appeared, and the fact that two private equity firms who had been invited to participate in the transaction had declined to do so, having been unwilling to participate in a transaction at the $19.50 per share price level. Further, it considered AMCE's liquidity position, and the ability of AMCE to absorb such expenses if the merger agreement were to be terminated.

        Also at the July 21, 2004 meeting, after members of AMCE's management had been excused from the meeting, the Board of Directors considered the arrangements that had been made with respect to AMCE management and employees in the transaction, including the proposed treatment of outstanding equity awards. It also discussed the arrangements that had been made between J.P. Morgan Partners and Messrs. Brown and Singleton, including the fact that Messrs. Brown and Singleton and other members of AMCE senior management would be invited to re-invest an unspecified portion of their proceeds from the transaction in AMCE at or following the closing. Further, it considered the provisional arrangements that had been made with respect to a post-transaction equity plan for certain members of AMCE senior management.

        At the conclusion of the July 21 meeting, AMCE's Board directed AMCE's management and advisors to continue negotiations with J.P. Morgan Partners in an effort to finalize the terms of the merger agreement.

        After negotiations throughout July 21 between AMCE and the Independent Committee and their respective counsel, on the one hand, and J.P. Morgan Partners and its counsel, on the other hand, the parties reached agreement on AMCE's responsibility with respect to certain costs associated with the escrow financing arrangements, and on the circumstances under which AMCE would bear other expenses of the lenders and J.P. Morgan Partners in the event the merger agreement were to be terminated. AMCE and its advisors concluded that such arrangements effectively limited AMCE's maximum exposure for breakage costs and other expenses to approximately 2.5% of AMCE's equity value in the transaction. J.P. Morgan Partners also reached agreement with Messrs. Brown and Singleton the terms of their arrangements with respect to continued employment and equity participation.

        On the morning of July 22, 2004, the Independent Committee met with its legal and financial advisors. At the invitation of the Independent Committee, representatives of Skadden Arps updated the Independent Committee on the status of the transaction. Skadden Arps also reported to the Independent Committee that a letter that the Independent Committee had requested from Apollo expressing Apollo's current non-binding intent to consent to any alternative transaction offering a higher cash price per share for all shares of AMCE capital stock, if such transaction had, in Apollo's judgment, the same or higher likelihood of consummation as the proposed transaction, which we refer to as the "Apollo letter," had been received by AMCE's board of directors. After the representatives of Skadden Arps excused themselves from the meeting, Lazard delivered to the Independent Committee its oral opinion, subsequently confirmed in a written opinion dated July 22, 2004, that, based upon and subject to the various assumptions made, procedures followed, matters considered and limitations upon the review undertaken as described in the written opinion, the $19.50 per share cash merger consideration is fair, from a financial point of view, to the holders of AMCE's common stock (other than Holdings, Marquee, the Apollo Funds, holders of AMCE's Class B stock, any persons or entities who will, upon consummation of the merger, be direct or indirect holders of interests in Holdings, Marquee or the new company to be formed by the merger, and affiliates of any of the foregoing).

        At the conclusion of the meeting and after receipt of the oral opinion of Lazard, the Independent Committee determined that the merger was in the best interests of the holders of AMCE's common stock (other than Holdings, Marquee, the Apollo Funds, holders of AMCE's Class B stock, any persons or entities who will, upon consummation of the merger, be direct or indirect holders of interests in Holdings, Marquee or the new company to be formed by the merger, and affiliates of any of the foregoing). The Independent Committee approved the merger agreement and the voting agreements and recommended that the Board of Directors approve the merger agreement and that the holders of AMCE common stock (other than Holdings, Marquee, the Apollo Funds, holders of the AMCE Class B stock, any persons or entities who will, upon consummation of the merger, be direct or indirect holders of interests in Holdings, Marquee or AMCE, as the surviving corporation in the merger, and affiliates of any of the foregoing) vote for adoption of the merger agreement.

        Immediately following the Independent Committee's meeting, the Board of Directors of AMCE met to consider the proposed transaction. The members of the Board affiliated with Apollo did not attend the meeting. Representatives of Skadden Arps updated the Board on the results of the negotiations that had taken place since the previous meeting and described the final terms of the merger agreement and related transaction documents, including the final financing commitments. The Board considered the terms of these agreements and discussed the Apollo letter. Goldman Sachs referred again to its earlier financial analysis provided to the Board on July 19, 2004, and rendered to the Board its oral opinion (confirmed by delivery of a written opinion dated July 22, 2004) to the effect that, as of the date of the opinion and based on and subject to the matters stated in such opinion, the $19.50 per share in cash to be received by the holders of AMCE's common stock (other than Holdings, the Apollo Funds, holders of AMCE Class B stock, the members of management who would be given an opportunity to re-invest in AMCE and their affiliates) was fair, from a financial point of view, to such holders. The Independent Committee delivered to the Board its recommendation of the transaction. Following these presentations and after further considering numerous factors, including those set forth below under the caption "Reasons for the Board's Recommendation; Factors Considered," the Board of Directors approved the merger agreement and related agreements, and resolved to recommend that AMCE stockholders vote to adopt the merger agreement.

        Shortly after the meeting, and prior to the opening of trading of AMCE stock on the American Stock Exchange, AMCE, Holdings and Marquee executed the merger agreement and issued a press release announcing the transaction.

Reasons for the Independent Committee's Recommendation; Factors Considered

        In recommending approval of the merger agreement and the merger to AMCE's Board of Directors on July 22, 2004 (as described above), the Independent Committee considered numerous factors. The material factors, both positive and negative, are summarized below.

        The material positive factors are:

  (1)
  The merger would provide the holders of AMCE's common stock with cash consideration of $19.50 per share, a price the committee views as attractive in light of AMCE's historical and current financial performance and in light of current economic, industry and market conditions. The Independent Committee also considered that $19.50 per share represents a

    37.1% premium over the closing stock price on July 19, 2004 (the last unaffected stock price prior to the press reports of a potential transaction), and a 33.7% and 26.9% premium, respectively, over the closing stock price one week and four weeks prior to July 19, 2004.

  (2)
  Based upon, among other things, the detailed financial and valuation analysis presented to and discussed with the committee by Lazard, the $19.50 per share cash merger consideration provided by the merger agreement:

  •
  is at the upper end of the range of implied per share valuations for AMCE's common stock based upon trading for companies that Lazard deemed comparable to AMCE;

  •
  is above the range of implied per share valuations for the AMCE's common stock based upon observed premiums paid in merger transactions that Lazard deemed comparable to the proposed merger;

  •
  is at approximately the middle of the range of implied per share valuations for the common stock based upon a discounted cash flow analysis, and

  •
  is at the upper end of the range of implied per share valuations for the common stock based upon a leveraged buyout analysis.

  (3)
  The oral opinion of Lazard, subsequently confirmed in writing on July 22, 2004, that, based upon and subject to the various assumptions made, procedures followed, matters considered and limitations upon the review undertaken, described in the written opinion, the $19.50 per share cash merger consideration provided by the merger agreement is fair, from a financial point of view, to the holders of AMCE's common stock (other than Holdings, Marquee, the Apollo Funds, holders of AMCE's Class B stock, any persons or entities who will, upon consummation of the merger, be direct or indirect holders of interests in Holdings, Marquee, or the new company formed by the merger, and affiliates of any of the foregoing).

  (4)
  The proposed transaction values AMCE's cash flow generation more highly than the public markets likely would in the near term and possibly over the next 3-5 years, and that premium multiples are currently being paid to companies in AMCE's industry in change of control or sale transactions.

  (5)
  The Independent Committee's understanding that two other prominent private equity firms had separate discussions with J.P. Morgan Partners and Apollo about participating in the equity of Holdings, had separately conducted due diligence and had independently declined to participate, taken together with the Independent Committee's understanding that only large buyers could commit for the amount of equity necessary to consummate a potential transaction and that certain financial sponsors who might otherwise be interested in a potential transaction were already participating in either the recent Cinemark transaction or the pending Loews transaction, which led the Independent Committee to believe that a favorable per share price from J.P. Morgan Partners had been achieved that might not be able to be achieved from another party.

  (6)
  Apollo had stated that it would be willing to sell all or a portion of its holdings at the $19.50 per share price if J.P. Morgan Partners had offered that option, and had also stated its current intention to sell into an all cash superior proposal that has the same or higher likelihood of consummation as the merger (which intention was confirmed in a letter from Apollo to AMCE dated July 22, 2004).

  (7)
  Holdings was willing to pay $19.50 per share only if the Apollo Funds participated in the equity of Holdings, and Holdings had earlier indicated that it would pay at least $.50 less per share if the Apollo Funds did not participate in the equity of the surviving company.

  (8)
  The merger agreement and voting agreements, after giving consideration to the requirements and conditions set forth therein, allow AMCE a reasonable opportunity to respond to certain third party acquisition proposals, and, if a superior proposal were made, to terminate the merger agreement and accept the superior proposal up until the time of the stockholder vote on the merger agreement, subject to certain limitations including the payment of a termination fee (including the escrow "breakage" fees associated with the buyer group's financing arrangements), and Apollo has expressly stated its current non-binding intent to consent to and sell into an all cash superior proposal that has the same or higher likelihood of consummation as the merger, and has sent a letter dated as of July 22, 2004 to the Board of Directors of AMCE to this effect.

  (9)
  Holders of AMCE's common stock that do not vote in favor of the merger or otherwise waive their appraisal rights will have the opportunity to demand appraisal of the fair value of their shares under Section 262 of the General Corporation Law of the State of Delaware.

  (10)
  The percentage of the transaction equity value represented by the termination fee (including the escrow breakage fees) payable in the event the merger agreement were terminated is within the range of fees payable in comparable transactions.

  (11)
  Apollo's statement that it would not consent to the merger (pursuant to the "approval rights" granted pursuant to the Apollo investment agreement) at a price less than $19.50 per share.

  (12)
  Apollo will not receive any part of the expense coverage fee.

  (13)
  That Holdings has received commitments from reputable institutions to provide financing with respect to the merger, and the nature of the conditions to the obligations of such institutions. The financing commitments and the conditions thereto are described under the caption "Merger Financing" beginning on page     .

  (14)
  The Independent Committee's understanding that AMCE had not been contacted by any potential buyers between the time at which the possibility of a transaction had been announced in the press and the time of the announcement of the transaction.

  (15)
  The holders of AMCE Class B stock will receive the same form and amount of consideration in the proposed merger as the holders of AMCE common stock.

        The material negative factors are:

  (1)
  That the merger will require payment to the holders of AMCE's preferred stock of the change of control distribution, payable in additional shares of AMCE preferred stock, pursuant to the terms of the certificate of designations for the preferred stock, that such payment reduces the merger consideration payable to AMCE's stockholders by $0.74 per share (above the present value of the cash dividends that AMCE could elect at its option to pay in cash until April 19, 2006), and that such distribution would not be payable if a change of control transaction were effected after April 19, 2006.

  (2)
  That AMCE's stockholders, with the exception of the Apollo Investors and most likely certain members of AMCE's management, who may opt to participate in the equity of Holdings, will have no ongoing equity participation in AMCE following the merger; such stockholders will cease to participate in AMCE's future earnings or growth, if any, or to benefit from increases, if any, in the value of AMCE's stock owned by them, and will not participate in any future sale of AMCE to a third party.

  (3)
  That there exist known and possible conflicts of interest of certain of the directors and executive officers of AMCE who will be or will have the opportunity to be equity owners in AMCE following the merger.

  (4)
  That there was no attempt made to contact other possible purchasers for AMCE (other than the private equity firms invited to participate in the transaction as discussed above) or to conduct a public auction of AMCE (although it was noted that only large buyers could commit for the amount of equity necessary to consummate a potential transaction, there was a limited universe of strategic buyers, certain financial sponsors who might otherwise be interested in a potential transaction in AMCE's industry were already participating in either the recent Cinemark transaction or the pending Loews transaction, no expressions of interest had been received after published rumors about the transaction first appeared, there were certain benefits to negotiating with one potential buyer as a strategy to maximize value on an expedited and confidential basis and the potential adverse impact on AMCE of a broken deal and minimizing the risk of a broken deal).

  (5)
  That AMCE will be responsible for all interest accruing on the amounts borrowed by the buyer group to finance the transaction starting at the time such amounts are placed into escrow, and the fact that, in addition to such amounts, AMCE will be responsible for payment to J.P. Morgan Partners of an expense coverage fee of $10 million (although it was noted that Apollo would not receive any part of the expense coverage fee) and payment of certain expenses (up to $11.25 million) associated with the buyer group's financing arrangements if the merger agreement is terminated under certain circumstances.

  (6)
  That the merger is not subject to the approval by a separate vote of the holders of AMCE's common stock not affiliated with Apollo, Holdings and Marquee. The Independent Committee believes the merger is procedurally fair to the unaffiliated stockholders despite this because the Independent Committee was established to and did review and evaluate the merger on behalf of AMCE's unaffiliated stockholders.

  (7)
  That the cash consideration to be received by the holders of AMCE's stock will be taxable to them. The Independent Committee was not knowledgeable of, and did not consider, the tax effects of the transaction on Apollo or on any other affiliated stockholders (including members of AMCE management) who will have an opportunity to own an equity interest in Holdings following the merger.

  (8)
  The fact that the AMCE Board of Directors did not retain any additional unaffiliated representative to act on behalf of the unaffiliated AMCE stockholders; in this regard, the Independent Committee believed that the retention of such an additional representative was not necessary, because the Independent Committee was charged with representing such unaffiliated stockholders and it was actively involved in the extended and numerous deliberations regarding the merger on behalf of the unaffiliated stockholders.

        The foregoing discussion of the information and factors considered by the Independent Committee is not intended to be exhaustive, but includes the material factors considered by the Independent Committee. In view of the variety of factors considered in connection with its evaluation of the merger, the Independent Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given differing weights to different factors. On balance, the Independent Committee believed that the positive factors discussed above outweighed the negative factors discussed above.

        The Independent Committee also believes the process it followed in recommending the approval of the merger agreement was fair because:

  (1)
  The Independent Committee consists entirely of directors who are not AMCE officers or controlling shareholders or affiliated with any controlling shareholders or J.P. Morgan Partners.

  (2)
  The members of the Independent Committee will not personally benefit from the consummation of the merger in a manner different from the unaffiliated stockholders.

  (3)
  The Independent Committee retained and was advised by independent legal counsel.

  (4)
  The Independent Committee retained and was advised by Lazard, an independent investment banker, which assisted the committee in its evaluation of the fairness of the $19.50 per share cash merger consideration to the holders of AMCE's common stock (other than Holdings, Marquee, the Apollo Funds, holders of AMCE's Class B stock, any persons or entities who will, upon consummation of the merger, be direct or indirect holders of interests in Holdings, Marquee or the new company formed by the merger, and affiliates of any of the foregoing).

  (5)
  J.P. Morgan Partners had requested an exclusivity period prior to the execution of the Merger Agreement during which time AMCE could not entertain or solicit offers from other third parties, and AMCE declined to agree to such an exclusivity period. Other private equity firms had expressed an interest in investing in the industry, but the Board of Directors determined that AMCE and its stockholders were better served pursuing the proposed transaction with J.P. Morgan Partners.

  (6)
  The merger agreement and voting agreements, after giving consideration to the requirements and conditions set forth therein, allow AMCE a reasonable opportunity to respond to certain third party acquisition proposals, and, if a superior proposal were made, to terminate the merger agreement and accept the superior proposal up until the time of the stockholder vote on the merger agreement, subject to certain limitations including the payment of a termination fee (including escrow breakage fees), and that Apollo has expressly stated its current non-binding intent to consent to and sell into an all cash superior proposal that in its judgment has the same or higher likelihood of consummation as the merger, and has sent a letter dated as of July 22, 2004 to AMCE to this effect.

  (7)
  The percentage of the transaction equity value represented by the termination fee (including the escrow breakage fees) payable in the event the merger agreement were terminated is within the range of fees payable in comparable transactions.

  (8)
  That the obligation of Apollo and the Durwood Voting Trust to vote in favor of the merger agreement will terminate upon the Independent Committee or AMCE's Board having withdrawn, qualified or modified its recommendation of the merger, or having approved or recommended a superior proposal, and upon any termination of the merger agreement in accordance with its terms, including any termination in order to accept a superior proposal.

  (9)
  The fact that the Independent Committee was involved in extensive and numerous deliberations regarding the merger, was kept informed of the status of negotiations, consistently relayed to AMCE and its advisors its positions with respect to the price and terms, and had authority to recommend against the merger.

  (10)
  The holders of AMCE Class B stock were separately represented in the negotiations of the proposed merger.

Reasons for the Board's Recommendation; Factors Considered

        In approving the merger agreement and related agreements, and recommending that AMCE's stockholders vote for the adoption of the merger agreement, the Board of Directors of AMCE considered a number of factors, including the following material factors:

  (1)
  The determination and recommendation of the Independent Committee, and the factors considered by the Independent Committee, as described under the caption "—Reasons for the Independent Committee's Recommendation; Factors Considered" above.

  (2)
  The financial condition, results of operations, competitive position, business and prospects of AMCE, the current economic and market conditions and the nature of the theatrical exhibition industry. In this regard, the Board considered:

  •
  the fact that AMCE had a large amount of cash on hand, earning a low return and otherwise not being utilized to maximize value for AMCE's stockholders;

  •
  the fact that AMCE trades at a discount to its peers (calculated on the basis of the ratio of its stock price to its twelve-month trailing EBITDA) in the public equity markets; and

  •
  the lack of attractive near-term acquisition targets or strategic partners for AMCE.

  (3)
  The fact that the $19.50 in cash to be received by AMCE's stockholders in the merger represents:

  •
  a premium of approximately 37.1% over the closing price of shares of AMCE common stock on the day before the appearance of news stories discussing the transaction;

  •
  a premium of approximately 27.5% over the average closing price of shares of AMCE common stock over a three month period;

  •
  a premium of approximately 28.2% over the average closing price of shares of AMCE common stock over a six month period;

  •
  a premium of approximately 35.8% over the average closing price of shares of AMCE common stock over a one year period; and

  •
  a premium of approximately 63.9% over the average closing price of shares of AMCE common stock over a three year period.

  (4)
  The fact that the merger consideration will be all cash, which provides certainty of value to AMCE's stockholders.

  (5)
  The fact that the consideration and other terms of the merger agreement resulted from negotiations between AMCE and J.P. Morgan Partners, and the Board's belief that $19.50 per share in cash for each share of AMCE common stock represented the highest per share consideration that could be negotiated.

  (6)
  The financial presentation of Goldman Sachs, including the oral opinion of Goldman Sachs (confirmed by delivery of a written opinion dated July 22, 2004) to the effect that, as of the date of the opinion and based on and subject to the matters stated in the opinion, the consideration to be received by the holders of AMCE common stock (other than Holdings, the Apollo Funds, holders of AMCE Class B stock, members of AMCE management who have the option to participate in Holdings and their affiliates), is fair from a financial point of view to those holders. The opinion of Goldman Sachs is more fully described below under the caption "Opinion of Goldman Sachs."

  (7)
  AMCE's complex capital structure, and the Board's belief, based in part on observations made by AMCE's financial advisors, that such complexity likely explained part of the discount at which AMCE has traded to its peers in the public equity markets. The Board also considered the difficulties that AMCE's capital structure had presented when AMCE had explored other strategic opportunities in the past.

  (8)
  The terms of the merger agreement, including the ability of AMCE to consider competing proposals. The Board considered that the merger agreement permits AMCE to furnish information to, and enter into discussions with, third parties in response to unsolicited written proposals regarding a competing transaction if the Board of Directors or the Independent Committee determines in good faith, after consultation with outside legal counsel, that the failure to take any such action would be inconsistent with its fiduciary duties to AMCE's stockholders under applicable law. See "The Merger Agreement—Covenants of AMCE—No Solicitation of Other Offers" for additional information regarding the ability of AMCE to consider competing proposals.

  (9)
  The other terms of the merger agreement regarding competing proposals, including the ability of AMCE to terminate the merger agreement and accept a financially superior proposal under specified conditions, subject to the payment to Holdings of an expense reimbursement fee and the payment of other expenses associated with the buyer group's financing arrangements. See "The Merger Agreement—No Solicitation of Other Offers" for additional information regarding the ability of AMCE to consider competing proposals and "The Merger Agreement—Expense Reimbursement" and "The Merger Agreement—Interest Payments

    Pursuant to Letters of Credit" for a description of the expenses for which AMCE is responsible.

  (10)
  The fact that AMCE and its advisors did not actively solicit indications of interest from other parties who might be interested in engaging in a transaction with AMCE prior to execution of the merger agreement. In this regard, the Board considered, among other factors:

  •
  the fact that Cinemark and Loews Cineplex had both recently completed lengthy auction processes, which had helped AMCE's financial advisors identify the parties who were most likely interested in investing in the theatrical exhibition industry or engaging in a transaction with AMCE;

  •
  the fact that the recently announced acquisitions of Cinemark and Loews Cineplex involved multiple investors acting together in buyer groups, which, in the views of the Board and AMCE's financial advisors, resulted in a smaller number of parties who would likely still be interested in making an investment in the theatrical exhibition industry or engaging in a transaction with AMCE;

  •
  the possibility that potentially interested buyers might need to jointly fund the required equity with others, and the possibility that collaboration among potential bidders might adversely impact the price AMCE could obtain in an auction;

  •
  the Board's belief, based in part on the three factors set forth immediately above, that it might be able to achieve a higher value in a negotiated transaction with J.P. Morgan Partners rather than through an auction process;

  •
  the Board's unwillingness to support a transaction which might involve significant delays to consummation, or risk of non-consummation;

  •
  the views of the Board that an auction process or active solicitations of interest in AMCE might be disruptive to AMCE's business and its employees, and might result in leaks of material, non-public information;

  •
  the views of the Board that the failure to engage in a transaction after an active sale process was conducted might cause the markets to have a negative view of AMCE, especially after AMCE had previously publicly announced that it was unable to reach agreement with Loews Cineplex;

  •
  the fact that two private equity firms who had been invited by J.P. Morgan Partners to participate in the transaction had declined to participate, which the Board viewed as an indication that it had achieved a favorable per share price from J.P. Morgan Partners that it might not be able to achieve from another party;

  •
  the fact that the Board had not received any expressions of interest from any third party after published rumors had appeared about a transaction between AMCE and J.P. Morgan Partners;

  •
  the fact that the Board had received an expression of interest from Cinemark in engaging in a transaction with AMCE and the Board had declined to pursue such indication of interest; and

  •
  the risk that AMCE pursuing other indications of interest might cause J.P. Morgan Partners to terminate its discussions with AMCE.

  (11)
  The terms of the merger agreement providing that AMCE will be responsible for all interest accruing on the amounts borrowed by the buyer group to finance the transaction, starting from the time such amounts are placed into escrow. In this regard, the Board considered:

  •
  the fact that both J.P. Morgan Partners and Apollo had indicated that their ability to engage in a transaction at a price of $19.50 per share was contingent upon securing funds on the favorable terms then available in the financing markets, and depositing the proceeds into escrow pending satisfaction of the other condition to the merger;

  •
  the fact that both J.P. Morgan Partners and Apollo had stated that they were unwilling to proceed with the transaction unless AMCE would commit to pay such amounts;

  •
  the likely amount of the interest expense in question;

  •
  the fact that, if the merger agreement is terminated, AMCE will still be responsible for the payment of such interest, regardless of the reason for such termination; and

  •
  the potential impact that payment of such amounts (including together with the amounts described in clause (12) below) might have on a third party wishing to make a competing proposal for AMCE.

  (12)
  The terms of the merger agreement providing that AMCE will be responsible for (i) payment to Holdings of an expense coverage fee of $10 million and (ii) payment of certain expenses (up to an aggregate of $11.25 million) associated with J.P. Morgan Partners' and Apollo's financing arrangements, in each case if the merger agreement is terminated under specified circumstances, including if the merger agreement is terminated to accept a superior proposal. The Board noted that these amounts were in addition to the interest expenses for which AMCE would also be responsible (see clause (11) above), and also considered the potential discouraging impact that payment of such amounts (including together with the amounts described in clause (11)) might have on a third party wishing to make a competing proposal for AMCE.

  (13)
  The fact that, since the onset of negotiations with AMCE, J.P. Morgan Partners had taken the position that it was unwilling to enter into a transaction with AMCE unless Apollo and the Durwood Voting Trust were contractually committed to supporting the transaction. The Board considered the impact that such arrangements might have on third parties interested in making a competing proposal for AMCE. The Board also considered the terms of the voting agreements entered into by each of Apollo and the Durwood Voting Trust, including:

  •
  the agreement of Apollo to consent to the transaction, and the agreements of Apollo and the Durwood Voting Trust to vote their shares in favor of adoption of the merger agreement;

  •
  the fact that the voting agreements terminate if either AMCE's Board or the Independent Committee changes its recommendation of the transaction, or if the merger agreement is terminated (including being terminated by AMCE to accept a competing proposal).

  •
  the fact that both Apollo and the Durwood Trust did not accept proposed terms which would have provided that, if the AMCE Board were to elect to pursue a superior proposal, the voting agreements would have automatically bound Apollo and the Durwood Trust to support such superior transaction, although both Apollo and the Durwood Trust had indicated that they would be amenable to discussing their support of such transactions were they to arise.

  See the section entitled "The Voting Agreements" for a more complete description of the terms of the Apollo and Durwood Trust voting agreements.

  (14)
  The fact that Apollo, by virtue of the terms of its pre-existing investment in AMCE, possesses "approval rights" with respect to certain actions proposed to be taken by AMCE, including the right to approve any merger, consolidation or similar transaction involving AMCE (including the merger). In this regard, the Board considered a number of factors, including:

  •
  Apollo's agreement to consent to the merger and the transactions contemplated by the merger agreement, including in light of the interests of Apollo described under the caption "Interests of Certain Persons in the Merger";

  •
  the terms of Apollo's voting agreement; and

  •
  the letter delivered by Apollo to AMCE's Board of Directors, indicating Apollo's current non-binding intention to support alternative transactions meeting specified criteria.

  (15)
  The fact that the transactions contemplated by the merger agreement will constitute a "change of control" for purposes of AMCE's Series A convertible preferred stock and result in the payment of a special distribution of shares of such stock to the holders thereof. In this regard, the Board considered:

  •
  the number of shares issuable as a result of the distribution and the value thereof, and the fact that the distribution will result in dilution to the holders of AMCE's common stock;

  •
  the timing of the transaction, and the fact that the number of shares payable as a result of the distribution would decrease each quarter through April 2006, after which time no such distribution would be payable if a "change of control" transaction took place, and the possibility that at such later date an opportunity such as the one presented by the merger might not exist; and

  •
  the fact that the Apollo Investors, which will continue to own a significant equity stake in AMCE following the merger, will receive (on an as-converted basis) approximately 4.4 million shares of common stock as a result of the change of control distribution (with an aggregate value at the merger price in excess of $85 million), as opposed to cash dividends payable through April 19, 2006 with a value of approximately $30.1 million

  (16)
  The potential conflicts of interest between AMCE, on the one hand, and Apollo, on the other hand, including:

  •
  the fact that Apollo will be re-investing a significant portion of the proceeds it receives in the transaction, and will own approximately 49.9% of Holdings immediately following the transaction, and the impact such an arrangement might have on a third party which was considering making a competing proposal;

  •
  the fact that the Apollo will be receiving a large number of shares of common stock as a result of the change of control distribution (see clause (15) above);

  •
  the fact that Apollo will receive a portion of the $20 million "sponsor fee" payable upon consummation of the transaction.

  See sections entitled "Background of the Merger" and "Interests of Certain Persons in the Merger" for a description of these potential conflicts of interest.

  (17)
  The potential conflicts of interest between AMCE on the one hand, and, on the other hand, certain members of AMCE's management, including Messrs. Brown and Singleton, who will be given an opportunity to invest in Holdings upon or following consummation of the transaction. See sections entitled "—Background of the Merger" and "Interests of Certain Persons in the Merger" for a description of these potential conflicts of interest.

  (18)
  The procedural safeguards that have been put in place to ensure the fairness of the transactions to AMCE's common stockholders, including the formation of the Independent

    Committee. In this regard, while the AMCE Board noted that the Independent Committee was not the sole negotiator of the terms of the transaction with J.P. Morgan Partners, it considered the fact that Mr. Egan, a member of AMCE's Board of Directors, who is not affiliated with J.P. Morgan Partners or Apollo and who will not personally benefit from the consummation of the merger in a manner different from the unaffiliated stockholders, was appointed to oversee negotiations on behalf of AMCE.

  (19)
  The likelihood of consummation of the merger, including the financing condition to the merger. The Board considered the size and reputation of J.P. Morgan Partners and the third party financing commitments that were in place in concluding that the financing condition could be satisfied. It also considered the fact that J.P. Morgan Partners and Apollo intended to access the financial markets shortly after announcement of the transaction, and noted the additional certainty that would be achieved by securing the necessary funds within 20 days after announcement of the transaction.

  (20)
  The fact that holders of AMCE's common stock that do not vote in favor of the merger or otherwise waive their rights of appraisal will have the opportunity to demand an appraisal of the fair value of their shares under Section 262 of the General Corporation Law of the State of Delaware, or DGCL.

  (21)
  The fact that, following the merger, AMCE's stockholders (other than the Apollo Investors and the members of AMCE management who reinvest in AMCE) will cease to participate in any future growth of AMCE or benefit from any increase in its value.

  (22)
  The fact that the holders of AMCE Class B stock were separately represented in the negotiation of the proposed merger and would receive the same form and per share amount of consideration in the proposed merger as the holders of AMCE common stock.

        The foregoing discussion of the information and factors considered by AMCE's Board of Directors is not intended to be exhaustive, but includes the material factors considered by the Board of Directors. In view of the variety of factors considered in connection with its evaluation of the merger, AMCE's Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given differing weights to different factors.

        AMCE's Board of Directors considered all of these factors in reaching the conclusions and recommendations described above. These factors generally figured positively, as advantages or opportunities, with the following exceptions:

  •
  the factor described in clause (10), which figured negatively, but which the Board felt was outweighed by the other factors, including the factors described in clauses (8) and (9) above, and the countervailing considerations discussed within clause (10) above;

  •
  the factors described in clauses (11) and (12), which figured negatively, but which the Board felt were outweighed by the other factors, including the countervailing considerations discussed within clause (11) above;

  •
  the factor described in clause (14) above, which the Board considered neutral in its evaluation;

  •
  the factors considered in clauses (15) and (21) above, which figured negatively, but one which AMCE Board felt was outweighed by the other factors, including the factors described in clauses (2) through (6);

  •
  the factors described in clauses (16) and (17) above, which figured negatively as risks, but risks which the Board believed could be managed successfully, including through the factor described in clause (18).

Recommendations of the Independent Committee and the Board of Directors; Fairness of the Merger

The Independent Committee

        Our Board of Directors established an Independent Committee consisting of two of our disinterested and independent directors, Messrs. Charles S. Sosland and Paul E. Vardeman to review, evaluate and make recommendations to the Board of Directors, on behalf of the stockholders of AMCE (other than the Apollo Funds and the Durwood Voting Trust), with respect to certain possible transactions, including transactions involving the recapitalization of AMCE and transactions involving the sale of all or a portion of the capital stock of AMCE to a third party. The Independent Committee received independent legal and financial advice and conducted a vigorous evaluation of, and participated in negotiations with respect to, the merger agreement and the various other agreements related to the merger.

        The Independent Committee, by unanimous vote at a meeting held on July 22, 2004, determined that the merger agreement and the transactions contemplated by the merger agreement, are advisable, substantively and precedurally fair to, and in the best interests of, AMCE and the unaffiliated AMCE stockholders.

        The Independent Committee, also at the July 22, 2004, meeting, recommended that (1) our Board of Directors adopt and approve the merger agreement and the transactions contemplated by the merger agreement and (2) the holders of AMCE common stock (other than Holdings, Marquee, Apollo, holders of the AMCE Class B stock, any persons or entities who will, upon consummation of the merger, be direct or indirect holders of interests in Holdings, Marquee or AMCE, as the surviving corporation in the merger, and affiliates of any of the foregoing) vote in favor of adoption of the merger agreement. In reaching its determination, the Independent Committee consulted with management, as well as the Independent Committee's financial and legal advisors, and considered the short-term and long-term interests and prospects of the AMCE stockholders on whose behalf it made its determination and recommendation. Along with the other factors described in more detail in the section entitled "Reasons for the Independent Committee's Recommendation; Factors Considered," the Independent Committee also considered the fairness opinion presented to the Independent Committee by Lazard. See the section entitled "—Opinion of Lazard" for a discussion of Lazard's fairness opinion.

        The Independent Committee believes that the merger is procedurally fair despite the fact that the terms of the merger agreement do not specifically require the approval of at least a majority of the unaffiliated security holders of AMCE (as such term is defined in Rule 13e-3 under the Exchange Act) and the fact that AMCE's Board of Directors did not retain an unaffiliated representative, other than the Independent Committee, to act solely on behalf of the unaffiliated AMCE stockholders for purposes of negotiating the terms of the merger agreement. In this regard, the Independent Committee believes that it was not necessary for AMCE's Board of Directors to retain any additional unaffiliated representative to act on behalf of the unaffiliated AMCE stockholders because the Independent Committee was charged with representing such unaffiliated stockholders and it was actively involved in the extended and numerous deliberations regarding the merger on behalf of the unaffiliated stockholders. In making its fairness determination, the Independent Committee did not assign specific relative weights to the factors which it considered.

        The Independent Committee did not consider net book value in determining the fairness of the merger to unaffiliated AMCE stockholders because of its belief, after consultation with its financial advisors, that net book value, which is an accounting concept, does not reflect, or have any meaningful impact on, the market trading prices for the AMCE common stock. The Independent Committee notes, however, that the merger consideration of $19.50 per share of AMCE common stock is higher than the book value of the AMCE common stock. The Independent Committee did not consider liquidation value in determining the fairness of the merger to unaffiliated AMCE stockholders because AMCE will continue to operate its businesses following completion of the merger and the Independent Committee does not believe that either the Apollo Investors or the JPMP Investors have any intention of liquidating AMCE following the merger. The Independent Committee did not establish a pre-merger going concern value for the AMCE common stock as a public company to determine the fairness of the merger consideration to unaffiliated AMCE stockholders. The Independent Committee did not consider the going concern value of AMCE in determining the fairness of the merger because, following the merger, AMCE will have a significantly different capital structure, which will result in different opportunities and risks for the business as a highly leveraged private company.

Our Board of Directors

        Our Board of Directors consists of eight directors, four of whom, Messrs. Black, Rowan, Berg and Brown, have interests in the merger different from the interests of our unaffiliated shareholders generally. On July 22, 2004, our Board of Directors, with Messrs. Black, Rowan and Berg abstaining and not participating, approved and adopted the merger agreement, determined to submit it to our stockholders to vote upon its adoption and recommended that our stockholders vote in favor of the adoption of the merger agreement. Messrs. Black, Rowan and Berg chose to abstain and not to participate in the meeting due to their affiliation with Apollo, which has interests in the merger that are different from those of the unaffiliated stockholders generally. See the sections entitled "—Interests of Apollo in the Merger "for additional information on Apollo's interests in the merger. Mr. Brown, who it is anticipated will acquire an equity interest in Holdings and continue as an executive officer of AMCE following completion of the merger, participated in the Board of Directors' vote.

        On the basis of the Independent Committee's recommendation, our Board of Directors (1) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, substantively and procedurally fair to and in the best interests of AMCE and the unaffiliated AMCE stockholders, and (2) recommended that our stockholders adopt the merger agreement.

        In reaching its determination, our Board of Directors consulted with AMCE management, as well as its financial and legal advisors, and considered the short-term and long-term interests and prospects of AMCE's unaffiliated stockholders. Along with the factors described in more detail above, the Board of Directors considered the opinion as to fairness presented by Goldman. See the sections entitled "—Background of the Merger" for additional information on the Board of Director's recommendations and "—Opinion of Goldman Sachs" for a discussion of Goldman Sachs' opinion.

        Our Board of Directors believes that the merger is procedurally fair despite the fact that the terms of the merger agreement do not specifically require the approval of at least a majority of the unaffiliated security holders of AMCE (as such term is defined in Rule 13e-3 under the Exchange Act) and that the Company did not retain an unaffiliated representative, other than the Independent Committee, to act solely on behalf of the unaffiliated AMCE stockholders for purposes of negotiating the terms of the merger agreement. In this regard, our Board of Directors believes it was not necessary to retain any additional unaffiliated representative to act on behalf of the unaffiliated security holders of AMCE in light of the fact that the use of a special committee of independent directors is a mechanism well recognized to ensure fairness of the transactions of this type. In making its fairness determination, our Board of Directors did not assign specific relative weights to the factors which it considered.

        Our Board of Directors did not consider net book value in determining the fairness of the merger to unaffiliated AMCE stockholders because of its belief, after consultation with its financial advisors, that net book value, which is an accounting concept, does not reflect, or have any meaningful impact on, the market trading prices for the AMCE common stock. Our Board of Directors notes, however, that the merger consideration of $19.50 per share of AMCE common stock is higher than the book value of the AMCE common stock. Our Board of Directors did not consider liquidation value in determining the fairness of the merger to unaffiliated AMCE stockholders because AMCE will continue to operate its businesses following completion of the merger and our Board of Directors does not believe that either the Apollo Investors or the JPMP Investors have any intention of liquidating AMCE following the merger. Our Board of Directors did not establish a pre-merger going concern value for the AMCE common stock as a public company to determine the fairness of the merger consideration to unaffiliated AMCE stockholders. Our Board of Directors did not consider the going concern value of AMCE in determining the fairness of the merger because, following the merger, AMCE will have a significantly different capital structure, which will result in different opportunities and risks for the business as a highly leveraged private company.

Position of Apollo and the Apollo Investors as to the Fairness of the Merger

        Under a possible interpretation of the rules governing "going private" transactions, Apollo and the Apollo Investors may be deemed to be affiliates of AMCE and required to express their beliefs as to the substantive and procedural fairness of the merger to unaffiliated AMCE stockholders. Each of Apollo and the Apollo Investors is making the statements included in this sub-section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. Each of Apollo and the Apollo Investors believes that the merger is substantively and procedurally fair to the unaffiliated AMCE stockholders on the basis of the factors described below.

        Neither Apollo nor the Apollo Investors participated in the deliberations of AMCE's Board of Directors regarding, or received advice from AMCE's legal or financial advisors as to, the fairness of the merger to the unaffiliated AMCE stockholders.

        Each of Apollo and the Apollo Investors believes the merger is substantively and procedurally fair to the unaffiliated AMCE stockholders on the basis of the factors described below. However, neither Apollo nor the Apollo Investors performed, or engaged a financial advisor to perform, any valuation or other analysis for the purposes of assessing the fairness of the merger to the unaffiliated AMCE stockholders.

        In making their determination that the merger was substantively and procedurally fair to the unaffiliated AMCE stockholders, Apollo and the Apollo Investors considered the following material positive factors:

  •
  The fact that the $19.50 in cash to be received by AMCE's stockholders in the merger represents:

  •
  a premium of approximately 37.1% over the closing price of shares of AMCE common stock on the day before the appearance of news stories discussing the transaction;

  •
  a premium of approximately 27.5% over the average closing price of shares of AMCE common stock over a three month period;

  •
  a premium of approximately 28.2% over the average closing price of shares of AMCE common stock over a six month period;

  •
  a premium of approximately 35.8% over the average closing price of shares of AMCE common stock over a one year period; and

  •
  a premium of approximately 63.9% over the average closing price of shares of AMCE common stock over a three year period.

  •
  Holders of AMCE's common stock that do not vote in favor of the merger or otherwise waive their appraisal rights will have the opportunity to demand appraisal of the fair value of their shares under Section 262 of the General Corporation Law of the State of Delaware.

  •
  That the merger will provide consideration to AMCE's shareholders entirely in cash.

  •
  The nature of the financing commitments received by Holdings with respect to the merger agreement, including the identity of the institutions providing such commitments and the conditions to the obligations of such institutions to fund such commitments.

  •
  That each of the Independent Committee and our Board of Directors determined, by the unanimous vote of all directors voting on the matter, that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of AMCE and its stockholders.

  •
  That the Independent Committee received the opinion of Lazard, dated July 22, 2004, to the effect that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations upon the review undertaken as described in its opinion, the $19.50 per share cash merger consideration provided by the merger agreement was fair, from a financial point of view, to the holders of AMCE's common stock (other than Holdings, Marquee, the Apollo Funds, holders of AMCE's Class B stock, any persons or entities who will, upon consummation of the merger, be direct or indirect holders of interests in Holdings, Marquee, or the new company formed by the merger, and affiliates of any of the foregoing).

  •
  That our Board of Directors received the opinion of Goldman Sachs, dated July 22, 2004, to the effect that, as of that date and based upon and subject to the factors and assumptions set forth in its opinion, the $19.50 per share in cash to be received by the holders (other than Holdings, the Apollo Funds, members of AMCE management who have the option to participate in Holdings, the holders of AMCE Class B stock, and their affiliates) of the outstanding shares of AMCE common stock pursuant to the merger agreement was fair from a financial point of view to those holders.

        Apollo and the Apollo Investors also considered the following material negative factors:

  •
  That AMCE's stockholders, with the exception of the Apollo Investors and most likely certain members of AMCE's management, will have no ongoing equity participation in AMCE following the merger; such stockholders will cease to participate in AMCE's future earnings or growth, if any, or to benefit from increases, if any, in the value of AMCE's stock owned by them, and will not participate in any future sale of AMCE to a third party.

  •
  That there exist known and possible conflicts of interest of certain of the directors and executive officers of AMCE who will be or will have the opportunity to be equity owners in AMCE following the merger.

  •
  That there was no attempt made to contact other possible purchasers for AMCE (other than the private equity firms invited to participate in the transaction as discussed above) or to conduct a public auction of AMCE (although it was noted that only large buyers could commit for the amount of equity necessary to consummate a potential transaction, there was a limited universe of strategic buyers, certain financial sponsors who might otherwise be interested in a potential transaction in AMCE's industry were already participating in either the recent Cinemark transaction or the pending Loews Cineplex transaction, no expressions of interest had been received after published rumors about the transaction first appeared, there were certain benefits to negotiating with one potential buyer as a strategy to maximize value on an expedited and confidential basis and the potential adverse impact on AMCE of a broken deal and minimizing the risk of a broken deal).

  •
  That AMCE will be responsible for all interest accruing on the amounts borrowed by the buyer group to finance the transaction starting at the time such amounts are placed into escrow, and the fact that, in addition to such amounts, AMCE will be responsible for payment to J.P. Morgan Partners of an expense coverage fee of $10 million (although it was noted that Apollo would not receive any part of the expense coverage fee) and payment of certain expenses (up to $11.25 million) associated with the buyer group's financing arrangements if the merger agreement is terminated under certain circumstances.

  •
  That the cash consideration to be received by the holders of AMCE's stock will be taxable to them.

        Each of Apollo and the Apollo Investors believes that the merger is procedurally fair to unaffiliated AMCE stockholders based upon the following factors:

  •
  the Independent Committee consisted entirely of directors who are not AMCE officers or controlling shareholders or affiliated with any controlling shareholders of AMCE or with J.P. Morgan Partners.

  •
  the members of the Independent Committee will not personally benefit from the consummation of the merger in a manner different from the unaffiliated AMCE stockholders.

  •
  the Independent Committee retained and was advised by independent legal counsel experienced in advising on similar transactions.

  •
  the Independent Committee retained and was advised by Lazard, an independent investment banker, which assisted the committee in its evaluation of the fairness from a financial point of view, to the holders of AMCE's common stock (other than Holdings, Marquee, the Apollo Funds, holders of AMCE's Class B stock, any persons or entities who will, upon consummation of the merger, be direct or indirect holders of interests in Holdings, Marquee, or the new company formed by the merger, and affiliates of any of the foregoing) of the $19.50 per share cash merger consideration.

  •
  the merger was unanimously approved by the members of the Independent Committee and by all members of our Board of Directors voting on the matter.

        Each of Apollo and the Apollo Investors believes that the merger is procedurally fair despite the fact that the terms of the merger agreement do not specifically require the approval of at least a majority of the unaffiliated security holders of AMCE (as such term is defined in Rule 13e-3 under the Exchange Act) and that our Board of Directors did not retain an unaffiliated representative, other than the Independent Committee, to act solely on behalf of the unaffiliated security holders of AMCE for purposes of negotiating the terms of the merger agreement. In this regard, each of Apollo and the Apollo Investors note that our Board of Directors believes it was not necessary for our Board of Directors to retain any additional unaffiliated representative to act on behalf of the unaffiliated security holders of AMCE in light of the fact that the use of a special committee of independent directors is a mechanism well recognized to ensure fairness of the transactions of this type. Apollo and the Apollo Investors did not rely on any report, opinion or appraisal from an outside party in determining the fairness of the merger to the unaffiliated security holders of AMCE, nor have they assigned specific relative weights to the factors considered by them.

        None of Apollo or the Apollo Investors considered net book value in determining the fairness of the merger to unaffiliated AMCE stockholders because they believe that net book value, which is an accounting concept, does not reflect, or have any meaningful impact on, the market trading prices for the AMCE common stock. They note, however, that the merger consideration of $19.50 per share of AMCE common stock is higher than the book value of the AMCE common stock. None of Apollo or the Apollo Investors considered liquidation value in determining the fairness of the merger to unaffiliated AMCE stockholders because AMCE will continue to operate its businesses following completion of the merger and none of Apollo, the Apollo Investors of the JPMP Investors have any intention of liquidating AMCE following the merger. Neither Apollo nor any of the Apollo Investors established a pre-merger going concern value for the AMCE common stock as a public company to determine the fairness of the merger consideration to unaffiliated AMCE stockholders. Apollo and the Apollo Investors do not believe there is a single method of determining going concern value. Apollo and the Apollo Investors did not consider the going concern value of AMCE in determining the fairness of the merger because, following the merger, AMCE will have a significantly different capital structure, which will result in different opportunities and risks for the business as a highly leveraged private company.

        Apollo and the Apollo Investors believe that these factors provide a reasonable basis for their belief that the merger is substantively and procedurally fair to the unaffiliated AMCE stockholders. This belief should not, however, be construed as a recommendation to any AMCE stockholder to vote to approve the merger agreement. Apollo and the Apollo Investors do not make any recommendation as to how stockholders of AMCE should vote their shares relating to the merger or any related transaction.

Position of the JPMP Investors as to the Fairness of the Merger

        Under a possible interpretation of the rules governing "going private" transactions, the JPMP Investors, which are the five entities identified on page     , may be deemed to be affiliates of AMCE and required to express their beliefs as to the substantive and procedural fairness of the merger to unaffiliated AMCE stockholders. Each of the JPMP Investors is making the statements included in this sub-section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. Each of the JPMP Investors believes that the merger is substantively and procedurally fair to the unaffiliated AMCE stockholders on the basis of the factors described below.

        None of the JPMP Investors participated in the deliberations of AMCE's Board of Directors regarding, or received advice from AMCE's legal or financial advisors as to, the substantive and procedural fairness of the merger to the unaffiliated AMCE stockholders. Based on the JPMP Investors' knowledge and analysis of available information regarding AMCE, however, as well as discussions with members of AMCE's senior management regarding the factors considered by, and the findings of, the Independent Committee and AMCE's Board of Directors discussed in the section entitled "—Recommendations of the Independent Committee and of our Board of Directors; Fairness of the Merger" beginning on page    , the JPMP Investors believe that the merger is substantively and procedurally fair to unaffiliated AMCE stockholders. In particular, they considered the following:

  •
  each of the Independent Committee and AMCE's Board of Directors determined, by the unanimous vote of all directors voting on the matter, that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are substantively and procedurally fair to and in the best interests of AMCE and the unaffiliated AMCE stockholders.

  •
  the Independent Committee received the opinion of Lazard, dated July 22, 2004, to the effect that, as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations upon the review undertaken as described in its opinion, the $19.50 per share cash merger consideration provided by the merger agreement was fair, from a financial point of view, to the holders of AMCE's common stock (other than Holdings, Marquee, the Apollo Funds, holders of AMCE's Class B stock, any persons or entities who will, upon consummation of the merger, be direct or indirect holders of interests in Holdings, Marquee, or the new company formed by the merger, and affiliates of any of the foregoing).

  •
  AMCE's Board of Directors received the opinion of Goldman Sachs, dated July 22, 2004, to the effect that, as of that date and based upon and subject to the factors and assumptions set forth in its opinion, the $19.50 per share in cash to be received by the holders (other than Holdings, the Apollo Funds, members of AMCE management who have the option to participate in Holdings, the holders of AMCE Class B stock, and their affiliates) of the outstanding shares of AMCE common stock pursuant to the merger agreement was fair from a financial point of view to those holders.

  •
  the $19.50 in cash to be received by AMCE's stockholders in the merger represents a premium of approximately 37.1% over the closing price of shares of AMCE common stock on the day before the appearance of news stories discussing the transaction and a premium of approximately 27.5% over the average closing price of shares of AMCE common stock over a three month period.

  •
  the merger will provide consideration to AMCE's shareholders entirely in cash.

        Each of the JPMP Investors believes that the merger is procedurally fair to unaffiliated AMCE stockholders based upon the following factors:

  •
  the Independent Committee consisted entirely of directors who are not AMCE officers or controlling shareholders or affiliated with any controlling shareholders of AMCE or with J.P. Morgan Partners.

  •
  the members of the Independent Committee will not personally benefit from the consummation of the merger in a manner different from the unaffiliated AMCE stockholders.

  •
  the Independent Committee retained and was advised by independent legal counsel experienced in advising on similar transactions.

  •
  the Independent Committee retained and was advised by Lazard, an independent investment banker, which assisted the committee in its evaluation of the fairness from a financial point of view, to the holders of AMCE's common stock (other than Holdings, Marquee, the Apollo Funds, holders of AMCE's Class B stock, any persons or entities who will, upon consummation of the merger, be direct or indirect holders of interests in Holdings, Marquee, or the new company formed by the merger, and affiliates of any of the foregoing) of the $19.50 per share cash merger consideration.

  •
  the merger was unanimously approved by the members of the Independent Committee and by all members of AMCE's Board of Directors voting on the matter.

        Each of the JPMP Investors believes that the merger is procedurally fair despite the fact that the terms of the merger agreement do not specifically require the approval of at least a majority of the unaffiliated security holders of AMCE (as such term is defined in Rule 13e-3 under the Exchange Act) and that AMCE's Board of Directors did not retain an unaffiliated representative, other than the Independent Committee, to act solely on behalf of the unaffiliated security holders of AMCE for purposes of negotiating the terms of the merger agreement. In this regard, each of the JPMP Investors note that AMCE's Board of Directors believes it was not necessary for our Board of Directors to retain any additional unaffiliated representative to act on behalf of the unaffiliated security holders of AMCE in light of the fact that the use of a special committee of independent directors is a mechanism well recognized to ensure fairness of the transactions of this type. The JPMP Investors did not rely on any report, opinion or appraisal from an outside party in determining the fairness of the merger to the unaffiliated security holders of AMCE, nor have they assigned specific relative weights to the factors considered by them.

        None of the JPMP Investors considered net book value in determining the fairness of the merger to unaffiliated AMCE stockholders because they believe that net book value, which is an accounting concept, does not reflect, or have any meaningful impact on, the market trading prices for the AMCE common stock. They note, however, that the merger consideration of $19.50 per share of AMCE common stock is higher than the book value of the AMCE common stock. None of the JPMP Investors considered liquidation value in determining the fairness of the merger to unaffiliated AMCE stockholders because AMCE will continue to operate its businesses following completion of the merger and neither the JPMP Investors nor the Apollo Investors have any intention of liquidating AMCE following the merger. None of the JPMP Investors established a pre-merger going concern value for the AMCE common stock as a public company to determine the fairness of the merger consideration to unaffiliated AMCE stockholders. The JPMP Investors do not believe there is a single method of determining going concern value. The JPMP Investors did not consider the going concern value of

AMCE in determining the fairness of the merger because, following the merger, AMCE will have a significantly different capital structure, which will result in different opportunities and risks for the business as a highly leveraged private company.

        The JPMP Investors believe that these factors provide a reasonable basis for their belief that the merger is fair to unaffiliated AMCE stockholders. This belief should not, however, be construed as a recommendation to any AMCE stockholder to vote to approve the merger agreement. The JPMP Investors do not make any recommendation as to how stockholders of AMCE should vote their shares relating to the merger or any related transaction.

Position of Holdings and Marquee as to the Fairness of the Merger

        Under a possible interpretation of the rules governing "going private" transactions, Holdings and Marquee may be deemed to be affiliates of AMCE and required to express their beliefs as to the substantive and procedural fairness of the merger to unaffiliated AMCE stockholders. Each of Holdings and Marquee is making the statements included in this sub-section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. Each of Holdings and Marquee believes that the merger is substantively and procedurally fair to unaffiliated AMCE stockholders on the basis of the factors described below.

        Neither Holdings nor Marquee participated in the deliberations of AMCE's Board of Directors regarding, or received advice from AMCE's legal or financial advisors as to, the fairness of the merger to unaffiliated AMCE stockholders. Based on Holdings and Marquee's knowledge and analysis of available information regarding AMCE, however, as well as discussions with members of AMCE's senior management regarding the factors considered by, and findings of, the Independent Committee and AMCE's Board of Directors discussed in the section entitled "—Recommendations of the Independent Committee and of our Board of Directors; Fairness of the Merger," Holdings and Marquee believe that the merger is substantively and procedurally fair to unaffiliated AMCE stockholders. In particular, as entities jointly owned by the JPMP Investors and the Apollo Investors, Holdings and Marquee considered the factors discussed in this proxy statement in the sections entitled "—Position of Apollo and the Apollo Investors as to the Fairness of the Merger" beginning on page     and "—Position of the JPMP Investors as to the Fairness of the Merger" beginning on page     .

        Holdings and Marquee believe that these factors provide a reasonable basis for their belief that the merger is substantively and procedurally fair to unaffiliated AMCE stockholders. This belief should not, however, be construed as a recommendation to any AMCE stockholder to vote to approve the merger agreement. Holdings and Marquee do not make any recommendation as to how stockholders of AMCE should vote their shares relating to the merger or any related transaction.

Opinion of Lazard

        Pursuant to an engagement letter, dated June 9, 2004, the Independent Committee retained Lazard to act as its investment banker in connection with the merger. As part of this engagement, Lazard delivered an oral opinion to the Independent Committee, subsequently confirmed in a written opinion dated July 22, 2004, that, as of the date of Lazard's written opinion and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations upon the review undertaken as described in the written opinion, the $19.50 per share cash merger consideration was fair, from a financial point of view, to the holders of AMCE common stock (other than Holdings, Marquee, the Apollo Funds, holders of AMCE Class B stock, any persons or entities who will, upon consummation of the merger, be direct or indirect holders of interests in Holdings, Marquee or the new company formed by the merger and affiliates of any of the foregoing). The exclusion of certain holders of AMCE capital stock from the opinion of Lazard was intended to apply to all stockholders who might be deemed to be affiliates of AMCE.

        The full text of the Lazard opinion is attached as Appendix B-2 to this proxy statement and is incorporated into this proxy statement by reference. The description of the Lazard opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the Lazard opinion set forth in Appendix B-2. Shareholders are urged to read the Lazard opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Lazard in connection with the opinion. Lazard's written opinion is directed to the Independent Committee and only addresses the fairness, from a financial point of view, to the holders of AMCE common stock (other than Holdings, Marquee, the Apollo Funds, holders of AMCE Class B stock, any persons or entities who will, upon consummation of the merger, be direct or indirect holders of interests in Holdings, Marquee or the new company formed by the merger and affiliates of any of the foregoing) of the $19.50 per share in cash to be paid to such holders in the merger. Lazard's written opinion does not address the merits of the underlying decision by AMCE to engage in the merger or any other aspect of the merger and does not constitute a recommendation to any stockholder as to how the stockholder should vote on any matter relating to the merger. Lazard's opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the date of the Lazard opinion. Lazard assumes no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of the opinion. The following is only a summary of the Lazard opinion. You are encouraged to read the entire opinion.

        In connection with its opinion, Lazard:

  •
  reviewed the financial terms and conditions contained in a draft of the merger agreement, dated July 22, 2004, which was provided to Lazard by the Independent Committee; Lazard was advised by the Independent Committee that such draft merger agreement did not differ materially from the final merger agreement;

  •
  analyzed certain historical business and financial information relating to AMCE;

  •
  reviewed various financial forecasts and other data provided to Lazard by AMCE relating to AMCE's business;

  •
  held discussions with members of the senior management of AMCE with respect to the business and prospects of AMCE;

  •
  reviewed public information with respect to certain other companies in lines of business Lazard believed to be generally comparable to the business of AMCE;

  •
  reviewed the historical stock prices and trading volumes of AMCE common stock; and

  •
  conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

        Lazard relied upon the accuracy and completeness of the foregoing information, and did not assume any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of AMCE, or concerning the solvency or fair value of AMCE. With respect to financial forecasts and other information and data provided to, or otherwise reviewed by, Lazard, Lazard assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of AMCE as to the future financial performance of AMCE. Lazard assumed no responsibility for and expressed no view as to such forecasts or other information or data or the assumptions on which they were based. In some cases, Lazard made adjustments, as appropriate for purposes of its analysis, to AMCE's earnings before interest, taxes, depreciation and amortization (EBITDA) or earnings before interest, taxes, depreciation, amortization and rent (EBITDAR). Lazard was not authorized to contact, and Lazard did not contact, any other party regarding a potential transaction with AMCE, nor was Lazard requested to consider, and Lazard's opinion does not address, the relative merits of the merger as compared to any other transaction in which AMCE might engage. Lazard's opinion is limited to the fairness, from a financial point of view, to the holders of AMCE common stock (other than Holdings, Marquee, the Apollo Funds, holders of AMCE Class B stock, any persons or entities who will, upon consummation of the merger, be direct or indirect holders of interests in Holdings, Marquee or the new company formed by the merger and affiliates of any of the foregoing) of the $19.50 per share in cash to be paid to such holders in the merger, and Lazard expressed no opinion as to the fairness of the consideration to be received by any other holders of capital stock of AMCE, the fairness of such consideration relative to the consideration to be received by holders of AMCE common stock or the underlying decision by AMCE to engage in the merger. Lazard was not asked to express and did not express any opinion as to any aspect of the change of control distribution or the Apollo Investors' reinvestment in Holdings.

        Lazard noted that its opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to them as of, the date of the opinion.

        In rendering its opinion, Lazard assumed that the merger would be consummated on the terms described in the draft merger agreement reviewed by Lazard, without any waiver of any material terms or conditions by AMCE, and that obtaining the necessary regulatory approvals for the merger would not have an adverse effect on AMCE. The Independent Committee advised Lazard, and Lazard assumed, that the final terms of the merger agreement would not differ materially from those set forth in the draft reviewed by Lazard.

        Lazard did not express any opinion as to the price at which AMCE common stock might trade subsequent to the announcement of the merger. Lazard's opinion did not address the merits of the underlying decision by AMCE to engage in the merger and is not intended to constitute a recommendation to any shareholder of AMCE as to how such holder should vote with respect to the merger or any matter relating thereto.

        The following is a brief summary of the material financial and comparative analyses that Lazard deemed to be appropriate for this type of transaction and that were performed by Lazard in connection with rendering its opinion. The following summaries of financial analyses include information included in tabular format. You should read these tables together with the text of each summary.

        Comparable Companies Analysis.    Lazard reviewed selected publicly available financial and other data of certain companies having businesses or other characteristics that it deemed reasonably comparable to AMCE or the business of AMCE. Carmike Cinemas, Inc. and Regal Cinemas Corporation were selected as the comparable companies because they are publicly traded companies in the U.S. whose principal line of business (theatrical exhibition) is most similar to that of AMCE.

        The forecasted financial information used by Lazard for AMCE in the course of this analysis was based on estimates published by Institutional Brokers Estimate System (IBES), and the forecasted financial information used by Lazard for the comparable companies in the course of this analysis was based on research estimates and estimates published by IBES. The historical financial information used by Lazard in the course of this analysis was based on publicly available historical information. As the comparable companies analysis is based on the value of each company on a stand alone basis (and not in the context of a change of control transaction), Lazard did not give effect to the change of control distribution in the comparable companies analysis. Calculations were made based on the closing price per share of each company's stock as of July 16, 2004. Subsequently Lazard orally updated its presentation to the Independent Committee with respect to the comparable companies analysis performed by Lazard in evaluating the implied per share value of AMCE common stock to reflect closing prices on July 19, 2004, which was the date of the last unaffected closing price of AMCE common stock prior to the announcement of the merger. The results of the updated presentation did not differ in any meaningful way from the presentation made by Lazard based on the closing price of each company's common stock on July 16, 2004.

        For each of the selected comparable companies and AMCE, Lazard derived and compared the total enterprise value of each comparable company as a multiple of:

  •
  actual revenue for the calendar year 2003 and for the twelve-month period immediately preceding March 31, 2004, in the case of the comparable companies, and April 1, 2004, in the case of AMCE;

  •
  estimated revenue for each of the calendar years 2004 and 2005;

  •
  actual EBITDA for the calendar year 2003 and the twelve-month period immediately preceding March 31, 2004, in the case of the comparable companies, and April 1, 2004, in the case of AMCE; and

  •
  estimated EBITDA for each of the calendar years 2004 and 2005.

        Enterprise value was calculated as equity value plus net debt.

        The results of the analysis were as follows:

Enterprise Value as a Multiple of:

	Regal	Carmike	Comparable Company Median	AMCE
Revenue
2003 Actual	1.77x	1.46x	1.62x	0.89x
Latest Twelve Months	1.76x	1.42x	1.59x	0.89x
2004 Estimated	1.72x	1.41x	1.56x	0.86x
2005 Estimated	1.60x	1.35x	1.47x	0.82x
EBITDA
2003 Actual	8.1x	7.4x	7.7x	6.5x
Latest Twelve Months	8.3x	6.9x	7.6x	6.4x
2004 Estimated	8.0x	7.2x	7.6x	6.1x
2005 Estimated	7.2x	6.9x	7.0x	5.8x

        For each of the selected comparable companies and AMCE, Lazard compared closing prices to actual earnings per share for the calendar year 2003 and estimated earnings per share for each of calendar years 2004 and 2005. The results of the analysis were as follows:

Closing Price as a Multiple of:

	Regal	Carmike	Comparable Company Median	AMCE
2003 Actual Earnings Per Share	13.3x	10.6x	11.9x	not meaningful
2004 Estimated Earnings Per Share	14.3x	10.6x	12.4x	not meaningful
2005 Estimated Earnings Per Share	12.6x	8.4x	10.5x	24.7x

        For each of the selected comparable companies, Lazard also adjusted enterprise value by capitalizing rents at an 8.0x multiple and adding that amount to enterprise value, and then calculated the adjusted enterprise value for each company as a multiple of that company's (i) actual EBITDAR for the calendar year 2003, (ii) EBITDAR for the twelve-month period immediately preceding

March 31, 2004, in the case of the comparable companies, and April 1, 2004, in the case of AMCE and (iii) estimated EBITDAR for each of the calendar years 2004 and 2005.

        The results of the analysis were as follows:

Adjusted Enterprise Value as a Multiple of:

	Regal	Carmike	Comparable Company Median	AMCE
EBITDAR
2003 Actual	8.1x	7.6x	7.8x	7.3x
Latest Twelve Months	8.2x	7.3x	7.7x	7.3x
2004 Estimated	8.0x	7.5x	7.7x	7.2x
2005 Estimated	7.5x	7.2x	7.4x	7.0x

        Applying the derived revenue and EBITDA multiples to the appropriate revenue and EBITDA data for AMCE, Lazard determined a range of implied enterprise values of AMCE. Lazard subtracted net debt to determine a range of equity values and divided by shares outstanding to determine a range of implied per share values. Applying the derived EBITDAR multiples to the appropriate EBITDAR data for AMCE, Lazard determined a range of implied adjusted enterprise values of AMCE. Lazard subtracted capitalized rents and net debt to determine a range of equity values and divided by shares outstanding to determine a range of implied per share values. Applying the derived multiples of earnings per share to the appropriate earnings per share data for AMCE, Lazard determined a range of implied per share values. Based on this analysis, Lazard calculated a range for the implied per share value of AMCE common stock of $14.23 to $20.65. Lazard noted that the common stock consideration was within this range.

        Precedent Transactions Analysis.    Lazard reviewed selected publicly available financial information for precedent merger and acquisition transactions in the theatrical exhibition industry. The financial information used by Lazard in the course of this analysis was based on historical information. As the precedent transactions analysis is based on the value of each company in a change of control context, Lazard gave effect to the change of control distribution in the precedent transactions analysis. Of the precedent transactions evaluated by Lazard, Lazard selected the following transactions for the precedent transactions analysis:

Announcement Date	Aquiror(s)	Target
June 2004	Bain Capital, The Carlyle Group, Spectrum Equity Investors	Loews Cineplex Entertainment Corporation
March 2004	Madison Dearborn Partners	Cinemark USA Inc.
February 2003	Regal Entertainment Group	Hoyts Cinemas Corporation
April 2002	Loews Cineplex Entertainment Corporation	Star Theatres
March 2002	AMCE	Gulf States Theatres

        For each of the precedent transactions, Lazard derived and compared the transaction value, as disclosed, as a multiple of sales and EBITDA, in each case for the twelve-month period immediately prior to the announcement of the transaction for which results were available. In each case, Lazard also adjusted the transaction value to reflect capitalized rents, and calculated this adjusted transaction value as a multiple of EBITDAR for the twelve-month period immediately prior to the announcement of the transaction. The results of this analysis were as follows:

Transaction Value as a Multiple of LTM:
Adjusted Transaction Value as a Multiple of EBITDAR
	Sales	EBITDA
High	2.93x	7.5x	7.6x
Average	1.66x	6.4x	7.0x
Median	1.57x	6.5x	7.0x
Low	1.10x	5.2x	6.4x

        Applying the derived sales and EBITDA multiples to the appropriate sales and EBITDA data for AMCE, Lazard determined a range of implied enterprise values of AMCE. Lazard subtracted net debt to determine a range of equity values and divided by shares outstanding to determine a range of implied per share values. Applying the derived EBITDAR multiples to the appropriate EBITDAR data for AMCE, Lazard determined a range of implied adjusted enterprise values of AMCE. Lazard subtracted capitalized rents and net debt to determine a range of equity values and divided by shares outstanding to determine a range of implied per share values. Based on this analysis, Lazard calculated a range for the implied per share value of AMCE common stock of $10.54 to $17.35. Lazard noted that the $19.50 per share in cash to be paid to holders of AMCE common stock in the merger was above the upper end of this range.

        Discounted Cash Flow Analysis.    Lazard performed a discounted cash flow analysis to determine a range for the implied per share value of AMCE common stock. Lazard derived this range by calculating the present value at September 30, 2004 of AMCE's estimated future unlevered free cash flow for the second half of AMCE's fiscal year 2005 through 2008 and adding to this amount the present value of the terminal value in 2008 and the present value of the tax benefit of AMCE's net operating losses (NOLs). In each case, present values were calculated using discount rates ranging from 9.5% to 11.5%, which Lazard viewed as appropriate based on the weighted average cost of capital of AMCE. Lazard calculated the terminal value using a range of terminal year EBITDA exit multiples of 5.5x to 7.5x, which Lazard selected based on a number of factors, including the multiples derived in the precedent transactions analysis and the trading multiples derived in the comparable companies analysis. Forecasted financial information was based on estimates provided to Lazard by the management of AMCE. Lazard's analysis excluded any cash flows resulting from sale/leaseback transactions. Net debt was determined as of September 30, 2004. Lazard calculated implied share values on a stand-alone basis (and not in the context of a change of control transaction). Accordingly, Lazard did not give effect to the change of control distribution in the discounted cash flow analysis. Net debt includes the present value of cash dividends for the period between September 30, 2004 and April 19, 2006 discounted at 7%. The results of this analysis were follows:

	Implied Shares Prices at Various 2008 EBITDA Multiples
Discount Rate
	5.5x	6.0x	6.5x	7.0x	7.5x
9.5%	$17.56	$19.12	$20.68	$22.24	$23.80
10.5%	$16.91	$18.42	$19.93	$21.45	$22.96
11.5%	$16.28	$17.75	$19.21	$20.68	$22.14

        Based on the lowest and highest share prices implied by this analysis, Lazard derived a range for the implied per share value of AMCE common stock of $16.28 to $23.80. Lazard noted that the $19.50 per share in cash to be paid to holders of AMCE common stock in the merger was within this range.

        Leveraged Buyout Analysis.    Lazard performed an analysis as to the implied per share value of AMCE common stock assuming a range of target rates of return in a leveraged buyout of AMCE.

Forecasted financial information used in this analysis was based on projections provided by the management of AMCE. As a leveraged buyout analysis is based on the value of a company in a change of control context, Lazard gave effect to the change of control distribution in the leveraged buyout analysis. In its analysis, Lazard used ranges of exit multiples and ranges of target rates of return that it selected based on a number of factors, including the multiples derived in the precedent transactions analysis, the trading multiples derived in the comparable companies analysis and current market conditions for comparable leveraged buyout transactions. Lazard assumed a 2009 exit at a multiple of EBITDA ranging from 6.0x to 8.0x. Based on these assumptions and target rates of return between 17.5% and 25%, Lazard derived a range for the implied per share value of AMCE of $16.70 to $20.40. Lazard noted that the $19.50 per share in cash to be paid to holders of AMCE common stock in the merger was within this range.

        The summary set forth above does not purport to be a complete description of the analyses performed by Lazard, although it is a summary of the material financial and comparative analyses presented by Lazard to the Independent Committee. The preparation of financial analyses is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and, therefore, is not necessarily susceptible to partial analysis or summary description. Selecting the portions of the analyses or the summary set forth above without considering the analyses as a whole could create an incomplete or misleading view of the process underlying Lazard's presentation to the Independent Committee. In formulating its presentation to the Independent Committee, Lazard considered the results of all of its analyses and did not attribute any particular weight to any factor or analyses considered by it; rather, Lazard formulated its presentation on the basis of its experience and professional judgment after considering the results of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to AMCE or the transactions contemplated by the merger agreement or the merger. The analyses were prepared solely for the purpose of Lazard rendering advice to the Independent Committee in connection with the Independent Committee's consideration of the merger, and those analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which may be significantly more or less favorable than set forth in the analyses. You should understand that estimates of values and forecasts of future results contained in the analyses, whether publicly available or provided by the management of AMCE, were based upon numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of AMCE, and are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Lazard made no recommendation to the Independent Committee, and makes no recommendation to any stockholder of AMCE, as to how the Independent Committee or such stockholder should vote with respect to the transactions contemplated by the Agreement or the merger.

        In performing its analyses, Lazard made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters. Because those analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of AMCE or its advisors, neither AMCE, Lazard nor any other person assumes responsibility if future results or actual values are materially different from those forecasts or estimates contained in the analyses.

        Lazard is an internationally recognized investment banking firm providing a full range of financial advisory and securities services. Lazard was selected to act as investment banker to the Independent Committee because of its qualifications, expertise and reputation in investment banking and mergers and acquisitions.

        In connection with Lazard's services as the Independent Committee's investment banker, AMCE agreed to pay Lazard (a) $250,000 upon execution of the engagement letter dated June 9, 2004, (b) an additional $750,000 upon the delivery of Lazard's opinion and (c) a fee (against which any amounts paid pursuant to clauses (a) and (b) above would be credited) payable upon the closing of the merger equal to .60% of the "aggregate consideration" paid to the holders of AMCE common stock, but in no event less than $1,250,000. For the purposes of the fee, "aggregate consideration" means the number of shares of AMCE common stock, on a fully diluted basis as customarily calculated, purchased in the merger multiplied by the final per share consideration at which the merger is consummated. AMCE has also agreed to reimburse Lazard for its reasonable out-of-pocket expenses (including attorneys' fees) and to indemnify Lazard and certain related parties against certain liabilities under certain circumstances that may arise out of the rendering of the advice, including certain liabilities under U.S. federal securities laws. Lazard has in the past provided investment banking services to previous independent committees of AMCE's Board of Directors for which Lazard has received customary fees. Lazard, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts, and valuations for estate, corporate and other purposes. Lazard provides a full range of financial advisory and securities services and, in the ordinary course of its normal trading activities, from time to time may effect transactions and hold securities, including derivative securities, of AMCE for its own account and for the accounts of customers and accordingly, may at any time hold a long or short position in such securities.

Opinion of Goldman Sachs

        Goldman Sachs delivered an oral opinion to AMCE's Board of Directors, subsequently confirmed in writing, to the effect that, as of July 22, 2004, and based upon and subject to the factors and assumptions set forth in the opinion, the $19.50 per share in cash to be received by the holders (other than Holdings, the Apollo Funds, members of AMCE management who have the option to participate in Holdings, the holders of AMCE Class B stock and their respective affiliates) of the outstanding shares of AMCE common stock pursuant to the merger agreement was fair from a financial point of view to those holders. The exclusion of certain holders of AMCE capital stock from the opinion of Goldman Sachs was intended to apply to all stockholders who might be deemed to be affiliates of AMCE.

        The full text of the written opinion of Goldman Sachs, dated July 22, 2004, which sets forth the assumptions made, procedures followed, matters considered, and limitations on the review undertaken in connection with the opinion, is attached as Appendix B-2. Goldman Sachs provided its opinion for the information and assistance of AMCE's Board of Directors in connection with its consideration of the merger. Goldman Sachs' opinion is not a recommendation as to how any holder of AMCE common stock should vote with respect to the merger. We encourage you to read the opinion in its entirety.

        In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

  •
  the merger agreement;

  •
  the Apollo consent and voting agreement;

  •
  a draft term sheet for the subscription agreement to be entered into by and among J.P. Morgan Partners (BHCA), L.P., Apollo Investment Fund V, L.P. and Holdings;

  •
  the Durwood Trust voting agreement;

  •
  annual reports to stockholders of AMCE and Annual Reports on Form 10-K of AMCE for the five fiscal years ended April 1, 2004;

  •
  interim reports to stockholders and Quarterly Reports on Form 10-Q of AMCE;

  •
  other communications from AMCE to its stockholders; and

  •
  internal financial analyses and forecasts for AMCE prepared by its management.

        Goldman Sachs also held discussions with members of the senior management of AMCE regarding its assessment of the potential benefits of the merger, and the past and current business operations, financial condition and future prospects of AMCE.

        In addition, Goldman Sachs:

  •
  reviewed the reported price and trading activity for AMCE common stock;

  •
  compared certain financial information for AMCE with similar financial and stock market information for other companies the securities of which are publicly traded;

  •
  reviewed the financial terms of recent business combinations in the film exhibitor industry specifically, and other industries generally; and

  •
  performed such other studies and analyses, and considered such other factors, as Goldman Sachs considered appropriate.

        Goldman Sachs noted that, in connection with the consummation of the merger, holders of AMCE preferred stock will receive additional shares of AMCE preferred stock pursuant to the change of control distribution and the Apollo Investors will acquire approximately 49.9% of the equity interests in Holdings.

        Goldman Sachs relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. In that regard, Goldman Sachs assumed, with the consent of AMCE's Board of Directors, that AMCE's forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of AMCE.

        In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of AMCE or any of its subsidiaries and Goldman Sachs was not furnished with any such evaluation or appraisal. Goldman Sachs did not express any opinion as to the impact of the merger on the solvency or viability of AMCE or the ability of AMCE to pay its obligations when they become due. Goldman Sachs' opinion does not address the underlying business decision of AMCE to engage in the merger. Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, AMCE.

        In connection with Goldman Sachs' opinion, AMCE advised, and Goldman Sachs assumed, that the holders of the outstanding capital stock of AMCE are treated equally on an as-converted basis and in accordance with their respective rights under AMCE's Restated and Amended Certificate of Incorporation and Preferred Stock Certificate of Designations, except that the Apollo Investors are participating in the rollover of a portion of their cash proceeds or AMCE capital stock owned by them in connection with the merger, as to which rollover Goldman Sachs expressed no opinion.

        The following is a summary of the material financial analyses presented by Goldman Sachs to AMCE's Board of Directors in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs. The order of analyses described does not represent the relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs' financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 16, 2004, and is not necessarily indicative of current market conditions.

Historical Premium Analysis

        Goldman Sachs calculated the implied premia represented by the $19.50 per share purchase price to be received by the holders of AMCE common stock pursuant to the merger based on the following closing prices for AMCE common stock on, or for the specified period ended, July 16, 2004, the last trading day before Goldman Sachs made its presentation of its financial analyses to AMCE's board of directors:

  •
  the closing price on July 16, 2004;

  •
  the 52-week high, average and low closing prices;

  •
  the three-year high, average and low closing prices; and

  •
  the three-month average and six-month average closing prices.

        The results of Goldman Sachs' calculations are reflected below:

	Closing Stock Price or Average of Closing Prices over Specified Period	Implied Premium
July 16, 2004	$14.55	34.0%
52-week high	$16.70	16.8%
52-week average	$14.36	35.8%
52-week low	$10.00	95.0%
Three-year high	$16.70	16.8%
Three-year average	$11.90	63.9%
Three-year low	$6.11	219.1%
Three-month average	$15.29	27.5%
Six-month average	$15.21	28.2%

AMCE Indexed Stock Price Performance

        Goldman Sachs reviewed the average of the closing prices of the common stock of AMCE, Carmike Cinemas Inc. and Regal Entertainment Group and the performance of the S&P 500 Index over the latest twelve months (LTM) prior to July 16, 2004, without adjustment for any dividends declared or paid by the relevant companies. During the LTM prior to July 16, 2004, the closing prices of the common stock of Carmike Cinemas Inc., AMCE and Regal Entertainment Group increased by 59.3%, 44.8% and 1.2%, respectively, and the S&P 500 Index increased by 10.8%.

Pro Forma Analysis

        Goldman Sachs calculated the pro forma impact of the issuance of additional shares of AMCE preferred stock pursuant to the change of control distribution (on an as-converted basis the equivalent of 4.7 million shares of AMCE common stock) on the enterprise value of AMCE. Based on the $19.50 per share merger price and the estimated net debt of AMCE as of September 30, 2004, this analysis indicated that the implied enterprise value of AMCE was approximately $2.05 billion after issuance of those shares, in comparison with an implied enterprise value of $1.96 billion prior to that issuance. Net debt is defined as total indebtedness less cash.

        Goldman Sachs also calculated the pro forma impact of the issuance of additional shares of AMCE preferred stock pursuant to the change of control distribution on various enterprise value multiples of AMCE's earnings before interest, income taxes, depreciation and amortization as adjusted by AMCE (EBITDA). This analysis was based upon the following information provided by AMCE's management: EBITDA for the year ended December 31, 2003, as further adjusted for $3.672 million of merger and acquisition-related expenses; EBITDA for the LTM prior to April 1, 2004, as further adjusted for $5.508 million of merger and acquisition related expenses; estimated EBITDA for the LTM prior to July 1, 2004, as further adjusted for $5.993 million of merger and acquisition related expenses; estimated EBITDA for the LTM prior to September 30, 2004, as further adjusted for $5.925 million of merger and acquisition related expenses; estimated EBITDA for the year ending December 31, 2004, as further adjusted for $4.089 million of merger and acquisition related expenses; and estimated EBITDA for the fiscal year ending March 31, 2005, as further adjusted for $2.253 million of merger and acquisition related expenses. The results of this analysis are noted in the table below.

	EBITDA ($mm)	Change of Control Case		Status Quo Case
Year ended December 31, 2003	$258.1	7.95	x	7.60	x
LTM April 1, 2004	$253.3	8.10	x	7.74	x
LTM July 1, 2004	$263.5	7.79	x	7.44	x
LTM September 30, 2004	$278.9	7.36	x	7.03	x
Year ended December 31, 2004	$271.7	7.56	x	7.22	x
Fiscal year ended March 31, 2005	$278.2	7.38	x	7.05	x

Comparison of Selected Theatre Exhibitors

        Goldman Sachs compared selected publicly available financial information, ratios and multiples for AMCE and the following selected theatre exhibitors: Carmike Cinemas Inc. and Regal Entertainment Group. Although none of the selected companies are directly comparable to AMCE, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to AMCE.

        The equity market capitalization for each of AMCE and the selected companies utilized by Goldman Sachs was calculated by multiplying the closing stock price as of July 16, 2004 by the number of that company's publicly disclosed fully diluted outstanding shares. Each company's enterprise value was calculated by adding to its equity market capitalization as of July 16, 2004 the amount of its most recently publicly reported net debt. Estimates of future results used by Goldman Sachs in this analysis for Carmike Cinemas Inc., Regal Entertainment Group and AMCE were based on selected Wall Street research reports. Certain historical and estimated results were adjusted to reflect the pro forma effect of offerings and to exclude the effect of certain non-recurring events. Goldman Sachs compared the following results for AMCE and the selected companies:

  •
  the July 16, 2004 closing stock price as a percentage of the 52 week high stock price;

  •
  enterprise value as a multiple of (1) EBITDA for the LTM prior to March 31, 2004, (2) estimated EBITDA for the year ended December 31, 2004, (3) EBITDA plus rent (EBITDAR) for the LTM prior to March 31, 2004 and (4) estimated EBITDAR for the year ending December 31, 2004; and

  •
  debt as a multiple of EBITDA for the LTM prior to March 31, 2004.

        The results of this comparison based on selected Wall Street research report estimates for EBITDA and EBITDAR are noted in the table below:

	AMCE		Carmike		Regal
July 16, 2004 closing stock price as a percentage of the 52-week high stock price	87.1%		88.8%		77.1%
Enterprise value to LTM EBITDA March 31, 2004	6.2	x	7.2	x	8.4	x
Enterprise value to estimated 2004 LTM EBITDA December 31, 2004	6.3	x	7.3	x	7.8	x
Enterprise value to LTM EBITDAR March 31, 2004	7.2	x	7.5	x	8.2	x
Enterprise value to estimated LTM EBITDAR December 31, 2004	7.3	x	7.6	x	7.9	x
Debt to LTM EBITDA March 31, 2004	3.0	x	2.9	x	3.4	x

Selected Transactions Analysis

        Goldman Sachs reviewed available information for the following announced merger or acquisition transactions in the U.S. involving companies in the theatrical exhibition industry. These transactions (listed by acquirer/target and date announced) included:

U.S. Transactions Since 2000

  •
  Bain Capital, The Carlyle Group and Spectrum Equity Investors LP/Loews Cineplex Entertainment Corporation (June 21, 2004)

  •
  Madison Dearborn Partners Inc./Cinemark Inc. (March 12, 2004)

  •
  Regal Entertainment Group/Hoyts Cinemas Group Ltd. (February 4, 2003)

  •
  AMC Entertainment Inc./Gulf States Theatres, Inc. (January 29, 2002)

  •
  AMC Entertainment Inc./GC Companies Inc. (July 12, 2001)

  •
  The Anschutz Corp., Oaktree Capital Management, LLC/Regal Cinemas Inc. (October 30, 2001)

  •
  The Anschutz Corp./Edwards Theatres Circuit Inc. (October 5, 2001)

  •
  Apollo Management/AMC Entertainment Inc. (April 20, 2001)

  •
  Oaktree Capital Management, LLC, Onex Corp./Loews Cineplex Entertainment Corporation (February 15, 2001)

  •
  The Anschutz Corp./United Artists Theatre Co. (June 9, 2000)

U.S. Transactions Before 2000

  •
  Warner Bros., Paramount/Mann Theatres (December 23, 1999)

  •
  GS Capital Partners III, L.P./Carmike Cinemas Inc. (November 23, 1998)

  •
  Hicks, Muse, Tate & Furst Inc., Kohlberg Kravis Roberts & Co./Regal Cinemas Inc. (January 19, 1998)

  •
  WestStar Holdings, Inc./Cinamerica Theatres, LP (November 24, 1997)

  •
  Kohlberg Kravis Roberts & Co./Act III Theatres Inc. (September 10, 1997)

  •
  Regal Cinemas Inc./Cobb Theatres LLC (November 6, 1997)

        Goldman Sachs calculated and compared the enterprise value of the target company as a multiple of the target's publicly reported (or otherwise available) LTM EBITDA prior to announcement of the applicable transaction. For purposes of this analysis, the enterprise value of each target was calculated by multiplying the announced per-share transaction price by the number of that company's fully diluted outstanding shares as disclosed in the company's most recent filings prior to the applicable transaction and adding to that result the company's net debt as disclosed in the company's most recent filings prior to the announcement of the applicable transaction. The following table shows the high and low LTM EBITDA multiples resulting from this calculation:

	Enterprise Value as a Multiple of LTM EBITDA:
Selected Transactions
	High		Low
Transactions since 2000	7.5	x	5.0	x
Transactions before 2000	13.2	x	7.4	x

Discounted Cash Flow Analysis

        Goldman Sachs performed a discounted cash flow analysis to determine a range of enterprise values of AMCE and implied present values per share of AMCE common stock based on a status quo scenario, assuming there is no change of control distribution, AMCE pays dividends on its preferred stock in cash through December 31, 2006, AMCE preferred stock is converted into shares of AMCE common stock on April 19, 2006, and no strategic transaction occurs. All cash flows were discounted back to September 30, 2004. Using a discount rate ranging from 8% to 10%, reflecting estimates of the weighted average cost of capital of AMCE, forecasts of AMCE's EBITDA through March 31, 2009 provided by AMCE's management and terminal EBITDA multiples ranging from 5.0x to 7.5x, this analysis resulted in a range of implied enterprise values for AMCE of approximately $1.71 billion to $2.47 billion. The terminal EBITDA multiples selected for purposes of this analysis reflect the recent historical trading multiples of AMCE and recent historical transaction multiples in the theatre exhibitor industry. This analysis also resulted in a range of implied present values of $16.08 to $25.36 per share of AMCE common stock.

        Using the same forecasts and discount rates, Goldman Sachs also performed a discounted cash flow analysis with terminal values based on normalized terminal free cash flows. The analysis was based on growth perpetuity rates ranging from 0.0% to 1.5%. This analysis resulted in a range of implied enterprise values for AMCE of approximately $1.76 billion to $2.51 billion and a range of implied present values of $16.65 to $25.83 per share of AMCE common stock.

        Goldman Sachs also performed a discounted cash flow analysis to determine a range of implied present values per share of AMCE common stock, assuming the issuance of AMCE preferred stock pursuant to the change of control distribution, using the terminal multiple method and the perpetuity growth method. Using the same forecasts and discount rates, the terminal multiple method resulted in a range of implied present values of $15.54 to $24.32 per share of AMCE common stock and the perpetuity growth method resulted in a range of implied present values of $16.08 to $24.77 per share of AMCE common stock.

Leveraged Buyout Analysis

        Goldman Sachs performed an analysis of the range of equity returns that could theoretically be realized if AMCE were acquired as of September 30, 2004 in a leveraged buyout at a price per share of AMCE common stock of $19.50 and resold by the acquirer on March 31, 2009 based on multiples of AMCE management's estimated EBITDA for the fiscal year ending March 31, 2009 ranging from 5.5x to 8.0x. For purposes of this analysis, Goldman Sachs utilized outstanding share information (including the approximately 4.7 million shares of AMCE common stock issuable on an as-converted basis in connection with the change of control distribution) as of July 2004 provided by AMCE's management. In performing this analysis, Goldman Sachs also assumed that equity investors in a leveraged buyout of

AMCE would incur total transaction costs of $85 million in connection with an acquisition of AMCE and would be required to grant 5% of the equity in the acquired company to its management through options exercisable at $19.50 per share. Goldman Sachs also assumed aggregate borrowings equal to 5.2x of AMCE management's estimated EBITDA for the LTM prior to June 30, 2004, as adjusted for approximately $6.0 million in merger and acquisition related expenses, would be outstanding. Based on the foregoing assumptions, Goldman Sachs calculated that the equity investors in a leveraged buyout of AMCE would realize returns at a purchase price of $19.50 ranging from 5.9% to 21.0%.

Hypothetical Alternative Transaction Analysis

        Goldman Sachs performed an analysis of the present value of the implied price per share of AMCE common stock in the following hypothetical scenarios:

  •
  recapitalization of AMCE with leverage of 3.75x debt to EBITDA, based on $244 million in proceeds from senior unsecured notes due September 30, 2013 with a 7.875% interest rate and $334 million in cash from AMCE being used to finance a $536 million special dividend to AMCE's stockholders and $43 million in transaction expenses relating to the special dividend, including assumed expenses for the conversion of shares of AMCE preferred stock into shares of AMCE common stock;

  •
  recapitalization of AMCE with a private equity investment, based on $286 million in proceeds from senior unsecured notes due September 30, 2013 with a 7.875% interest rate, $384 million in proceeds from the issuance of convertible preferred stock in AMCE with a conversion price of $19.00 per share of AMCE common stock and a 3.0% pay-in-kind dividend rate issued to the private equity investor, and $334 million in cash from AMCE being used to finance the purchase of up to 75% of the outstanding shares of AMCE common stock at $19.00 per share, or $576 million in the aggregate, the purchase of 50% of the AMCE capital stock held by the Apollo Funds for $384 million and $44 million in transaction expenses relating to these purchases, including assumed expenses for the conversion of shares of AMCE preferred stock into shares of new AMCE preferred stock; and

  •
  status quo scenario which is based upon forecasts of AMCE's management and assumes that AMCE pays dividends on its preferred stock in cash through December 31, 2006, AMCE preferred stock is converted into shares of AMCE common stock on April 19, 2006, no strategic transaction occurs and there is no change of control distribution.

        For purposes of this analysis, Goldman Sachs utilized outstanding share information as of July 16, 2004 provided by AMCE's management; utilized a range of discount rates from 10.0% to 20.0%, representing an estimate of the rate of return anticipated by a hypothetical investor; assumed the hypothetical recapitalizations described above were consummated on September 30, 2004; utilized a range of 2009 EBITDA trading multiples from 5.5x to 7.5x; and adjusted for $5.993 million of merger and acquisition related expenses. The results of this analysis are noted in the following table:

	Recapitalization*	Recapitalization with Private Equity Investment**	Status Quo
High	$24.43	$20.41	$22.65
Low	$14.89	$17.07	$11.53

*
Includes the per share amount of the hypothetical $536 million special dividend. In comparison, using a LTM June 30, 2004 EBITDA multiple rather than a range of 2009 EBITDA trading multiples and including the value of the per share amount of the hypothetical $536 million special dividend, the range of present values of the implied prices per share of AMCE resulting from this analysis is $12.70 to $19.19.

**
Consists of the blended total value of the $19.00 in cash to be paid for the 75% of the currently outstanding shares of AMCE common stock and the implied value of the shares of AMCE common stock that would remain outstanding. The implied per share value of the shares of AMCE common stock that would remain outstanding resulting from this analysis is $11.29 to $24.66.

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all the analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. No company or transaction used in the above analyses as a comparison is directly comparable to AMCE or Holdings or the merger.

        Goldman Sachs prepared these analyses for purposes of Goldman Sachs' providing its opinion to AMCE's Board of Directors as to the fairness from a financial point of view to the holders (other than Holdings, the Apollo Funds, the management holders who have the option to participate in Holdings, the holders of AMCE Class B stock and their affiliates) of the outstanding shares of AMCE common stock of the $19.50 per share to be received by those holders pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of AMCE, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast. As described above, Goldman Sachs' opinion to AMCE's Board of Directors was one of many factors taken into consideration by AMCE's board of directors in making its determination to adopt the merger agreement.

        Goldman Sachs and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. Goldman Sachs has acted as financial advisor to AMCE in connection with, and has participated in certain of the negotiations leading to, the proposed merger.

        In addition, Goldman Sachs has provided certain investment banking services to AMCE from time to time, including having acted as joint lead manager of a secondary public offering of common stock of AMCE in March 2002. Goldman Sachs has invested, and may invest in the future, together with affiliates of Apollo, in various enterprises from time to time, including in connection with the acquisition of Ondeo Nalco Company, or Nalco, in November 2003 (in connection with that transaction, an affiliate of Goldman Sachs also served as one of the underwriters of debt securities, the proceeds of which were used to fund the acquisition of Nalco) and the acquisition of Cablecom Holding AG, or Cablecom in November 2003. Goldman Sachs has also provided and is currently providing certain investment banking services to affiliates of Apollo, including Apollo Management, including having acted (i) as a participant in a revolving credit facility of National Financial Partners, a portfolio company of an affiliate of Apollo, or NFP, in April 2003, (ii) as book-running co-lead manager of the initial public offering of common stock of NFP in September 2003, (iii) as book-running joint manager of a secondary public offering of common stock of NFP in March 2004, (iv) as book-running lead manager of the initial public offering of common stock of SpectraSite, Inc., a portfolio company of an affiliate of Apollo, or SpectraSite, in October 2003, (v) as book-running lead manager of a secondary public offering of common stock of SpectraSite in February 2004, (vi) as book-running lead manager of a secondary public offering of common stock of SpectraSite in May 2004, (vii) as a participant in a bridge loan for United Agri Products, a portfolio company of an affiliate of Apollo, or UAP, in November 2003, (viii) as co-lead manager of a public offering of high yield bonds of UAP in December 2003, (ix) as co-lead manager of a public offering of high yield bonds of UAP in January 2004, (x) as lead manager of the initial public offering of common stock of Compass Minerals International Inc., a portfolio company of an affiliate of Apollo, or Compass, in December 2003, (xi) as co-lead manager of a secondary public offering of common stock of Compass in July 2004, (xii) as co-lead manager of a public offering of high yield bonds of Cablecom in April 2004, and (xiii) as co-lead arranger of a bank loan for Cablecom in June 2004. Goldman Sachs has also provided and is currently providing certain investment banking services to JPMP and the affiliates of JPMP, and has invested, and may invest in the future, together with the affiliates of JPMP in various enterprises from time to time, including having acted (i) as joint lead manager of a public offering of common stock of dj Orthopedics LLP, a portfolio company of an affiliate of JPMP, or Orthopedics, in November 2001, (ii) as a co-investor in the acquisition of Berry Plastics Corporation, or Berry, in July 2002, (iii) as lead co-manager of a public offering of high yield bonds of Berry in July 2002, (iv) as co-advisor to Berry in its acquisition of Landis Plastics Inc. in October 2003, (v) as lead co-manager of a public offering of high yield bonds of Berry in November 2003, (vi) as an advisor to National Waterworks Inc., a portfolio company of an affiliate of JPMP, or NWW, in November 2002, (vii) as book-running lead manager of a public offering of high yield bonds of NWW in November 2002, (viii) as joint lead arranger of a bank loan for NWW in November 2002, (ix) as joint lead arranger of a bank loan for NWW in August 2003, (x) as co-manager of a term loan amendment and add-on for NWW in December 2003, (xi) as underwriter of a public offering of senior convertible notes of Guitar Center Inc., a portfolio company of an affiliate of JPMP, in June 2003, and (xii) as sole advisor to TriPoint Global Communications Inc., a portfolio company of an affiliate of JPMP, in its acquisition by General Dynamics Corporation announced in June 2004. Goldman Sachs may also provide investment banking services to AMCE, JPMP and Apollo, and their respective affiliates, in the future for additional compensation.

        Goldman Sachs is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman Sachs and its affiliates may provide such services to AMCE, JPMP, Apollo and their respective affiliates, may actively trade the debt and equity securities (or related derivative securities) of AMCE and affiliates of JPMP and Apollo for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

        AMCE selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement, dated June 3, 2004, AMCE engaged Goldman Sachs to act as its financial advisor in connection with a possible sale of all or a portion of AMCE or a recapitalization or restructuring transaction. Pursuant to the terms of this letter agreement, Goldman Sachs will receive a transaction fee of 0.625% of the aggregate consideration paid to holders of AMCE's equity securities in the transaction (with all of the outstanding shares of AMCE Class B stock and AMCE preferred stock being treated for this purpose as converted into common stock), including the value of equity securities which are rolled over in the merger and the principal amount of AMCE's net indebtedness for borrowed money as set forth on the most recent consolidated balance sheet of AMCE immediately before consummation of the merger. The entire transaction fee is subject to and payable only upon the completion of the merger. AMCE has also agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees and disbursements, and to indemnify Goldman Sachs against various liabilities, including various liabilities under the federal securities laws.

Our Projections

        In connection with the consideration of the merger, we provided the JPMP Investors, the Apollo Investors, Lazard and Goldman Sachs with information about us that is not publicly available, including financial projections. Excerpts from those projections are included in the financial information set forth below, which includes the material financial information provided to the parties above. We do not, as a matter of course, publicly disclose forward-looking information as to future revenues, earnings or other financial information. Projections of this type are based on estimates and assumptions that are inherently subject to significant economic, industry and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control. Accordingly, there can be no assurance that the projected results would be realized or that actual results would not be significantly higher or lower than projected. In addition, these projections were prepared solely for internal use and not for publication or with a view of complying with the published guidelines of the SEC regarding projections or with guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The projections do not give effect to any changes in expenses or corporate borrowings as a result of the merger. The financial information below, which was derived from the projections provided to the parties above, is included in this proxy statement only because it was furnished by our management to those parties in connection with the consideration of the merger.

Summary Projections

	Years Ended(1)(3)
	March 31, 2005	March 30, 2006	March 29, 2007	April 3, 2008	April 2, 2009
	(in 000's except screens)
Statement of Operations Data:
Total revenues	$1,840,035	$1,885,142	$1,970,337	$2,093,767	$2,134,965
Total costs and expenses	1,699,438	1,729,897	1,794,124	1,878,744	1,898,473
Other Expense (Income)
Interest expense	70,690	69,210	69,307	69,056	68,452
Investment income	(3,800)	(4,600)	(5,800)	(7,100)	(7,000)

Earnings before income taxes	73,707	90,635	112,706	153,067	175,040
Income tax provision	34,300	39,200	48,300	64,800	73,800

Net earnings	$39,407	$51,435	$64,406	$88,267	$101,240

Balance Sheet Data (at period end):
Cash and equivalents	$407,812	$468,510	$558,574	$683,155	$794,851
Corporate borrowings	686,633	686,856	687,101	687,370	687,667
Capital and financing lease obligations	58,631	55,956	53,253	50,398	47,324
Cash Flow Data:
Net cash provided by operating activities	$208,936	$189,813	$209,908	$234,598	$223,079
Net cash used in investing activities	(91,099)	(91,485)	(83,583)	(76,102)	(76,850)
Net cash used in financing activities	(43,273)	(37,630)	(36,261)	(33,915)	(34,533)
Other Data:
Average screens operated	3,547	3,554	3,589	3,613	3,627
Adjusted EBITDA(2)	$275,973	$288,014	$310,111	$345,665	$352,954

(1)
Fiscal 2008 includes 53 weeks. All other years have 52 weeks.

(2)
Adjusted EBITDA is calculated as follows:

Net earnings	$39,407	$51,435	$64,406	$88,267	$101,240
Income tax provision	34,300	39,200	48,300	64,800	73,800
Investment income	(3,800)	(4,600)	(5,800)	(7,100)	(7,000)
Interest expense	70,690	69,210	69,307	69,056	68,452
Depreciation and amortization	120,769	117,456	120,065	116,809	113,462
Theatre closure expense	2,349	1,000	—	—	—
Preopening expense	1,253	3,480	3,000	3,000	3,000
Stock-based compensation	11,005	10,833	10,833	10,833	—

	$275,973	$288,014	$310,111	$345,665	$352,954

        We believe Adjusted EBITDA provides investors with additional information to measure our performance, estimate our value and evaluate our ability to service our debt. We also use Adjusted EBITDA for incentive compensation purposes.

        Adjusted EBITDA is not a presentation made in accordance with United States generally accepted accounting principles, or U.S. GAAP, and our use of the term Adjusted EBITDA varies from others in our industry. Adjusted EBITDA should not be considered as an alternative to operating income or net earnings as a measure of operating performance. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results of projected net earnings using principles consistent with U.S. GAAP. For example, Adjusted EBITDA:

  •
  does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

  •
  does not reflect changes in, or cash requirements for, our working capital needs;

  •
  does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

  •
  excludes tax payments that represent a reduction in cash available to us;

  •
  does not reflect any cash dividends paid to preferred shareholders;

  •
  does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; and

  •
  does not reflect the impact of earnings or charges resulting from matters that we may consider not to be indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash and non-recurring charges that are deducted in calculating net income. However, these are expenses that may recur, vary greatly and are difficult to predict. They can represent the effect of long-term strategies as opposed to short-term results. In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Because of these limitations, we rely primarily on our U.S. GAAP results and use Adjusted EBITDA only supplementally.

(3)
The financial projections necessarily make many assumptions that are inherently subject to significant uncertainties and contingencies and many of which are beyond our control. Factors such as industry performance and general business, economic, regulatory, market and financial conditions, all of which are difficult to predict, may cause our projections or the underlying assumptions to be inaccurate. Accordingly, it is expected that there will be differences between actual and projected results, and actual results may be materially different from those contained in our projections.

        Significant assumptions made by us in connection with the projections include the following:

  •
  Total revenue assumes increases in ticket and concession prices of 2% per year, and no significant expected changes in attendance per screen;

  •
  Film exhibition and concession costs remain a constant percentage of admissions and concessions revenues, based on historical experience;

  •
  Operating and general and administrative expenses assume increases of between 1.5% and 2% per year;

  •
  There is no projected stock compensation expense reflected in fiscal 2009, as the stock compensation plan requires resubmission for shareholder vote;

  •
  Theatre closure expenses decline after fiscal 2006 due to the closure of theatres at the end of their lease terms;

  •
  Depreciation and amortization expense was projected taking into account existing fixed assets, projected capital expenditures and retirements;

  •
  It is anticipated that capital expenditures will be funded with net cash provided by operating activities and no additional borrowings are contemplated in our projections;

  •
  Historically we have recognized impairment charges primarily related to long-lived theatre assets but do not contemplate any in our projections;

  •
  Interest expense is based on existing corporate borrowings; and

  •
  Provision for income taxes assumes an effective tax rate of 46% in fiscal 2005 and 43% thereafter.

  •
  Cash used in financing activities includes $23,977, $22,691, $22,709, $22,727 and $22,745 of cash dividends payable to preferred shareholders in fiscal 2005, 2006, 2007, 2008 and 2009, respectively.

        We believe the accounting policies applied in connection with the projections are consistent with our accounting policies discussed in Note 1 to AMCE's Consolidated Financial Statements, which are incorporated into this proxy statement by reference.

        None of the JPMP Investors, Apollo, the Apollo Investors, Lazard or Goldman Sachs assumes any responsibility for the preparation of the prospective financial information, the reasonableness of the material assumptions and estimates upon which the prospective financial information is based, or method of presentation selected for the prospective financial information, nor have they expressed any opinion or any form of assurance on this information or its achievability. No one has made, or makes, any representation regarding the information contained in the prospective financial information, and we do not intend to update or otherwise revise the prospective financial information to reflect circumstances existing after the date when made or to reflect the occurrences of future events, even if any or all of the assumptions underlying the prospective financial information are shown to be in error.

        The prospective financial information included in this proxy statement has been prepared by, and is the responsibility of, AMCE management. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, has neither examined nor compiled this prospective financial information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The report of PricewaterhouseCoopers LLP incorporated by reference in this proxy statement relates to our historical financial information. It does not extend to the prospective financial information and should not be read to do so.

Interests of Certain Persons in the Merger

Interests of AMCE Directors and Executive Officers in the Merger

        In considering the recommendation of AMCE's Board of Directors with respect to the merger, AMCE stockholders should be aware that certain executive officers and directors of AMCE have interests in the transactions contemplated by the merger agreement that may be different from, or in addition to, the interests of AMCE stockholders generally. Our Board of Directors was aware of these interests and considered them, among other matters, in making its recommendation.

Interests of AMCE Executive Officers

  Effects of Merger on Existing Employment and Benefits Arrangements

        AMCE Employment Agreements.    Certain of AMCE's executive officers are parties to employment agreements with AMCE which provide for certain benefits in the event that the executives experience a "qualifying termination."

        Under the employment agreements for Mr. Peter C. Brown and Mr. Philip M. Singleton, a qualifying termination is a termination of employment of the executive upon the executive's death or disability, by AMCE without "cause" (as defined in the employment agreements), by the executive for "good reason" or by a voluntary termination of employment by the executive within 60 days following a "change of control" (as defined in the employment agreements). For purposes of the employment agreements for Mr. Brown and Mr. Singleton, "good reason" includes: (i) a failure by AMCE to comply with any material provisions of the employment agreement which has not been cured within thirty days after the executive gives written notice of noncompliance to AMCE; (ii) any purported termination of the executive which is not effected pursuant to a notice of termination; (iii) actions by AMCE that result in a material diminution of the executive's position, authority, duties or responsibilities, other than an action that is not taken in bad faith and is remedied by AMCE promptly after receipt of notice from the executive of the action; (iv) any material reduction in the executive's base salary or benefits or eligibility under bonus or benefit plans which is not agreed to by the executive; or (v) for Mr. Brown only, relocation more than 35 miles from AMCE's current headquarters. The merger, by itself, will not constitute "good reason."

        The employment agreements for each of Mr. Brown and Mr. Singleton provide that upon a qualifying termination, each executive will be entitled to receive (i) a lump sum cash payment equal to: (A) such executive's then annual base salary plus the bonus such executive would be entitled to receive as if the target level had been obtained multiplied by (B) the number of years remaining in the term of the employment agreement (Mr. Brown—5 years and Mr. Singleton—3 years) and (ii) a cash payment equal to the difference between (Y) the value of all vested and unvested stock options granted to the employee which have an exercise price per share less than the closing price per share of the AMCE Common Stock on the date of termination and (Z) the exercise price of such options.

        Under the employment agreements for Messrs. Richard T. Walsh, John D. McDonald, Craig R. Ramsey, James V. Beynon, Kevin M. Connor, Mark A. McDonald, Rolando B. Rodriguez and Richard M. Fay, a qualifying termination is a termination of employment of the executive upon the executive's death, disability, by AMCE without "cause" (as defined in the employment agreements), by the executive upon certain occurrences following a change of control, or, a termination of employment by Mr. Walsh for "good reason". For purposes of the employment agreements for Messrs. Walsh, J. McDonald, Ramsey, Beynon, Connor, M. McDonald, Rodriguez and Fay, the executive may terminate his employment and receive severance if one of the following occurs subsequent to a change of control (as defined in the employment agreements): (i) a substantial adverse alteration in the executive's responsibilities from those in effect prior to the change of control; (ii) a reduction in the Executive's base salary below the rate that is in effect immediately prior to the change of control; or (iii) a material reduction in the benefits provided to the executive by AMCE prior to the change of control. For purposes of Mr. Walsh's agreement, "good reason" includes: (i) a failure by AMCE to comply with any material provisions of the employment agreement which has not been cured within thirty days after the executive gives written notice of noncompliance to AMCE; (ii) any purported termination of the executive which is not effected pursuant to a notice of termination; and (iii) actions by AMCE that result in a material diminution of the executive's position, authority, duties or responsibilities, other than an action that is not taken in bad faith and is remedied by AMCE promptly after receipt of notice from the executive of the action. The merger by itself will not constitute "good reason."

        The employment agreements for Messrs. Walsh, J. McDonald, Ramsey, Beynon, Connor, M. McDonald, Rodriguez and Fay provide that upon a qualifying termination, the executive will be entitled to receive a lump sum cash payment equal to two years annual base salary. The merger will constitute a change of control under the employment agreements for Messrs. Walsh, J. McDonald, Ramsey, Beynon, Connor, M. McDonald, Rodriguez and Fay.

        If the employment of certain of AMCE's executive officers is terminated following the merger under circumstances entitling the executive officer to benefits under such executive's employment agreement (for Mr. Brown and Mr. Singleton, as modified by the letter agreements described below), the approximate cash amount of the severance payment that would be paid under such agreements would be approximately: Mr. Brown, $6,091,500; Mr. Singleton, $2,340,600; Mr. Walsh, $676,400; Mr. J. McDonald, $624,400; Mr. Ramsey, $663,000; Mr. Beynon, $487,000; Mr. Connor, $570,000; Mr. M. McDonald, $499,400; Mr. Rodriguez, $561,000 and Mr. Fay, $655,600.

        Holdings and AMCE expect that all existing management employment agreements will remain in place and continue unmodified following the consummation of the merger.

        Equity Based Awards.    At the effective time of the merger, all options, whether or not vested, held by executive officers of AMCE under the equity compensation plans maintained by AMCE, will be cancelled with the holder being entitled to receive an amount in cash equal to the product of (1) the amount by which (x) $19.50 exceeds (y) the applicable per share exercise price of such option, and (2) the number of shares subject to the cancelled option, less any applicable withholding taxes. Based on options outstanding as of July 1, 2004, the value of the options to purchase AMCE common stock held by named executive officers that will be cashed out as a result of the merger is approximately: Mr. Brown, $2,021,142; Mr. Singleton, $876,666; Mr. Ramsey, $214,826; Mr. Walsh, $190,742; Mr. J. McDonald, $343,930; Mr. Beynon, $183,940; Mr. Connor, $0; Mr. M. McDonald, $214,199; Mr. Rodriguez, $234,421; Mr. Fay $110,594 and Mr. Chris A. Cox $60,251.

        At the effective time of the merger, each deferred stock unit, whether or not vested, held by executive officers of AMCE under the equity compensation plans maintained by AMCE will be cancelled with the holder being entitled to receive an amount in cash equal to $19.50, less any applicable withholding taxes. Based on deferred stock units outstanding as of July 1, 2004, the total value of deferred stock units held by named executive officers that will be cashed out as a result of the merger is approximately: Mr. Brown, $1,392,290; Mr. Singleton, $776,900; Mr. Ramsey, $323,290; Mr. Walsh, $323,290; Mr. J. McDonald, $161,635; Mr. Beynon, $142,214; Mr. Connor, $142,214; Mr. M. McDonald, $142,214; Mr. Rodriguez, $161,635; Mr. Fay, $142,214; and Mr. Cox, $116,415.

        Any deferred cash awards will remain outstanding after the effective time of the merger according to the terms of the plan under which such awards were granted.

        Retirement Enhancement Plan.    The merger will constitute a change of control under the American Multi-Cinema, Inc. Retirement Enhancement Plan, which provides that if a participant's employment is terminated without cause or as a result of a change of control, such participants will become fully vested in their account balance. AMCE's accrued benefit obligation with respect to Mr. Brown, the only executive or director with an unvested account balance, is approximately $965,600.

  Arrangements Following the Consummation of the Merger

        Waiver of Change Control Payments by Messrs. Brown and Singleton.    Each of Mr. Brown and Mr. Singleton has entered into a letter agreement, dated as of July 22, 2004, pursuant to which each has waived his right under his employment agreement to receive the payments and benefits payable upon a Change of Control, which payments and benefits are described above, subject to:

  •
  the adoption by AMCE, as the surviving corporation, of a new management stock option plan, which is described more fully below in the section entitled "—New Option Program," within 60 days following the consummation of the merger; and

  •
  being granted the opportunity to purchase shares of Holdings stock at or around the consummation of the merger, which opportunity is described more fully below in the section entitled "—Management Reinvestment."

        In addition, these letter agreements provide that the employment agreements of each of Messrs. Brown and Singleton will be modified to amend the definition of "change of control" in such agreements to reflect AMCE's status following the merger and to provide that each of Messrs. Brown and Singleton will be indemnified to the fullest extent permitted by Delaware law for losses incurred in connection with a proceeding brought against him by reason of his service to AMCE.

        New Option Program.    Upon consummation of the merger, Holdings intends to cause AMCE, as the surviving corporation in the merger, to adopt a new management stock option plan pursuant to which options to purchase shares of Holdings stock will be issued to certain AMCE executive officers, namely, Mr. Brown, Mr. Singleton, Mr. Ramsey, Mr. J. McDonald, Mr. Walsh, Mr. Rodriguez, Mr. Connor and Mr. M. McDonald, we refer to such officers, collectively, as the "Option Pool Grantees." The aggregate number of options to be issued under the new management stock option plan is expected to represent 6% of the fully-diluted outstanding common stock of Holdings as of the consummation of the merger. The options granted under the new stock option plan will vest over a five year period and the options granted to Messrs. Brown and Singleton will be subject to accelerated vesting upon a Change of Control, as such term is defined in their respective employment agreements.

        Management Reinvestment.    In addition to the option grants contemplated under the new management stock option plan, Holdings expects to offer Messrs. Brown and Singleton the opportunity to reinvest a portion of their proceeds from the merger, equal in value to approximately 1/3 of the total value of the AMCE common stock, options and share awards owned by each individual, calculated as of the closing date of the merger, and such other amounts as such individuals may desire, in stock of Holdings. The other Option Pool Grantees are also expected to be granted the opportunity to reinvest a portion of their proceeds from the merger in Holdings stock. The form, structure and the exact amounts of the reinvestments have not yet been determined.

        Continued Benefits.    In connection with the merger, individuals employed by of AMCE immediately prior to the effective time of the merger will be provided benefits (other than equity or equity-based compensation plans) until April 1, 2005 that are, in the aggregate, no less favorable than the benefits provided under AMCE's benefit plans in which such employees participated immediately prior to the effective time of the merger. All the executive officers currently participate in AMCE's benefit plans, which include medical and dental coverage, prescription drug benefits, life insurance, accidental death and dismemberment insurance, short term and long term disability insurance, an executive major medical reimbursement plan, flexible spending accounts, severance pay plan, tuition reimbursement, retirement enhancement plan, supplemental executive retirement plan, executive incentive plan, deferred compensation plan, as well as a defined benefit pension plan and a defined contribution pension plan.

Interests of AMCE Directors

        In addition to the interests of Mr. Brown described above in the section entitled "—Interests of AMCE Executive Officers," certain members of our Board of Directors have the following interests in the transactions contemplated by the merger agreement.

  Interests of Directors Affiliated with Apollo

        Certain members of our Board of Directors, namely Messrs. Black, Rowan and Berg, have, by virtue of their affiliation with Apollo, interests in the transactions contemplated by the merger agreement that are different from, and in addition to, the interests of AMCE stockholders generally. The interests of Apollo in the transactions contemplated by the merger agreement are described in the section entitled "Interests of Apollo in the Merger" beginning on page    .

  Compensation of Members of Independent Committee

        Each of Messrs. Sosland and Vardeman received as consideration for his service on the Independent Committee payments of $10,000 for each month of service and additional payments of $1,000 for each meeting of the Independent Committee attended. Receipt of such payments was not contingent on the Independent Committee's approval of the merger agreement.

  Indemnification of Directors and Officers

        Pursuant to the merger agreement, the certificate of incorporation of the surviving corporation will contain provisions no less favorable with respect to indemnification and advancement of expenses for matters occurring prior to the effective time of the merger than those set forth in AMCE's certificate of incorporation as in effect on July 22, 2004. These provisions will not, unless required by law, be amended or modified for a period of six (6) years from the effective time of the merger in any manner adverse to the rights of individuals who, at or prior to the effective time of the merger, were directors or officers of AMCE or its subsidiaries, and each person who serves or served as a director, officer, member, trustee or fiduciary of any trust, pension or other employee benefit plan or enterprise or joint venture of AMCE or any of its subsidiaries.

        The merger agreement also provides that Holdings and the surviving corporation will maintain in effect for six years from the effective time of the merger directors' and officers' liability insurance with respect to acts or omissions occurring prior to the effective time of the merger covering each of the indemnified parties described above, on terms with respect to coverage, amount and advancement of expenses no less favorable than the directors' and officers' insurance maintained by AMCE as of July 22, 2004. However, in no event will the surviving corporation or Holdings be required to expend an amount per year greater than 250% of the annual premium in effect for AMCE for such policies as of July 22, 2004. If the amount of the annual premium necessary to maintain or procure such insurance coverage exceeds such maximum amount, the surviving corporation will maintain or procure, for such six year period, directors' and officers' insurance providing the greatest coverage then available for an annual premium equal to that maximum amount. Holdings may satisfy its obligations by purchasing pre-paid policies meeting the requirements set forth above.

        In addition, for six years from and after the effective time of the merger, Holdings and the surviving corporation will to the fullest extent permitted by applicable law indemnify and hold harmless the indemnified parties identified in the first paragraph of this section against all reasonable expenses, losses or amounts paid in settlement in respect of any threatened, pending or completed claim or proceeding arising out of the fact that such person is or was a director or officer of AMCE, or arising out of acts or omissions occurring on or prior to the effective time of the merger, including actions in relation to the approval of the merger agreement and the merger.

        In the event of any consolidation, merger or transfer of all or substantially all of the assets of Holdings or the surviving corporation, Holdings and the surviving corporation will be required to make proper provision so that any successor of Holdings or the surviving corporation will assume the obligations set forth above.

  Equity Based Awards

        At the effective time of the merger, all options, whether or not vested, held by directors of AMCE under the equity compensation plans maintained by AMCE, will be cancelled with the holder being entitled to receive an amount in cash equal to the product of (1) the amount by which (x) $19.50 exceeds (y) the applicable per share exercise price of such option, and (2) the number of shares subject to the cancelled option, less any applicable withholding taxes. Based on options outstanding as of July 1, 2004, the value of the options to purchase AMCE common stock held by directors that will be cashed out as a result of the merger is approximately: Mr. Charles Egan, $44,365; Mr. Paul E. Vardeman, $347,581; Mr. Leon Black, $88,555; Mr. Larry M. Berg, $88,555; Mr. Marc J. Rowan, $88,555; and Mr. Peter Brown, $2,021,142.

        No directors hold deferred stock units other than Mr. Brown, as described under the caption "—Interests of AMCE Executive Officers—Equity Based Awards" on page     .

Interests of Apollo in the Merger

        The Apollo Funds, as holders of AMCE common and preferred stock, and Apollo Management have various interests in certain arrangements and transactions to be entered into in connection with the merger in addition to, and different from, your interests as a stockholder which may present actual or potential conflicts of interests on the part of Apollo and the members of our Board of Directors who are affiliated with Apollo, Messrs. Black, Rowan and Berg. These interests, which are described below, were considered by the Independent Committee and our Board of Directors in their respective decisions to approve the merger agreement.

  The Apollo Investors' Interests in Holdings Following Completion of the Merger: Ownership and Governance

        Unlike other AMCE stockholders (except for certain members of AMCE management who acquire or are granted Holdings stock, see "Interests of AMCE Directors and Executive Officers in the Merger" beginning on page    ), the Apollo Investors will hold an equity interest in Holdings following the merger and therefore will be able to participate in any future growth of AMCE. Pursuant to the agreed terms of their investment, the JPMP Investors and the Apollo Investors will contribute approximately $393.5 million and approximately $391.9 million, respectively, to Holdings in exchange for ownership percentages of Holdings' common stock equal to 50.1% and 49.9%, respectively, although these percentages will be proportionately reduced once certain members of management receive common stock of Holdings in amounts to be determined. The JPMP Investors and the Apollo Investors may agree to syndicate a portion of their equity investment in Holdings to one or more third party co-investors before or after the completion of the merger. The JPMP Investors and the Apollo Investors have agreed that Holdings may not take any actions including those related to tax structuring, financing, selection and arrangements for retention of management and regulatory approvals or take any action or make any decision relating to the merger agreement (other than with respect to terminating the merger agreement on a "company subsequent determination," as defined in the merger agreement, or AMCE's entering into an agreement with respect to a "superior proposal," as defined in the merger agreement) without the approval of both the JPMP Investors and the Apollo Investors. Each of the JPMP Investors and the Apollo Investors has also agreed to in good faith negotiate their rights and obligations with respect to registration rights, tag-along rights, drag-along rights and obligations, transfer restrictions and pre-IPO preemptive rights before consummation of the merger, but have not done so as of the date of this proxy statement. The JPMP Investors and the Apollo Investors also intend to cause AMCE, as the surviving corporation in the merger, to pay an annual management fee of up to $2 million in the aggregate to the JPMP Investors and the Apollo Investors but no final decision has been made in this regard and the payment of any such fee would not affect the merger consideration received by the AMCE stockholders. Immediately prior to the consummation of the merger, the JPMP Investors and the Apollo Investors intend to enter into a stockholders agreement governing, among other things, their respective rights to select members of the board of directors of Holdings and to approve certain significant actions involving Holdings, in each case, following the merger.

  Apollo Standstill Waiver

        AMCE has waived the restrictions contained in the Apollo standstill agreement on Apollo's ability to convert its shares of AMCE preferred stock into common stock conditioned upon satisfaction of all of the conditions to the merger set forth in the merger agreement. As required by the terms of the Apollo standstill agreement, the Apollo standstill waiver has been approved by a majority of the directors elected by the holders of AMCE common stock voting alone as a class, consisting of Messrs. Michael N. Garin and Paul E. Vardeman.

  Change of Control Distribution Payable in Connection with the Merger

        Pursuant to the terms of the certificate of designations for the AMCE preferred stock, holders of AMCE preferred stock will be entitled to receive a one-time distribution of shares of AMCE preferred stock upon the occurrence of a "change of control," as such term is defined in the certificate of designations, prior to April 19, 2006. The amount of the one-time distribution, which is payable in shares of AMCE preferred stock, is equal to the dividends that would have been received on the outstanding shares of AMCE preferred stock from April 19, 2001 through April 19, 2006 (assuming compounding) less regular dividends received through such date. The consummation of certain transactions, including the merger, constitutes a change of control, and gives rise to the payment of the one-time distribution. In connection with this change of control distribution, the Apollo Funds will receive an in-kind payment of shares of AMCE preferred stock, with a value when exchanged for the consideration to be paid in the merger, of (x) approximately $85.7 million, if the merger is completed on or after October 1, 2004 and on or before December 31, 2004, or (y) approximately $71.3 million, if the merger is completed on or after January 1, 2005 and on or before January 31, 2005 compared to dividends that would otherwise be payable through April 2006 which, if AMCE were to elect to pay in cash, would have a value of approximately $30.1 million.

  Apollo Investors' Participation in "Sponsor Fee"

        The JPMP Investors and the Apollo Investors currently intend to cause Holdings or Marquee to pay to them a "sponsor fee" of $20 million, in the aggregate, if, and when, the merger is consummated. If such fee is paid, the Apollo Investors will be entitled to receive, as their portion, $10 million. The sponsor fee will be payable by Holdings or Marquee and does not affect the per share cash consideration to be received by the AMCE stockholders in the merger.

The Merger

        This section of this proxy statement describes material aspects of the proposed merger. Although we believe that the description covers the material terms of the merger, this summary may not contain all of the information that is important to you. You are encouraged to carefully read this entire proxy statement and the other documents we refer you to for a more complete understanding of the merger. In addition, we incorporate important business and financial information into this proxy statement by reference. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled "Where Stockholders Can Find More Information" that begins on page    of this proxy statement.

Effective Time of Merger

        If the merger agreement is approved by the requisite vote of stockholders and the other conditions to the merger are satisfied, or waived to the extent permitted pursuant to the merger agreement, the merger will be consummated and become effective at the time the certificate of merger is filed with the Secretary of State of the State of Delaware or at any later time as we, Holdings and Marquee agree upon and specify in the certificate of merger. If stockholders adopt the merger agreement, the parties intend to complete the merger as soon as practicable thereafter. The parties to the merger agreement expect to complete the merger during the fourth calendar quarter of 2004. Because the merger is subject to certain conditions, the exact timing of the merger cannot be determined.

        We or Holdings may terminate the merger agreement prior to the effective time of the merger in specified circumstances, whether before or after the adoption of the merger agreement by stockholders. Additional details on the termination of the merger agreement are described in "The Merger Agreement—Termination" below.

Payment of Merger Consideration and Surrender of Stock Certificates

        At the effective time of the merger, upon the terms and subject to the conditions of the merger agreement and the Delaware General Corporation Law, Marquee will be merged with and into AMCE, the separate corporate existence of Marquee will cease and AMCE will continue as the surviving corporation, wholly owned by Holdings. At the effective time of the merger, (1) each issued and outstanding share of AMCE common stock and AMCE Class B stock will be converted into the right to receive $19.50 in cash and (2) each issued and outstanding share of AMCE preferred stock will be converted into the right to receive $2,727.27 in cash without any action by the holder thereof, will no longer be outstanding and will be cancelled, retired and will cease to exist. See "Special Factors—Certain Effects of the Merger" beginning on page     .

        Holdings has designated                                                 as the exchange agent to make the cash payments contemplated by the merger agreement. Prior to the effective time of the merger, Holdings will deposit, or cause to be deposited, in trust with the exchange agent funds in an aggregate amount sufficient to make the cash payments described above to all stockholders in respect of their shares of AMCE common stock, Class B stock or preferred stock.

        As soon as reasonably practicable after the effective time of the merger, Holdings will cause the exchange agent to send you a letter of transmittal and instructions advising you how to surrender your certificates in exchange for the merger consideration. You should not forward your stock certificates to the exchange agent without a letter of transmittal, and you should not return your stock certificates with the enclosed proxy.

        The exchange agent will pay you your merger consideration and your certificates will be cancelled after you have (i) surrendered your certificates to the exchange agent, together with such letter of transmittal and (ii) provided to the exchange agent any other items specified by the letter of transmittal. Any stockholder that has not complied with clause (i) and (ii) set forth above nine months after the effective time of the merger shall thereafter look solely to Holdings with respect to merger consideration payable or issuable or upon due surrender of their certificates. Interest will not be paid or accrue in respect of cash payments of merger consideration. The exchange agent shall be entitled to reduce the amount of any merger consideration paid to you by any applicable withholding taxes.

        The Apollo Funds and the Durwood Voting Trust, upon surrender of a certificate for cancellation to the exchange agent, will be entitled to receive payment of the cash portion of the merger consideration in respect of the shares of AMCE stock held by them by wire transfer of immediately available funds as promptly as practicable after the effective time of the merger.

        In the event of a transfer of ownership of shares of AMCE stock that is not registered in the transfer records of AMCE, a check for the cash which such holder has the right to receive in respect of such holder's shares of AMCE stock formerly represented by such certificate may be issued to a transferee if the certificate representing such shares is presented to the exchange agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

        If any certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by AMCE, the posting by such person of a bond, in such reasonable amount as AMCE may direct, as indemnity against any claim that may be made against it with respect to such certificate, the exchange agent will issue in exchange for such lost, stolen or destroyed certificate, the merger consideration, without any interest thereon.

        At the effective time of the merger, we will close our stock transfer books. After that time, if you present common stock, Class B stock or preferred stock certificates to us, we will exchange them for cash as described in this section.

        After the merger, you will cease to have any rights as a stockholder of AMCE, other than the right to surrender your certificate in exchange for payment of the merger consideration.

Merger Financing

        The obligation of each of Holdings and Marquee to complete the merger is subject to a financing condition. AMCE and Holdings estimate that the total amount of funds required to complete the merger and related transactions, including any amounts necessary to pay fees and expenses associated with the merger and any amounts which may be necessary to redeem any of our senior subordinated notes due 2011 following consummation of the merger will be approximately $2.0 billion. Holdings and Marquee have already obtained a substantial portion, equal to $624.9 million in the aggregate, of the financing necessary to complete the merger through three offerings of notes, which offerings are described below under "—The New Notes Offerings".

        Holdings expects to obtain the funds required to complete the merger and related transactions through a combination of AMCE's cash on hand and cash equivalents and the proceeds of:

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  equity contributions by the JPMP Investors and the Apollo Investors (along with any potential third party equity co-investors of national reputation) of approximately $785.4 million in the aggregate, pursuant to an equity commitment letter, which is described below under "—Equity Commitments," and contributions of equity and investments by certain members of AMCE management, which are described above under "Interests of AMCE Directors and Officers in the Merger";

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  offerings by Holdings of $169.9 million aggregate gross proceeds ($304 million aggregate principal amount at maturity) of 12% senior discount notes due 2014 and by Marquee of

    $250 million aggregate principal amount of 8 5/8% senior unsecured fixed rate notes due 2012 and $205 million aggregate principal amount of senior unsecured floating rate notes due 2010, completed on August 18, 2004, which offerings are described below under "—The New Notes Offerings";

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  a new senior secured revolving credit facility, or, in the alternative, an amendment to AMCE's existing Second Amended and Restated Credit Agreement, dated as of March 26, 2004, which we refer to in this proxy statement as the "Existing Revolving Credit Facility," which alternatives are described below under "—Revolving Credit Facility Arrangements"; and

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  either:

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  a senior unsecured bridge facility, under which Marquee will be the borrower, which is described below under "—Bridge Loan Facility"; or

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  an additional offering by AMCE of senior unsecured notes, which is described below under "—Additional Notes Offering."

Equity Commitments

        J.P. Morgan Partners (BHCA), L.P., Apollo Investment Fund V, L.P. and Holdings entered into a commitment letter, dated as of July 22, 2004, which we refer to in this proxy statement as the "equity commitment letter," pursuant to which J.P. Morgan Partners (BHCA), L.P. and Apollo Investment Fund V, L.P. and certain affiliated funds have agreed to provide, subject to the conditions set forth in the equity commitment letter, the contributions necessary to complete the merger, with such contributions totaling $785.4 million in the aggregate.

        Pursuant to the equity commitment letter, J.P. Morgan Partners (BHCA), L.P. and Apollo Investment Fund V, L.P. have made the following commitments:

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  J.P. Morgan Partners (BHCA), L.P. has severally, and not jointly with Apollo Investment Fund V, L.P., agreed to capitalize Holdings, upon consummation of the merger, with an equity investment of $393,485,400 in cash; and

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  Apollo Investment Fund V, L.P. and certain affiliated funds have severally, and not jointly with J.P. Morgan Partners (BHCA), L.P., agreed to capitalize Holdings, upon consummation of the merger, with an equity investment of $391,914,600 in cash.

        The equity commitment letter provides that J.P. Morgan Partners (BHCA), L.P. and Apollo Investment Fund V, L.P. may agree to syndicate a portion of their respective equity contributions to one or more third party equity co-investors of national reputation, in which case, upon receipt of a signed commitment letter in substantially the form as the equity commitment letter, the contributions obligations of each of J.P. Morgan Partners (BHCA), L.P. and Apollo Investment Fund V, L.P. shall be reduced by the amount of the contribution of the third party equity co-investor(s) by such amounts, respectively, such that the contribution obligations of J.P. Morgan Partners (BHCA), L.P. and Apollo Investment Fund V, L.P. shall be equal in amount.

        The obligation under the equity commitment letter of each of J.P. Morgan Partners (BHCA), L.P. and Apollo Investment Fund V, L.P. to provide its equity contribution shall be subject to the satisfaction, or waiver, of the following conditions:

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  Holdings and Marquee having received confirmation from its prospective lenders that the proceeds of the debt financing on the terms and conditions described in the debt commitment letter described below under the caption "The Debt Commitment Letter" are to be funded prior to or simultaneously with and subject only to Holdings receiving equity financing as set forth herein;

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  the satisfaction in full of the closing conditions set forth the merger agreement (other than any condition that is not satisfied as a result of the failure of J.P. Morgan Partners (BHCA), L.P. and affiliated funds, Apollo Investment Fund V, L.P. and certain affiliated funds listed or any third party equity co-investor to provide equity financing as contemplated by the equity commitment letter);

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  in the case of J.P. Morgan Partners (BHCA), L.P., the prior or simultaneous funding of the contribution to be made by Apollo Investment Fund V, L.P. and certain affiliated funds and any third party equity co-investor contribution; and

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  in the case of Apollo Investment Fund V, L.P., the prior or simultaneous funding of the contribution to be made by J.P. Morgan Partners (BHCA), L.P. and third party equity co-investor contribution.

        The equity commitment letter was filed as an exhibit to AMCE's Current Report on Form 8-K, filed with the SEC on July 23, 2004, and is incorporated by reference herein. The summary set forth in this section is qualified in its entirety by the actual terms of the equity commitment letter and you are encouraged to read the equity commitment letter for a complete description of the commitments of each of J.P. Morgan Partners (BHCA), L.P. and Apollo Investment Fund V, L.P. to provide equity financing for the merger.

The New Notes Offerings

        On August 18, 2004, Holdings completed an offering, pursuant to Rule 144A under the Securities Act, of $169.9 million aggregate gross proceeds ($304.0 million in aggregate principal amount at maturity) of 12% senior discount notes due 2014, which we refer to in this proxy statement as the "Holdings Notes." Also on August 18, 2004, Marquee completed offerings, in each case pursuant to Rule 144A under the Securities Act, of (1) $250 million aggregate principal amount of 8 5/8% senior fixed rate notes due 2012, and (2) $205 million aggregate principal amount of senior floating rate notes due 2010, which two series of notes we refer to in this proxy statement as the "Marquee Notes." We refer to the Holdings Notes and the Marquee Notes, collectively, in this proxy statement as the "New Notes," and to the offerings of the New Notes, collectively, as the "New Notes Offerings." The proceeds of the New Notes Offerings have been deposited in escrow (as described below), and will be used, either to (1) in the event that the merger is consummated, fund a portion of the consideration payable in the merger, or (2) in the event that the merger is not consummated, redeem the New Notes.

        Escrow Funding.    On August 18, 2004, a date which we refer to in this proxy statement on occasion as the "Escrow Funding Date," the proceeds of the New Notes Offerings, together with three letters of credit (one for each series of notes) provided by AMCE, were deposited with a trustee to be held in escrow. Such proceeds, when taken together with the amounts payable under the letters of credit, when drawn, would be sufficient to redeem all of the New Notes on a redemption date of February 2, 2005 (the second business day after the latest termination date for release of escrowed proceeds). The redemption price for the New Notes is described under the caption "—Redemption" on page     .

        Each series of New Notes began accruing interest on the Escrow Funding Date at the rate stated in its indenture; however, the escrowed funds may only be invested in readily accessible, unrestricted money market funds that are solely invested in government securities, yielding lower rates than those payable under the New Notes. The letters of credit provided by AMCE will be drawn upon to pay the difference between the interest accruing on the New Notes during the period that the proceeds from the New Notes are held in escrow, which we refer to in this proxy statement as the "escrow period," and the amount of interest earned on the escrowed proceeds of the New Notes Offerings during the escrow period.

        Release of Escrow Funds.    The escrowed funds will be released to finance acquisition upon the occurrence of each of following:

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  the completion of the merger and the related financing transactions in all material respects with the terms and conditions set forth in the merger agreement, together with all such amendments, modifications and waivers that are not, individually or in the aggregate, materially adverse to the holders of the New Notes;

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  AMCE continuing to satisfy its reporting obligations under the Exchange Act;

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  AMCE and Holdings having used commercially reasonable efforts to cause the applicable series of New Notes to be rated by each of Moody's and S&P;

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  AMCE's existing series of notes due 2011, 2012 and 2014 being guaranteed by certain subsidiaries of AMCE on a senior subordinated basis; and

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  immediately prior to and after giving effect to the merger and the related financing transactions, no default or event of default existing under the indentures governing AMCE's existing series of notes due 2011, 2012 and 2014.

        Redemption.    If (1) the merger agreement is terminated or (2) the merger and the related financing transactions are not closed on or before January 31, 2005, the escrowed funds will be released to redeem all of the New Notes within two Business Days at a redemption price equal to 100% of the offering price of the Marquee Notes plus accrued and unpaid interest to, but excluding, the redemption date and 100% of the accreted value of the Holdings Notes offering price to, but excluding the redemption date. As outlined above, the letters of credit provided by AMCE will be drawn upon to pay the difference between the interest accruing on the New Notes during the escrow period and the amount of interest earned on the escrowed proceeds of the New Notes Offerings during the escrow period.

Debt Commitment Letter

        Holdings and Marquee entered into a commitment letter, dated as of July 22, 2004, which we refer to in this proxy statement as the "debt commitment letter," with J.P. Morgan Securities Inc., JPMorgan Chase Bank, Citigroup Global Markets Inc., which we refer to in this proxy statement as "CGMI", and Citicorp North America, Inc., which we refer to collectively in this proxy statement as the "lenders." Pursuant to the debt commitment letter, one or more of the lenders have committed to provide, on a several basis, a new senior secured revolving credit facility or commitments in connection with an amendment of the Existing Revolving Credit Facility and the senior unsecured bridge loan facility and to purchase the New Notes, with the aggregate proceeds of such transactions, when combined with the equity contributions, expected to be sufficient to complete the merger, finance the post-closing "change of control" offer under the indenture governing AMCE's outstanding 9.5% senior subordinated notes due 2011, which we refer to in this proxy statement as the "2011 Notes," and pay related fees and expenses.

        The commitments of each of the lenders under the debt commitment letter are subject to the satisfaction, or waiver, of the following conditions:

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  there not occurring any change, event, fact, development, effect, condition or occurrence that has been or would reasonably be expected to be materially adverse to the condition (financial or otherwise), assets, liabilities, properties, business or results of operations of Holdings, AMCE and their respective subsidiaries, taken as a whole, other than any change, event, fact, development, effect, condition or occurrence resulting from, or relating to:

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  the U.S. economy or financial markets in general;

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    the theatrical exhibition industry in general and not specifically relating to (or having a materially disproportionate effect (relative to the effect on other persons operating in such industry) on) Holdings, AMCE and their respective subsidiaries, taken as a whole (excluding for purposes of this clause any change, event, fact, development, effect, condition or occurrence resulting from or relating to a worsening of current conditions due to an act of terrorism in a theatre in North America or in any theatre owned or operated by AMCE); or

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    the execution of the merger agreement, the public announcement thereof or any transaction contemplated by the debt commitment letter;

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  such lender not becoming aware after the date of the debt commitment letter of any information affecting Holdings, AMCE or the merger or the contributions to be made to Holdings under the equity commitment letter that in such lender's judgment is inconsistent in a material and adverse manner with any such information disclosed to such lender prior to the date of the debt commitment letter;

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  such lender's satisfaction that prior to and during the offering period for the New Notes (as defined below), and prior to and during the syndication of the senior unsecured bridge facility, there shall be no competing offering, placement or arrangement of any debt securities (other than the New Notes and any Additional Notes (as defined below)) or bank financing by or on behalf of Holdings, AMCE or any of their respective subsidiaries (and prior to and during the offering period for the New Notes, there shall be no consent solicitation with respect to the 2011 Notes except as agreed to by the lenders);

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  with respect to the commitments relating to the new senior secured revolving credit facility and the amendment to the Existing Revolving Credit Facility, the closing of the new senior secured revolving credit facility or the amendment on or before January 31, 2005;

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  with respect to the senior unsecured bridge facility, the closing of the senior unsecured bridge facility on or before the date that is 75 days after the closing date of the merger; and

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  (1) with respect to the senior unsecured bridge facility, the satisfaction, or waiver, of the conditions described below in the section entitled "—Conditions to the Revolving Credit and Bridge Loan Facilities," (2) with respect to the commitments relating to the senior secured revolving credit facility or the amendment to the Existing Revolving Credit Facility, customary documentary conditions precedent for such an amendment and restatement and the applicable conditions described below in the section entitled "—Conditions to the Revolving Credit and Bridge Loan Facilities" and (3) with respect to the commitments relating to the New Notes Offerings, the applicable conditions set forth in the section entitled "—Conditions to the New Notes Offerings."

        The debt commitment letter was filed as an exhibit to AMCE's Current Report on Form 8-K, filed with the SEC on July 23, 2004, and is incorporated by reference herein. The summary set forth in this section is qualified in its entirety by the actual terms of the commitment letter and you are encouraged to read the commitment letter for a complete description of the Lenders' commitment to provide financing for the merger.

Revolving Credit Facility Arrangements

        Pursuant to the terms of the debt commitment letter, the lenders have committed to provide a new senior secured revolving credit facility in an aggregate amount of up to $175.0 million. In the alternative, in connection with an amendment of the Existing Revolving Credit Facility, JPMorgan Chase Bank has agreed to provide commitments of up to $40 million, and Citicorp North America, Inc. has agreed to continue its current commitment under the Existing Revolving Credit Agreement, which is equal to $30 million. The senior secured revolving credit facility is subject to the satisfaction or waiver of the conditions specified in the commitment letter, including those described below under "—Conditions to the Revolving Credit Facilities and Bridge Loan Facility."

        Upon the consummation of the merger, we intend to amend and restate the Existing Revolving Credit Facility to provide for borrowings on substantially the terms described below. We refer to the Existing Revolving Credit Facility, as amended and restated, in this proxy statement as the "amended and restated revolving credit facility." In the event that we are unable to obtain the consents necessary from the lenders thereunder to amend and restate the existing credit facility, we will enter into a new senior secured revolving credit facility in an aggregate amount of $175 million on substantially the same terms (including definitions) as would have been contained in the amended and restated facility, as described below. We refer to the amended and restated revolving credit facility and the new senior secured revolving credit facility, collectively, as the "Revolving Credit Facilities."

        The amended and restated revolving credit facility will permit borrowings at interest rates based on either the bank's base rate or LIBOR, plus applicable margins ranging from 1.0% to 2.0% on base rate loans and from 2.0% to 3.0% on LIBOR loans, and will require an annual commitment fee of 0.5% on the unused portion of the commitment. The amended and restated credit facility will mature on April 9, 2009. The total commitment under the amended and restated credit facility will be $175.0 million, but the amended and restated credit facility will contain covenants that limit our ability to incur debt (whether under the amended and restated credit facility or from other sources).

        The amended and restated revolving credit facility will include several financial covenants including (i) a maximum net indebtedness to Annualized EBITDA ratio (as defined in the Existing Revolving Credit Facility) (generally, the ratio of the principal amount of outstanding indebtedness (less cash and equivalents) as of the last day of the most recent quarter to earnings for the most recent four quarters before interest, taxes, depreciation, amortization, any call premium (or original issue discount) expenses and other noncash charges, theatre closing or disposition costs, theatre opening costs, and gains or losses from asset sales, and including an adjustment for any permanently closed, disposed of or acquired theatre on a pro forma basis as if such closure, disposition or acquisition occurred on the first day of the calculation period), of Holdings of 5.75 to 1 except that expenses incurred in connection with the merger and the related financing transactions will be excluded and there may be certain step-downs of the ratio as may be agreed, (ii) a minimum cash interest coverage ratio, as defined in the existing credit facility except that expenses incurred in connection with the merger and the related financing transactions shall be excluded (generally, the ratio of Annualized EBITDA for the most recent four quarters to consolidated interest expense for such period, of AMCE of 1.75 to 1, and (iii) a ratio of maximum net senior indebtedness to Annualized EBITDA, as defined in the Existing Revolving Credit Facility except that expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement shall be excluded for the most recent four quarters, as defined in the amended and restated credit facility, of AMCE of 3.5 to 1. The amended and restated revolving credit facility will also generally impose limitations on investments, the incurrence of additional indebtedness, creation of liens, changes of control, transactions with affiliates, restricted payments, dividends, repurchase of capital stock or subordinated debt, mergers, investments, guarantees, asset sales and business activities.

        The amended and restated revolving credit facility will allow us to incur any amount of debt that qualifies as subordinated debt thereunder, and also permit $125.0 million of new debt plus capital lease obligations, subject to meeting our financial covenants.

        Certain of our domestic wholly-owned subsidiaries will guarantee the amended and restated credit facility. The amended and restated revolving credit facility will be secured by a pledge of the capital stock of AMCE by Holdings and substantially all of the tangible and intangible personal property located in the United States that we or such subsidiaries own, which includes all the outstanding stock of American Multi-Cinema, Inc., AMC-GCT, Inc. and AMC Entertainment International, Inc. and

National Cinema Network, Inc., as well as accounts, deposit accounts, general intangibles (including patents, trademarks and other intellectual property), commercial tort claims, goods and instruments, among other types of personal property.

        Amounts outstanding under the amended and restated revolving credit facility may become payable prior to the maturity date in part upon the occurrence of certain asset sales, or in whole upon the occurrence of specified events of default. In addition to the non-payment of amounts due to lenders or non-performance of covenants, among other matters an event of default will occur upon (1) the failure to pay other indebtedness, or the acceleration of the maturity or redemption of other indebtedness or preferred stock, in either case exceeding $5.0 million, (2) the occurrence of any default which enables holders of any preferred stock to appoint additional members to the board and the occurrence of a change in control, as defined in the amended and restated credit facility, and (3) any default under the terms applicable to any of our leases with aggregate remaining lease payments exceeding $13.0 million which results in the loss of use of the property subject to such lease or any default (that is not cured or waived or if cured or waived involved the payment of an amount in excess of $13.0 million) under the terms applicable to any such leases with aggregate remaining lease payments exceeding $50.0 million.

The Bridge Loan Facility

        Pursuant to the debt commitment letter, the lenders have also committed to provide Marquee with a senior unsecured bridge loan facility in an aggregate amount of up to $220.0 million in order to fund payments in connection with the repurchase any outstanding 2011 Notes tendered in the Change of Control Offer made by AMCE no later than 75 days following the closing date of the merger, which we refer to in this proxy statement as the "Change of Control Offer." The senior unsecured bridge loan facility is subject to the satisfaction, or waiver, of the conditions specified in the debt commitment letter, including those described below under "—Conditions to the Revolving Credit Facilities and Bridge Loan Facility."

        The maturity date of the initial loans under the senior unsecured bridge loan facility is one year from the closing of the Change of Control Offer. Borrowings under the bridge loan facilities that are not refinanced or repaid in full on or before the maturity date shall, subject to certain conditions, be converted into a term loan with a maturity date of eight years from the escrow funding date (as defined below). Borrowings under the senior unsecured bridge loan facility initially bear interest at a rate equal to the greater of (a) the three-month LIBOR plus 6.50% and (b) the rate of interest on U.S. Treasury obligations maturing on the eighth anniversary of the closing of the merger plus 3.35%, in each case increasing by 1.0% on the six-month anniversary of the closing of the merger and by an additional 0.5% at the end of each three-month period thereafter until the maturity date of the initial loans, provided that such interest rate shall not exceed 11.5% per annum.

        The senior unsecured bridge loan facility will contain covenants typical for facilities of its type.

Conditions to the Senior Credit Facility and Bridge Loan Facility

        In addition to the conditions described in the section entitled "Debt Commitments," the commitments of the Lenders to provide the financing described above under "—Revolving Credit Facility Arrangements" and "—Bridge Loan Facility" are subject to, among other things, the delivery of customary documentation, including legal opinions, and the satisfaction or waiver of each of the following conditions:

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  (1) each of AMCE and the other loan parties shall have executed the credit documents for the Revolving Credit Facilities consistent with the terms of the debt commitment letter and (2) as a condition to the funding of the senior unsecured bridge loan facility, each loan party shall have executed and delivered the senior bridge facility documentation consistent with the terms of the debt commitment letter;

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  (1) AMCE and each of applicable loan parties shall have executed and delivered definitive documentation with respect to the New Notes consistent with the terms of the debt commitment letter a and all conditions to the release from escrow of the proceeds thereof shall have been satisfied or waived and (2) all conditions to the initial borrowings under the senior bridge facility documentation shall have been satisfied or waived;

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  (1) Holdings and AMCE shall have been capitalized in substantially the same manner described in the debt commitment letter and (2) (A) as a condition to the availability of the commitments under the Revolving Credit Facilities and the senior unsecured bridge facility, Holdings shall have received at least $170,000,000 in gross cash proceeds from the issuance and sale of the Holdings Notes (which proceeds shall have been released from Escrow) and (B) as a condition to the availability of commitments under the Revolving Credit Facilities and the senior unsecured bridge facility, AMCE shall have received $455,000,000 in gross cash proceeds from the issuance and sale of the Marquee Notes (which proceeds shall have been released from Escrow);

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  The merger and the equity contributions of the Apollo Investors and JPMP Investors, which we refer to in this proxy statement, collectively, as the "Transaction," shall have been consummated in accordance with applicable law. The respective amounts of the sources and uses for the Transaction shall be consistent with the debt commitment letter. Except under certain circumstances, no provision of the merger agreement and related documentation shall have been waived, amended or otherwise modified in any material respect without approval of the lenders. After giving effect to the Transaction, Holdings and AMCE shall have no material indebtedness other than the Revolving Credit Facilities, the senior unsecured bridge facility, the New Notes, the existing senior subordinated notes of the Borrower due 2011, 2012 and 2014 and capital lease obligations of approximately $60,000,000 in the aggregate;

  •
  the lenders, the administrative agent and the arrangers shall have received all fees required to be paid, and all expenses required to be paid for which invoices have been presented, on or before the applicable closing date;

  •
  All governmental approvals and the shareholder approvals necessary in connection with completing the Transaction and the financing thereof shall have been obtained and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority that would restrain, prevent or materially delay the performance by Holdings or AMCE of its obligations in respect of the Transaction or the financing thereof;

  •
  Except as disclosed to the lenders, there shall be no action, suit, investigation or proceeding pending against, or to the knowledge of Holdings or AMCE, threatened against or affecting, Holdings, AMCE or any of their respective subsidiaries or any of their respective properties or any of their respective officers or directors, or for which Holdings, AMCE or any of their respective subsidiaries is obligated to indemnify a third party, except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Holdings, AMCE and their respective subsidiaries, taken as a whole;

  •
  There is no judgment, decree, injunction, rule, writ or order of any governmental entity or arbitrator outstanding against Holdings, AMCE or any of their respective subsidiaries which would, individually or in the aggregate, reasonably be expected to (1) have a material adverse effect on Holdings, AMCE and their respective subsidiaries, taken as a whole, or (2) prevent or materially delay the performance by Holdings or AMCE of its obligations in respect of the

    Transaction, the financing thereof or any of the transactions contemplated by the debt commitment letter. There shall not exist any default under any material debt agreements of AMCE;

  •
  AMCE shall have satisfied its obligations to file reports in a timely manner under the Exchange Act;

  •
  The lenders shall have received a pro forma consolidated balance sheet of Holdings and its subsidiaries as at the date of the most recent consolidated balance sheet filed with the SEC and a pro forma statement of operations for the most recent fiscal year and interim period and for the 12-month period ending on the last day of such interim period, in each case adjusted to give effect to the consummation of the Transaction and the financings contemplated hereby;

  •
  The pro forma ratio of total debt of Holdings and its consolidated subsidiaries to EBITDA (as defined in the Existing Revolving Credit Facility and otherwise satisfactory to the administrative agent and the arrangers) of AMCE shall not exceed 5.25 to 1.00, as calculated in accordance with the debt commitment letter;

  •
  as a condition to the availability of the senior unsecured bridge facility, AMCE shall have used commercially reasonable efforts to cause the senior unsecured bridge facility to be rated by both Moody's Investors Service, Inc. and Standard & Poor's Ratings Group.

  •
  each entity that guarantees the Revolving Credit Facilities (other than Holdings) shall have entered into guarantees of the obligations of AMCE under AMCE's existing notes, with the obligations under such guarantees to be subordinated to the same extent as the obligations of AMCE under the existing notes.

        In addition to the conditions set forth above, the commitments with respect to the Revolving Credit Facilities are conditioned upon either the new senior secured revolving credit facility or the amended and restated revolving credit facility closing by January 31, 2005.

Additional Notes Offering

        As an alternative to the senior unsecured bridge loan facility, the debt commitment letter contemplates that AMCE may finance the Change of Control Offer through the issuance of up to $220.0 million aggregate principal amount of senior unsecured notes, which we refer to in this proxy statement as the "Additional Notes." The debt commitment letter does not provide for specific commitments on the part of the lenders with respect to the Additional Notes. At the time of this proxy statement, a decision has not been made with respect to whether or not the Additional Notes would be offered.

Estimated Fees and Expenses of the Merger

        Whether or not the merger is completed, in general, all out-of-pocket expenses incurred by the parties to the merger agreement will be borne solely by the party which has incurred the same; provided, however, that (i) all filing fees required in connection with the filing of premerger notifications under the HSR Act and any filings under antitrust and competition laws of any other applicable jurisdiction shall be borne solely by AMCE and (ii) all out-of-pocket expenses incurred pursuant to AMCE's covenant to enforce the Durwood Trust Voting Agreement and Irrevocable Proxy will be borne by Holdings and all out-of-pocket expenses incurred pursuant to AMCE's covenant to enforce the Apollo Consent and Voting Agreement will be shared equally by AMCE and Holdings, in each case whether or not the merger is consummated. If the merger agreement is terminated, AMCE will, in certain circumstances, be responsible for certain fees and expenses of Holdings and the lenders. See "The Merger Agreement—Expense Reimbursement Pursuant to the Merger Agreement." Fees and expenses incurred or to be incurred by AMCE, Holdings and Marquee in connection with the merger are estimated at this time to be as follows:

Description	Amount (in thousands)
Financing fees and expenses and other professional fees	$20,445
Legal fees and expenses	9,661
Accounting fees and expenses	2,395
Financial advisory fee and expenses	20,252
Printing, proxy solicitation and mailing costs	863
Filing fees	389
Sponsor Fee	20,000
Miscellaneous	1,500

Total	$75,505

        These expenses will not reduce the merger consideration to be received by AMCE stockholders.

Regulatory Matters

        The HSR Act and the rules and regulations promulgated thereunder require that Holdings, or its ultimate parent entity or entities, and AMCE file notification and report forms with respect to the merger and related transactions with the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission. The parties thereafter are required to observe a waiting period before completing the merger. The appropriate parties filed the necessary forms with the Department of Justice and the Federal Trade Commission on August 26, 2004. On September 3, 2004, the U.S. Federal Trade Commission granted early termination of the waiting period under the HSR Act. The Department of Justice or the Federal Trade Commission, as well as a state or private person, may challenge the merger at any time before or after its completion.

        In addition, approvals of governmental entities pursuant to antitrust or competition laws of certain non-U.S. jurisdictions are also required to consummate the merger.

Material U.S. Federal Income Tax Consequences

        The following is a discussion of the material U.S. federal income tax consequences of the merger to holders (other than Apollo and affiliates of Apollo) of common stock, Class B stock, and preferred stock of AMCE. This discussion is based upon the Code, the Treasury Regulations promulgated thereunder, and judicial and administrative rulings and decisions in effect on the date hereof. These authorities may change at any time, possibly retroactively, and any such change could affect the continuing validity of this discussion. No ruling from the Internal Revenue Service (the "IRS") has been requested with respect to the U.S. federal income tax consequences described herein and accordingly, there can be no assurance that the IRS will agree with the discussion herein. This discussion does not address any of the tax consequences arising from (1) the change of control stock distribution to holders of AMCE preferred stock and (2) a disposition of AMCE stock by members of management of AMCE that purchase or acquire stock of Holdings. In addition, this discussion does not address any tax consequences arising under the laws of any state, locality or foreign jurisdiction, and accordingly, is not a comprehensive description of all of the tax consequences that may be relevant to any particular holder of AMCE stock.

        This discussion assumes that holders hold their shares of common stock, Class B stock, and preferred stock of AMCE as capital assets and does not address the tax consequences that may be relevant to a particular stockholder subject to special treatment under U.S. federal income tax law, including but not limited to:

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  foreign persons;

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  financial institutions;

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  tax-exempt organizations;

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  insurance companies;

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  traders in securities that elect mark-to-market;

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  dealers in securities or foreign currencies;

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  persons who received their stock of the company through the exercise of employee stock options or otherwise as compensation;

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  persons who hold shares of stock of the company as part of a hedge, straddle or conversion transaction; and

  •
  persons who exercise their appraisal rights under Delaware law.

Characterization of the Merger

        For U.S. federal income tax purposes, Marquee should be disregarded as a transitory entity, and the merger of Marquee with and into AMCE should be treated as a taxable transaction to holders of AMCE stock and should not be treated as a taxable transaction to AMCE.

        A holder of AMCE stock generally will recognize capital gain or loss equal to the difference between the amount of cash received in the merger and such holder's adjusted tax basis in such stock. Such gain or loss will be long-term capital gain or loss if at the time of the merger the holder had held its AMCE stock for more than one year. Gain or loss must generally be determined separately for each block of AMCE stock (i.e., stock acquired at the same cost in a single transaction).

Information Reporting and Backup Withholding

        Certain noncorporate holders of AMCE stock may be subject to information reporting and backup withholding, at applicable rates (currently 28%), on cash payments received pursuant to the merger.

Backup withholding will not apply, however, to a holder who furnishes a correct taxpayer identification number and certifies that the holder is not subject to backup withholding on IRS Form W-9 or a substantially similar form or is otherwise exempt from backup withholding. If a holder does not provide its correct taxpayer identification number or fails to provide the certification described above, the IRS may impose a penalty on the holder, and amounts received by the holder pursuant to the merger may be subject to backup withholding. Amounts withheld, if any, are generally not an additional tax and may be refunded or credited against the holder's U.S. federal income tax liability, provided that the holder furnishes the required information to the IRS.

        ALTHOUGH THE FOREGOING ARE THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES GENERALLY APPLICABLE TO THE MERGER, THE DISCUSSION DOES NOT ADDRESS EVERY U.S. FEDERAL INCOME TAX ISSUE WHICH MAY BE APPLICABLE TO A PARTICULAR STOCKHOLDER. EACH STOCKHOLDER IS ENCOURAGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES TO SUCH STOCKHOLDER, IN LIGHT OF HIS OR HER PARTICULAR CIRCUMSTANCES, OF THE DISPOSITION OF AMCE STOCK PURSUANT TO THE MERGER. EACH HOLDER OF AMCE PREFERRED STOCK IS ENCOURAGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE CHANGE OF CONTROL DISTRIBUTION. EACH MEMBER OF MANAGEMENT OF AMCE THAT PURCHASES OR ACQUIRES STOCK OF HOLDINGS IS ENCOURAGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE DISPOSITION OF AMCE STOCK.

Anticipated Accounting Treatment

        The merger is intended to be accounted for by Holdings as a purchase under generally accepted accounting principles in the United States of America. Accordingly, it is expected that Holdings' basis in the assets and liabilities of AMCE will be adjusted to fair market value upon completion of the merger, including the establishment of additional goodwill.

        AMCE will remain a reporting entity subsequent to the merger for purposes of periodic reporting requirements under the Exchange Act, and its financial statements will be prepared on a recapitalization basis, with no change from historical cost.

Stockholder and Derivative Litigation

        On July 22, 2004, two lawsuits purporting to be class actions were filed in the Court of Chancery of the State of Delaware, one naming AMCE, AMCE's directors, Apollo Management and certain entities affiliated with Apollo as defendants and the other naming AMCE, AMCE's directors, Apollo Management and Holdings as defendants. On July 23, 2004, three more lawsuits purporting to be class actions were filed in the Circuit Court of Jackson County, Missouri, at Kansas City, naming AMCE and AMCE's directors as defendants. The complaints generally allege that the defendants breached their fiduciary duties by agreeing to the merger, that the merger and the transactions contemplated thereby are unfair to the minority stockholders of AMCE, that the merger consideration is inadequate and that the defendants pursued their own interests at the expense of the stockholders. The lawsuits seek, among other things, to recover unspecified damages and costs and to enjoin or rescind the merger and related transactions. We believe these lawsuits are without merit, and we do not expect such lawsuits to have a material adverse effect on AMCE or the consummation of the merger or to give rise to a breach of any of the Company's representations and warranties contained in the merger agreement. See "The Merger Agreement—Representations and Warranties" beginning on page     .

Appraisal Rights

        Under Delaware law, AMCE's stockholders are entitled to appraisal rights in connection with the merger.

        If the merger is consummated, dissenting holders of stock who follow the procedures described below within the appropriate time periods will be entitled to have their shares of stock appraised by a court and to receive the "fair value" of such shares in cash as determined by the Delaware Court of Chancery, together with a fair rate of interest, if any, as determined by the court, in lieu of the consideration that such stockholder would otherwise be entitled to receive pursuant to the merger agreement. These rights are known as appraisal rights.

        The discussion of the provisions set forth below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to the text of the relevant provisions of Delaware law, which are attached to this proxy statement as Appendix F. Stockholders intending to exercise appraisal rights should carefully review Appendix F. Failure to follow precisely any of the statutory procedures set forth in Appendix F may result in a termination or waiver of these rights.

        If a stockholder wishes to exercise appraisal rights in connection with the merger, the stockholder must not vote in favor of adoption of the merger agreement, must continually be the holder of record of such shares through the effective time of the merger, and must meet the conditions described below.

        Section 262 of the Delaware General Corporation Law, or DGCL, which contains the conditions necessary to secure appraisal rights, is set forth in full in Appendix F. The following is a brief summary of Section 262, which sets forth the procedures for dissenting from the merger and demanding statutory appraisal rights. Failure to follow the procedures set forth in Section 262 precisely could result in the loss of appraisal rights. This proxy statement constitutes notice to holders of stock concerning the availability of appraisal rights under Section 262.

        Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262. A written demand for appraisal of shares must be filed with AMCE before the special meeting on                        , 2004. This written demand for appraisal of shares must be in addition to and separate from a vote against the merger. Stockholders electing to exercise their appraisal rights must not vote for the merger. Any proxy or such vote against the merger, abstention from voting or failure to vote on the merger will not in and of itself constitute a demand for appraisal within the meaning of Section 262.

        A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the share certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner. A person having a beneficial interest in stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below and in a timely manner to perfect whatever appraisal rights the beneficial owners may have.

        An AMCE stockholder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to AMCE at its address at 920 Main Street, Kansas City, Missouri 64105, Attention: Secretary. The written demand for appraisal should specify the stockholder's name and mailing address, and that the stockholder is thereby demanding appraisal of his or her stock. Within ten days after the effective time of the merger, AMCE must provide notice of the effective time of the merger to all of its stockholders who have complied with Section 262 and have not voted for the merger.

        Within 120 days after the effective time of the merger, any stockholder who has satisfied the requirements of Section 262 may deliver to AMCE a written demand for a statement listing the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares.

        Within 120 days after the effective time of the merger (but not thereafter), either AMCE or any stockholder who has complied with the required conditions of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of his or her AMCE shares. AMCE has no present intention to file such a petition if demand for appraisal is made.

        Upon the filing of any petition by a stockholder in accordance with Section 262, service of a copy must be made upon AMCE, which must, within 20 days after service, file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by AMCE. If a petition is filed by AMCE, the petition must be accompanied by the verified list. The Register in Chancery, if so ordered by the court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to AMCE and to the stockholders shown on the list at the addresses therein stated, and notice will also be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the court deems advisable. The forms of the notices by mail and by publication must be approved by the court, and the costs thereof will be borne by AMCE.

        If a petition for an appraisal is filed in a timely fashion, after a hearing on the petition, the court will determine which stockholders are entitled to appraisal rights and will appraise the shares owned by these stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.

        AMCE stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 could be more, the same or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares. The costs of the appraisal proceeding may be determined by the court and taxed against the parties as the court deems equitable under the circumstances. Upon application of a dissenting stockholder, the court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of a determination or assessment, each party bears his, her or its own expenses.

        Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote for any purpose the shares subject to demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the merger.

        At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw his demand for appraisal and to accept the terms offered in the merger agreement. After this period, a stockholder may withdraw his demand for appraisal and receive payment for his shares as provided in the merger agreement only with the consent of AMCE and Holdings. If no petition for appraisal is filed with the court within 120 days after the effective time of the merger, stockholders' rights to appraisal (if available) will cease. Inasmuch as AMCE has no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the court demanding appraisal may be dismissed as to any stockholder without the approval of the court, which approval may be conditioned upon such terms as the court deems just.

        Failure by any AMCE stockholder to comply fully with the procedures described above and set forth in Appendix F to this proxy statement may result in termination of a stockholder's appraisal rights.

The Merger Agreement

        This section of the proxy statement summarizes the material provisions of the merger agreement. The following summary is qualified entirely by reference to the complete text of the merger agreement, a copy of which is attached as Appendix A to this proxy statement and is incorporated into this proxy statement by reference. We encourage you to read the merger agreement carefully and in its entirety.

General; The Merger

        At the effective time of the merger, upon the terms and subject to the conditions of the merger agreement and the Delaware General Corporation Law, Marquee will be merged with and into AMCE, the separate corporate existence of Marquee will cease and AMCE will continue as the surviving corporation, wholly owned by Holdings.

Certificate of Incorporation; Bylaws; Directors and Officers

        At the effective time of the merger, the certificate of incorporation of AMCE shall be restated in its entirety to read as the certificate of incorporation of Marquee in effect immediately prior to the merger, except that the name of the surviving corporation shall remain as "AMC Entertainment Inc." The bylaws of Marquee, as in effect immediately before the effective time of the merger, will be the bylaws of AMCE, until thereafter changed or amended as provided therein or by applicable law.

        The directors of Marquee immediately before the effective time of the merger will be the initial directors of the surviving corporation and the officers of AMCE immediately before the effective time of the merger will be the initial officers of the surviving corporation, in each case to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation.

Treatment of AMCE Stock in the Merger

        At the effective time of the merger, by virtue of the merger and without any additional action on the part of our stockholders:

  •
  each issued and outstanding share of AMCE common stock and AMCE Class B stock will be converted into the right to receive $19.50 in cash;

  •
  each issued and outstanding share of AMCE preferred stock will be converted into the right to receive $2,727.27 in cash;

  •
  each share of AMCE stock, if any, held by Holdings or Marquee will be retired and cancelled and no payment of merger consideration will be made with respect to such shares; and

  •
  each share of AMCE stock held in treasury or by any subsidiary of AMCE shall remain outstanding following the merger.

        At the effective time of the merger, except as provided in the fourth bullet point immediately above, all shares of AMCE stock shall no longer be outstanding and shall be cancelled, retired and will cease to exist. Each certificate previously representing any such shares shall thereafter represent the right to receive the cash consideration described above.

        Under the terms of the merger agreement, shares of AMCE common stock, Class B stock or preferred stock outstanding immediately prior to the effective time of the merger which are held by any stockholder who does not vote in favor of the merger, or consent thereto in writing, will not be converted into the right to receive the merger consideration, so long as such stockholder has properly demanded appraisal for such shares in writing to us by following the procedures set forth under Delaware law. Such stockholders will be entitled to receive payment of the appraised value of their shares of stock in accordance with the procedures set forth under Delaware law, except that any stockholder who fails to perfect or who effectively withdraws or loses its rights to appraisal of its shares in accordance with the applicable procedures set forth under Delaware law will be deemed to have converted such shares into the right to receive the merger consideration without any interest thereon. See "Appraisal Rights" beginning on page       .

Treatment of Marquee Stock in the Merger

        Each share of common stock of Marquee issued and outstanding immediately before the effective time of the merger will be converted into one newly issued, fully paid and nonassessable share of common stock of AMCE, as the surviving corporation in the merger.

Treatment of AMCE Stock Options and Equity Awards

        The merger agreement provides that at the effective time of the merger, each option or warrant to purchase AMCE common stock, whether or not vested, will be cancelled with the holder being entitled to receive an amount in cash equal to the product of (1) the amount by which (x) $19.50 exceeds (y) the applicable per share exercise price of such option, and (2) the number of shares subject to the cancelled option, less any applicable withholding taxes.

        In addition, the merger agreement provides that at the effective time of the merger, each deferred stock unit, whether or not vested, will be cancelled with the holder being entitled to receive an amount in cash equal to $19.50, less any applicable withholding taxes.

Representations and Warranties

        AMCE has made customary representations and warranties to Holdings and Marquee, which will not survive the effective time of the merger, with respect to, among other matters:

  •
  corporate existence, power and authority;

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  capitalization;

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  the absence of conflicts with law, organizational documents, contracts and permits;

  •
  required governmental filings and consents;

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  compliance with applicable laws;

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  SEC filings and financial statements;

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  absence of certain material changes or events with respect to AMCE since April 1, 2004;

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  absence of undisclosed liabilities;

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  litigation matters;

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  tax matters;

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  material contracts and commitments;

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  employee benefit plans and ERISA compliance;

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  labor and employment matters;

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  real property and leases;

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  environmental matters;

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  insurance;

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  transactions with affiliates;

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  intellectual property;

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  title to assets;

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  brokers; and

  •
  opinions of financial advisors.

        Holdings and Marquee have also made customary representations and warranties to AMCE, which will not survive the effective time of the merger, with respect to, among other matters:

  •
  corporate existence, power and authority;

  •
  absence of conflicts with law, organizational documents, contracts and permits;

  •
  required governmental filings and consents;

  •
  prior activities; and

  •
  financing.

        Certain aspects of the representations and warranties of the parties are qualified by the concept of "material adverse effect."

        A material adverse effect with respect to AMCE or Holdings, as applicable, means any change, event, fact, development, effect, condition or occurrence that, has been or would reasonably be expected to be materially adverse to the condition (financial or otherwise), assets, liabilities, properties, business or results of operations of AMCE and its subsidiaries or Holdings and its subsidiaries, as the case may be, taken as a whole, other than any change, event, fact, development, effect, condition or occurrence resulting from, or relating to:

  •
  the U.S. economy or financial markets in general;

  •
  the theatrical exhibition industry in general and not specifically relating to (or having a materially disproportionate effect (relative to the effect on other persons operating in such industry) on) AMCE and its subsidiaries or Holdings and its subsidiaries, as the case may be, taken as a whole (excluding for purposes of this clause any change, event, fact, development, effect, condition or occurrence resulting from or relating to a worsening of current conditions due to an act of terrorism in a theatre in North America or in any theatre owned or operated by AMCE); or

  •
  the execution of the merger agreement, the public announcement thereof or any transaction contemplated thereby.

Covenants of AMCE

        We have undertaken certain obligations pursuant to the merger agreement including, but not limited to, the covenants described below.

        Conduct of AMCE's Business Pending the Merger.    The merger agreement provides that AMCE and its subsidiaries must, between the date of the merger agreement and the effective time of the merger, unless Holdings gives its prior written consent:

  •
  conduct their respective businesses only in the ordinary and usual course consistent with past practice;

  •
  use reasonable best efforts to keep available the services of key employees; and

  •
  use reasonable best efforts to preserve existing relationships with customers, suppliers and other persons with which they have significant business relationships.

        The merger agreement also provides specific covenants relating to certain activities of AMCE from the date of the merger agreement until the effective time of the merger. These covenants provide that AMCE will not, and will not permit any of its subsidiaries to, without the prior written consent of Holdings, subject to certain exceptions:

  •
  propose or adopt any change in its certificate of incorporation or bylaws;

  •
  issue, sell, pledge, dispose of, grant, transfer or encumber any equity securities of AMCE or its subsidiaries, or securities convertible or exchangeable for any such securities, or any options, warrants or other rights to acquire equity securities or securities convertible or exchangeable therefor, other than the issuance of AMCE common stock pursuant to the exercise of options outstanding on July 22, 2004 and the issuance of AMCE preferred stock pursuant to the change of control distribution;

  •
  reclassify, combine, split, subdivide or amend the terms of any of its capital stock, or issue any other securities in respect of, or in substitution for, shares of capital stock;

  •
  redeem, purchase or otherwise acquire any of its capital stock or other securities;

  •
  declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than cash dividends payable on the AMCE preferred stock;

  •
  sell, lease, encumber or otherwise dispose of any material property, rights or assets of AMCE or its subsidiaries other than in the ordinary course of business consistent with past practice;

  •
  incur any indebtedness for borrowed money or issue any debt securities;

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  engage in any transaction with, enter into, amend or terminate any agreement, arrangement or understanding with affiliates of AMCE;

  •
  liquidate or file for bankruptcy;

  •
  make acquisitions other than in the ordinary course of business consistent with past practice for consideration not to exceed $10 million individually or $15 million in the aggregate;

  •
  terminate or amend any material contract;

  •
  make capital expenditures in excess of budgeted amounts;

  •
  increase compensation payable to employees (except in the ordinary course), enter into employment or severance arrangements with any employee, establish any employee plan, amend or waive the performance or vesting criteria or accelerate vesting under any employee plan;

  •
  prepay long term debt;

  •
  settle, release or waive any material claims or litigation;

  •
  change accounting policies or procedures;

  •
  write up, write down or write off the book value of any assets;

  •
  permit any material insurance policy to be cancelled or terminated;

  •
  amend or waive any provision of the Apollo investment agreement or Apollo standstill agreement;

  •
  take action that would reasonably be expected to result in any of the conditions to the merger not being satisfied;

  •
  take action with respect to certain tax matters; and

  •
  permit to lapse any intellectual property registrations or applications.

        No Solicitation of Other Offers.    The merger agreement provides that AMCE will not, and will cause its subsidiaries and its and their respective officers, directors, employees, attorneys, accountants, advisors, representatives and agents, collectively referred to as "representatives" in this section of this proxy statement, not to, and shall use its reasonable best efforts to ensure that their respective affiliates and representatives thereof do not, directly or indirectly through another person:

  •
  solicit, initiate or knowingly encourage (including by way of furnishing information), any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, an acquisition proposal (as defined below);

  •
  enter into, continue or otherwise participate in any discussions or negotiations with, or disclose any non-public information relating to AMCE or its subsidiaries to, or otherwise afford access to the properties, books or records of AMCE or its subsidiaries to, any third party with respect to any acquisition proposal; or

  •
  enter into any agreement in principle with any third party with respect to an acquisition proposal or company alternative transaction (as defined below).

        Prior to the adoption of the merger agreement by the AMCE stockholders, however, AMCE and its representatives may enter into, continue or otherwise participate in any discussions or negotiations with, or disclose any non-public information relating to AMCE or its subsidiaries to, or otherwise afford access to the properties, books or records of AMCE or its subsidiaries to, any third party that has made a bona fide unsolicited written acquisition proposal, but only if:

  •
  such acquisition proposal did not result from a violation by AMCE of its obligations under the merger agreement relating to acquisition proposals and AMCE has fully complied with such obligations;

  •
  such third party has entered into a confidentiality agreement with AMCE on terms that are no less favorable to AMCE than those of AMCE's confidentiality agreement with JPMP;

  •
  the Independent Committee or the Board of Directors of the Company (as applicable) has reasonably determined in good faith, after consultation with outside legal counsel, that the failure to take any such action would be inconsistent with its fiduciary duties to AMCE's stockholders under applicable law; and

  •
  prior to, or substantially concurrent with, disclosing or providing any such non-public information, AMCE shall disclose or provide all such information to Holdings.

        The merger agreement further provides that AMCE must promptly advise Holdings of its receipt of any acquisition proposal or any proposal, inquiry or request related to, or that could reasonably be expected to lead to, or that contemplates the possibility of, any acquisition proposal and promptly provide Holdings with the terms and conditions thereof, and the identity of the person making the same. Immediately upon determination by the Independent Committee or our Board of Directors that an acquisition proposal constitutes a superior proposal (as defined below), AMCE has agreed to deliver to Holdings a written notice advising it that the Independent Committee or our Board of Directors has so determined, specifying the terms and conditions of such superior proposal and the identity of the person making such superior proposal, and providing a copy of the superior proposal to Holdings.

        The merger agreement further provides that, except in the circumstances described below, each of the Independent Committee and our Board of Directors will at all times recommend adoption of the merger agreement by AMCE's stockholders. Prior to the adoption of the merger agreement by AMCE stockholders, if the Independent Committee or our Board of Directors (as applicable) determines in good faith, after consultation with outside counsel, that the failure to do so would be inconsistent with its fiduciary duties to the AMCE stockholders under applicable Law, the merger agreement permits:

  •
  the Independent Committee or our Board of Directors (as applicable) to withdraw, qualify or modify in a manner adverse to Holdings its recommendation that the AMCE stockholders adopt the merger agreement or approve or recommend to the AMCE stockholders a superior proposal;

  •
  AMCE to terminate the merger agreement and pay the $10 million expense coverage fee and the escrow breakage expenses; and/or

  •
  our Board of Directors to enter into (or cause AMCE or any AMCE subsidiary to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement related to a superior proposal; provided that concurrently with entering into any such letter of intent, agreement in principle, acquisition agreement or other agreement (other than a customary confidentiality agreement) related to a superior proposal AMCE shall terminate the merger agreement and pay the $10 million expense coverage fee and the escrow breakage expenses.

        As used in this proxy statement and in the merger agreement, the following terms have the meanings set forth below:

  •
  An "acquisition proposal" means any inquiry, offer or proposal from any third party (whether or not in writing) relating to, or that could reasonably be expected to lead to, a company alternative transaction.

  •
  A "company alternative transaction" means any of the following:

  •
  transaction or series of transactions pursuant to which any third party acquires or would acquire, directly or indirectly, beneficial ownership of either (x) more than 50% of the outstanding shares of any class of AMCE stock or (y) more than 20% of the aggregate outstanding voting power of AMCE, whether from AMCE or its stockholders pursuant to a tender offer, exchange offer or otherwise;

  •
  any acquisition or proposed acquisition of AMCE or any of its significant subsidiaries by a stock purchase, merger, consolidation, recapitalization, business combination or similar transaction (including any so-called "merger of equals" and whether or not AMCE or any of its significant subsidiaries is the entity surviving any such merger or business combination);

  •
  any other transaction pursuant to which any third party acquires or would acquire, directly or indirectly, assets or control of assets (including for this purpose the outstanding equity securities of the AMCE subsidiaries and any entity surviving any merger or business combination involving any of them) of AMCE or any of its subsidiaries, as appropriate, for consideration with a fair market value equal to 20% or more of the aggregate market value of all of the outstanding shares of AMCE stock on the date prior to the date hereof; or

  •
  any combination of the foregoing.

  •
  A "superior proposal" means any proposal made by a third party to enter into a company alternative transaction on terms that the Independent Committee or our Board of Directors (as applicable) determines in its good faith judgment, after consultation with outside legal counsel and a financial advisor of nationally recognized reputation, would result in a transaction, if consummated, more favorable to the AMCE stockholders, from a financial point of view, than the merger and the transactions contemplated by the merger agreement, taking into account all relevant factors, including, in the good faith judgment of the Independent Committee or our Board of Directors (as applicable), the likelihood that such transaction will be consummated

    (taking into account, among other things it deems appropriate, the third party's ability to finance the transaction and any antitrust risk associated with the transaction).

  •
  A "third party" means any person or group of persons (other than Holdings and its affiliates, it being understood that each of Apollo and the Durwood Voting Trust are and their respective affiliates are and are deemed a third party for purposes of the merger agreement)

        Nothing in the provisions of the merger agreement relating to acquisition proposals prohibits AMCE or its Board of Directors or the Independent Committee from taking a position and disclosing to AMCE stockholders any information, with respect to an acquisition proposal by a third party if (1) contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act, or (2) the Independent Committee or our Board of Directors (as applicable) has reasonably determined in good faith, after consultation with outside legal counsel, that the failure to do so would be inconsistent with applicable law.

        Enforcement of Voting Agreements.    The merger agreement provides that AMCE will enforce its rights under the Apollo voting agreement and the Durwood Trust voting agreement, and will not, without the prior written consent of Holdings, amend, modify or waive any of its rights or grant any consent thereunder, terminate or enter into any agreement with such other party thereto which is inconsistent with the terms and subject matter of either such agreement, in each case without the prior written consent of Holdings. The merger agreement further provides that AMCE will, if directed by Holdings following a breach by any party to the Apollo voting agreement or the Durwood Trust voting agreement, use its reasonable efforts to seek a judicial or governmental order requiring specific performance by the breaching party.

Covenants of Holdings and Marquee

        Holdings and Marquee have also undertaken certain obligations and responsibilities under the merger agreement including, but not limited to, the covenants described below.

        Continuation of Employee Benefits.    Holdings has agreed that, until April 1, 2005, coverage and benefits pursuant to employee benefit plans (other than equity or equity-based compensation plans) maintained by Holdings or AMCE will be, in the aggregate, no less favorable than those provided to AMCE employees immediately prior to the closing date. See "Interests of Certain Persons in the Merger—Continued Benefits" on page       .

        Directors' and Officers' Indemnification and Insurance.    See "Interests of Certain Persons in the Merger—Indemnification of Directors and Officers" beginning on page       .

        Post-Closing Change of Control Offer.    Consummation of the merger will constitute a "change of control" for purposes of AMCE's senior subordinated notes due 2011. Upon the occurrence of a change of control under those notes, AMCE is required to offer to repurchase those notes from the holders thereof at a price of 101% of principal, plus accrued but unpaid interest. Holdings has agreed to commence a change of control offer as required by the terms of the notes, or to take other actions as will satisfy in full AMCE's obligations with respect thereto, as soon as practicable following the effective time of the merger.

Covenants of All Parties

        In addition to the covenants of AMCE, Holdings and Marquee described above, the parties have also undertaken certain additional obligations and responsibilities under the merger agreement including, but not limited to, the covenants described below:

        Appropriate Action; Consents; Filings.    Each of Holdings and AMCE has agreed to use its reasonable best efforts to:

  •
  take all appropriate action, and do all things necessary proper or advisable to complete the merger and the transactions contemplated by the merger agreement as promptly as practicable;

  •
  obtain any governmental and third party consents and approvals necessary for consummation of the merger; and

  •
  make all necessary filings under applicable laws.

        Financing.    The merger agreement contains several covenants relating to the respective obligations of each of AMCE, Holdings and Marquee with respect to obtaining the financing necessary for Holdings to consummate the merger and the terms of such financing. More specifically, with respect to the obligations of Holdings and Marquee to obtain the financing to be provided under the financing commitment letters or alternative financing, the merger agreement provides that:

  •
  each of Holdings and Marquee will use its commercially reasonable efforts to complete the transactions contemplated by the financing commitment letters in accordance with the terms thereof;

  •
  in the event that Holdings has been notified by the lenders in writing that funds will not be available pursuant to the debt commitment letter so as to enable Holdings and Marquee to consummate the merger in a timely manner, each of Holdings and Marquee will use its commercially reasonable efforts to obtain alternative financing in an amount at least equal to the amount required to make or pay all consideration payable in the merger, all other necessary payments in connection with the transactions contemplated by the merger agreement and all related fees and expenses. Holdings and Marquee are not required to accept any alternative financing if:

  •
  the economic terms of the alternative financing are less favorable to Holdings than those terms set forth in the financing commitment letters; or

  •
  the non-economic terms of the alternative financing are on terms that are not substantially similar to those set forth in the financing commitment letters

  •
  Holdings will keep AMCE informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the financing to be provided under the financing commitment letters or any alternative financing, and will not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, the financing commitment letters or the equity commitment arrangements without first obtaining the prior written consent of AMCE.

        The merger agreement further provides, with respect to AMCE's obligations to cooperate with Holdings in obtaining the financing to be provided under the debt commitment letter and to provide funds in connection with the escrow funding, that:

  •
  AMCE and its subsidiaries will, and will use their commercially reasonable efforts to cause their respective representatives to, provide all cooperation reasonably requested by Holdings in connection with the arrangement of the financing to be provided under the debt commitment letter; and

  •
  in connection with the escrow funding, AMCE will provide letters of credit in an amount sufficient to pay all interest on the escrowed amounts accruing following the escrow funding date in accordance with the debt commitment letter. See "Merger Financing—The New Notes Offerings" on page    .

        Solvency Opinion.    Holdings and AMCE have agreed to cooperate and each to use their commercially reasonable efforts to obtain an opinion from an independent expert of nationally recognized reputation, addressed to the respective boards of directors of each of Holdings, AMCE and the Independent Committee, supporting the conclusion that, after giving effect to all of the transactions contemplated by the merger agreement, each of Holdings and AMCE, as the surviving corporation in the merger, will be solvent.

        Public Announcements.    The merger agreement provides that Holdings and AMCE will consult with each other before issuing, and provide each other the opportunity to review and make reasonable comment upon, any press release or public statement with respect to the merger agreement and the transactions contemplated thereby and, except as required by applicable law or any listing agreement with the American Stock Exchange, will not issue any such press release or make any such public statement prior to such consultation.

Conditions to the Completion of the Merger

        Conditions to the Obligations of Each Party.    The respective obligations of each party to effect the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction, at or prior to the effective time of the merger, of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by law:

  •
  adoption of the merger agreement by the affirmative vote of a majority of the votes entitled to be cast by the following stockholders (in each case as of the record date), voting together as a single class: (i) holders of the outstanding shares of AMCE common stock, (ii) holders of the outstanding shares of AMCE Class B stock and (iii) holders of outstanding shares of AMCE preferred stock who are not affiliated with Apollo;

  •
  no governmental entity or court of competent jurisdiction having enacted any law, or issued any order or injunction then in effect, which prevents or prohibits consummation of the merger;

  •
  any applicable waiting period, together with any extensions thereof, under the HSR Act and the antitrust and competition laws of certain agreed upon non-U.S. jurisdictions applicable to the merger having expired or been terminated;

  •
  receipt by each of AMCE, Holdings and the Independent Committee of a solvency opinion from an independent expert of nationally recognized reputation supporting the conclusion that, after giving effect to the merger and the transactions contemplated by the merger agreement, each of Holdings and the surviving corporation will be solvent; and

  •
  the Apollo consent shall remain in full force and effect.

        Conditions to the Obligations of Holdings and Marquee.    The obligations of Holdings and Marquee to effect the merger are further subject to the satisfaction, at or prior to the effective time of the merger, of the following additional conditions:

  •
  the representations and warranties of AMCE contained in the merger agreement (other than those described immediately below) shall be true and correct (without giving effect to any limitation as to materiality or a material adverse effect on AMCE that may be contained in any representation or warranty) at and as of the effective time of the merger, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to materiality or a material adverse effect on AMCE) would not reasonably be expected to have a material adverse effect on AMCE;

  •
  the representations and warranties of AMCE contained in the merger agreement with respect to corporate existence and power, capitalization, corporate authority, absence of certain changes and brokers shall be true and correct in all respects as of the effective time of the merger, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

  •
  AMCE shall have performed in all material respects all of its obligations under the merger agreement required to be performed by it at or prior to the effective time of the merger;

  •
  the debt financing shall have been obtained by Holdings and Marquee on the terms and conditions set forth in the commitment letters or alternative financing shall have been obtained by Holdings and Marquee;

  •
  the aggregate number of shares of AMCE common stock immediately prior to the effective time of the merger, the holders of which have demanded and perfected their appraisal rights in accordance with Section 262 of the DGCL, shall not exceed 10% of the sum of (i) the total number of shares of AMCE Common Stock outstanding as of the record date for the AMCE special meeting plus (ii) the total number of shares of AMCE common stock issuable upon conversion of the AMCE preferred stock outstanding as of the record date for the AMCE special meeting plus (iii) the total number of shares of AMCE common stock issuable upon conversion of the AMCE preferred stock issuable in connection with the change of control distribution plus (iv) the total number of shares of class B stock outstanding as of the record date for the AMCE special meeting; and

  •
  AMCE shall have certified to Holdings and Marquee that it is not, and has not been, a U.S. real property holding corporation for purposes of the U.S. internal revenue code.

        Conditions to the Obligations of AMCE.    The obligations of AMCE to effect the merger are further subject to the satisfaction, at or prior to the effective time of the merger, of the following additional conditions, any or all of which may be waived, in whole or in part, to the extent permitted by law:

  •
  the representations and warranties of Holdings and Marquee contained in the merger agreement other than with respect to corporate authority shall be true and correct (without giving effect to any limitation as to materiality or a material adverse effect on Holdings or Marquee that may be contained in any representation or warranty) at and as of the effective time of the merger, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to materiality or a material adverse effect on Holdings or Marquee) would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Holdings;

  •
  the representation and warranty of AMCE contained in the merger agreement with respect to corporate authority shall be true and correct in all respects as of the effective time of the merger, as if made at and as of such time; and

  •
  Holdings shall have performed in all material respects all of its obligations under the merger agreement which are required to be performed by it at or prior to the effective time of the merger, and AMCE shall have received a certificate of an executive officer of Holdings to such effect.

Termination

        The merger agreement may be terminated at any time prior to the effective time of the merger by written notice, by action taken or authorized by the board of directors of the terminating party or parties, and except as provided below, whether before or after adoption of the merger agreement by the AMCE stockholders:

  •
  by mutual written consent of Holdings and AMCE;

  •
  by written notice of either Holdings or AMCE if:

  •
  the merger has not been consummated by January 31, 2005 (provided that the right to terminate the merger agreement under this circumstance will not be available to any party whose failure to fulfill any obligation under the merger agreement has been the cause of, or resulted in, the failure of the merger to occur on or before such date);

    •
    any governmental entity has issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the merger, and such order, decree, ruling or other action shall have become final and nonappealable; or

    •
    the merger agreement is not adopted by the AMCE stockholders at the special meeting at which the vote on the adoption of the merger agreement was taken;

  •
  by written notice of AMCE if:

  •
  the Independent Committee or our Board of Directors (as applicable) has withdrawn, qualified or modified in a manner adverse to Holdings its recommendation that the AMCE stockholders adopt the merger agreement or approved or recommended to the AMCE stockholders a superior proposal; or

  •
  Holdings or Marquee has breached any representation, warranty, covenant or agreement which would cause AMCE's conditions to closing the merger not to be satisfied, and such breach either cannot be cured prior to January 31, 2005 or is not cured within fifteen days following written notice from AMCE of its intention to terminate on such basis (provided that at the time of delivery of such notice AMCE is not in material breach of its obligations under the merger agreement);

  •
  by written notice of Holdings if:

  •
  the Independent Committee or AMCE's Board of Directors (as applicable) has withdrawn, qualified or modified in a manner adverse to Holdings its recommendation that the AMCE stockholders adopt the merger agreement or approved or recommended to the AMCE stockholders a superior proposal;

  •
  AMCE has provided written notice to Holdings that AMCE is entering into a letter of intent, agreement in principle, acquisition agreement or other agreement related to a superior proposal (other than a customary confidentiality agreement); or

  •
  AMCE has breached any representation, warranty, covenant or agreement which would cause Holdings' conditions to closing the merger not to be satisfied, and such breach either cannot be cured prior to January 31, 2005 or is not cured within fifteen days following written notice from Holdings its intention to terminate on such basis (provided that at the time of delivery of such notice Holdings is not in material breach of its obligations under the merger agreement).

Expense Reimbursement

        The merger agreement provides that AMCE will be required to pay (1) a fee equal to $10 million to Holdings to compensate Holdings for its expenses incurred in connection with its entering into and performance under the merger agreement (Apollo and J.P. Morgan Partners having agreed that no portion of this fee will be paid to Apollo) and (2) at the direction of Holdings, an additional amount of up to $11.25 million to the lenders providing financing to Holdings and Marquee, which includes up to $6.25 million in commitment fees payable to the lenders in connection with the funding of the new notes, and up to $5.0 million to cover the lenders' out-of-pocket expenses, if the merger agreement is terminated in accordance with its terms under the following circumstances:

  •
  by mutual written consent of Holdings and AMCE;

  •
  by either Holdings or AMCE, because the merger has not been consummated by January 31, 2005;

  •
  by either Holdings or AMCE, because a governmental entity has issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the merger, and such order, decree, ruling or other action shall have become final and nonappealable;

  •
  by either Holdings or AMCE, because the merger agreement is not adopted by the AMCE stockholders at the special meeting, at which a quorum shall have been present a vote on the adoption of the merger agreement shall have been taken, and either:

  •
  prior to the special meeting a company alternative transaction shall have been consummated; or

  •
  at any time after the date of the merger agreement and before such termination, an acquisition proposal shall have been publicly announced or otherwise become publicly known and such acquisition proposal shall not have been withdrawn prior to the event giving rise to such right of termination, and within 9 months of such termination, either

  •
  our Board of Directors recommends, or we enter into a definitive agreement with respect to, a company alternative transaction relating to such acquisition proposal with the party (or an affiliate of the party) who made such acquisition proposal; or

  •
  we consummate a transaction that would constitute a company alternative transaction relating to such acquisition proposal with the party (or an affiliate of the party) who made such acquisition proposal;

  •
  by Holdings, because

  •
  the Independent Committee or our Board of Directors (as applicable) has withdrawn, qualified or modified in a manner adverse to Holdings its recommendation that the AMCE stockholders adopt the merger agreement or approved or recommended to the AMCE stockholders a superior proposal;

  •
  AMCE has provided written notice to Holdings that AMCE is concurrently entering into a letter of intent, agreement in principle, acquisition agreement or other agreement related to a superior proposal (other than a customary confidentiality agreement);

  •
  by Holdings, because AMCE has breached any representation, warranty, covenant or agreement which would cause Holdings' conditions to closing the merger not to be satisfied, and such breach either cannot be cured prior to January 31, 2005 or is not cured within fifteen days following written notice from Holdings its intention to terminate on such basis; or

  •
  by AMCE, because the Independent Committee or our Board of Directors (as applicable) has withdrawn, qualified or modified in a manner adverse to Holdings its recommendation that the AMCE stockholders adopt the merger agreement or approved or recommended to the AMCE stockholders a superior proposal.

Interest Payments Pursuant to Letters of Credit

        As described under the caption "Merger Financing" beginning on page    , a significant portion of the financing necessary for Holdings to fund the consideration payable in the merger and other transaction-related expenses has already been obtained and the proceeds from such financing are being held in escrow pending satisfaction of the other conditions to, and consummation of, the merger. In the event that the closing of the merger does not occur, those funds must be returned to the lenders, together with all accrued but unpaid interest up to the redemption date. AMCE has agreed to pay the difference between the interest earned on the amounts held in escrow and the total interest accrued on such borrowed amounts between August 18, 2004, and the redemption. Pursuant to the merger agreement, AMCE has provided three letters of credit, one for each series of notes, sufficient to pay such amounts, which AMCE believes shall not exceed $25.2 million.

Expenses: General

        Unless otherwise described above, all out-of-pocket expenses incurred by the parties to the merger agreement will be borne solely by the party which has incurred the same; provided, however, that:

  •
  all filing fees required in connection with the filing of premerger notifications under the HSR Act and any filings under antitrust and competition laws of any other applicable jurisdiction shall be borne solely by AMCE; and

  •
  all out-of-pocket expenses incurred pursuant to AMCE's covenant to enforce the Durwood Trust Voting Agreement and Irrevocable Proxy will be borne by Holdings and all out-of-pocket expenses incurred pursuant to AMCE's covenant to enforce the Apollo Consent and Voting Agreement will be shared equally by AMCE and Holdings, in each case whether or not the merger is consummated.

Amendments and Waivers

        The merger agreement may be amended with the consent of all parties thereto and any party may waive compliance by the other party of any agreements or conditions contained therein at any time prior to the effective time of the merger. However, if AMCE stockholders adopt the merger agreement, no amendment or waiver may be made without further stockholder approval. For AMCE, amendments and waivers require approval of both the Independent Committee and a majority of the directors of AMCE not affiliated with Apollo.

        The parties to the merger agreement have also agreed that until ten (10) business days prior to the special meeting, the Apollo Funds may request that the merger agreement and the other documents delivered in connection therewith be amended, and the parties will agree to such amendments, to provide for one or more of the Apollo Funds to contribute all or a portion of their AMCE stock to Holdings in exchange for equity securities of Holdings (in lieu of such shares of AMCE stock being converted into cash upon consummation of the merger), so long as such amendments would not

  •
  result in a decrease in the price per share to be received in the merger by the holders of AMCE common stock, class B stock and AMCE preferred stock (other than the Apollo Funds in respect of the contributed securities);

  •
  result in an increase in the aggregate consideration to be invested by JPMP in Holdings; or

  •
  impede or delay the consummation of the merger.

        Apollo has advised the Company that the Apollo Funds and the Apollo Investors do not intend to request that the merger agreement be so amended after the date of the mailing of this proxy statement.

The Voting Agreements

        This section of the proxy statement summarizes the material provisions of the Apollo voting agreement and the Durwood Trust voting agreement. The following summaries are qualified in their entirety by reference to the respective agreements, copies of which are attached as Appendices C and D to this proxy statement and incorporated herein by reference. We encourage you to read the voting agreements carefully and in their entirety.

Apollo Consent and Voting Agreement

        Concurrently with entering into the merger agreement, we entered into a voting and consent agreement with Apollo. As of July 22, 2004, the date of execution of the merger agreement, the Apollo Funds in the aggregate owned of record 166,258 shares of AMCE common stock and 287,478 shares of AMCE preferred stock, representing approximately 0.5% and 94.1%, respectively, of the outstanding shares of each such class on such date. The shares of AMCE common stock owned by the Apollo Funds represent approximately 0.3% of the total votes eligible to be cast by AMCE stockholders on the adoption of the merger agreement.

        Agreement to Vote Shares.    The voting agreement provides that Apollo will vote all AMCE common stock owned by Apollo:

  •
  in favor of the merger and each of the other transactions and matters contemplated by the merger agreement;

  •
  against any action or agreement that the stockholder is aware would result in a breach of any covenant, representation or warranty or any other obligation or agreement of AMCE or its subsidiaries under the merger agreement; and

  •
  except as otherwise agreed to in writing by AMCE, against any action, agreement, transaction or proposal that the stockholder is aware would reasonably be expected to result in any of the conditions to AMCE's obligations under the merger agreement not being fulfilled or that is intended, or would reasonably be expected to prevent, impede, interfere with, delay or adversely affect the transactions contemplated by the merger agreement.

        Consent.    Apollo has also agreed to consent to the transactions contemplated by the merger agreement for purposes of the "approval rights" granted pursuant to the Apollo investment agreement. Such consent may be revoked if the terms or conditions of the merger agreement are amended or waived without Apollo's prior approval.

        Other Covenants of Apollo.    Pursuant to the Apollo voting agreement, Apollo has also agreed:

  •
  not to offer for sale, sell, transfer, pledge or dispose of Apollo's capital stock in AMCE, except to an affiliate of Apollo that agrees in writing to be bound by the consent and voting agreement;

  •
  not to grant any proxies or powers of attorney, deposit any of the Apollo capital stock in AMCE into a voting trust or enter into any other voting arrangement or permit any lien to exist on such stock;

  •
  not to solicit, facilitate or knowingly encourage any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to an acquisition proposal, or enter into or otherwise participate in any discussions or negotiations with, or disclose any non-public information or data relating to AMCE or its subsidiaries, or otherwise afford access to the properties, books or records of AMCE or its subsidiaries to any third party with respect to any acquisition proposal. However, Apollo may negotiate or participate in discussions with respect to any acquisition proposal which is concurrently under consideration by AMCE's Board of

    Directors in accordance with the merger agreement. See "The Merger Agreement—No Solicitation of Other Offers" on page    ; and

  •
  except as provided therein, not to enter into any agreement, arrangement or understanding with any person (i) limiting Apollo's discretion with respect to the exercise of its "approval rights" granted under the Apollo investment agreement or (ii) granting Apollo's consent to any company alternative transaction for purposes of the "approval rights" granted to Apollo pursuant to the Apollo investment agreement.

        Waiver of Restrictions on Conversion of Preferred Stock.    Subject to satisfaction of all of the conditions to the merger, AMCE has agreed to waive the restrictions contained in the Apollo standstill agreement which prevent Apollo from converting its shares of AMCE preferred stock into common stock. See "Interests of Apollo in the Merger—Apollo Standstill Waiver" on page    .

        Termination.    The Apollo voting agreement, and the consent granted by Apollo to the transactions contemplated by the merger agreement, will automatically terminate upon the earliest of:

  •
  the mutual consent of AMCE and Apollo;

  •
  the effective time of the merger;

  •
  the Independent Committee or AMCE's Board of Directors (as applicable) having withdrawn, qualified or modified in a manner adverse to Holdings its recommendation that the AMCE stockholders adopt the merger agreement or approved or recommended to the AMCE stockholders a superior proposal; and

  •
  the termination of the merger agreement in accordance with its terms.

        In addition to the foregoing, Apollo may in its absolute discretion terminate the voting agreement and the consent in the event that, without Apollo's prior written consent:

  •
  any amendment to the merger agreement is executed; or

  •
  AMCE grants a waiver of any of the terms, conditions or other provisions of the merger agreement.

Durwood Trust Voting Agreement

        Concurrently with entering into the merger agreement, we entered into a voting agreement with the Durwood Voting Trust. As of July 22, 2004, the date of execution of the merger agreement, the Durwood Voting Trust owned of record 3,051,597 shares of AMCE Class B stock, representing 100% of the outstanding shares of Class B stock outstanding on such date. The shares of AMCE Class B stock owned by the Durwood Voting Trust represent approximately 45.5% of the total votes eligible to be cast by AMCE stockholders on the adoption of the merger agreement.

        Agreement to Vote Shares.    The voting agreement provides that the Durwood Voting Trust will vote all AMCE stock owned by the Durwood Voting Trust:

  •
  in favor of the merger and each of the other transactions and matters contemplated by the merger agreement;

  •
  against any action or agreement that the Durwood Voting Trust is aware would result in a breach of any covenant, representation or warranty or any other obligation or agreement of AMCE or its subsidiaries under the merger agreement;

  •
  against any action, agreement, transaction or proposal that the Durwood Voting Trust is aware would reasonably be expected to result in any of the conditions to AMCE's obligations under the merger agreement not being fulfilled or that is intended, or would reasonably be expected to prevent, impede, interfere with, delay or adversely affect the transactions contemplated by the merger agreement;

        In the event the Durwood Voting Trust fails to comply with its obligations to vote its shares as set forth above, Holdings will automatically be granted an irrevocable proxy to vote and otherwise act with respect to the Trust's AMCE stock on any matter contemplated above.

        Other Covenants of the Durwood Voting Trust.    Pursuant to the Durwood Trust voting agreement, the Durwood Voting Trust has also agreed:

  •
  not to offer for sale, sell, transfer, pledge or dispose of the Durwood Voting Trust's stock;

  •
  not to grant any proxies or powers of attorney, deposit any of the Durwood Voting Trust's stock into a voting trust or enter into any other voting arrangement or permit any lien to exist on the Durwood Voting Trust's stock;

  •
  not to take any action that would prevent or disable the Durwood Voting Trust from performing its obligations under the consent and voting agreement;

  •
  not to solicit, facilitate or knowingly encourage any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to an acquisition proposal, or enter into or otherwise participate in any discussions or negotiations with, or disclose any non-public information or data relating to AMCE or its subsidiaries, or otherwise afford access to the properties, books or records of AMCE or its subsidiaries to any third party with respect to any acquisition proposal. However, the Durwood Voting Trust may negotiate or participate in discussions with respect to any acquisition proposal which is concurrently under consideration by AMCE's Board of Directors in accordance with the merger agreement. See "The Merger Agreement—No Solicitation of Other Offers" on page    .

        Termination.    The Durwood Trust voting agreement will automatically terminate upon the earliest of:

  •
  the mutual consent of AMCE and the Durwood Voting Trust;

  •
  the effective time of the merger;

  •
  the Independent Committee or AMCE's Board of Directors (as applicable) having withdrawn, qualified or modified in a manner adverse to Holdings its recommendation that the AMCE stockholders adopt the merger agreement or approved or recommended to the AMCE stockholders a superior proposal; and

  •
  the termination of the merger agreement in accordance with its terms.

        In addition to the foregoing, the Durwood Voting Trust may in its absolute discretion terminate the voting agreement and the consent in the event that, without the Durwood Voting Trust's prior written consent:

  •
  any amendment to the merger agreement is executed; or

  •
  AMCE grants a waiver of any of the terms, conditions or other provisions of the merger agreement.

Past Contacts, Transactions, Negotiations and Agreements

Agreements Involving Securities of AMCE

Agreements with Apollo.

        AMCE is party to several agreements with Apollo governing Apollo's acquisition, disposition and voting of AMCE stock and granting to Apollo certain rights with respect to its ownership of AMCE stock. Set forth below are brief descriptions of these agreements. For a discussion of the material terms of the Apollo investment agreement, the Apollo standstill agreement and the Apollo registration rights agreement (as defined below) we refer AMCE stockholders to the Section entitled "Terms of the Apollo Transaction" contained in AMCE "s Schedule 14A, filed with the Commission on August 7, 2001, which such section is hereby incorporated by reference in this proxy statement.

        Apollo Investment Agreement.    On April 19, 2001, AMCE and certain affiliates of Apollo named as parties therein, entered into the Apollo investment agreement pursuant to which Apollo made its initial investment in AMCE. Generally, the Apollo investment agreement governs, among other things, the terms of Apollo's purchase of AMCE preferred stock and grants certain "approval rights" to Apollo for as long as Apollo continues to hold a majority of the shares of AMCE preferred stock that Apollo originally purchased. Pursuant to the terms of the Apollo investment agreement AMCE has agreed not to, among other things, engage in certain specific types of transactions, including the merger, unless it has obtained Apollo's prior written consent to any such transaction for the purposes of certain "approval rights" granted to Apollo under the Apollo investment agreement.

        Apollo Standstill Agreement.    On April 19, 2001, AMCE and certain affiliates of Apollo named as parties therein, entered into the Apollo standstill agreement. Generally, the Apollo standstill agreement imposes certain restrictions on Apollo's ability to acquire or dispose of AMCE stock and to take certain other actions. In addition, pursuant to the standstill agreement, Apollo has agreed not to convert its shares of AMCE preferred stock into AMCE common stock before April 19, 2006. The standstill agreement provides that waivers of the restrictions on Apollo's actions under the Apollo standstill agreement must be approved by a majority of the directors elected by the holders of our common stock voting alone as a class.

        Apollo Registration Rights Agreement.    On April 19, 2001, AMCE and certain affiliates of Apollo named as parties therein, entered into a registration rights agreement, which we refer to in this proxy statement as the "Apollo registration rights agreement." Generally, the Apollo registration rights agreement provides that the Apollo parties shall have the right to cause AMCE to register shares of AMCE common stock held by such parties under the Securities Act of 1933, as amended, subject to the terms and conditions set forth in the Apollo registration rights agreement.

        Apollo Consent and Voting Agreement.    For a discussion of the terms of the Apollo consent and voting agreement see the section of this proxy statement entitled "The Voting Agreements—Apollo Consent and Voting Agreement."

        Preferred Stock Agreement and Consent.    On July 29, 2004, AMCE entered into an Agreement and Consent with the holders of its AMCE preferred stock, including certain affiliates of Apollo named therein, pursuant to which AMCE has agreed to relinquish its right to redeem the AMCE peferred stock during such time as an "Event of Default" (as such term is defined in the certificate of designations for the AMCE preferred stock) exists and remains uncured and the holders of the AMCE preferred stock have exercised their right to elect a majority of the board of directors of AMCE pursuant to the rights granted by the certificate of designations for the AMCE preferred stock.

Agreements with the Durwood Trust.

        Durwood Trust Voting Agreement.    For a discussion of the terms of the Durwood Trust voting agreement see the section of this proxy statement entitled "The Voting Agreements—Durwood Trust Voting Agreement."

Transactions In AMCE Common Stock

Holdings, Marquee, the JPMP Investors and the Apollo Investors

        None of Holdings, Marquee, the JPMP Investors or the Apollo Investors has engaged in any transactions in AMCE common stock in the 60 day period prior to the date of this proxy statement.

AMCE

        The following table sets forth information with respect to purchases by AMCE of its common stock in the two year period prior to the date of this proxy statement:

	Total Number of Shares (or Units) Purchased		Average Price Paid per Share (or Unit)
Year Ended April 3, 2003
First Quarter	—		—
Second Quarter	—		—
Third Quarter	14,887	(a)	$14.30
Fourth Quarter	—		—
Year Ended April 1, 2004
First Quarter	114	(b)	$13.64
Second Quarter	42,382	(a)(b)	$10.14
Third Quarter	—		—
Fourth Quarter	114	(b)	—
Year Ended March 31, 2005
First Quarter	22,283	(a)	$14.91
Second Quarter (through October 20, 2004)	—		—

(a)
Shares sold by participants receiving restricted stock awards under the AMCE' s 1999 Stock Option and Incentive Plan who elected to satisfy their tax obligation on vested shares by selling a portion of their vested Restricted Stock Awards to AMCE.

(b)
Shares received by an AMCE subsidiary, NCN, in satisfaction of debts owed to NCN by GC Companies Inc. or one of its subsidiaries, as directed by the bankruptcy court.

AMCE Directors and Executive Officers

        No AMCE director or officer has engaged in any transaction in AMCE common stock in the 60 day period prior to the date of this proxy statement, except for Mr. James V. Beynon, who sold 5,743 shares of AMCE common stock to a third party unaffiliated with AMCE at a price of $19.05 per share in a brokered transaction on July 27, 2004.

Selected Historical Financial and Operating Data

        The following table sets forth certain of our selected historical financial and operating data. Our selected financial data for the interim periods ended July 1, 2004 and July 3, 2003 and for the five fiscal years ended April 1, 2004 have been derived from our consolidated financial statements for such periods. We have restated our consolidated financial statements for foreign deferred tax assets, Swedish tax benefits recorded in loss from discontinued operations and straight-line contingent rentals. The following selected financial data has been revised to reflect the restatements. See Note 1 to the consolidated financial statements under the caption "Restatements," included under Part II Item 8. of our Annual Report on Form 10-K/A for the fiscal year ended April 1, 2004 and incorporated by reference into this proxy statement, and Part I Item 1. of our Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2004 and incorporated by reference into this proxy statement for a complete discussion of the restatement and the restatement adjustments for fiscal years 2003 and 2002. See note (7) below for a complete discussion of the restatement, the events that led to the error and thus the restatement and the restatement adjustments for fiscal years 2001 and 2000.

        The summary financial data presented herein should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," our consolidated financial statements, including the notes thereto, our unaudited, interim financial statements, including the notes thereto, our other historical financial information and the GC Companies' consolidated financial statements, including the notes thereto, incorporated by reference into this proxy statement.

	Thirteen Weeks Ended		Years Ended(1)
	July 1, 2004	July 3, 2003	April 1, 2004(5)	April 3, 2003(4)(5)	March 28, 2002	March 29, 2001	March 30, 2000
		(restated)		(restated)	(restated)	(restated)(7)	(restated)(7)
			(In thousands, except per share and operating data)
Statement of Operations Data:
Total revenues	$488,633	$471,849	$1,782,820	$1,785,075	$1,337,887	$1,215,130	$1,168,186
Film exhibition costs	179,880	177,960	649,380	660,982	485,799	432,075	417,736
Concession costs	15,449	14,334	51,259	54,912	42,201	43,595	48,095
Theatre operating expense	104,888	107,795	419,619	438,605	329,298	304,192	293,947
Rent	83,278	78,262	314,024	300,377	234,769	229,260	198,762
NCN and other	10,908	12,321	46,847	52,444	45,264	42,610	44,619
General and administrative expense:
Stock-based compensation	2,636	293	8,727	2,011	442	—	—
Other	14,800	11,823	53,864	66,093	37,338	32,441	47,407
Preopening expense	433	1,042	3,858	3,227	4,363	3,303	6,795
Theatre and other closure expense	(219)	618	4,068	5,416	2,124	24,169	16,661
Restructuring charge	—	—	—	—	—	—	12,000
Depreciation and amortization	31,365	28,462	124,572	126,994	99,022	105,184	95,974
Impairment of long-lived assets	—	—	16,272	19,563	—	68,776	5,897
Disposition of assets and other gains	(2,295)	—	(2,590)	(1,385)	(1,821)	(664)	(944)

Total costs and expenses	441,123	432,910	1,689,900	1,729,239	1,278,799	1,284,941	1,186,949
Other expense (income)(6)	—	—	13,947	—	3,754	(9,996)	—
Interest expense	18,513	18,299	77,717	77,800	60,760	77,000	62,703
Investment income	791	651	2,861	3,502	2,073	1,728	219

Earnings (loss) from continuing operations before income taxes	29,788	21,291	4,117	(18,462)	(3,353)	(135,087)	(81,247)
Income tax provision	13,900	10,470	11,000	10,000	2,700	(46,000)	(29,500)

Earnings (loss) from continuing operations	15,888	10,821	(6,883)	(28,462)	(6,053)	(89,087)	(51,747)
Loss from discontinued operations, net of income tax benefit(2)	—	(330)	(3,831)	(1,084)	(4,325)	(1,070)	—
Cumulative effect of accounting changes(3)	—	—	—	—	—	(15,760)	(5,840)

Net earnings (loss)	$15,888	$10,491	$(10,714)	$(29,546)	$(10,378)	$(105,917)	$(57,587)

Preferred dividends and allocation of undistributed earnings	9,380	7,791	40,277	27,165	29,421	—	—

Net earnings (loss) for shares of common stock	$6,508	$2,700	$(50,991)	$(56,711)	$(39,799)	$(105,917)	$(57,587)

Basic earnings (loss) per share:
Earnings (loss) from continuing operations	$0.18	$0.08	$(1.28)	$(1.53)	$(1.50)	$(3.79)	$(2.20)
Earnings (loss) from discontinued operations(2)	—	(0.01)	(0.11)	(0.03)	(0.18)	(0.05)	—
Cumulative effect of accounting change(3)	—	—	—	—	—	(.67)	(.25)

Net earnings (loss) per share:	$0.18	$0.07	$(1.39)	$(1.56)	$(1.68)	$(4.51	)(2)	$(2.45	)(2)

Diluted earnings (loss) per share:
Earnings (loss) from continuing operations	$0.17	$0.08	$(1.28)	$(1.53)	$(1.50)	$(3.79)	$(2.20)
Earnings (loss) from discontinued operations(2)	—	(0.01)	(0.11)	(0.03)	(0.18)	(0.05)	—
Cumulative effect of accounting change(3)	—	—	—	—	—	(.67)	(.25)

Net earnings (loss) per share:	$0.17	$0.07	$(1.39)	$(1.56)	$(1.68)	$(4.51	)(2)	$(2.45	)(2)

Pro forma amounts assuming SAB No. 101 accounting change had been in effect in fiscal 2000:
Loss for shares of common stock from continuing operations	$(54,115)
Basic and diluted loss per share from continuing operations	(2.31)
Net loss for shares of common stock	$(72,697)
Basic and diluted net loss per share	(3.10)
Average shares outstanding:
Basic	36,932	36,427	36,715	36,296	23,692	23,469	23,469

Diluted	37,608	36,687	36,715	36,296	23,692	23,469	23,469

Balance Sheet Data (at period end):
Cash and equivalents	$398,735	$261,481	$333,248	$244,412	$219,432	$34,075	$119,305
Deferred income taxes (long-term)	130,784	159,662	143,944	160,152	124,915	131,791	77,955
Total assets	1,561,418	1,519,016	1,506,534	1,480,698	1,276,970	1,043,564	1,184,805
Corporate borrowings	686,498	668,752	686,431	668,661	596,540	694,172	754,105
Other long-term liabilities	182,780	179,544	182,467	177,555	120,770	116,602	87,125
Capital and financing lease obligations	60,169	61,858	61,281	59,101	57,056	56,684	68,506
Stockholders' equity (deficit)	301,672	295,879	280,604	279,719	255,415	(63,076)	54,669
Cash Flow Data:
Net cash provided by operating activities	$69,126	$43,334	$183,278	$128,747	$101,091	$43,458	$89,027
Net cash used in investing activities	(28,006)	(31,119)	(69,378)	(137,201)	(144,510)	(91,933)	(198,392)
Net cash provided by (used in) financing activities	24,187	5,304	(24,613)	33,437	228,879	(35,284)	215,102
Other Data:
Capital expenditures	$(29,143)	$(24,159)	$(95,011)	$(100,932)	$(82,762)	$(101,932)	$(221,231)
Proceeds from sale/leasebacks	—	—	63,911	43,665	7,486	682	69,647
Ratio of earnings to fixed charges(8)	1.6	x	1.4	x	1.0	x	—	—	—	—
Operating Data (at period end):
Screen additions	16	34	114	95	146	115	450
Screen acquisitions	—	—	48	641	68	—	—
Screen dispositions	6	14	142	111	86	250	279
Average screens—continuing operations	3,534	3,544	3,494	3,498	2,786	2,816	2,754
Attendance—continuing operations (in thousands)	49,798	50,004	186,989	197,363	158,241	151,075	152,943
Number of screens operated	3,554	3,544	3,544	3,524	2,899	2,771	2,906
Number of theatres operated	232	240	232	239	181	180	211
Screens per theatre	15.3	14.8	15.3	14.7	16.0	15.4	13.8

(1)
There were no cash dividends declared on common stock during the last five fiscal years.

(2)
Fiscal 2004, 2003, 2002 and 2001 include losses from discontinued operations related to a theatre in Sweden that was sold during fiscal 2004. Fiscal 2004 includes a $3,831 loss from discontinued operations (net of income tax benefit of $2,600) which increased loss per share by $0.11 per share of common stock, fiscal 2003 includes a $1,084 loss from discontinued operations (net of income tax benefit of $700) which increased loss per share by $0.03 per share of common stock, fiscal 2002 includes a $4,325 loss from discontinued operations including a charge for impairment of long-lived assets of $4,668 (net of income tax benefit of $3,600) which increased loss per share by $0.18 per share of common stock and fiscal 2001 includes a $1,070 loss from discontinued operations (net of income tax benefit of $0) which increased loss per share by $0.05 per share of common stock. The thirteen weeks ended July 3, 2003 includes a $330 loss from discontinued operations (net of income tax benefit of $270) which increased loss per share by $.01 per share of common stock.

(3)
Fiscal 2001 includes a $15,760 cumulative effect of an accounting change related to revenue recognition for gift certificates and discounted theatre tickets (net of income tax benefit of $10,950), which reduced earnings per share by $0.67 per share of common stock. Fiscal 2000 includes a $5,840 cumulative effect of an accounting change for preopening expenses (net of income tax benefit of $4,095), which reduced earnings per share by $0.25 per share of common stock.

(4)
Fiscal 2003 includes 53 weeks. All other years have 52 weeks.

(5)
We acquired Gulf States Theatres on March 15, 2002 and GC Companies, Inc. on March 29, 2002, which significantly increased our size. In the Gulf States Theatres acquisition, we acquired 5 theatres with 68 screens in the New Orleans area. In the GC Companies acquisition, we acquired 66 theatres with 621 screens throughout the United States. Accordingly, results of operations for the fiscal years ended April 1, 2004 and April 3, 2003 are not comparable to our results for the prior fiscal years.

(6)
During fiscal 2004, other expense (income) is composed of losses recognized on the redemption of $200,000 of our Senior Subordinated Notes due 2009 and $83,400 of our Senior Subordinated Notes due 2011. During fiscal 2002, other expense (income) is comprised of transaction expenses incurred in connection with the issuance of Preferred Stock. During fiscal 2001 other expense (income) includes non cash income related to the extinguishment of gift certificate liabilities for multiple years of sales.

(7)
In connection with the fiscal 2004 annual audit of our consolidated financial statements, we, with the concurrence of our independent registered public accounting firm, determined that our financial statements for the years ended March 29, 2001 and March 30, 2000 as previously filed needed to be restated for the following items:

          Foreign deferred tax assets:    We had previously recorded valuation allowances against deferred tax assets in foreign jurisdictions when it became clear, based on theatre impairments or other factors, that we would not be profitable in those jurisdictions. We have now determined that full valuation allowances should be recorded against deferred tax assets in all foreign jurisdictions when it is more likely than not that the deferred tax assets will not be realized.

          We had historically evaluated the recoverability of our deferred tax assets for both domestic and foreign jurisdictions based on the weight of available positive evidence (evidence indicating that deferred taxes would be recoverable) and negative evidence (evidence indicating that deferred taxes would not be recoverable). We believed we were following the guidance in paragraph 17(e) of Statement of Financial Accounting Standards No. 109 Accounting for Income Taxes and recorded valuation allowances for our domestic and foreign jurisdictions when the negative evidence outweighed the positive evidence which we believed to be consistent with the "more likely than not" criteria in paragraph 17(e).

          Consideration and appropriate weighting of positive and negative evidence is an inherently subjective process. We historically applied the more likely than not criteria with respect to foreign jurisdictions by recording valuation allowances against deferred income tax assets when it became clear, based on theatre impairments or other factors, that we would not be profitable in those jurisdictions. Under this model, we recorded a valuation allowance in France during fiscal 2001 when the theatre was impaired and in Sweden during fiscal 2002 when that theatre was impaired.

          In consultation with our independent registered public accounting firm in connection with the annual audit of our 2004 financial statements, we determined that we should have given greater weight (than we originally had) to the objectively verifiable negative evidence in our foreign jurisdictions (e.g., start up losses). With this greater weighting of the negative evidence, we concluded that it was not "more likely than not" that the deferred income tax assets would be realized. As a result, we determined that our operations in foreign tax jurisdictions constituted "start-up" operations and therefore it was appropriate to record full valuation allowances on the results of operations until the "start-up" operations became profitable and therefore would provide a basis for increased weighting of positive future taxable income and reduced weighting of negative evidence relating to losses.

          Accordingly, we have restated our financial statements for the years ended March 29, 2001 and March 30, 2000 and the balance of retained earnings as of April 1, 1999 to reflect additional valuation allowances on foreign deferred tax assets. The effects of such adjustments are summarized as follows:

Cumulative decrease to retained earnings at April 1, 1999	$1,600
Increase in income tax provision and net loss for the year ended March 30, 2000	$2,400
Decrease in income tax provision and net loss for the year ended March 29, 2001	$200

          Straight-line contingent rentals:    Rent expense for leases with rent escalation clauses are required to be recorded on a straight-line method under certain circumstances. We recently determined that we have one lease that has a clause for contingent rents in which case the contingency was virtually certain to occur. Rent expense for this lease should have been recorded on the straight-line method. Accordingly, we have restated our financial statements for the years ended March 29, 2001 and March 30, 2000 and the balance of retained earnings as of March 29, 2001 to reflect the straight-line method of recording the contingent portion of rent expense for this one lease. The effects of such adjustments are summarized as follows:

Cumulative decrease in retained earnings at April 1, 1999	$—
Increase in net loss for the year ended March 30, 2000	$—
Increase in net loss for the year ended March 29, 2001	$231

          The restatement adjustments affecting the Statement of Operations Data for fiscal years 2001 and 2000 are set forth in the following table (in thousands):

	Years Ended
	March 29, 2001		March 30, 2000
	As Previously Reported	As Restated	As Previously Reported	As Restated
Statement of Operations data:
Rent	$228,929	$229,260	$198,762	$198,762
Total costs and expenses	1,284,610	1,284,941	1,186,949	1,186,949
Loss from continuing operations before income taxes	(134,756)	(135,087)	(81,247)	(81,247)
Income tax provision	(45,700)	(46,000)	(31,900)	(29,500)
Loss from continuing operations	(89,056)	(89,087)	(49,347)	(51,747)
Net loss	(105,886)	(105,917)	(55,187)	(57,587)
Net loss for common shares	(105,886)	(105,917)	(55,187)	(57,587)
Basic and diluted loss per share of common stock:
Loss from continuing operations	$(3.79)	$(3.79)	$(2.10)	$(2.20)
Loss from discontinued operations	(0.05)	(0.05)	—	—
Cumulative effect of accounting change	(0.67)	(0.67)	(0.25)	(0.25)

Net loss per share	$(4.51)	$(4.51)	$(2.35)	$(2.45)

          The restatement adjustments affecting the Balance Sheet Data for fiscal years 2002, 2001 and 2000 and July 3, 2003 are set forth in the following table (in thousands):

	Periods Ended
	July 3, 2003		March 28, 2002		March 29, 2001		March 30, 2000
	As Previously Reported	As Restated	As Previously Reported	As Restated	As Previously Reported	As Restated	As Previously Reported		As Restated
Balance Sheet Data (at period end)
Deferred income taxes (long-term)	171,862	159,662	$127,115	$124,915	$135,491	$131,791	$81,955		$77,955
Total assets	1,531,216	1,519,016	1,279,170	1,276,970	1,047,264	1,043,564	1,188,805		1,184,805
Other long-term liabilities	178,248	179,544	120,029	120,770	116,271	116,602	87,125		87,125
Stockholders' equity (deficit)	309,375	295,879	258,356	255,415	(59,045)	(63,076)	58,669	*	54,669	*

    *
    The Stockholders' equity previously reported at March 30, 2000 of $58,669 has been restated to equity of $54,669, which is a decrease of $4,000, to reflect the effect of the restatement adjustments relating to deferred tax asset valuation allowances for the periods prior to fiscal 2001. Such cumulative adjustments also had the corresponding effect of decreasing deferred income taxes (long-term) by $4,000.

(8)
We had a deficiency of earnings to fixed charges for fiscal years 2003, 2002, 2001 and 2000 of $21.3 million, $4.8 million, $135.2 million and $86.2 million, respectively. Earnings consist of earnings (loss) from continuing operations before income taxes, plus fixed charges (excluding capitalized interest), amortization of capitalized interest, and undistributed equity in losses of joint ventures. Fixed charges consist of interest expense, interest capitalized and one-third of rent expense on operating leases treated as representative of the interest factor attributable to rent expense.

        AMCE had a deficiency of earnings to fixed charges as of and for the year ended April 3, 2003 of $21.3 million AMCE's ratio of earnings to fixed charges as of and for the year ended April 1, 2004 was 1.0 to 1. AMCE's ratio of earnings to fixed charges as of and for the quarter ended July 3, 2003 was 1.4 to 1, and for the quarter ended July 1, 2004 was 1.6 to 1. The book value per share of AMCE common stock was $8.14 at July 1, 2004.

Markets and Market Price

        Shares of AMCE common stock are listed and traded on the American Stock Exchange under the symbol "AEN". The following table shows, for the periods indicated, the reported high and low sale prices per share on the American Stock Exchange for AMCE common stock.

	High	Low
Year Ended April 3, 2003
First Quarter	15.90	12.40
Second Quarter	14.20	7.40
Third Quarter	10.00	5.66
Fourth Quarter	9.95	7.70
Year Ended April 1, 2004
First Quarter	11.80	8.93
Second Quarter	13.92	9.70
Third Quarter	15.65	13.15
Fourth Quarter	16.12	13.80
Year Ending March 31, 2005
First Quarter	16.83	14.32
Second Quarter (through October 20, 2004)	19.50	13.64

        On            , 2004, the last trading day for which information was available prior to the date of the first mailing of this proxy statement, the high and low sale prices for AMCE common stock as reported on the American Stock Exchange were $            and $            per share, respectively, and the closing sale price on that date was $            . Stockholders should obtain a current market quotation for AMCE common stock before making any decision with respect to the merger. On            , 2004, there were approximately             holders of record of AMCE common stock.

        AMCE has not declared or paid a dividend on its common stock or Class B stock since fiscal 1989 and does not plan to pay any cash dividends in the foreseeable future. Loan covenants contained in AMCE's bank facilities and senior subordinated notes limit its ability to pay dividends on its common stock. In addition, under the merger agreement, AMCE has agreed not to pay any cash dividends on its common stock before the closing of the merger.

        Dividends on the AMCE preferred stock accumulate at an annual rate of 6.75% and are payable when, as and if declared by the AMCE Board of Directors. Dividends were paid quarterly in additional shares of AMCE preferred stock between April 19, 2001, the initial date of issuance of the preferred stock, and April 19, 2004. Between April 19, 2004 and April 19, 2006, dividends may be paid in either additional shares of AMCE preferred stock or in cash, at AMCE's option. AMCE paid cash dividends for the period between April 19, 2004 and June 30, 2004. In addition, pursuant to the merger agreement, AMCE has agreed to pay quarterly dividends which become payable on the AMCE preferred stock prior to consummation of the merger in cash, rather than in shares of AMCE preferred stock.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information regarding the beneficial ownership as of July 1, 2004 of AMCE stock, by class, by (i) each of our executive officers, (ii) each of our directors and (iii) each person known by us to own beneficially more than five percent of the outstanding shares of any class of our capital stock. The address for each of our executive officers and directors is 920 Main Street, Kansas City, Missouri 64105.

        The number of shares set forth in the table below refer to beneficial ownership and are not indicative of the voting power with respect to such shares. Each share of Class B stock has ten votes per share.

Title of class	Beneficial owner	Number of shares beneficially owned		% of class
Class B Stock	Charles J. Egan, Jr.(1)	3,051,597	(1)	100%
Series A Convertible	Apollo Group(2)(3)	287,478	(3)	94.1%
Preferred Stock	Leon D. Black(2)(3)	287,478	(3)	94.1%
	Marc J. Rowan(2)(3)	287,478	(3)	94.1%
	Laurence M. Berg(2)(3)	287,478	(3)	94.1%
	Sandler Capital Management and group(4)	18,070	(4)	5.9%
Common Stock	Wellington Management Company, LLP(5)	2,687,400	(5)	7.9%
	TimesSquare Capital Management, Inc.(6)	2,824,915	(6)	8.3%
	Onex Corporation(7)	2,336,900	(7)	6.9%
	Sandler Capital Management and group(4)	4,414,394	(4)	12.1%
	John Kornreich(4)	4,454,394	(8)	12.2%
	Apollo Group(3)	40,372,971	(10)	54.4%
	Leon D. Black(3)	40,379,911	(11)	54.4%
	Marc J. Rowan(3)	40,379,911	(11)	54.4%
	Laurence M. Berg(3)	40,379,911	(11)	54.4%
	Peter C. Brown	775,960	(12)	2.3%
	Philip M. Singleton	487,719	(12)	1.4%
	Richard T. Walsh	50,318	(12)	0.1%
	Craig R. Ramsey	66,520	(12)	0.2%
	John D. McDonald	93,553	(12)	0.3%
	Paul E. Vardeman	25,650	(13)	0.1%
	Charles J. Egan, Jr.	3,056,267	(9)(13)	8.2%
	Charles S. Sosland	—		0.0%
	Michael N. Garin	—		0.0%
	All Directors and Executive Officers as a group (18 persons, including the individuals named above)	45,059,484	(12)(13)(14)	57.6%

(1)
Based on Amendment No. 5 to Schedule 13D dated July 29, 2004, AMCE's class B stock is held of record by the Durwood Voting Trust established under that certain 1992 Durwood, Inc. Voting Trust Agreement dated December 12, 1992, as amended and restated as of August 12, 1997, and the beneficial interests in the Durwood Voting Trust are held by The Stanley H. Durwood Foundation. The sole trustee of the Durwood Voting Trust and of The Stanley H. Durwood Foundation is Mr. Charles J. Egan, Jr., one of AMCE's directors. As trustee, Mr. Egan has voting and investment power over all outstanding shares of class B stock and may be deemed to beneficially own all of such shares. Under the terms of the Voting Trust, the Voting Trust trustee must approve any transfer of shares held in the Voting Trust. Mr. Egan disclaims beneficial ownership of any of such shares attributable to him solely by reason of his position as trustee.

  Under the terms of the Durwood Voting Trust, the trustee (or his successors and any additional trustees whom he might appoint) has all voting powers with respect to shares held therein. Unless otherwise terminated or extended in accordance with its terms, the Durwood Voting Trust will terminate in 2030. Mr. Egan's address is 2501 McGee Street, Kansas City, Missouri 64108.

(2)
On April 19, 2001, AMCE entered into an investment agreement with Apollo. Pursuant to the investment agreement, AMCE sold to the Apollo Funds an aggregate of 92,000 shares of AMCE series A convertible preferred stock and 158,000 shares of AMCE series B exchangeable preferred stock. All outstanding AMCE series B exchangeable preferred stock was subsequently exchanged for AMCE series A convertible preferred stock, and as of July 1, 2004, the Apollo Funds held 287,478 shares of AMCE series A convertible preferred stock and 166,258 shares of AMCE common stock.

  Regular dividends on the AMCE series A convertible preferred stock are payable at the annual rate of 6.75% per annum and were paid with additional shares of series A convertible preferred stock through April 19, 2004, referred to as the PIK period. Thereafter, dividends on shares of the AMCE series A convertible preferred stock may be paid in cash or shares of AMCE series A convertible preferred stock, at AMCE's option, through April 19, 2008. The terms of the AMCE series A convertible preferred stock provide that each share is convertible into 139.860 shares of AMCE common stock, subject to adjustment. Pursuant to a standstill agreement between the Company and Apollo, before April 20, 2006, members of Apollo may not convert their shares of AMCE series A convertible preferred stock into AMCE common stock, except in connection with a disposition of such shares. Immediately prior to the merger, and conditioned on satisfaction of all of the conditions to the merger set forth in the merger agreement, AMCE will waive the restrictions on Apollo's ability to convert their shares of AMCE series A preferred stock into AMCE common stock. The waiver of these restrictions (which are contained in the standstill Agreement) has been approved by a majority of the directors elected by the holders of common stock voting alone as a class, consisting of Messrs. Michael N. Garin and Paul E. Vardeman. Leon D. Black and Marc J. Rowan are founding principals and Laurence M. Berg is a partner of Apollo Management.

(3)
Beneficial ownership of Apollo is based on Amendment No. 4 to the Apollo Schedule 13D dated as of August 2, 2004, reflects PIK dividends paid through April 19, 2004 and also includes the purchase on April 3, 2002 of 25,660 shares of common stock by the Apollo Funds from the Durwood Revocable Trust following the conversion of a like number of shares of class B stock into common stock. Based on this filing, AMCE believes that Apollo shares dispositive power over the 287,478 shares of series A convertible preferred stock shown as beneficially owned by Apollo and the 40,206,713 shares of common stock that would be obtained upon conversion of these shares. Based on Amendment No. 4 to their Schedule 13D and subsequent purchases, AMCE believes that Apollo owns an additional 166,258 shares of common stock. The Apollo Schedule 13D states that Apollo has dispositive power over these shares of common stock that it owns. The address of each member of Apollo and of Messrs. Black, Rowan and Berg is 9 West 57th Street, 43rd Floor, New York, New York 10019.

(4)
The Apollo Funds sold 15,000 shares of preferred stock to Sandler Capital Partners V, L.P., Sandler Capital Partners V FTE, L.P., and Sandler Capital Partners V Germany, L.P. (the "Sandler Funds") on July 3, 2001. According to Amendment No. 4 to the Sandler Funds Schedule 13G dated December 31, 2003, Sandler Capital Management is the general partner of Sandler Investment Partners, L.P., which is the general partner of each of the Sandler Funds. Sandler Capital Management is managed by a management committee consisting of the principal stockholders of ALCR Corp., MJDM Corp. and Four JK Corp. (Andrew Sandler, Michael J. Marocco and John Kornreich, respectively). ALCR Corp., MJDM Corp. and Four JK Corp. are the general partners of Sandler Capital Management. According to the Amendment No. 4 to the

  Sandler Funds Schedule 13G and based on PIK dividends paid through April 19, 2004, the Company believes each of Sandler Capital Management, Sandler Investment Partners, L.P., MJDM Corp., Four JK Corp., ALCR Corp., Andrew Sandler, Michael J. Marocco and John Kornreich have shared dispositive power over 4,414,394 shares of common stock including shares that would be obtained upon conversion of the series A convertible preferred stock owned by the Sandler Funds. Sandler Capital Partners V, L.P. has sole dispositive power over 3,143,837 of such shares, Sandler Capital Partners V FTE, L.P. has sole dispositive power over 1,155,258 of such shares and Sandler Capital Partners V Germany, L.P. has sole dispositive power over 115,299 of such shares. All decisions regarding the Sandler Funds require the consent of the management committee. Pursuant to the agreement under which the Sandler Funds acquired the shares of preferred stock from the Apollo Purchasers, generally, without the AMCE's consent, the Sandler Funds may not convert their shares of series A convertible preferred stock into common stock before April 20, 2006, except in connection with a disposition of such shares. The address of the individuals and entities named above is 767 Fifth Avenue, New York, New York 10153.

(5)
As reported in its Amendment No. 1 to Schedule 13G dated December 31, 2003. Of these shares, Wellington Management Company, LLP reports that it has shared voting power with respect to 1,376,400 shares and shares dispositive power with respect to 2,687,400 shares. The address for Wellington Management Company LLP is 75 State Street, Boston, Massachusetts 02109.

(6)
As reported in their Amendment No. 2 to Schedule 13G dated December 31, 2003. TimesSquare Capital Management, Inc. and CIGNA Corporation reports that they have shared voting power with respect to 2,596,390 shares and shares dispositive power with respect to 2,824,915 shares. The address for TimesSquare Capital Management, Inc. is FourTimes Square, 25th Floor, New York, New York 10036 and CIGNA Corporation's address is One Liberty Place, Philadelphia, Pennsylvania 19192.

(7)
As reported in its Schedule 13G dated October 10, 2002. Onex Corporation reports that it has shared voting and dispositive power with respect to 2,336,900 shares, Mr. Gerald W. Schwartz has shared and dispositive power with respect to 2,336,900 shares and M Investments LLC has shared and dispositive power with respect to 2,336,900 shares. The address for each of ONEX Corporation and Gerald W. Schwartz is 161 Bay Street, P.O. Box 700, Toronto, Ontario, Canada, M5J2S1 and the address for M Investments LLC is 421 Lender Street, Marion, Ohio 43302.

(8)
As reported in the Amendment No. 4 to the Sandler Funds Schedule 13G dated December 31, 2003 referred to in note (4), and based on PIK dividends paid through April 19, 2004, AMCE believes John Kornreich has sole voting and dispositive power over 40,000 shares, shared dispositive power over 2,527,272 shares that would be obtained upon conversion of shares of series A convertible preferred stock and shared voting and dispositive power over 1,887,122 other shares. See note (4) above.

(9)
Assumes the conversion of outstanding class B stock for common stock. Percentage ownership does not reflect any conversion of series A convertible preferred stock for common stock.

(10)
Assumes the conversion of outstanding series A convertible preferred stock held by Apollo for common stock and includes shares subject to presently exercisable options to purchase common stock under the AMC Entertainment Inc. 1999 Stock Option Plan for Outside Directors, as follows: Mr. Black—6,940 shares; Mr. Rowan—6,940 shares and Mr. Berg—6,940 shares. Percentage ownership does not reflect any conversion of class B stock for common stock. Apollo has agreed not to convert the series A convertible preferred stock prior to April 19, 2006 except in connection with the disposition of such common stock to an unaffiliated third party.

(11)
Assumes conversion of series A convertible preferred stock held by the Apollo Funds. (See note (10) above.) Messrs. Black, Rowan and Berg have each disclaimed beneficial ownership of the series A convertible preferred stock and the shares of common stock issuable upon its conversion. Includes shares subject to presently exercisable options to purchase common stock under the AMC Entertainment Inc. 1999 Stock Option Plan for Outside Directors, as follows: Mr. Black—6,940 shares; Mr. Rowan—6,940 shares and Mr. Berg—6,940 shares.

(12)
Includes shares subject to presently exercisable options to purchase common stock under the AMC Entertainment Inc. 1994 Stock Option and Incentive Plan and the AMC Entertainment Inc. 1999 Stock Option and Incentive Plan, as follows: Mr. Peter C. Brown—347,980 shares; Mr. Philip M. Singleton—194,960 shares; Mr. Richard T. Walsh—41,490 shares; Mr. Craig R. Ramsey—56,490 shares; Mr. John D. McDonald—83,960 shares; and all executive officers as a group—967,610 shares. Does not include shares issuable under deferred stock units. See "Management—Compensation of Management."

(13)
Includes shares subject to presently exercisable options to purchase common stock under the AMC Entertainment Inc. 1999 Stock Option Plan for Outside Directors, as follows: Mr. Egan—4,670 shares; Mr. Vardeman—25,350 shares; Mr. Black—6,940 shares; Mr. Rowan—6,950 shares and Mr. Berg—6,940 shares and all Outside Directors as a group—50,840 shares.

(14)
Assumes conversion of all shares of series A convertible preferred stock held by the Apollo Funds. (See Note (10) above) and class B stock.

Future Stockholder Proposals

        If the merger is completed, there will be no public participation in any future meetings of stockholders of AMCE. If the merger is not completed, however, AMCE stockholders will continue to be entitled to attend and participate in AMCE stockholders' meetings. If the merger is not completed, AMCE will inform its stockholders, by press release or other means determined reasonable by AMCE, of the date by which stockholder proposals must be received by AMCE for inclusion in the proxy materials relating to the annual meeting, which proposals must comply with the rules and regulations of the Commission then in effect.

Where Stockholders Can Find More Information

        AMCE files annual, quarterly and special reports, proxy statements and other information with the SEC. In addition, because the merger is a "going private" transaction, AMCE, Holdings and others have filed a Transaction Statement on Schedule 13E-3 with respect to the merger. The Schedule 13E-3, the exhibits to the Schedule 13E-3 and these reports, proxy statements and other information contain additional information about AMCE and will be made available for inspection and copying at AMCE's executive offices during regular business hours by any AMCE stockholder or a representative of a stockholder as so designated in writing.

        We make available on our website (www.amctheatres.com) under "Investor Relations—SEC Filings," free of charge, our annual reports on Form 10-K, quarterly reports on 10-Q, current reports on 8-K and amendments to those reports as soon as reasonably practicable after we file such material with the SEC.

        AMCE stockholders may also read and copy the Schedule 13E-3 and any reports, statements or other information filed by AMCE at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. AMCE's filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC located at: "http://www.sec.gov."

        The SEC allows AMCE to "incorporate by reference" information into this proxy statement. This means that AMCE can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that AMCE files later with the SEC may update and supersede the information incorporated by reference. Similarly, the information that AMCE later files with the SEC may update and supersede the information in this proxy statement. AMCE incorporates by reference each document it files under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this proxy statement and before the special meeting and will amend the Schedule 13E-3 upon the filing of such documents to the extent necessary to comply with AMCE's disclosure obligations under applicable law. AMCE also incorporates by reference into this proxy statement the following documents filed by it with the SEC under the Exchange Act:

  •
  AMCE's Annual Report on Form 10-K for the year ended April 1, 2004;

  •
  AMCE's amended Annual Report on Form 10-K/A for the year end April 1, 2004;

  •
  AMCE's Current Reports on Form 8-K filed with the SEC on April 14, 2004, July 22, 2004 (reporting under Item 5), July 23, 2004 and July 30, 2004; and

  •
  AMCE's Quarterly Report on Form 10-Q for the quarter ended July 1, 2004.

        In addition, AMCE incorporates by reference the historical condensed consolidated financial statements of GC Companies, Inc. and subsidiaries, Debtor-In-Possession, as of and for the years ended October 31, 2001 and 2000, and accompanying report of Deloitte & Touche LLP, independent registered public accounting firm, and the unaudited condensed consolidated financial statements of GC Companies, Inc. and subsidiaries, Debtor-In-Possession, as of and for the three months ended January 31, 2002 and 2001, from Part I of AMCE's registration statement on Form S-4 (No. 333-113911), as amended by Amendment No. 4, filed with the SEC on October 14, 2004.

        AMCE undertakes to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of such request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. Requests for copies should be directed to AMC Entertainment Inc., 920 Main Street, Kansas City, MO 64105, Attention: Investor Relations (telephone number: (816) 221-4000). Document requests from AMCE should be made by             , 2004 in order to receive them before the special meeting.

        The proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in the affairs of AMCE since the date of this proxy statement or that the information herein is correct as of any later date.

        Stockholders should not rely on information other than that contained or incorporated by reference in this proxy statement. AMCE has not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated            , 2004. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary. Notwithstanding the foregoing, in the event of any material change in any of the information previously disclosed, we will, where relevant and if required by applicable law, (i) update such information through a supplement to this proxy statement and (ii) amend the Transaction Statement on Schedule 13E-3 filed in connection with the merger, in each case, to the extent necessary.

APPENDIX A

AGREEMENT AND PLAN OF MERGER

by and among

MARQUEE HOLDINGS INC.,

MARQUEE INC.

and

AMC ENTERTAINMENT INC.

DATED AS OF JULY 22, 2004

A-i

Exhibits

Apollo Consent	Exhibit A
Trust Voting Agreement	Exhibit B
Certificate of Incorporation of Merger Sub	Exhibit C

A-ii

Index of Defined Terms

2004 Balance Sheet	A-17
Acquisition Proposal	A-37
Affected Employee	A-28
Affiliate	A-37
Agreement	A-1
Alternative Financing	A-27
Apollo Consent	A-1
Apollo Investment Agreement	A-37
Apollo Investors	A-37
Apollo Standstill Agreement	A-37
beneficial ownership	A-37
Business Day	A-37
CERCLA	A-16
Certificate	A-4
Certificate of Merger	A-2
Change of Control Distribution	A-7
Closing	A-2
Closing Date	A-2
Code	A-5
Commitment Letters	A-19
Common Stock Consideration	A-3
Company	A-1
Company 10-K	A-6
Company Alternative Transaction	A-37
Company Bylaws	A-6
Company Capital Stock	A-38
Company Certificate of Incorporation	A-6
Company Common Stock	A-3
Company Convertible Security	A-7
Company Deferred Cash Award	A-38
Company Deferred Stock Unit	A-38
Company Disclosure Letter	A-38
Company Employee Plans	A-38
Company ERISA Affiliate	A-38
Company Financial Statements	A-10
Company Independent Committee	A-1
Company Insiders	A-38
Company Leased Real Properties	A-15
Company Material Contract	A-12
Company Owned Intellectual Property	A-17
Company Owned Real Properties	A-14
Company Permits	A-10
Company Preferred Stock	A-7
Company Preferred Stock Certificate of Designations	A-38
Company Real Properties	A-15
Company Recommendation	A-25
Company Restricted Stock Award	A-38
Company SEC Documents	A-9
Company Stock Option	A-38
Company Stock Option Plans	A-38
Company Stockholder Approval	A-8
Company Stockholders' Meeting	A-24
Company Subsequent Determination	A-25
Company Subsidiaries	A-6
Company Voting Debt	A-7
Confidentiality Agreement	A-24
Contract	A-38
control	A-38
Copyrights	A-40
Debt Commitment Letter	A-19
Debt Financing	A-19
DGCL	A-1
Dissenting Stockholder	A-5
Effective Time	A-2
Environmental Claim	A-39
Environmental Laws	A-39
Environmental Permits	A-39
Equity Commitment Letter	A-19
ERISA	A-39
Escrow Breakage Expenses	A-39
Exchange Act	A-39
Exchange Agent	A-3
Exchange Fund	A-3
Expense Coverage Fee	A-34
Expenses	A-39
Financing	A-19
GAAP	A-39
Governmental Entity	A-9
group	A-39
Hazardous Materials	A-39
HSR Act	A-39
Improvements	A-16
Indemnifiable Claim	A-29
Indemnified Parties	A-29
Intellectual Property	A-39
IRS	A-40
Knowledge	A-40
Law	A-40
Leases	A-15
Lenders	A-19
License Agreements	A-40
Lien	A-40
Losses	A-29
Material Adverse Effect	A-40
Merger	A-1
Merger Consideration	A-3
Merger Sub	A-1
Notice of Superior Proposal	A-25

A-iii

Outside Date	A-37
Parent	A-1
Parent Subscription Agreement	A-1
Patents	A-39
PBGC	A-40
Permitted Encumbrances	A-40
Person	A-40
Preferred Stock Consideration	A-3
Proxy Statement	A-23
Release	A-41
Representatives	A-24
Required Cash Amount	A-20
Schedule 13E-3	A-23
SEC	A-41
Securities Act	A-41
Significant Subsidiary	A-41
Significant Theatre Properties	A-41
Software	A-40
Solvency Opinion	A-30
Solvent	A-41
Space Leases	A-15
Space Tenant	A-15
Subsidiaries	A-41
Subsidiary	A-41
Superior Proposal	A-41
Surviving Corporation	A-2
Tax Return	A-42
Taxes	A-41
Third Party	A-42
Trademarks	A-40
Treasury Regulations	A-42
Trust	A-42
Trust Voting Agreement	A-2
WARN Act	A-42

A-iv

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER, dated as of July 22, 2004 (this "Agreement"), by and among Marquee Holdings Inc., a Delaware corporation ("Parent"), Marquee Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Merger Sub"), and AMC Entertainment Inc., a Delaware corporation (the "Company").

W I T N E S S E T H:

        WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Parent, Merger Sub and the Company will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the "Merger");

        WHEREAS, a committee of the Board of Directors of the Company consisting solely of independent directors (the "Company Independent Committee") has determined that the Merger is advisable to, and in the best interests of, the holders of Company Common Stock (as defined herein), has recommended the Merger to the Board of Directors of the Company and has resolved to recommend that the holders of Company Common Stock vote for the adoption of this Agreement;

        WHEREAS, the respective Boards of Directors of the Company (taking into account the recommendation of the Company Independent Committee) and Merger Sub have each determined that the Merger is advisable to, and in the best interests of, their respective stockholders, have approved this Agreement and the transactions contemplated hereby (including the Merger) and have resolved to recommend that their respective stockholders vote for the adoption of this Agreement;

        WHEREAS, Parent, concurrently with the execution of this Agreement, is approving and adopting this Agreement as the sole stockholder of Merger Sub;

        WHEREAS, as a condition to and as an inducement to each of Parent's and Merger Sub's willingness to enter into this Agreement, the Apollo Investors (as defined herein) are concurrently with the execution and delivery of this Agreement, entering into a voting and consent agreement, in the form attached hereto as Exhibit A (the "Apollo Consent"), pursuant to which, among other things, the Apollo Investors are consenting to and agreeing, subject to the terms and conditions thereof, to vote in favor of certain of the transactions contemplated herein, including the Merger;

        WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to the willingness of Parent and Merger Sub to enter into this Agreement, Parent, certain Affiliates of Parent and the Apollo Investors are entering into an Subscription Agreement (the "Parent Subscription Agreement"), pursuant to which such entities will make equity contributions to Parent;

        WHEREAS, as a condition to and as an inducement to each of Parent's and Merger Sub's willingness to enter into this Agreement, the Trust (as defined herein) is, concurrently with the execution and delivery of this Agreement, entering into a voting agreement, in the form attached hereto as Exhibit B (the "Trust Voting Agreement"), pursuant to which, among other things, the Trust is agreeing, subject to the terms and conditions thereof, to vote in favor of the Merger; and

        WHEREAS, concurrently with the execution and delivery of this Agreement, each of Peter Brown and Philip Singleton has agreed to affirm his existing employment agreement with the Company and to waive, subject to the terms and conditions contained therein, certain provisions thereof with respect to, and subject to and effective upon, the consummation of the Merger.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

THE MERGER

        Section 1.1    The Merger.    Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

        Section 1.2    Closing.    The closing of the Merger (the "Closing") shall take place on the third Business Day after the satisfaction or waiver (subject to applicable Law) of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing) set forth in Article VII, unless this Agreement has been theretofore terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto; provided that in no event shall the Closing occur before October 1, 2004 (the actual date of the Closing being referred to herein as the "Closing Date"). The Closing shall be held at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022, unless another place is agreed to in writing by the parties hereto. On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger relating to the Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the date and time of such filing, or if another date and time is specified in such filing, such specified date and time, being the "Effective Time").

        Section 1.3    Effect of the Merger.    The Merger will have the effects provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        Section 1.4    Certificate of Incorporation and Bylaws of Surviving Corporation.

        (a)    Certificate of Incorporation.    At the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as the certificate of incorporation attached hereto as Exhibit C, until thereafter changed or amended as provided therein or by applicable Law, except that Article I thereof shall be amended to read as follows: "The name of the Corporation is AMC Entertainment Inc."

        (b)    Bylaws.    At the Effective Time, Parent shall take all actions necessary such that the bylaws of Merger Sub shall become the bylaws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable Law.

        Section 1.5    Directors and Officers of the Surviving Corporation.    At the Effective Time, Parent shall take all actions necessary such that the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

ARTICLE II

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

        Section 2.1    Conversion of Securities.    At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

          (a)    Conversion Generally.    Each share of common stock, par value $0.66 2/3 per share, of the Company (the "Company Common Stock") and each share of Company Class B Stock, par value $0.66 2/3 per share, in each case issued and outstanding immediately prior to the Effective Time, shall be converted into the right to receive an amount in cash equal to $19.50 (the "Common Stock Consideration"). Each share of Company Preferred Stock (as defined in Section 3.2) issued and outstanding immediately prior to the Effective Time not owned of record by Parent or Merger Sub shall be converted into the right to receive an amount in cash equal to $2,727.27 (the "Preferred Stock Consideration"). The consideration described in this section and payable with respect to a particular share of Company Capital Stock is referred to herein as the "Merger Consideration." Except as provided in this Section 2.1, at the Effective Time, by virtue of the Merger, all shares of Company Capital Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the Merger Consideration payable in respect of such shares of Company Capital Stock.

          (b)    Cancellation of Company Treasury Shares.    Each share of Company Capital Stock, if any, held by the Company as treasury stock or held by any Subsidiary of the Company immediately prior to the Effective Time shall not be affected by the Merger and shall remain outstanding as capital stock of the Surviving Corporation except that the number of such shares shall be adjusted in the Merger to maintain relative ownership percentages.

          (c)    Cancellation of Shares Owned by Parent or Merger Sub.    Each share of Company Capital Stock, if any, held by Parent or Merger Sub immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto.

          (d)    Capital Stock of Merger Sub.    Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and be exchanged for one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

          (e)    Change in Shares.    If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Capital Stock shall have been changed into, or exchanged for, a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Merger Consideration shall be correspondingly adjusted to provide the holders of Company Capital Stock the same economic effect as contemplated by this Agreement prior to such event. For avoidance of doubt, the conversion of Company Preferred Stock into Company Common Stock pursuant to the Company Preferred Stock Certificate of Designations shall not give rise to any adjustment to the Merger Consideration pursuant to this Section 2.1(e).

        Section 2.2    Exchange of Certificates; Payment of Merger Consideration.

        (a)    Exchange Agent.    Prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company designated by Parent that is reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Capital Stock for exchange in accordance with this Article II through the Exchange Agent, cash sufficient to make the cash payments payable pursuant to this Article II (the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the cash to be paid pursuant to Section 2.1(a) out of the Exchange Fund. Except as contemplated by Section 2.2(d) hereof, the Exchange Fund shall not be used for any other purpose.

        (b)    Exchange Procedures.    As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each person who was, at the Effective Time, a holder of record of shares of Company Capital Stock entitled to receive the Merger Consideration pursuant to Section 2.1(a): (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the certificates that formerly evidenced the shares of Company Capital Stock (each a "Certificate") shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Subject to the following sentence, upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a check for the cash which such holder has the right to receive in respect of such shares of Company Capital Stock formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. Parent's agreement with the Exchange Agent shall provide that, upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, the Apollo Investors and the Trust shall be entitled to receive payment of the cash portion of the Merger Consideration in respect of the shares of Company Capital Stock held by them by wire transfer of immediately available funds as promptly as practicable after the Effective Time on the Closing Date, to the account(s) designated by such stockholder. No interest will be paid or will accrue on any cash payable pursuant to Section 2.1(a). In the event of a transfer of ownership of shares of Company Capital Stock that is not registered in the transfer records of the Company, a check for the cash which such holder has the right to receive in respect of such holder's shares of Company Capital Stock formerly represented by such Certificate may be issued to a transferee if the Certificate representing such shares of Company Capital Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration.

        (c)    No Further Rights in Company Capital Stock.    All cash paid and Shares issued upon conversion of shares of Company Capital Stock in accordance with the terms of this Article II shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock.

        (d)    Termination of Exchange Fund.    Any portion of the Exchange Fund (including any interest received with respect thereto) that remains undistributed to the holders of Company Capital Stock nine (9) months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Capital Stock who have not theretofore complied with this Article II shall thereafter look solely to Parent with respect to the Merger Consideration payable or issuable upon due surrender of their Certificates, without any interest thereon. Any portion of the Exchange Fund remaining unclaimed by holders of shares of Company Capital Stock as of a date which is immediately prior to such times as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

        (e)    No Liability.    Neither the Exchange Agent nor any party hereto shall be liable to any holder of Certificates for any Shares or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

        (f)    Withholding Rights.    Each of the Surviving Corporation, Parent and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Capital Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Exchange Agent, as the case may be, and duly paid over to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Capital Stock in respect to which such deduction and withholding was made by the Surviving Corporation, Parent or the Exchange Agent, as the case may be.

        (g)    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration, without any interest thereon.

        Section 2.3    Stock Transfer Books.    At the Effective Time, the stock transfer books of the Company shall be closed and thereafter, there shall be no further registration of transfers of shares of Company Capital Stock theretofore outstanding on the records of the Company. From and after the Effective Time, the holders of certificates representing shares of Company Capital Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Capital Stock except the right to receive the Merger Consideration.

        Section 2.4    Dissenting Shares.    Notwithstanding anything in this Agreement to the contrary, shares of Company Capital Stock that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders of the Company who have demanded and perfected their demands for appraisal of such shares in the time and manner provided in Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL (each such stockholder, a "Dissenting Stockholder") shall not be converted into or represent the right to receive the Merger Consideration as described in Section 2.1(a), but shall, by virtue of the Merger, be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if any such stockholder shall have failed to perfect or shall have effectively withdrawn or lost such stockholder's right to appraisal and payment under the DGCL, such stockholder's shares of Company Capital Stock shall be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration as described in Section 2.1(a), without any interest thereon. The Company shall give Parent notice of all demands for appraisal and Parent shall have the right to participate in all negotiations and proceedings with respect to all Dissenting Stockholders. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed, voluntarily make any payment with respect to, or settle or offer to settle, any demand for payment from any Dissenting Stockholder.

        Section 2.5    Company Stock Options, Equity Awards and Deferred Cash Awards.

        (a)   Each Company Stock Option which is outstanding immediately prior to the Effective Time, whether or not then exercisable, shall be canceled as of the Effective Time and the holder thereof shall be entitled to receive an amount in cash in lieu of such cancelled Company Stock Option equal to the excess of (i) the product of (A) the excess, if any, of (x) the Common Stock Consideration over (y) the per share exercise price of such Company Stock Option multiplied by (B) the number of shares of Company Common Stock subject to such Company Stock Option over (ii) any income tax or employment tax withholding required under Code with respect to the amounts referred to in clause (i).

Parent shall cause the Surviving Corporation to make such payments as soon as practicable following the Effective Time.

        (b)   Each Company Deferred Stock Unit which is outstanding immediately prior to the Effective Time, whether or not then vested, shall be canceled as of the Effective Time and the holder thereof shall be entitled to receive an amount in cash in lieu of such cancelled Company Deferred Stock Unit equal to the excess of (i) Common Stock Consideration over (ii) any income tax or employment tax withholding required under the Code with respect to the amounts referred to in clause (i).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to Parent and Merger Sub that except as set forth in the Company Disclosure Letter delivered to Parent and Merger Sub concurrently with the execution of this Agreement:

          Section 3.1    Corporate Existence and Power.

          (a)   The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each Subsidiary of the Company (collectively, the "Company Subsidiaries") is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction in which it is organized, except where the failure to be so organized, existing or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below) on the Company. Each of the Company and the Company Subsidiaries has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Each of the Company and the Company Subsidiaries is duly qualified or licensed to do business, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The Company has heretofore made available to Parent true, correct and complete copies of the Company's Restated and Amended Certificate of Incorporation (the "Company Certificate of Incorporation"), Bylaws (the "Company Bylaws") and minute books and the certificates of incorporation, bylaws and minute books of each of the Company Subsidiaries, all as currently in effect.

          (b)   Exhibit 21 to the Company's annual report on Form 10-K for the fiscal year ended April 1, 2004 filed on June 23, 2004 (the "Company 10-K") sets forth a true, correct and complete list of all Company Subsidiaries and their respective jurisdictions of incorporation. All of the issued and outstanding shares of capital stock of each of the Company Subsidiaries are owned by the Company or by a Company Subsidiary free and clear of all Liens and are validly issued, fully paid and nonassessable, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants with respect to any such Subsidiary's capital stock, including any right obligating any such Subsidiary to issue, deliver or sell additional shares of its capital stock.

          (c)   The corporate records and minute books of the Company and each of the Company Subsidiaries reflect all material actions taken and authorizations made at meetings of such companies' boards of directors or any committees thereof and at any stockholders' meetings thereof, in each case since January 1, 1999.

          Section 3.2    Capitalization.

          The authorized capital stock of the Company consists of (i) 200,000,000 shares of Company Common Stock, (ii) 30,000,000 shares of Company Class B Stock, and (iii) 10,000,000 shares of Preferred Stock, par value $0.66 2/3 per share (the "Company Preferred Stock") of which shares of Company Preferred Stock 2,000,000 shares have been designated Series A Convertible Preferred Stock and 2,000,000 shares have been designated Series B Exchangeable Preferred Stock. As of the close of business on July 1, 2004, there were outstanding (i) 34,017,161 shares of Company Common Stock, (ii) 3,051,597 shares of Company Class B Stock, (iii) 305,548 shares of Company Series A Convertible Preferred Stock, (iv) no shares of series B Convertible Preferred Stock and no other shares of capital stock of Company were then outstanding. All shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights. No bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which the holders of capital stock of the Company may vote ("Company Voting Debt") are issued or outstanding. Except for Company Stock Options, Company Restricted Stock Awards and Company Deferred Stock Units to acquire no more than 2,009,308 shares of Company Common Stock issued pursuant to Company Stock Option Plans, and except as provided by the Certificate of Designations for the Company Preferred Stock, as of the close of business on July 1, 2004, there were no outstanding options, warrants or other rights to acquire capital stock from the Company, and no preemptive or similar rights, calls, agreements, commitments, arrangements, subscriptions or other rights, convertible or exchangeable securities, agreements, arrangements or commitments of any character, relating to the capital stock of the Company, obligating the Company to issue, deliver, transfer or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or obligating the Company to grant, extend or enter into any such option, warrant, subscription or other right, convertible or exchangeable security, agreement, arrangement or commitment (each of the foregoing, a "Company Convertible Security"). Section 3.2 of the Company Disclosure Letter sets forth a true, correct and complete list of all outstanding options to purchase shares of Company Capital Stock, Company Restricted Stock Awards and Company Deferred Stock Units, granted pursuant to any Company Stock Option Plan or otherwise as of the date hereof, which list sets forth the name of the holders thereof and, to the extent applicable, the exercise price or purchase price thereof, the number of shares of Company Capital Stock subject thereto, the governing Company Stock Option Plan or other arrangement with respect thereto and the expiration date thereof. Since the close of business on July 1, 2004 the Company has not issued any shares of capital stock or any Company Convertible Securities other than the issuance of Company Common Stock in connection with the exercise of Company Stock Options, Company Restricted Stock Awards or Company Deferred Stock Units described above. Except as required by the terms of any Company Stock Options, there are no (i) outstanding agreements or other obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire (or cause to be repurchased, redeemed or otherwise acquired) any shares of Company Capital Stock or (ii) voting trusts or other agreements or understandings to which the Company or any Company Subsidiary or, to the Knowledge of the Company, any of the Company's directors or executive officers is a party with respect to the voting of capital stock of the Company or any Company Subsidiary. Holders of the Company Preferred Stock shall be entitled to receive a one-time distribution of shares of Company Preferred Stock pursuant to Section 2(a)(5) of the Company Preferred Stock Certificate of Designations in connection with the consummation of the Merger (such distribution, the "Change of Control Distribution"); assuming the "Change of Control" (as defined in the Company Preferred Stock Certificate of Designations) resulting from the Merger occurs (x) on or after October 1, 2004 and on or before December 31, 2004, the aggregate number of shares of Company Preferred Stock issuable as a result of the Change of Control Distribution will be 33,411.757 shares; and (y) on or after January 1, 2005 and on or before the Outside Date, the aggregate number of shares of Company Preferred Stock issuable as a result of the Change of Control Distribution will be 27,786.736 shares. From and after the payment of the Change of Control Distribution and until the Effective Time, each share of Company Preferred Stock (including the shares of Company Preferred Stock issued pursuant to the Change of Control Distribution) shall be convertible into the right to receive 139.860 shares of Company Common Stock in accordance with the terms of the Company Preferred Stock Certificate of Designations (subject, in the case of shares of Company Preferred Stock held by the Apollo Investors, to the restrictions on conversion contained in the Apollo Standstill Agreement). The "Conversion Price" as defined in the Company Preferred Stock Certificate of Designations is $7.15.

          Section 3.3    Corporate Authorization.

          (a)   The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the corporate powers of the Company, and, except for the Company Stockholder Approval, have been duly authorized by all necessary corporate action. The affirmative vote of a majority of the votes represented by the outstanding shares of Company Common Stock, Company Class B Stock and the outstanding shares of Company Preferred Stock not held by the Apollo Investors, voting together as a single class (the "Company Stockholder Approval"), is the only vote required to adopt this Agreement and the Merger. This Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights, and to general equitable principles.

          (b)   The Company Independent Committee at a meeting duly called and held, and (subject to Section 6.4) not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the transactions contemplated hereby (including the Merger) are advisable, fair to and in the best interests of the holders of Company Common Stock (other than Parent, Merger Sub, the Apollo Investors, the holders of Company Class B Stock and their respective Affiliates), (ii) recommended this Agreement to the Board of Directors of the Company and (iii) resolved (subject to Section 6.4) to recommend that the holders of Company Common Stock (other than Parent, Merger Sub, the Apollo Investors, the holders of Company Class B Stock and their respective Affiliates) vote for adoption of this Agreement. The Board of Directors of the Company (after taking into account the recommendation of the Company Independent Committee), at a meeting duly called and held, and (subject to Section 6.4) not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the transactions contemplated hereby (including the Merger) are advisable, fair to and in the best interests of the stockholders of the Company, (ii) approved and adopted this Agreement and (iii) resolved (subject to Section 6.4) to recommend that the Company stockholders vote for the adoption of this Agreement.

          (c)   The Company has taken all appropriate actions so that the restrictions on business combinations contained in Section 203 of the DGCL will not apply with respect to or as a result of this Agreement, the Parent Subscription Agreement, the Apollo Consent, the Trust Voting Agreement and the transactions contemplated hereby and thereby, including the Merger, without any further action on the part of the stockholders or the Board of Directors of the Company. True, correct and complete copies of all resolutions of the Board of Directors of the Company reflecting such actions have been previously provided to Parent. No other state takeover statute or similar statute or regulation is applicable to or purports to be applicable to the Merger or any other transaction contemplated by this Agreement.

          Section 3.4    No Conflict; Required Filings and Consents.

          (a)   The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder will not, (i) conflict with or violate any provision of the Company Certificate of Incorporation or Company Bylaws or any equivalent organizational documents of any Company Subsidiary (assuming the Company Stockholder Approval is obtained), (ii) assuming that all consents, approvals, authorizations and permits described in Section 3.4(b) have been obtained and all filings and notifications described in Section 3.4(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (iii) except for the Apollo Consent, require any consent or approval under, result in any breach of or any loss of any benefit under, or constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any Contract, Company Permit or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to (x) have a Material Adverse Effect on the Company or (y) prevent or materially delay the performance of this Agreement by the Company or the ability of the Company to take any action necessary to consummate the Merger.

          (b)   The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any domestic or foreign governmental, administrative, juridicial or regulatory authority (a "Governmental Entity") or any other Person (assuming the Company Stockholder Approval is obtained), except (i) under the Exchange Act, the Securities Act, any applicable Blue Sky Law, the rules and regulations of the American Stock Exchange, (ii) under the HSR Act and, if and to the extent necessary, foreign or supranational antitrust and competition Laws, (iii) the filing and recordation of the Certificate of Merger as required by the DGCL and (iv) for such other consents, approvals, authorizations, permits, filings or notifications, the failure of which to make or obtain, would not, individually or in the aggregate, reasonably be expected to (x) have a Material Adverse Effect on the Company or (y) prevent or materially delay the performance of this Agreement by the Company or the ability of the Company to take any action necessary to consummate the Merger.

          Section 3.5    SEC Filings.

          (a)   The Company has timely filed all forms, reports and documents (including all Exhibits, Schedules and Annexes thereto) required to be filed by it under the Securities Act or the Exchange Act, as the case may be, with the SEC since January 1, 1999, including any amendments or supplements thereto (collectively, the "Company SEC Documents"). The Company SEC Documents, as of their respective filing dates, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the Securities Act or the Exchange Act, each as in effect on the date so filed. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act. The Company has previously provided to Parent a true, correct and complete copy of any amendment or modification which has not yet been filed with the SEC to any agreement, document or other instrument which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act, to the extent such amendment or modification is required to be filed thereunder.

          (b)   The management of the Company has (i) implemented disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including the Company Subsidiaries, is made known to the management of the Company by others within those entities, and (ii) disclosed, based on its most recent evaluation, to the Company's outside auditors and the audit committee of the Board of Directors of the Company (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that, in its good faith judgment, are reasonably likely to materially affect the Company's ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, known to management that involves management or other employees who, in each case, have a significant role in the Company's internal control over financial reporting.

          Section 3.6    Permits; Compliance With Law.    Each of the Company and the Company Subsidiaries is in possession of all authorizations, licenses, permits (including Environmental Permits), certificates, approvals and clearances, and has submitted notices to, all Governmental Entities necessary for the Company or any Company Subsidiary to develop, construct, own, lease and operate its properties or other assets and to carry on their respective businesses in the manner described in the Company SEC Documents filed prior to the date hereof and as it is being conducted as of the date hereof (the "Company Permits"), and all such Company Permits are valid, and in full force and effect, except where the failure to have, or the suspension or cancellation of, or failure to be valid or in full force and effect of, any of the Company Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (ii) any Company Permits, except, with respect to clauses (i) and (ii), for any such conflicts, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

          Section 3.7    Financial Statements.    The audited and unaudited financial statements, including all related notes and schedules, contained in the Company SEC Documents (or incorporated therein by reference) (collectively, the "Company Financial Statements") (i) when filed, complied in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; (ii) present fairly in all material respects the consolidated financial position of the Company and the consolidated Company Subsidiaries as of their respective dates and the consolidated results of operations, retained earnings and cash flows of the Company and the consolidated Company Subsidiaries for the respective periods indicated; and (iii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto and subject, in the case of unaudited statements, to normal year end adjustments which were not and are not expected to be material in amount and the absence of related notes).

          Section 3.8    Absence of Certain Changes.

          (a)   Since April 1, 2004, except as specifically contemplated by, or as disclosed in, this Agreement, the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary course consistent with past practice, and there has not been any event, occurrence or development which, (i) individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company, or (ii) would, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance of this Agreement by the Company or the ability of the Company to take any action necessary to consummate the Merger.

          (b)   Since April 1, 2004, except as specifically contemplated by, or as disclosed in, this Agreement, neither the Company nor any Company Subsidiary has taken any action that, if taken during the period of this Agreement through the Effective Time, would require the consent of Parent under Section 5.1.

          Section 3.9    No Undisclosed Liabilities.    There are no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) of the Company or any Company Subsidiary of the kind required to be reflected in the Company Financial Statements in accordance with GAAP, other than (i) liabilities disclosed or provided for in the Company Financial Statements, (ii) liabilities incurred since April 1, 2004, in the ordinary course of business, and (iii) liabilities which would not, individually or in the aggregate, reasonably be expected to be material to the Company.

          Section 3.10    Litigation.    There is no action, suit, investigation or proceeding pending against, or to the Knowledge of the Company threatened against or affecting, the Company or any Company Subsidiaries or any of their respective properties or any of their respective officers or directors, or for which the Company or any Company Subsidiary is obligated to indemnify a Third Party, before any court or arbitrator or any governmental body, agency or official except as would not, individually or in the aggregate, reasonably be expected to (x) have a Material Adverse Effect on the Company or (y) prevent or materially delay the performance of this Agreement by the Company. There is no judgment, decree, injunction, rule, writ or order of any governmental entity or arbitrator outstanding against the Company or any Company Subsidiary which would, individually or in the aggregate, reasonably be expected to (x) have a Material Adverse Effect on the Company or (y) prevent or materially delay the performance of this Agreement by the Company.

          Section 3.11    Taxes.

          (a)   Each of the Company and each Company Subsidiary has timely filed or caused to be timely filed with the appropriate Tax authorities all material Tax Returns that are required to be filed by, or with respect to, the Company and the Company Subsidiaries on or prior to the Closing Date. All such Tax Returns are true, correct and complete in all material respects. There are no material Liens for Taxes upon the assets of the Company or any Company Subsidiary, except Liens for Taxes not yet due.

          (b)   All material Taxes and Tax liabilities of the Company and the Company Subsidiaries have been timely paid or fully provided for as a liability on the financial statements of the Company and the Company Subsidiaries in compliance with GAAP.

          (c)   Neither the Company nor any of the Company Subsidiaries has been a party to any distribution occurring during the two years preceding the date of this Agreement in which the parties to such distribution treated the distribution as subject to Section 355 of the Code.

          (d)   No deficiencies for material Taxes have been claimed, proposed or assessed in writing against the Company or any of the Company Subsidiaries by any Tax authority that have not been finally resolved, and neither the Company nor any Company Subsidiary has Knowledge of any pending or threatened claim, proposal or assessment against the Company or any Company Subsidiary for any such deficiency for material Taxes. There are no pending audits, investigations or other proceedings relating to any liability of the Company or any Company Subsidiary in respect of any material Taxes.

          Section 3.12    Contracts and Commitments.

          (a)   Except as filed as exhibits to the Company SEC Documents filed prior to the date of this Agreement, or as disclosed in Section 3.12 of the Company Disclosure Letter, none of the

  Company or any Company Subsidiary is a party to or bound by any Contract which (i) as of the date hereof, is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) or (ii) except for Leases for Company Leased Real Properties, (A) involves aggregate expenditures in excess of $5 million, (B) involves annual expenditures in excess of $5 million and is not cancelable within one year, (C) which would prohibit or materially delay the consummation of the Merger or (D) contains any non-compete or exclusivity provisions with respect to any line of business or geographic area with respect to the Company, any Company Subsidiary or any of the Company's current or future Affiliates, or which restricts the conduct of any line of business by the Company, any Company Subsidiary or any of the Company's current or future Affiliates or any geographic area in which the Company, any Company Subsidiary or any of the Company's current or future Affiliates may conduct business, in each case in any material respect. Each Contract of the type described in Section 3.12, whether or not set forth in Section 3.12 of the Company Disclosure Letter, is referred to herein as a "Company Material Contract").

          (b)   Each Company Material Contract is valid and binding on the Company or a Company Subsidiary party thereto and, to the Company's Knowledge, each other party thereto, and is in full force and effect, and the Company and each of the Company Subsidiaries have performed in all respects all obligations required to be performed by them to the date hereof under each Company Material Contract and, to the Company' Knowledge, each other party to each Company Material Contract has performed in all respects all obligations required to be performed by it under such Company Material Contract, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

          Section 3.13    Employee Benefit Plans.

          (a)   Section 3.13(a) of the Company Disclosure Letter contains a true, correct and complete list of each Company Employee Plan. With respect to each Company Employee Plan, the Company has made available to Parent true, correct and complete copies of the Company Employee Plan and any amendments thereto (or if the Company Employee Plan is not a written plan, a written description thereof). Each Company Employee Plan has been established and maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (including but not limited to ERISA, the Sarbanes-Oxley Act of 2002, as amended, and the Code) which are applicable to such Company Employee Plan, except for such exceptions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

          (b)   Neither the Company nor any Company Affiliate has incurred any liability under Title IV of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any Company Affiliate of incurring any such liability other than liability for premiums due the PBGC (which premiums have been paid when due).

          (c)   Each Company Employee Plan (which is not a multiemployer pension plan) which is intended to be qualified under Section 401(a) of the Code is so qualified, each trust forming a part thereof is exempt from federal income tax pursuant to Section 501(a) of the Code and, to the Knowledge of the Company, no circumstances exist which will adversely affect such qualification or exemption.

          (d)   The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with any other event, (i) entitle any current or former employee, officer, director or consultant of the Company, any Company Subsidiary or any Company ERISA Affiliate to severance pay, unemployment compensation or any other similar termination payment, or (ii) accelerate the time of payment or vesting, or increase the amount of, or otherwise enhance, any benefit due to any such employee, officer, director or consultant. No amounts payable under

  Company Employee Plans will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

          (e)   No Company Employee Plan is a "multiemployer pension plan," as defined in Section 3(37) of ERISA, nor is any Company Employee Plan a plan described in Section 4063(a) of ERISA. As of the date of this Agreement, the Company has no unpaid withdrawal liability with respect to any "multiemployer pension plan" to which the Company or any Company Affiliate has contributed or been obligated to contribute. In the event the Company or any Company Affiliate withdrew in a "complete withdrawal" from all "multiemployer pension plans" to which the Company or any Company Affiliate has contributed, or been obligated to contribute, as of the Effective Time, the aggregate withdrawal liability incurred by the Company or such Company Affiliate would not have a Material Adverse Effect on the Company.

          (f)    No Company Employee Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to any current or former employees of the Company or any Company Subsidiary for periods extending beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, or (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary)). There are no pending, or, to the Knowledge of the Company, threatened or anticipated claims by or on behalf of any Company Employee Plan, by any employee or beneficiary covered under any such Company Employee Plan, or otherwise involving any such Company Employee Plan (other than routine claims for benefits or claims that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company).

          (g)   There are no pending or, to the Knowledge of the Company, threatened or anticipated claims by or on behalf of any Company Employee Plan (which is not a multiemployer pension plan), by any employee or beneficiary under any such plan or otherwise involving any such plan (other than routine claims for benefits or claims that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company). No Company Employee Plan is under audit or investigation by, nor has the Company been contacted with respect to any Company Employee Plan by, the IRS, the PBGC or the Department of Labor. No such audit, investigation or contact is pending or, to the Knowledge of the Company, threatened as of the date of this Agreement.

          (h)   As of April 1, 2004, with respect to each Company Employee Plan (which is not a multiemployer pension plan) that is a defined benefit plan, the projected benefit obligations under all such plans, whether or not qualified, including, but not limited to, the Defined Benefit Retirement Income Plan for Certain Employees of American Multi-Cinema, Inc., the AMC Supplemental Executive Retirement Plan and the American Multi-Cinema, Inc. Retirement Enhancement Plan, utilizing actuarial methods and assumptions set forth in the Company 10-K, did not exceed the fair market value of the assets of such plans as of such date by more than $30 million. As of the date hereof and as of the Effective Time, the aggregate increase in any such underfunding since April 1, 2004 (taking into account only such plans for which there is any increase) would not, if all such plans were then terminated, have a Material Adverse Effect on the Company.

          (i)    There is no Contract, plan or arrangement with any current or former employee, officer or director of the Company to which the Company or any Company Subsidiary is a party as of the date of this Agreement that, individually or in the aggregate and as a result of the Merger (whether alone or upon the occurrence of additional or subsequent events) or otherwise, is reasonably likely to give rise to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code or any corresponding or similar provision of state, local or foreign income Tax law.

          Section 3.14    Labor and Employment Matters.

          (a)   Except as set forth in Section 3.14 of the Company Disclosure Letter, there are no collective bargaining agreements with any union covering employees of the Company or any of the Company Subsidiaries. As of the date of this Agreement, (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending or, to the Knowledge of the Company or any of the Company Subsidiaries, threatened against the Company or any of the Company Subsidiaries; (ii) to the Knowledge of the Company or any of the Company Subsidiaries, no union organizing campaign with respect to the employees of the Company or any of the Company Subsidiaries is threatened or underway; (iii) there is no unfair labor practice charge or complaint against the Company or any of the Company Subsidiaries pending or, to the Knowledge of the Company or any of the Company Subsidiaries, threatened before the National Labor Relations Board or any similar state or foreign agency; (iv) there is no written grievance pending relating to any collective bargaining agreement or other grievance procedure; and (v) to the Knowledge of the Company or any of the Company Subsidiaries, no charges with respect to or relating to the Company or any of the Company Subsidiaries are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices, except for such exceptions to the foregoing clauses (iii), (iv) and (v) which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

          (b)   The Company has made available to Parent true, correct and complete copies of each of the Company's material written personnel policies or rules applicable to employees of the Company or of the Company Subsidiaries in effect as of the date hereof. The Company and the Company Subsidiaries are, and have at all times been, in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for such failures to be in compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

          (c)   As of the date hereof, within the last three years, the Company and the Company Subsidiaries have not effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of the Company Subsidiaries, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of the Company Subsidiaries; nor has the Company or any of the Company Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law.

          Section 3.15    Real Property; Leases.

          (a)   Section 3.15(a) of the Company Disclosure Letter contains a true, correct and complete list, by location, of all real property owned by the Company and the Company Subsidiaries (the "Company Owned Real Properties"). Except for (x) such exceptions which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, (y) any matters of public record affecting the use of such properties and disclosed in writing in title insurance policies with respect to the Company Owned Real Properties made available to Parent prior to the date hereof and (z) Permitted Encumbrances, (i) the Company and the Company Subsidiaries have good and marketable title to the Company Owned Real Properties and (ii) the Company Owned Real Properties are free and clear of all mortgages, Liens, leases, tenancies, security interests, options to purchase or lease or rights of first refusal. Section 3.15(a)

  of the Company Disclosure Letter contains a true, correct and complete list of all title insurance policies relating to the Company Owned Real Properties.

          (b)   Section 3.15(b) of the Company Disclosure Letter contains a true, correct and complete list, by address, of all material real property leased by the Company and the Company Subsidiaries (the "Company Leased Real Properties", and, together with the Company Owned Real Properties, the "Company Real Properties"). The Company has made available to Parent true, correct and complete copies of all lease agreements (the "Leases") with respect to the Company Leased Real Properties. With respect to (A) the Company Leased Real Properties other than Significant Theatre Properties, except for such exceptions which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and (B) the Significant Theatre Properties:

              (i)  each Lease is valid and binding upon the Company or a Company Subsidiary and upon the landlord thereunder and in full force and effect and grants the lessee under the Lease the exclusive right to use and occupy the premises, and the Company or Company Subsidiary enjoys peaceful and undisturbed possession of the premises;

             (ii)  the Company or a Company Subsidiary has good, valid and marketable title to the leasehold estate or other interest created under its respective Leases;

            (iii)  there is no, nor has the Company or any Company Subsidiary received notice of any, default (or condition or event which, after notice or lapse of time or both, would constitute a default) thereunder by the lessee or (to the Knowledge of the Company) by the landlord thereunder;

            (iv)  with respect to any Leases that were assigned to the Company or any Company Subsidiary by a Third Party, to the Knowledge of the Company, all consents to such assignments or sublease have been obtained which may have been required with respect to such assignments or sublease; and

             (v)  none of the rights of the Company or any Company Subsidiary under any of the Leases will be subject to termination or modification as the result of the consummation of the transactions contemplated by this Agreement, and upon the consummation of the Merger, Parent will have succeeded to all of the rights, title and interest of the Company or Company Subsidiary under each of such Leases.

          (c)   Except as would not reasonably be expected to have a material adverse impact on the financial condition of the Company, (i) each lease, sublease, license or other agreement granting to any Third Party any right to the use, occupancy or enjoyment of any Company Real Properties or any portion thereof that has an annual base rent equal to or greater than $100,000 (collectively, the "Space Leases") is valid, binding and in full force and effect, (ii) all rent and other sums and charges payable by the tenant or occupant thereunder (the "Space Tenant") are current, (iii) no termination event or condition or uncured default on the part of the Company, or to the Knowledge of the Company, the Space Tenant, exists under any Space Lease and (iv) no event or condition has occurred or exists that, with or without notice or lapse of time or both, would constitute such a default or termination event or condition.

          (d)   The Company is not obligated under, or a party to, (i) any agreement or other contractual obligation to purchase any Company Leased Real Property for a purchase price in excess of $4 million or (ii) any option, right of first refusal or other contractual right to sell, assign or dispose of any Company Owned Real Property.

          (e)   All components of all improvements (other than those which a Third Party is contractually obligated to maintain) included within the Company Real Properties (collectively, the

  "Improvements"), including, without limitation, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in good working order and repair, except for such failures to be in good working order or repair that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

          (f)    The Company has not received any notice, nor has any Knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Significant Theatre Property or any part thereof, or any sale or other disposition of any Significant Theatre Property or any part thereof in lieu of condemnation, except in each case for those which would not materially interfere with the operations of the relevant Significant Theatre Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, the Company has not received any notice, nor has any Knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Company Real Properties (other than the Significant Theatre Properties) or any part thereof, or of any sale or other disposition of any Company Real Properties (other than the Significant Theatre Properties) or any part thereof in lieu of condemnation.

          Section 3.16    Environmental Matters.    Except as disclosed in Section 3.16 of the Company Disclosure Letter or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company:

            (a)   No Hazardous Material has been Released upon any Company Real Property or any other real property (whether or not owned, leased or otherwise used or occupied by the Company or its Subsidiaries) as a result of which the Company or its Subsidiaries has or may become liable to any Person pursuant to Environmental Law.

            (b)   There are no writs, injunctions, decrees, orders or judgments outstanding, or Environmental Claims pending or, to the Knowledge of the Company, threatened, relating to the Company's compliance with or liability under any Environmental Law.

            (c)   Neither the Company nor any of its Subsidiaries has received any request for information, or been notified that it is a potentially responsible party, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any similar Environmental Law.

            (d)   Company has provided Parent with access to true, correct and complete copies of all environmental studies, tests, reports, analyses, audits and assessments in the possession of Company relating to any Company Real Property.

          Section 3.17    Insurance.    The Company maintains insurance coverage with reputable insurers, or maintains self-insurance practices, in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company (taking into account the cost and availability of such insurance).

          Section 3.18    Affiliate Transactions.    Except (i) as set forth in Section 3.18 of the Company Disclosure Letter, (ii) as set forth in the Company SEC Documents filed before the date of this Agreement or (iii) pursuant to any employment agreement with any officer of the Company, there are no Contracts relating to any transactions of the type that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC between the Company and any (a) present or former officer or director of the Company or any Company Subsidiary or any of their immediate family members (including their spouses), (b) record or beneficial owner of more than 5% of any class of Company Capital Stock, or (c) Person known by the Company's executive officers to be an Affiliate of any such officer, director or beneficial owner.

          Section 3.19    Intellectual Property.

          (a)   Section 3.19(a) of the Company Disclosure Letter contains a true, correct and complete list of all (i) issued Patents and pending applications therefor, (ii) Trademarks, (iii) registrations for Copyrights and applications therefor and (iv) Internet domain name registrations and applications therefor, in each case that are owned by the Company or any of the Company Subsidiaries (the "Company Owned Intellectual Property").

          (b)   Except as set forth in Section 3.19(b) of the Company Disclosure Letter, with respect to each item of Company Owned Intellectual Property (i) the Company or a Company Subsidiary is the exclusive owner of all right, title and interest in and to such Company Owned Intellectual Property, free and clear of any Liens (other than Permitted Encumbrances) or claims of others and (ii) the Company has taken all necessary actions, including the making of all requisite filings, renewals and payments, to maintain and protect such Company Owned Intellectual Property Rights, except, with respect to clauses (i) and (ii), for such failures to so own or to take such actions which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

          (c)   The Company and each of the Company Subsidiaries own, or have the right, free and clear of all Liens (other than Permitted Encumbrances), to use pursuant to a valid License Agreement, all Intellectual Property necessary for, or used by the Company and the Company Subsidiaries in, the operation of the business in all material respects as it is presently conducted and presently proposed to be conducted.

          (d)   Except as set forth in Section 3.19(d) of the Company Disclosure Letter, there are no claims or suits pending or, to the Knowledge of the Company, threatened, and the Company has not received any notice, claim, charge, complaint or demand alleging that the conduct of the Company or any of the Company Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property of any Third Party or challenging the ownership, use, registration, validity or enforceability of the Intellectual Property owned by or licensed to the Company. To the Knowledge of the Company, the conduct of the Company's and the Company Subsidiaries' business has not and does not infringe, misappropriate or otherwise violate any Intellectual Property of any Third Party. To the Knowledge of the Company, the Intellectual Property owned by or licensed to Company or any of the Company Subsidiaries has not been infringed, misappropriated or otherwise violated by any Third Party.

          (e)   Except as set forth in Section 3.19(e) of the Company Disclosure Letter or as would not reasonably be expected to have a Material Adverse Effect on the Company, (i) the collection, use, maintenance and disclosure of information and data relating to users of any web sites owned or operated by or on behalf of the Company or any of the Company Subsidiaries is in compliance with all applicable privacy policies, terms of use, laws and regulations, and (ii) the consummation of the transactions contemplated by this Agreement will not result in a violation of any such privacy policies, terms of use, laws or regulations relating to any such web sites.

          Section 3.20    Title to Assets.    The Company and each Company Subsidiary have good and valid title to all of their personal properties and assets reflected on the Company's audited balance sheet (including in any related notes thereto) as of April 1, 2004 included in the Company 10-K (the "2004 Balance Sheet") or acquired after April 1, 2004 (other than assets disposed of since April 1, 2004 in the ordinary course of business consistent with past practice), in each case free and clear of all title defects and encumbrances, except for (a) Liens that secure indebtedness that is properly reflected in the 2004 Balance Sheet; (b) Liens for Taxes not yet due or being contested in good faith (provided adequate reserves (in the good faith judgment of management) have been set aside for payment thereof); (c) Liens arising in the ordinary course of business and securing obligations not yet due and payable; and (d) such title defects or encumbrances, if any, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each Company Subsidiary either owns, or has valid leasehold interest in, all material assets and properties necessary for the operation of its business as presently conducted.

          Section 3.21    Brokers.    Except for Goldman, Sachs & Co. and Lazard Frères & Co. LLC, copies of whose engagement agreements have been provided to Parent, there is no investment banker, broker, finder, financial advisor or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of the Company Subsidiaries who might be entitled to any fee in connection with the transactions contemplated by this Agreement.

          Section 3.22    Opinion of Financial Advisor.    The Board of Directors of the Company and the Company Independent Committee have received the opinions of Goldman, Sachs & Co. and Lazard Frères & Co. LLC, respectively, to the effect that, as of the date hereof, the Common Stock Consideration is fair from a financial point of view to the holders (other than Parent, the Apollo Investors, the holders of Company Class B Stock and their respective Affiliates) of shares of Company Common Stock.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

          Parent and Merger Sub hereby jointly and severally represent and warrant to the Company:

          Section 4.1    Corporate Existence and Power.    Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub is duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of Parent and Merger Sub has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Parent has heretofore made available to the Company true, correct and complete copies of the certificates of incorporation and bylaws of each of Parent and Merger Sub as currently in effect. Neither Parent nor Merger Sub is in violation of any of the terms or provisions of its certificate of incorporation or bylaws, all as currently in effect.

          Section 4.2    Corporate Authorization.

          (a)   The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby are within the corporate powers of Parent and Merger Sub, respectively, and no other proceedings on the part of Parent or Merger Sub are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes a valid and binding agreement of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights, and to general equitable principles.

          (b)   The Board of Directors of Merger Sub has (i) determined that this Agreement and the transactions contemplated hereby (including the Merger) are fair to, and in the best interests of, Parent, as the sole stockholder of Merger Sub, (ii) approved and adopted this Agreement and (iii) recommended to Parent, as the sole stockholder of Merger Sub, that it vote for the adoption of this Agreement. Concurrently with the execution of this Agreement, Parent, as the sole stockholder of Merger Sub, is adopting this Agreement.

          Section 4.3    No Conflict; Required Filings and Consents.

          (a)   The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance by Parent of its obligations hereunder will not, (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.3(b) have been obtained and all filings and notifications described in Section 4.3(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (iii) require any consent or approval under, result in any breach of or any loss of any benefit under, or constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of Parent or any Parent Subsidiary pursuant to, any Contract, Parent Permit or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to (x) have a Material Adverse Effect on Parent or (y) prevent or materially delay the performance of this Agreement by Parent or Merger Sub or the ability of Parent or Merger Sub to take any action necessary to consummate the Merger.

          (b)   The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any domestic or foreign Governmental Entity or any other Person, except (i) under the Exchange Act, the Securities Act, any applicable Blue Sky Law, the rules and regulations of the American Stock Exchange, (ii) under the HSR Act and, if and to the extent necessary, foreign or supranational antitrust and competition Laws, (iii) the filing and recordation of the Certificate of Merger as required by the DGCL and (iv) for such other consents, approvals, authorizations, permits, filings or notifications, the failure of which to make or obtain, would not, individually or in the aggregate, reasonably be expected to (x) have a Material Adverse Effect on Parent or (y) prevent or materially delay the performance of this Agreement by Parent or Merger Sub or the ability of Parent or Merger Sub to take any action necessary to consummate the Merger.

          Section 4.4    Prior Activities.    Each of Parent and Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not, other than in connection with the transactions contemplated hereby (including the Financing), (i) engaged in any business activities, (ii) conducted any operations, (iii) incurred any liabilities or (iv) owned any assets or property.

          Section 4.5    Financing.

          (a)   Parent has delivered to the Company true, correct and complete copies of (i) an executed commitment letter (the "Equity Commitment Letter") pursuant to which J.P. Morgan Partners (BHCA), L.P. and Apollo Investment Fund V, L.P. have committed to provide equity financing to Parent and Merger Sub in an aggregate amount of $785.4 million, (ii) an executed commitment letter (the "Debt Commitment Letter," and together with the Equity Commitment Letter, the "Commitment Letters") from JPMorgan Securities Inc., JPMorgan Chase Bank, Citigroup Global Markets Inc. and Citicorp North America, Inc. (collectively, the "Lenders") pursuant to which, and subject to the terms and conditions thereof, the Lenders have committed to provide Parent and Merger Sub with financing in an aggregate amount of $1,020.0 million (the "Debt Financing," and together with the equity financing referred to in clause (a), the "Financing") and (iii) the Parent Subscription Agreement. The aggregate proceeds of the Financings will be sufficient to pay the full amount of the Merger Consideration, to make other necessary payments by it in connection with the transactions contemplated hereby and to pay all related fees and expenses (the "Required Cash Amount").

          (b)   Each of the Commitment Letters, in the form so delivered, is valid and in full force and effect as of the date of this Agreement. No event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of Parent or Merger Sub under either the Equity Commitment Letter or the Debt Commitment Letter.

ARTICLE V

COVENANTS

        Section 5.1    Conduct of Business by the Company Pending the Closing.    The Company agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.1 of the Company Disclosure Letter or as specifically permitted by any other provision of this Agreement, or unless Parent shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed, the Company shall, and shall cause each Company Subsidiary to, (x) maintain its existence in good standing under applicable Law, (y) subject to the restrictions set forth in this Section 5.1, conduct its operations only in the ordinary and usual course of business consistent with past practice and (z) use its reasonable best efforts to keep available the services of the current officers, key employees, and consultants of the Company and each Company Subsidiary and to preserve the current relationships of the Company and each Company Subsidiary with such of the customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations as is reasonably necessary to preserve substantially intact its business organization. In addition, without limiting the foregoing, except as set forth in Section 5.1 of the Company Disclosure Letter or as contemplated by this Agreement, Company shall not and shall not permit any of the Company Subsidiaries to, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent:

          (a)   amend or propose to amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

          (b)   issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of any shares of capital stock of, the Company or any Company Subsidiary, or securities convertible or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, or any other ownership interest, of the Company or any Company Subsidiary, except that (i) the Company may issue shares of Company Common Stock upon exercise of Company Stock Options outstanding as of the date hereof in accordance with their terms or the vesting of Company Restricted Stock Awards or Company Deferred Stock Units outstanding as of the date hereof in accordance with their terms, (ii) the Company Subsidiaries may issue shares of capital stock to the Company or any wholly owned Company Subsidiary, and (iii) the Company may issue shares of Company Preferred Stock as payment of the Change of Control Distribution in accordance with the terms of the Company Preferred Stock Certificate of Designations;

          (c)   (i) reclassify, combine, split, subdivide or amend the terms of any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, or (ii) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, or other securities;

          (d)   declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock (other

  (i) than dividends or distributions paid by wholly-owned Company Subsidiaries to the Company or to other wholly-owned Company Subsidiaries, (ii) cash dividends paid pursuant to Section 2(a)(3) of the Company Preferred Stock Certificate of Designations or (iii) the Change of Control Distribution);

          (e)   sell, pledge, dispose of (including a disposition on account of Lease termination), transfer, lease, license, abandon, fail to maintain or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, abandonment, failure to maintain or encumbrance of, any material property, rights or assets of the Company or any Company Subsidiary, except (A) sales, pledges, dispositions, transfers, leases, licenses or encumbrances pursuant to existing Contracts disclosed in the Company Disclosure Letter, (B) sales, pledges, dispositions, transfers, leases, licenses or encumbrances of property or assets by the Company or a Company Subsidiary in the ordinary course of business consistent with past practice, or (C) sales or dispositions of inventory and other tangible current assets in the ordinary course of business consistent with past practice;

          (f)    incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person (other than a wholly-owned Company Subsidiary) for borrowed money, except for indebtedness (i) incurred under the Company's existing credit facilities or renewals or refinancings thereof or (ii) in an aggregate principal amount not to exceed $5 million at any time outstanding;

          (g)   engage in any transaction with, or enter into, amend or terminate (except pursuant to its terms) any agreement, arrangement, or understanding with, directly or indirectly, any of the Company's Affiliates, including, without limitation, any transactions, agreements, arrangements or understandings with any Affiliate or other Person covered under Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed under such Item 404 other than such transactions as are disclosed in the Company Disclosure Letter;

          (h)   adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization;

          (i)    acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any person or any division thereof or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice for consideration that is individually not in excess of $10 million, or in the aggregate, not in excess of $15 million, (ii) terminate, cancel or request any material change in, or agree to any material change in, any Company Material Contract other than in the ordinary course of business consistent with past practice, (iii) make or authorize any capital expenditure in excess of the amounts set forth in the Company's budget and financial plan provided to Parent prior to the date hereof, other than capital expenditures that are not, in the aggregate, in excess of $10 million or (iv) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.1(i);

          (j)    except as may be required by contractual commitments with respect to severance or termination pay in existence on the date of this Agreement as disclosed in Section 3.13 of the Company Disclosure Schedule: (i) increase the compensation or benefits payable or to become payable to its directors, officers or employees (except for customary increases in accordance with past practices in salaries or wages of employees of the Company or any Company Subsidiary which are not across-the-board increases); (ii) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any Company Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except to the extent required by applicable Law or the terms of a collective bargaining agreement in existence on the date of this Agreement; or (iii) except as contemplated by Section 2.5, take any affirmative action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company Employee Plan;

          (k)   except for payments made in connection with the extinguishment of Leases in connection with theatre closures in an aggregate amount not to exceed $10 million, (i) pre-pay any long-term debt, except in the ordinary course of business in an amount not to exceed $5 million in the aggregate for the Company and the Company Subsidiaries taken as a whole, or (ii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice and in accordance with their terms;

          (l)    make any change in accounting policies or procedures, other than in the ordinary course of business consistent with past practice or except as required by GAAP or by a Governmental Entity;

          (m)  waive, release, assign, settle or compromise any material claims, or any material litigation or arbitration, except where the amount of any claim waived, released, assigned, settled or compromised, or the amount paid in any settlement or compromise, does not exceed $2.5 million;

          (n)   write up, write down or write off the book value of any assets, except for depreciation, amortization and impairment charges recorded in accordance with GAAP consistently applied;

          (o)   permit any material insurance policy naming the Company or any Company Subsidiary as a beneficiary or a loss payee to be canceled or terminated other than in the ordinary course of business;

          (p)   modify, amend or waive any provision of the Apollo Investment Agreement or the Apollo Standstill Agreement; or

          (q)   take any action that is intended or would reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied;

          (r)   (i) amend any material Tax Returns (unless required by Law); (ii) make or change any material elections relating to Taxes other than elections made or changed in the ordinary course of business or as required by Law; (iii) change any material accounting method relating to Taxes (unless required by GAAP or a change in Law); (iv) enter into any closing agreement relating to Taxes, settle any claim or assessment relating to Taxes or consent to any claim or audit relating to Taxes, in each individual case, involving an amount in controversy greater than $5 million;

          (s)   permit to lapse any registrations or applications for material Intellectual Property owned, licensed, or used by the Company or any Company Subsidiary; or

          (t)    authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

        Section 5.2    Tax Covenant.    Immediately prior to the Closing, the Company shall furnish to Parent and Merger Sub a certification in accordance with Treasury Regulation Section 1.1445-2(c), and otherwise in form and substance reasonably satisfactory to Parent and Merger Sub, certifying that an interest in the Company is not a United States real property interest because the Company is not and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

ARTICLE VI

ADDITIONAL AGREEMENTS

        Section 6.1    Proxy Statement.

        (a)   As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC a proxy statement (together with any amendments thereof or supplements thereto and any other required proxy materials, the "Proxy Statement") relating to the Company Stockholders' Meeting (as defined below) and a Rule 13e-3 Transaction Statement on Schedule 13E-3 (together with any amendments thereof or supplements thereto, the "Schedule 13E-3"); provided, however, that prior to filing the Proxy Statement and the Schedule 13E-3, the Company shall consult with Parent and Merger Sub with respect to such filings and shall afford Parent and Merger Sub reasonable opportunity to comment thereon. Parent shall furnish all information concerning it and Merger Sub and the holders of its capital stock as the Company may reasonably request in connection with the preparation of the Proxy Statement and the Schedule 13E-3. The Company shall promptly notify Parent and Merger Sub of the receipt of comments of the SEC and of any request from the SEC for amendments of, or supplements to, the Proxy Statement or the Schedule 13E-3 or for additional information. The Company (in consultation with Parent and Merger Sub) shall use its reasonable best efforts to respond to the comments of the SEC with respect to the Proxy Statement and the Schedule 13E-3 and to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable after the Proxy Statement shall have been cleared by the SEC. The Company will promptly supply Parent and Merger Sub with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Proxy Statement, the Schedule 13E-3 or the Merger. If at any time prior to the Company Stockholders' Meeting any event should occur which is required by applicable Law to be set forth in an amendment of, or a supplement to, the Proxy Statement or Schedule 13E-3, the Company will prepare and mail such amendment or supplement; provided further that prior to such mailing, the Company shall consult with Parent and Merger Sub with respect to such amendment or supplement and shall afford Parent and Merger Sub reasonable opportunity to comment thereon. Subject to the provisions of Section 6.4, the Company Recommendation, together with a copy of the opinions referred to in Section 3.22, shall be included in the Proxy Statement.

        (b)   The Company represents and warrants that the Proxy Statement and Schedule 13E-3 will, in the case of the Schedule 13E-3, as of the date thereof, the date of any amendment thereto, and as of the time of the Company Stockholders' Meeting, and, in the case of the Proxy Statement, as of the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Company's stockholders and as of the time of the Company Stockholders' Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement and the Schedule 13E-3 will comply as to form in all material respects with the provisions of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any statements made or incorporated by reference in the Proxy Statement or Schedule 13E-3 based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein.

        (c)   Parent and Merger Sub represent and warrant that the information supplied or to be supplied by Parent and Merger Sub in writing for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3 will, in the case of the Schedule 13E-3, as of the date thereof, the date of any amendment thereto, and as of the time of the Company Stockholders' Meeting, and, in the case of the Proxy Statement, as of the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Company's stockholders, and as of the time of the Company Stockholders' Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any statements made or incorporated by reference in the Proxy Statement or Schedule 13E-3 based on information supplied by the Company for inclusion or incorporation by reference therein.

        Section 6.2    Company Stockholders' Meeting.    The Company shall duly call and hold a meeting of its stockholders (the "Company Stockholders' Meeting") as promptly as reasonably practicable, in compliance with applicable Law, following the mailing of the Proxy Statement, for the purpose of voting upon the adoption of this Agreement and the Merger and any other matters the Company reasonably determines to be necessary or appropriate. In connection with the Company Stockholders' Meeting and the transactions contemplated hereby, the Company will (i) subject to Section 6.4, use its reasonable best efforts to obtain the Company Stockholder Approval, and (ii) otherwise comply with all legal requirements applicable to the Company Stockholders' Meeting.

        Section 6.3    Access to Information; Confidentiality.

        (a)   From the date of this Agreement to the Effective Time, the Company shall, and shall cause each of the Company Subsidiaries and each of their respective officers, directors, employees, attorneys, accountants, advisors, representatives and agents (collectively, "Representatives") to, (i) provide to Parent and Merger Sub and their respective Representatives access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities (including each theatre premises) of the Company and the Company Subsidiaries and to the books and records thereof, and (ii) subject to applicable Laws relating to the exchange of information, furnish promptly such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of itself and its Subsidiaries as the other party and its Representatives may reasonably request. No investigation conducted pursuant to this Section 6.3(a) shall affect or be deemed to modify or limit any representation or warranty made in this Agreement. Such access shall afford Parent the opportunity, outside of the Company's normal hours of operation, to conduct visual inspections, take measurements, make surveys and perform any standard "phase I" environmental inspections deemed desirable by Parent.

        (b)   With respect to the data and information disclosed pursuant to this Section 6.3, the parties shall comply with, and shall cause their respective Representatives to comply with, their obligations under the confidentiality agreement, dated May 28, 2004, previously executed by J.P. Morgan Partners, LLC and the Company (the "Confidentiality Agreement").

        Section 6.4    No Solicitation by the Company.

        (a)   From the date of this Agreement until the Effective Time, the Company shall not, and shall cause its Subsidiaries and its and their respective Representatives not to, and shall use its reasonable best efforts to ensure that their respective Affiliates and Representatives thereof do not, directly or indirectly through another Person, (i) solicit, initiate or knowingly encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations with, or disclose or provide any non-public information or data relating to the Company or the Company Subsidiaries to, or otherwise afford access to the properties, books or records of the Company or the Company Subsidiaries to, any Third Party or any Representatives thereof with respect to any Acquisition Proposal or (iii) enter into any agreement or agreement in principle with any Third Party with respect to an Acquisition Proposal or Company Alternative Transaction; provided, however, that, at any time prior to obtaining the Company Stockholder Approval, the Company and its Representatives may take any action described in clause (ii) of this subsection (a) in response to any Person that has made a bona fide unsolicited written Acquisition Proposal after the date hereof if, but only if, (A) such written

Acquisition Proposal did not result from a breach of this Section 6.4 and the Company has fully complied with its obligations under this Section 6.4, (B) such Third Party has entered into a confidentiality agreement with the Company on terms that are no less favorable to the Company than the Confidentiality Agreement, (C) the Company Independent Committee or the Board of Directors of the Company (as applicable) has reasonably determined in good faith, after consultation with outside legal counsel, that the failure to take any such action would be inconsistent with its fiduciary duties to the Company's stockholders under applicable Law and (D) prior to, or substantially concurrent with, disclosing or providing any such non-public information, the Company shall (to the extent it has not already done so) disclose or provide all such information to Parent. Upon execution of this Agreement, the Company shall, and shall cause its Representatives, and shall use its reasonable best efforts to cause its and their Affiliates and their respective Representatives, to, cease immediately and cause to be terminated any and all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal.

        (b)   The Company shall promptly (and in no event later than 24 hours after receipt thereof) advise Parent, telephonically and in writing, of the Company's receipt of any Acquisition Proposal or any proposal, inquiry or request related to, or that could reasonably be expected to lead to, or that contemplates the possibility of, any Acquisition Proposal. The Company shall promptly (and in no event later than 24 hours after receipt thereof) provide Parent, in writing, with the terms and conditions of any such Acquisition Proposal, or such proposal, inquiry or request and the identity of the Person making the same. Immediately upon determination by the Company Independent Committee or the Board of Directors of the Company (as applicable) that an Acquisition Proposal constitutes a Superior Proposal, the Company shall deliver to Parent a written notice ("Notice of Superior Proposal") advising Parent that the Company Independent Committee or the Board of Directors of the Company (as applicable) has so determined, specifying the terms and conditions of such Superior Proposal and the identity of the Person making such Superior Proposal and providing Parent with a copy of the Superior Proposal.

        (c)   Each of the Company Independent Committee and the Board of Directors of the Company (as applicable) has adopted a resolution declaring advisable and recommending adoption of this Agreement by the Company's stockholders (the "Company Recommendation"). Neither the Company Independent Committee nor the Board of Directors of the Company (as applicable) shall (i) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Parent, the Company Recommendation, (ii) approve or recommend, or propose publicly to approve or recommend, any Company Alternative Transaction or (iii) enter into (or cause the Company or any Company Subsidiary to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (A) related to any Company Alternative Transaction (other than a customary confidentiality agreement entered into in accordance with the provisions of Section 6.4(a)) or (B) requiring the Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement. Notwithstanding the foregoing, in the event that prior to obtaining the Company Stockholder Approval, the Company Independent Committee or the Board of Directors of the Company (as applicable) determines in good faith, after consultation with outside counsel, that the failure to do so would be inconsistent with its fiduciary duties to the Company's stockholders under applicable Law, (i) the Company Independent Committee or the Board of Directors of Company (as applicable) may withdraw, qualify or modify in a manner adverse to Parent the Company Recommendation or approve or recommend to the stockholders of the Company a Superior Proposal (a "Company Subsequent Determination"), (ii) the Company may terminate this Agreement pursuant to Section 8.1(e) and/or (iii) the Board of Directors of the Company may enter into (or cause the Company or any Company Subsidiary to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement related to a Superior Proposal; provided that concurrently with entering into any such letter of intent, agreement in principle, acquisition agreement or other agreement (other than a customary confidentiality agreement) related to a Superior Proposal the Company shall terminate this Agreement pursuant to Section 8.1(e) and pay the Expense Coverage Fee in accordance with Section 8.2(b).

        (d)   Nothing contained in this Section 6.4 shall prohibit the Company (i) from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act; provided that disclosures under this sentence shall not be a basis, in themselves, for Parent or the Company to terminate this Agreement pursuant to Section 8.1(d) or (e) or (ii) from making any disclosure to its stockholders if the Company Independent Committee or the Board of Directors of the Company (as applicable) has reasonably determined in good faith, after consultation with outside legal counsel, that the failure to do so would be inconsistent with applicable Law.

        Section 6.5    Appropriate Action; Consents; Filings.

        (a)   Parent and the Company shall each use their reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, (ii) obtain any third party consents necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (iii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required (A) to be obtained or made by Parent, the Company or any of their respective Subsidiaries, and (B) to avoid any action or proceeding by any Governmental Entity (including, without limitation, those in connection with the HSR Act and antitrust and competition Laws of any other applicable jurisdiction), in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including the Merger, and (iv) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities Laws, (B) the HSR Act and antitrust and competition Laws of any other applicable jurisdiction and (C) any other applicable Law. Parent and the Company shall cooperate with each other in connection with the making of all filings or submissions referenced in the preceding sentence (including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any Governmental Entity with respect to any such filing or submission. Parent and the Company shall have the right to review in advance, and each shall consult the other on, all the information relating to Parent and its Subsidiaries, or the Company and its Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any Third Party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. Each of Parent and the Company shall promptly notify and provide a copy to the other party of any written communication received from any Governmental Entity with respect to any filing or submission or with respect to the Merger and the other transactions contemplated by this Agreement. Each of Parent and the Company shall give the other reasonable prior notice of any communication with, and any proposed understanding, undertaking or agreement with, any Governmental Entity regarding any such filing or any such transaction. In the event that either party shall fail to obtain any non-governmental Third Party consent described in clause (ii) of this Section 6.5(a), such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon the Company and Parent, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent; provided, however, that nothing in this Section 6.5(a) shall require the expenditure of money by Parent, Merger Sub or the Company in exchange for any such non-governmental Third Party consent.

        (b)   From the date of this Agreement until the Effective Time, each party shall promptly notify the other party in writing of any pending or, to the Knowledge of Parent or the Company, as appropriate, threatened action, suit, arbitration or other proceeding or investigation by any Governmental Entity or any other Person (i) challenging or seeking damages in connection with the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Parent or its Subsidiaries to own or operate all or any portion of the businesses or assets of the Company or its Subsidiaries.

        Section 6.6    Public Announcements.    Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review and make reasonable comment upon, any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable Law or any listing agreement with the American Stock Exchange, will not issue any such press release or make any such public statement prior to such consultation; provided, however, that Parent or the Company may make any public statement in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are not inconsistent with previous press releases, public disclosures or public statements made jointly by Parent and the Company and do not reveal non public information regarding the other parties.

        Section 6.7    Financing.

        (a)    Commercially Reasonable Efforts.    Each of Parent and Merger Sub shall use its commercially reasonable efforts to complete the transactions contemplated by the Commitment Letters in accordance with the Commitment Letters. Without limiting the generality of the foregoing, in the event that Parent has been notified by the Lenders in writing that funds will not be available pursuant to the Debt Commitment Letter so as to enable Parent and Merger Sub to proceed with the Closing in a timely manner, each of Parent and Merger Sub shall use its commercially reasonable efforts to obtain alternative financing ("Alternative Financing") in an amount at least equal to the Required Cash Amount (it being understood that such commercially reasonable efforts would not require Parent to obtain financing that is (i) with respect to the economic terms thereof, on terms less favorable to Parent thereunder than those set forth in the Commitment Letters or the financing arrangements relating thereto, as the case may be or (ii) with respect to the non-economic terms thereof, on terms that are not substantially similar to those set forth in the Commitment Letters or the financing arrangements relating thereto, as the case may be) or on terms to which the Company has granted its prior written consent.

        (b)    Amendments.    Parent shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Financing or any Alternative Financing in accordance with Section 6.7(a) and shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, the Commitment Letters or the Parent Subscription Agreement without obtaining the prior written consent of the Company.

        (c)    Cooperation.    From the date of this Agreement until the Effective Time, the Company shall, and shall cause the Company Subsidiaries to, and shall use commercially reasonable efforts to cause their respective Representatives to, provide all cooperation reasonably requested by Parent (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and the Company Subsidiaries) in connection with the arrangement of the Debt Financing, including using commercially reasonable efforts to (i) cause appropriate officers and employees to be available, on a customary basis and upon reasonable notice, to meet with prospective lenders and investors in presentations, meetings, road shows and due diligence sessions, (ii) assist with the preparation of disclosure documents in connection therewith and (iii) use commercially reasonable efforts to cause its independent accountants to provide assistance to Parent, including providing consent to Parent to prepare and use their audit reports and SAS 100 reviews relating to the Company and the

Company Subsidiaries and, at the cost of Parent, to provide any necessary "comfort letters" in connection with the Financing; provided that, notwithstanding the foregoing, no officer or director of the Company shall be required to execute any documents, including without limitation any registration statement to be filed with the SEC, any pledge and security documents or other definitive financing documents. In connection with the Escrow Funding (as such term is defined in the Debt Commitment Letter), the Company shall, at the direction of Parent, provide a letter of credit in an amount sufficient to pay all interest on the escrowed amounts accruing following the Escrow Funding Date in accordance with the Debt Commitment Letter (it being understood that any interest earned on such escrowed amounts during the escrow period shall be remitted to the Company following release of the escrowed amounts).

        Section 6.8    [INTENTIONALLY OMITTED].

        Section 6.9    Employee Matters.

        (a)   Those individuals who are employed by the Company immediately prior to the Effective Time shall, by operation of Law, become employees of the Surviving Corporation as of the Effective Time (each such employee, "Affected Employee"); provided, however that this Section 6.9(a) shall not be construed to limit the ability of the Surviving Corporation to terminate the employment of any Affected Employee at any time.

        (b)   Until April 1, 2005, the coverage and benefits provided to Affected Employees pursuant to employee benefit plans or arrangements maintained by Parent, the Surviving Corporation, or any Parent Subsidiary (other than equity or equity-based compensation plans) shall be, in the aggregate, not less favorable than those provided to such employees immediately prior to the Closing Date.

        (c)   The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, honor all Company Employee Plans in accordance with the terms thereof. Parent and the Company acknowledge and agree that the consummation of the Merger shall be a "change in control" (or "change of control," where applicable) for purposes of the Company Employee Plans listed on Section 6.9(c) of the Company Disclosure Letter.

        (d)   In order to compensate and retain Company Insiders in connection with the Merger, both prior to and after the Effective Time, it is desirable that Company Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act, to the fullest extent permitted by applicable Law in connection with the disposition of shares of Company Common Stock and Company Stock Options in the Merger, and for that compensatory and retentive purpose, the Board of Directors of the Company, or a committee of Non-Employee Directors (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act) thereof, shall adopt a resolution providing that the disposition by Company Insiders of Company Common Stock and Company Stock Options, in each case pursuant to the transactions contemplated by this Agreement, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act. Actions described in this Section 6.9(d) shall be taken in accordance with the interpretative letter, dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

        Section 6.10    Directors' and Officers' Indemnification and Insurance.

        (a)   The Certificate of Incorporation of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification and advancement of expenses for matters occurring prior to the Effective Time than are set forth in the Restated and Amended Certificate of Incorporation of the Company as in effect on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors or officers of the Company or any of its Subsidiaries and each person who serves or served as a director, officer, member, trustee or fiduciary of any trust, pension or other employee benefit plan or enterprise or partnership or joint venture of the Company or any of its Subsidiaries (each, together with such Person's heirs, executives, administrators and Representatives, the "Indemnified Parties"), unless such modification shall be required by Law.

        (b)   Parent and the Surviving Corporation shall maintain or cause to be maintained in effect for six years from the Effective Time directors' and officers' liability insurance with respect to acts or omissions occurring prior to the Effective Time covering each of the Indemnified Parties, on terms with respect to coverage, amount and advancement of expenses no less favorable than the directors' and officers' liability insurance policies maintained by the Company in effect as of the date hereof; provided, however, that in no event shall the Surviving Corporation or Parent be required to expend pursuant to this Section 6.10(b) for any annual premium more than 250% of the current annual premium paid by the Company for its directors' and officers' liability insurance policies in effect as of the date hereof (which such current annual premium is set forth in Section 6.10(b) of the Company Disclosure Letter); provided further, however, that, if the amount of the annual premium necessary to maintain or procure such insurance coverage exceeds such maximum amount, the Surviving Corporation shall maintain or procure, for such six-year period, directors' and officers' insurance providing (to the Knowledge of the Surviving Corporation at the time such insurance is procured, and after inquiry of its insurance broker) the greatest coverage then available for an annual premium equal to that maximum amount. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies have been obtained prior to the Effective Time from an insurer or insurers which have an insurer financial strength rating by A.M. Best Co. of at least "A", which policies provide the Indemnified Parties with coverage, from the Effective Time to the sixth anniversary of the Effective Time, with respect to claims arising from facts or events that occurred on or before the Effective Time, including, without limitation, in respect of the transactions contemplated by this Agreement, on terms with respect to coverage, amount and advancement of expenses no less favorable than the directors' and officers' liability insurance policies maintained by the Company in effect as of the date hereof. If such prepaid policies have been obtained prior to the Effective Time, Parent shall, and shall cause the Surviving Corporation to, maintain such policies in full force and effect, and continue to honor the obligations thereunder.

        (c)   In addition to the other rights provided for in this Section 6.10 and not in limitation thereof (but without in any way limiting or modifying the obligations of any insurance carrier contemplated by Section 6.10(b)), for six years from and after the Effective Time, Parent and the Surviving Corporation each shall jointly and severally and to the fullest extent permitted by applicable Law indemnify and hold harmless (and release from any liability to the Surviving Corporation or any of their respective Subsidiaries), the Indemnified Parties against all reasonable expenses (including reasonable fees and expenses of counsel), and all losses, claims, damages, judgments or amounts paid in settlement (collectively, "Losses") in respect of any threatened, pending or completed claim, action suit or proceeding, whether criminal, civil, administrative or investigative, based on, or arising out of or relating to the fact that such Person is or was a director, officer, member, trustee or fiduciary of the Company or of any of its current or former Subsidiaries or any trust, pension or other employee benefit plan or enterprise or partnership or joint venture of the Company or any of its current or former Subsidiaries or arising out of acts or omissions occurring on or prior to the Effective Time (including, without limitation, in respect of acts or omissions in connection with this Agreement and the transactions contemplated hereby) (collectively, an "Indemnifiable Claim"); provided, that the Surviving Corporation shall not be responsible for any amounts paid in settlement of any Indemnifiable Claim without the consent of Parent and the Surviving Corporation, which consent shall not be unreasonably withheld. The Surviving Corporation shall advance all reasonable expenses (including reasonable fees and expenses of counsel) incurred by or on behalf of an Indemnified Party in connection with an Indemnifiable Claim within 10 days after receipt by it of a statement or statements from such Indemnified Party requesting such advance or advances from time to time, provided that prior thereto the Indemnified Party provides to the Surviving Corporation an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification from the Surviving Corporation. In the event any Indemnifiable Claim is asserted or made within such six-year period, all rights to indemnification shall continue until such claim is finally disposed of or all judgments, orders, decrees or other rulings in connection with such claim are fully satisfied. Parent and the Surviving Corporation shall reasonably cooperate with the Indemnified Party in the defense of any action which is, or may result in, an Indemnifiable Claim.

        (d)   Parent and the Surviving Corporation shall be jointly and severally liable to pay all reasonable expenses, including reasonable attorney's fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 6.10. The obligations of Parent and the Surviving Corporation under this Section 6.10 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party without the consent of such Indemnified Party and shall survive the consummation of the Merger, it being expressly agreed that the Indemnified Parties to whom this Section 6.10 applies shall be third party beneficiaries of this Section 6.10.

        (e)   In the event that Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in either such case, proper provision shall be made so that the successors and assigns of Parent, the Surviving Corporation or any of their respective successors or assigns, as the case may be, shall assume the obligations set forth in this Section 6.10.

        Section 6.11    Certain Notices.    From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party hereto of (a) the occurrence, or non-occurrence, of any event that would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied or (b) the failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would reasonably be expected to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.11 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

        Section 6.12    Solvency Matters.    From the date of this Agreement until the Effective Time, Parent and the Company shall cooperate and each use their commercially reasonable efforts to obtain an opinion from an independent expert of nationally recognized reputation, addressed to the respective boards of directors of each of Parent and the Company and to the Company Independent Committee, supporting the conclusion that, after giving effect to all of the transactions contemplated by this Agreement, including without limitation the Financings, any Alternative Financing and the payment of the Required Cash Amount, each of Parent and the Surviving Corporation will be Solvent (or the equivalent thereof, as determined in the reasonable discretion of Parent and the Company)(such opinion, the "Solvency Opinion"). Without limiting the generality of the foregoing, each of Parent and the Company shall use their respective commercially reasonable efforts to (i) make available their respective officers, agents and other Representatives on a customary basis and upon reasonable notice and (ii) provide or make available such information concerning the business, properties, Contracts, assets and liabilities of the Company as may reasonably be requested in connection with delivering such Solvency Opinion.

        Section 6.13    Post-Closing Change of Control Offer.    As soon as practicable following the Effective Time (but in any event within 30 days thereof), Parent shall commence a Change of Control Offer (as defined in the indenture relating to the Company's outstanding 9.5% Senior Subordinated Notes due 2011) in order to comply with the Company's obligations with respect to such notes as contained in such indenture, or shall take such other actions as will satisfy in full the Company's obligations under such indenture with respect thereto.

        Section 6.14    Enforcement of Voting Agreements.    The Company hereby agrees that it shall enforce its rights under the Apollo Consent and the Trust Voting Agreement, and shall not, without the prior written consent of Parent, amend, modify or waive any of its rights or grant any consent thereunder, or terminate or enter into any agreement with such other party thereto which is inconsistent with the terms and subject matter of either such agreement, in each case without the prior written consent of Parent. Without limiting the foregoing, the Company shall, if directed by Parent following a breach by any party to the Apollo Consent or the Trust Voting Agreement, use its reasonable efforts to seek a judicial or governmental order requiring specific performance by the breaching party. Expenses incurred by the Company pursuant to the immediately preceding sentence (i) with respect to enforcement of the Trust Voting Agreement, shall be borne by Parent and (ii) with respect to enforcement of the Apollo Consent, shall be shared equally by Parent and the Company. Company shall promptly provide Parent with a copy of any notice delivered pursuant to Section 5.4 of the Trust Voting Agreement or Section 6.4 of the Apollo Consent Agreement.

ARTICLE VII

CLOSING CONDITIONS

        Section 7.1    Conditions to Obligations of Each Party under this Agreement.    The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

          (a)    Stockholder Approval.    The Company Stockholder Approval shall have been obtained.

          (b)    No Order.    No Governmental Entity, nor any federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment or injunction or order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger.

          (c)    Regulatory Approvals.    The applicable waiting periods, together with any extensions thereof, under the HSR Act and the antitrust and competition laws of the jurisdictions set forth in Section 7.1 of the Company Disclosure Letter shall have expired or been terminated.

          (d)    Solvency Opinion.    Each of Parent, the Company and the Company Independent Committee shall have received the Solvency Opinion, as to which they will each be addressees.

        Section 7.2    Additional Conditions to Obligations of Parent and Merger Sub.    The obligations of Parent and Merger Sub to effect the Merger and the other transactions contemplated herein are also subject to the following conditions:

          (a)    Representations and Warranties.    Except as set forth in the following sentence, the representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) at and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The representations and warranties of the Company contained in Section 3.1, Section 3.2, Section 3.3, Section 3.8(a) and Section 3.21 shall be true and correct in all respects at and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date. Parent shall have received a certificate signed by an executive officer of the Company to the foregoing effect.

          (b)    Agreements and Covenants.    The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Parent shall have received a certificate signed by an executive officer of the Company to the foregoing effect.

          (c)    Apollo Consent.    The Apollo Consent shall be in full force and effect.

          (d)    Financing.    The Debt Financing shall have been obtained by Parent and Merger Sub on the terms and conditions set forth in the Commitment Letters, or alternative financing as provided in Section 6.7(a) of this Agreement shall have been obtained by Parent and Merger Sub; provided that this condition shall be deemed satisfied in the event that the Debt Financing is not available because either of Parent or Merger Sub is in material breach of Section 4.5 or 6.7 of this Agreement.

          (e)    Appraisal Rights.    The aggregate number of shares of Company Common Stock immediately prior to the Effective Time, the holders of which have demanded and perfected their demands for appraisal of their shares from the Company in accordance with the provisions of Section 262 of the DGCL, shall not exceed 10% of the sum of (i) the total number of shares of Company Common Stock outstanding as of the record date for the Company Stockholders' Meeting plus (ii) the total number of shares of Company Common Stock issuable upon conversion of the Company Preferred Stock outstanding as of the record date for the Company Stockholders' Meeting plus (iii) the total number of shares of Company Common Stock issuable upon conversion of the Company Preferred Stock issuable as the Change of Control Distribution plus (iv) the total number of shares of Class B Stock outstanding as of the record date for the Company Stockholders' Meeting.

          (f)    FIRPTA.    The Company shall have delivered to Parent and Merger Sub the certificate referenced in Section 5.2.

        Section 7.3    Additional Conditions to Obligations of the Company.    The obligation of the Company to effect the Merger and the other transactions contemplated in this Agreement is also subject to the following conditions:

          (a)    Representations and Warranties.    Except as set forth in the following sentence, the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) at and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. The representations and warranties of Parent and Merger Sub contained in Section 4.2 shall be true and correct in all respects at and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date). The Company shall have received a certificate signed by an executive officer of Parent to the foregoing effect.

          (b)    Agreements and Covenants.    Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. The Company shall have received a certificate of an executive officer of Parent to the foregoing effect.

          (c)    Apollo Consent.    The Apollo Consent shall be in full force and effect.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

        Section 8.1    Termination.    This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after adoption of this Agreement and the Merger by the stockholders of the Company:

          (a)   By mutual written consent of Parent and the Company, which consent shall have been approved by action of their respective Boards of Directors;

          (b)   By written notice of either Parent or the Company, if the Merger shall not have been consummated prior to January 31, 2005 (the "Outside Date"); provided, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including such party's obligations under Section 6.5) has been the cause of, or resulted in, the failure of the Merger to occur on or before such date;

          (c)   By written notice of either Parent or the Company, if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and nonappealable (which order, decree, ruling or other action the parties shall have used their reasonable best efforts to resist, resolve or lift, as applicable, subject to Section 6.5);

          (d)   By written notice of Parent, if (i) the Company Independent Committee or the Board of Directors of the Company (as applicable) shall have made a Company Subsequent Determination or (ii) the Company shall have provided written notice to Parent that the Company is concurrently entering into a letter of intent, agreement in principle, acquisition agreement or other agreement related to a Superior Proposal (other than a customary confidentiality agreement);

          (e)   By written notice of the Company, if the Company Independent Committee or the Board of Directors of the Company (as applicable) shall have made a Company Subsequent Determination;

          (f)    By written notice of Parent, if there has been a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement which would result in a failure of a condition set forth in Section 7.2(a) or 7.2(b) and either cannot be cured prior to the Outside Date or is not cured within 15 days after Parent shall have given the Company written notice stating Parent's intention to terminate this Agreement pursuant to this Section 8.1(f) and the basis for such termination; provided, at the time of the delivery of such notice, neither Parent nor Merger Sub shall be in material breach of its obligations under this Agreement;

          (g)   By written notice of the Company, if there has been a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement which would result in a failure of a condition set forth in Section 7.3(a) or 7.3(b) and either cannot be cured prior to the Outside Date or is not cured within 15 days after Company shall have given Parent written notice stating the Company's intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination; provided, at the time of the delivery of such notice, the Company shall not be in material breach of its obligations under this Agreement; or

          (h)   By written notice of either Parent or the Company, if the Company Stockholder Approval shall not have been obtained at the Company Stockholders' Meeting duly convened therefor (or at any adjournment or postponement thereof) at which a quorum is present and the votes to adopt this Agreement and the Merger are taken.

        Section 8.2    Effect of Termination.

        (a)    Limitation on Liability.    In the event of termination of this Agreement by either Parent or the Company as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Company, Merger Sub or Parent or their respective Subsidiaries, officers or directors, except (i) with respect to Sections 6.3(b), 6.6, 8.2, 8.5 and Article IX and (ii) with respect to any liabilities or damages incurred or suffered by the Company as a result of the breach by Parent or Merger Sub of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

        (b)    Expense Reimbursement.    If this Agreement is terminated:

            (i)  by Parent or the Company pursuant to Section 8.1(a), 8.1(b), 8.1(c), 8.1(d), 8.1(e) or 8.1(f), then the Company shall (1) pay to Parent a fee equal to $10 million, which shall be deemed to compensate Parent for its Expenses (the "Expense Coverage Fee") and (2) pay to the Lenders, at the direction of Parent, the Escrow Breakage Expenses;

           (ii)  by Parent or the Company pursuant to Section 8.1(h) and, prior to the time of the Company Stockholders' Meeting, a Company Alternative Transaction shall have been consummated, then the Company shall (1) pay to Parent the Expense Coverage Fee and (2) pay to the Lenders, at the direction of Parent, the Escrow Breakage Expenses; and

          (iii)  by Parent or the Company pursuant to Section 8.1(h) and (A) at any time after the date of this Agreement and before such termination, an Acquisition Proposal shall have been publicly announced or otherwise become publicly known and such Acquisition Proposal shall not have been withdrawn prior to the event giving rise to such right of termination under Section 8.1(h) and (B) within 9 months of such termination, (x) the Company recommends or enters into a definitive agreement with respect to a Company Alternative Transaction relating to such Acquisition Proposal with the party (or an Affiliate of the party) who made such Acquisition Proposal or (y) the Company consummates a transaction that would constitute a Company Alternative Transaction relating to such Acquisition Proposal with the party (or an Affiliate of the party) who made such Acquisition Proposal, then the Company shall (1) pay to Parent the Expense Coverage Fee and (2) pay to the Lenders, at the direction of Parent, the Escrow Breakage Expenses.

        (c)   Payment of the Expense Coverage Fee pursuant to this Section 8.2 shall be paid by wire transfer in immediately available funds to an account designated by Parent no later than two (2) Business Days following the event giving rise to payment of such Expense Coverage Fee; provided, in the case of a termination pursuant to Section 8.1(e), the Expense Coverage Fee shall be payable concurrently with such termination. All payments by the Company of the Escrow Breakage Expenses pursuant to this Section 8.2 shall be due and payable, with respect to the commitment fees, within two (2) business days after the event giving rise to the payment of the Escrow Breakage Expenses and, with respect to the reasonable out-of-pocket expenses of the Lenders, within three (3) business days after submission to the Company of detailed statements therefor. Any payment pursuant to this Section 8.2 shall be the exclusive remedy of the party receiving such payment resulting from the termination of this Agreement.

        (d)    All Payments.    Parent and the Company acknowledge that the agreements contained in this Section 8.2 and Section 8.5 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, neither Parent nor the Company would enter into this Agreement. Accordingly, if either party fails promptly to pay any amount due pursuant to this Section 8.2 or Section 8.5 and, in order to obtain such payment, Parent or the Company, as applicable, commences a suit which results in a judgment against the other party for the amount set forth in this Section 8.2 or Section 8.5, such defaulting party shall pay to the prevailing party its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

        Section 8.3    Amendment.

        (a)   This Agreement may be amended by the parties hereto at any time prior to the Effective Time by action taken by or on behalf of each of the Board of Directors of Parent, the Company Independent Committee and a majority of the directors of the Company who are not affiliated with the Apollo Investors; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made without further stockholder approval which, by Law or in accordance with the rules of the American Stock Exchange, requires further approval by such stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

        (b)   The parties agree that until 10 business days prior to the Company Stockholders' Meeting, the Apollo Investors may request that this Agreement and the other documents delivered in connection herewith be amended, and the parties hereto shall agree to such amendments, to provide for one or more of the Apollo Investors to contribute all or a portion of the Company Common Stock owned by such Apollo Investor immediately prior to the Merger to Parent for equity securities of Parent in lieu of the conversion of such Company Common Stock into cash upon consummation of the Merger (with each share of such contributed Company Common Stock valued at the Common Stock Consideration) if such amendments would not (x) result in a decrease in the price per share to be received in the Merger by the holders of Company Capital Stock (other than the Apollo Investors in respect of the contributed securities), (y) result in an increase in the aggregate consideration to be invested by J.P. Morgan Partners (BHCA), L.P. in Parent pursuant to the Equity Commitment Letter and the Parent Investment Agreement, or (z) impede or delay the consummation of the Merger. Any such amendments shall provide that the Company Common Stock held by Parent shall not be affected by the Merger and shall remain outstanding as Common Stock of the Surviving Corporation except as may be adjusted in the Merger to maintain relative ownership percentages.

        Section 8.4    Waiver.    At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (c) waive compliance by the other party with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by the stockholders of the Company, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which, by Law or in accordance with the rules of the American Stock Exchange, requires further approval by such stockholders. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any waiver granted by the Company pursuant to this Section 8.4 will be given and effective only upon approval of the Company Independent Committee and a majority of the directors of the Company who are not affiliated with the Apollo Investors.

        Section 8.5    Fees and Expenses.    All Expenses incurred by the parties hereto shall be borne solely by the party which has incurred the same; provided, however, that (i) all filing fees required in connection with the filing of Premerger Notifications under the HSR Act and any filings under antitrust and competition Laws of any other applicable jurisdiction shall be borne solely by the Company and (ii) all expenses incurred pursuant to Section 6.14 shall be borne by the parties as set forth therein, in each case whether or not the Merger is consummated.

ARTICLE IX

GENERAL PROVISIONS

        Section 9.1    Non-Survival of Representations and Warranties.    None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

        Section 9.2    Notices.    Any notices or other communications required or permitted under, or otherwise in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered in Person or upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand delivery on the next Business Day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next Business Day if transmitted by national overnight courier, in each case as follows:

  (a)
  If to the Company, addressed to it at:

AMC Entertainment Inc. 920 Main Street Kansas City, MO 64105
Fax:	(816) 480 4617
Attn:	Kevin M. Connor
with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036
Fax:	(212) 735-2000
Attn:	Eileen T. Nugent Howard L. Ellin
If to Parent or Merger Sub, addressed to it at:
Marquee Holdings Inc. c/o J.P. Morgan Partners (BHCA), L.P. 1221 Avenue of the Americas 39th Floor New York, New York 10020-1080
Fax:	(212) 899-3511
Attn:	Michael Hannon Stephen Murray
with a copy to:
Latham & Watkins LLP 885 Third Avenue New York, NY 10022
Fax:	(212) 751-4864
Attn:	Samuel A. Fishman David M. Schwartzbaum

and
Apollo Management, L.P. 9 West 57th Street 43rd Floor New York, NY 10019
Fax:	(212) 515-3251
Attn:	Marc Rowan
With a copy to:
Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019
Fax:	(212) 403-1000
Attn:	Daniel A. Neff David C. Karp

        Section 9.3    Certain Definitions.    For purposes of this Agreement, the term:

          "Acquisition Proposal" means any inquiry, offer or proposal from any Third Party (whether or not in writing) relating to, or that could reasonably be expected to lead to, a Company Alternative Transaction.

          "Affiliate" of a specified person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified (it being understood that the Trust, the Apollo Investors and their respective Affiliates shall not be deemed to be Affiliates of the Company for purposes of this definition).

          "Apollo Investment Agreement" means that certain Investment Agreement, dated April 19, 2001, by and among certain Apollo Investors named therein and the Company.

          "Apollo Investors" means Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., Apollo Investment Fund V, L.P., Apollo Overseas Partners V, L.P., AP Entertainment LLC, Apollo Netherlands Partners V (A), L.P., Apollo Netherlands Partners V (B), L.P., Apollo German Partners V GmbH & Co. KG, Apollo Management IV, L.P. and Apollo Management V, L.P.

          "Apollo Standstill Agreement" means that certain Standstill Agreement, dated April 19, 2001, by and among certain Apollo Investors named therein and the Company.

          "beneficial ownership" (and related terms such as "beneficially owned" or "beneficial owner") has the meaning set forth in Rule 13d-3 under the Exchange Act.

          "Business Day" means any day on which banks are not required or authorized to close in the City of New York.

          "Company Alternative Transaction" means any (i) transaction or series of transactions pursuant to which any Third Party acquires or would acquire, directly or indirectly, beneficial ownership of either (x) more than 50% of the outstanding shares of any class of the Company or (y) more than 20% of the aggregate outstanding voting power of the Company, whether from the Company or its stockholders pursuant to a tender offer, exchange offer or otherwise, (ii) any acquisition or proposed acquisition of the Company or any of its Significant Subsidiaries by a stock purchase, merger, consolidation, recapitalization, business combination, share exchange, liquidation, dissolution or similar transaction (including any so-called "merger of equals" and whether or not Company or any of its Significant Subsidiaries is the entity surviving any such merger or business combination), (iii) any other transaction pursuant to which any Third Party acquires or would acquire, directly or indirectly, assets or control of assets (including for this purpose the outstanding equity securities of the Company Subsidiaries and any entity surviving any merger or business combination involving any of them) of the Company or any of the Company Subsidiaries, as appropriate, for consideration with a fair market value equal to 20% or more of the aggregate market value of all of the outstanding shares of Company Capital Stock on the date prior to the date hereof or (iv) any combination of the foregoing.

          "Company Capital Stock" means the Company Common Stock, the Company Class B Stock and the Company Preferred Stock.

          "Company Deferred Cash Award" means any Company deferred cash award granted pursuant to the Company Stock Option Plans.

          "Company Deferred Stock Unit" means any deferred stock unit granted pursuant to the Company Stock Option Plans.

          "Company Disclosure Letter" means the disclosure letter delivered by the Company to Parent and Merger Sub concurrently with the execution of this Agreement.

          "Company Employee Plans" means and includes: each material employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right or other stock-based incentive, severance, change-in-control, or termination pay, hospitalization or other medical, disability, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement and each other material employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by Company or any of its Subsidiaries, or by any trade or business, whether or not incorporated (a "Company ERISA Affiliate"), that together with Company or any of its Subsidiaries would be deemed a "single employer" within the meaning of Section 4001(b)(1) of ERISA, for the benefit of any current or former employee or director of Company, or any of its Subsidiaries or any Company ERISA Affiliate, whether formal or informal and whether legally binding or not.

          "Company Insiders" means those officers and directors of Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act.

          "Company Preferred Stock Certificate of Designations" means that certain Certificate of Designations of Series A Convertible Preferred Stock and Series B Exchangeable Preferred Stock of AMC Entertainment Inc., dated as of April 19, 2001.

          "Company Restricted Stock Award" means each restricted share of Company Common Stock granted pursuant to a Company Stock Option Plan.

          "Company Stock Option" means any option to purchase Company Common Stock.

          "Company Stock Option Plans" means the 1994 Stock Option and Incentive Plan, the 1999 Stock Option and Incentive Plan, the 1999 Stock Option Plan for Outside Directors, the 2003 Long-Term Incentive Plan and any other plan, agreement or arrangement pursuant to which Company Stock Options or other equity-based awards have been issued as of the Effective Time.

          "Contract" means any agreement, contract, lease (including each Lease and each Space Lease), power of attorney, note, loan, evidence of indebtedness, purchase order, letter of credit, settlement agreement, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation, commitment, understanding, policy, purchase and sales order, quotation and other executory commitment, whether oral or written, express or implied.

          "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of securities or as trustee or executor, by Contract or credit arrangement or otherwise.

          "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any Person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (x) the presence, or release into the environment, of any Hazardous Material at any location, whether or not owned or operated by such Person or any of its Subsidiaries or (y) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          "Environmental Laws" means all federal, interstate, state, local and foreign laws and regulations relating to pollution or protection of the environment, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Materials.

          "Environmental Permits" means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Escrow Breakage Expenses" means (i) commitment fees payable to the Lenders, up to a maximum of $6.25 million (which is the commitment fee in respect of the "Backstop Notes," as such term is defined in the Debt Commitment Letter) and (ii) all reasonable documented out-of-pocket expenses of the Lenders and their Affiliates, including all reasonable due diligence expenses, syndicating expenses, fees and expenses of consultants, travel expenses and reasonable fees, charges and disbursements of Weil Gotshal Manges LLP and necessary local counsel, incurred in connection with the Debt Commitment Letter and the financing documents contemplated thereby, up to an aggregate of $5 million.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Expenses" includes all reasonable and documented out-of-pocket expenses (including, without limitation, all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, other than Escrow Breakage Expenses.

          "GAAP" means generally accepted accounting principles as applied in the United States.

          "group" is defined as in the Exchange Act, except where the context otherwise requires.

          "Hazardous Materials" means (A) any petroleum, petroleum products, byproducts or breakdown products, radioactive materials, asbestos, asbestos-containing materials, mold, or polychlorinated biphenyls or (B) any chemical, material, waste, or other substance defined, listed or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

          "Intellectual Property" means all inventions and designs (whether patentable or unpatentable and whether or not reduced to practice), and all United States and foreign patents, patent applications and invention disclosures ("Patents"); all trademarks, service marks, brand names, trade names, Internet domain names, logos and corporate names, together with all goodwill related to the foregoing, and all applications, registrations and renewals in connection with the foregoing ("Trademarks"); all copyrights (registered and unregistered), works of authorship of any type, and all registrations, renewals and applications for copyright ("Copyrights"); all rights of publicity, technology, trade secrets, know-how and other confidential information; all computer programs, including source code and object code, databases and compilations, technology supporting and content contained on any owned or operated Internet or intranet site, and all documentation relating to any of the foregoing ("Software"); and any license or other right granted to or by a Third Party relating to any of the foregoing ("License Agreements").

          "IRS" means the Internal Revenue Service.

          "Knowledge" of any Person which is not an individual means, with respect to any specific matter, the actual knowledge of such Person's executive officers and any other officer having primary responsibility for such matter.

          "Law" means foreign or domestic law (including common law), statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding.

          "Lien" means any pledge, claim, lien, charge, easement, servitude, restrictive covenant, option, right of first refusal, transfer restriction, security interest, mortgage or encumbrance of any kind.

          "Material Adverse Effect" means, with respect to any Person, any change, event, fact, development, effect, condition or occurrence that, has been or would reasonably be expected to be materially adverse to the condition (financial or otherwise), assets, liabilities, properties, business or results of operations of such Person and its Subsidiaries, taken as a whole, other than any change, event, fact, development, effect, condition or occurrence resulting from, or relating to (i) the U.S. economy or financial markets in general, (ii) the theatrical exhibition industry in general and not specifically relating to (or having a materially disproportionate effect (relative to the effect on other Persons operating in such industry) on) such Person and its Subsidiaries, taken as a whole (excluding for purposes of this clause (ii) any change, event, fact, development, effect, condition or occurrence resulting from or relating to a worsening of current conditions due to an act of terrorism in a theatre in North America or in any theatre owned or operated by the Company) or (iii) the execution of this Agreement, the public announcement thereof or any transaction contemplated hereby.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Permitted Encumbrances" means (a) zoning and planning restrictions, easements, permits and other restrictions or limitations of public record affecting the use of such properties; provided, that individually and in the aggregate, such restrictions, easements and permits are not violated by the as-built Improvements, occupancy and use of the relevant Company Real Property on the date hereof and do not materially impair the use of such properties as motion picture theatres or for such other purposes as such properties are currently being used; (b) Liens arising in the ordinary course of business and securing obligations not yet due and payable; (c) Liens for Taxes not yet due or being contested in good faith, provided adequate reserves (based on good faith estimates of management) have been set aside for the payment thereof; and (d) other encumbrances that individually and in the aggregate neither detract materially from the value of the affected Company Real Property nor materially impair the ability of the owner to obtain financing by using such assets as collateral.

          "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group.

          "Release" means and includes any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping or disposing into the environment or the workplace of any Hazardous Substance, and otherwise as defined in any Environment Law.

          "SEC" means the United States Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Significant Subsidiary" has the meaning set forth in Rule 1-02 of Regulation S-X.

          "Significant Theatre Properties" means the top 70 theatre properties of the Company ranked in terms of gross revenues (calculated in accordance with GAAP consistently applied) for the twelve months ended July 1, 2004.

          "Solvent" when used with respect to any Person means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are generally determined in accordance with applicable federal laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "Subsidiary" or "Subsidiaries" of any Person or any other Person means any corporation, partnership, joint venture or other legal entity of which such Person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

          "Superior Proposal" means any proposal (on its most recently amended or modified terms, if amended or modified) made by a Third Party to enter into a Company Alternative Transaction on terms that the Company Independent Committee or the Board of Directors of the Company (as applicable) determines in its good faith judgment, after consultation with outside legal counsel and a financial advisor of nationally recognized reputation, would result in a transaction, if consummated, more favorable to the Company's stockholders, from a financial point of view, than the Merger and the transactions contemplated by this Agreement, taking into account all relevant factors, including, in the good faith judgment of the Company Independent Committee or the Board of Directors of the Company (as applicable), the likelihood that such transaction will be consummated (taking into account, among other things it deems appropriate, the Third Party's ability to finance the transaction and any antitrust risk associated with the transaction).

          "Taxes" means all taxes, levies or other like assessments, charges or fees (including estimated taxes, charges and fees), including, without limitation, income, corporation, advance corporation, gross receipts, transfer, excise, property, sales, use, value-added, license, payroll, withholding, social security and franchise or other governmental taxes or charges, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof, and including any liability for any of the foregoing items of another Person pursuant to Treasury Regulation Section 1.1502-6 or any similar or analogous provision of applicable law or otherwise (as transferor or successor, by contract or otherwise) and such term shall include any interest, penalties or additions to tax attributable to such taxes.

          "Tax Return" means any report, return, statement, declaration or other written information required to be supplied to a taxing or other governmental authority in connection with Taxes.

          "Third Party" means any Person or group of Persons (other than Parent and its Affiliates, it being understood that the Apollo Investors and the Trust and their respective Affiliates are and shall be deemed a Third Party within the meaning of this definition).

          "Treasury Regulations" means the United States Treasury regulations promulgated under the Code.

          "Trust" means the Durwood Voting Trust established pursuant to the 1992 Durwood, Inc. Voting Trust Agreement dated December 12, 1992, as amended and restated as of August 12, 1997.

          "WARN Act" means the Worker Adjustment and Retraining Notification Act of 1988, as amended.

        Section 9.4    Headings.    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 9.5    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

        Section 9.6    Entire Agreement.    This Agreement (together with the Exhibits, Company and Parent Disclosure Letters) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

        Section 9.7    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any wholly-owned Subsidiary of Parent without the consent of the Company.

        Section 9.8    Parties in Interest.    This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and, except for the provisions of Section 6.10 and 8.3(b), nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        Section 9.9    Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

        (a)   This Agreement and the transactions contemplated hereby, and all disputes between the parties under or related to the Agreement or the facts and circumstances leading to its execution, whether in Contract, tort or otherwise, shall be governed by and construed in accordance with the Laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within the State.

        (b)   Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in such court, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in such court, and (d) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.2. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

        (c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.9(c).

        Section 9.10    Specific Performance.    The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedies at Law or in equity.

        Section 9.11    Counterparts.    This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

AMC ENTERTAINMENT INC., a Delaware corporation			MARQUEE HOLDINGS INC., a Delaware corporation
By:	/s/ PETER C. BROWN		By:	/s/ MATTHEW LORI

	Name:	Peter C. Brown		Name:	Matthew Lori
	Title:	Chairman of the Board, Chief Executive Officer and President		Title:	President
MARQUEE INC., a Delaware corporation
By:	/s/ MATTHEW LORI

	Name:	Matthew Lori
	Title:	President

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

APPENDIX B-1

LAZARD	LAZARD FRÈRES & CO. LLC 30 ROCKEFELLER PLAZA NEW YORK, NY 10020 PHONE 212-632-6000 FAX 212-632-6060 www.lazard.com

July 22, 2004

Independent Committee of the Board of Directors
AMC Entertainment Inc.
920 Main Street
Kansas City, Missouri 64105

Dear Members of the Independent Committee of the Board of Directors:

        We understand that AMC Entertainment Inc., a Delaware corporation (the "Company"), Marquee Holdings Inc. ("Parent") and Marquee Inc., a wholly owned subsidiary of Parent ("Merger Sub"), propose to enter into an Agreement and Plan of Merger (the "Agreement"), pursuant to which, among other things, Merger Sub will merge with and into the Company (the "Merger"). In connection with the Merger, (i) each share of common stock, par value $0.66 2/3 per share, of the Company (the "Company Common Stock"), other than shares held in treasury, will be converted into the right to receive $19.50 in cash (the "Common Stock Consideration"), (ii) each share of Class B Stock, par value $0.66 2/3 per share, of the Company (the "Company Class B Stock") will be converted into the right to receive $19.50 in cash, (iii) the holders of preferred stock, par value $0.66 2/3 per share, of the Company (the "Company Preferred Stock"), will receive a one time change of control payment-in-kind distribution (the "PIK Distribution") of additional shares of Company Preferred Stock, which you have advised us is being paid in accordance with Section 2(a)(5) of the Certificate of Designations of Series A Convertible Preferred Stock and Series B Exchangeable Preferred Stock of the Company and (iv) after giving effect to the PIK Distribution, each share of Company Preferred Stock, other than shares held in treasury or owned of record by Parent or Merger Sub, will be converted into the right to receive $2,727.27 in cash. You have also advised us that Apollo Management, L.P. (or one of its affiliates) has entered into an arrangement to acquire 49.9% (not taking into account potential equity participation by the Company's management) of the new company formed by the Merger (the "Apollo Reinvestment").

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of the Company Common Stock (other than Parent, Merger Sub, Apollo Management, L.P., holders of Company Class B Stock, any persons or entities who will, upon consummation of the Merger, be direct or indirect holders of interests in Parent, Merger Sub or the new company formed by the Merger and affiliates of any of the foregoing) of the Common Stock Consideration. In connection with this opinion, we have:

  (i)
  Reviewed the financial terms and conditions contained in a draft of the Agreement, dated July 22, 2004, which you have provided to us;

  (ii)
  Analyzed certain historical business and financial information relating to the Company;

  (iii)
  Reviewed various financial forecasts and other data provided to us by the Company relating to the Company's business;

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  (iv)
  Held discussions with members of the senior management of the Company with respect to the business and prospects of the Company;

  (v)
  Reviewed public information with respect to certain other companies in lines of business we believe to be generally comparable to the business of the Company;

  (vi)
  Reviewed the historical stock prices and trading volumes of the Company's common stock; and

  (vii)
  Conducted such other financial studies, analyses and investigations as we deemed appropriate.

        We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company or concerning the solvency or fair value of the Company. With respect to financial forecasts and other information and data provided to or otherwise reviewed by us, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company. We assume no responsibility for and express no view as to such forecasts or other information or data or the assumptions on which they are based. We were not authorized to contact, and we did not contact, any other party regarding a potential transaction with the Company, nor were we requested to consider, and our opinion does not address, the relative merits of the Merger as compared to any other transaction in which the Company might engage. Our opinion is limited to the fairness, from a financial point of view, of the Common Stock Consideration to the holders of the Company Common Stock (other than Parent, Merger Sub, Apollo Management, L.P., holders of Company Class B Stock, any persons or entities who will, upon consummation of the Merger, be direct or indirect holders of interests in Parent, Merger Sub or the new company formed by the Merger and affiliates of any of the foregoing) and we express no opinion as to the fairness of the consideration to be received by any other holders of capital stock of the Company, the fairness of such consideration relative to the consideration to be received by such holders of the Company Common Stock or the underlying decision by the Company to engage in the Merger. We also are not expressing any opinion as to any aspect of the PIK Distribution or the Apollo Reinvestment.

        Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

        In rendering our opinion, we have assumed that the Merger will be consummated on the terms described in the Agreement, without any waiver of any material terms or conditions by the Company and that obtaining the necessary regulatory approvals for the Merger will not have an adverse effect on the Company. You have advised us, and we have assumed, that the final terms of the Agreement will not differ materially from those set forth in the draft reviewed by us.

        Lazard Frères & Co. LLC is acting as investment banker to the Independent Committee of the Board of Directors of the Company in connection with the Merger and we will receive a fee for our services, a portion of which became payable upon delivery of this opinion and a substantial portion of which is payable upon the closing of the Merger. We have in the past provided investment banking services to the Independent Committee of the Board of Directors of the Company for which we have received customary fees. In addition, in the ordinary course of our business, we may actively trade shares of the Company Common Stock and other securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

        We do not express any opinion as to the price at which the Company Common Stock may trade subsequent to the announcement of the Merger.

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        Our engagement and the opinion expressed herein are for the benefit of the Independent Committee of the Board of Directors of the Company and are not on behalf of, and are not intended to confer rights or remedies upon, Parent, Merger Sub, the Company, any stockholders of the Company or any other person. This opinion does not constitute a recommendation to any holder of Company Common Stock to take any action with respect to the Merger. It is understood that this letter may not be disclosed or otherwise referred to without our prior consent, except as may otherwise be required by law or by a court of competent jurisdiction.

        Based on and subject to the foregoing, we are of the opinion that the Common Stock Consideration is fair, from a financial point of view, to the holders of the Company Common Stock (other than Parent, Merger Sub, Apollo Management, L.P., holders of Company Class B Stock, any persons or entities who will, upon consummation of the Merger, be direct or indirect holders of interests in Parent, Merger Sub or the new company formed by the Merger and affiliates of any of the foregoing).

Very truly yours,
LAZARD FRERES & CO. LLC
By /s/ ALBERT H. GARNER

ALBERT H. GARNER
MANAGING DIRECTOR

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APPENDIX B-2

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Tel: 212-902-1000
Fax: 212-902-3000

Goldman Sachs

PERSONAL AND CONFIDENTIAL

July 22, 2004

The Board of Directors
AMC Entertainment Inc.
920 Main Street
Kansas City
Missouri 64105

Gentlemen:

        You have requested our opinion as to the fairness from a financial point of view to the holders (other than Marquee Holdings Inc. ("Parent"), the Apollo Investors, the management holders who have the option to participate in Parent, the holders of Company Class B Stock, par value $0.66 2/3 per share ("Company Class B Stock"), of AMC Entertainment Inc. (the "Company"), and their Affiliates) of the outstanding shares of common stock, par value $0.66 2/3 per share (the "Shares"), of the Company of the $19.50 in cash per Share to be received by such holders pursuant to the Agreement and Plan of Merger, dated as of July 22, 2004 (the "Agreement"), among Parent, an affiliate of J.P. Morgan Partners, LLC ("JPMP") and the Apollo Investors, Marquee Inc., a wholly-owned subsidiary of Parent, and the Company. Pursuant to the Agreement, each outstanding Share and share of Company Class B Stock will receive $19.50 in cash per Share or per share of Company Class B Stock and each share of Series A Convertible Preferred Stock, par value 66 2/3 cents per share (the "Preferred Stock"), of the Company will receive an amount equal to $2,727.27. In connection with the consummation of the transaction contemplated by the Agreement (the "Transaction"), (a) holders of shares of Preferred Stock will receive additional shares of Preferred Stock pursuant to a Change of Control Distribution as provided in the Company Preferred Stock Certificate of Designations and (b) the Apollo Investors, the holders of shares of Preferred Stock representing approximately 50% of the fully diluted capital stock of the Company, will acquire approximately 49.9% of the equity interests in Parent. Capitalized terms not defined herein have the meanings set forth in the Agreement.

        Goldman, Sachs & Co. and its affiliates ("Goldman Sacks"), as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. In addition, we have provided certain investment banking services to the Company from time to time, including having acted as joint lead manager of a secondary public offering of common stock of the Company in March 2002. We have invested, and may invest in the future, together with affiliates of the Apollo Investors, in various

B-2-1

enterprises from time to time, including in connection with the acquisition of Ondeo Nalco Company ("Nalco") in November 2003 (in connection with such transaction, an affiliate of Goldman Sachs also served as one of the underwriters of debt securities, the proceeds of which were used to fund the acquisition of Nalco) and the acquisition of Cablecom Holding AG ("Cablecom") in November 2003. We have also provided and are currently providing certain investment banking services to affiliates of the Apollo Investors, including Apollo Management, L.P., including having acted (i) as a participant in a revolving credit facility of National Financial Partners, a portfolio company of an affiliate of the Apollo Investors ("NFP"), in April 2003, (ii) as book-running co-lead manager of the initial public offering of common stock of NFP in September 2003, (iii) as book-running joint manager of a secondary public offering of common stock of NFP in March 2004, (iv) as book-running lead manager of the initial public offering of common stock of SpectraSite, Inc., a portfolio company of an affiliate of the Apollo Investors ("SpectraSite"), in October 2003, (v) as book-running lead manager of a secondary public offering of common stock of SpectraSite in February 2004, (vi) as book-running lead manager of a secondary public offering of common stock of SpectraSite in May 2004, (vii) as a participant in a bridge loan for United Agri Products, a portfolio company of an affiliate of the Apollo Investors ("UAP"), in November 2003, (viii) as co-lead manager of a public offering of high yield bonds of UAP in December 2003, (ix) as co-lead manager of a public offering of high yield bonds of UAP in January 2004, (x) as lead manager of the initial public offering of common stock of Compass Minerals International Inc., a portfolio company of an affiliate of the Apollo Investors ("Compass"), in December 2003, (xi) as co-lead manager of a secondary public offering of common stock of Compass in July 2004, (xii) as co-lead manager of a public offering of high yield bonds of Cablecom in April 2004, and (xiii) as co-lead arranger of a bank loan for Cablecom in June 2004. We have also provided and are currently providing certain investment banking services to JPMP and the affiliates of JPMP, and have invested, and may invest in the future, together with the affiliates of JPMP in various enterprises from time to time, including having acted (i) as joint lead manager of a public offering of common stock of dj Orthopedics LLP, a portfolio company of an affiliate of JPMP ("Orthopedics"), in November 2001, (ii) as a co-investor in the acquisition of Berry Plastics Corporation ("Berry") in July 2002, (iii) as lead co-manager of a public offering of high yield bonds of Berry in July 2002, (iv) as co-advisor to Berry in its acquisition of Landis Plastics Inc. in October 2003, (v) as lead co-manager of a public offering of high yield bonds of Berry in November 2003, (vi) as an advisor to National Waterworks Inc., a portfolio company of an affiliate of JPMP ("NWW"), in November 2002, (vii) as book-running lead manager of a public offering of high yield bonds of NWW in November 2002, (viii) as joint lead arranger of a bank loan for NWW in November 2002, (ix) as joint lead arranger of a bank loan for NWW in August 2003, (x) as co-manager of a term loan amendment and add-on for NWW in December 2003, (xi) as underwriter of a public offering of senior convertible notes of Guitar Center Inc., a portfolio company of an affiliate of JPMP, in June 2003, and (xii) as sole advisor to TriPoint Global Communications Inc., a portfolio company of an affiliate of JPMP, in its acquisition by General Dynamics Corporation announced in June 2004. Goldman Sachs may also provide investment banking services to the Company, JPMP and the Apollo Investors, and their respective affiliates, in the future. In connection with the above-described investment banking services we have received, and may receive, compensation.

        Goldman, Sachs & Co. is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman, Sachs & Co. and its affiliates may provide such services to the Company, JPMP, the Apollo Investors and their respective affiliates, may actively trade the debt and equity securities (or related derivative securities) of the Company and affiliates of JPMP and the Apollo Investors for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

B-2-2

        In connection with this opinion, we have reviewed, among other things, the Agreement; Apollo Consent; Parent Subscription Agreement; Trust Voting Agreement; annual reports to stockholders of the Company and Annual Reports on Form 10-K of the Company for the five fiscal years ended April 1, 2004; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to their respective stockholders; and certain internal financial analyses and forecasts for the Company prepared by its management (the "Forecasts"). We also have held discussions with members of the senior management of the Company regarding their assessment of the potential benefits of the Transaction, and the past and current business operations, financial condition and future prospects of the Company. In addition, we have reviewed the reported price and trading activity for the Shares, compared certain financial information for the Company with similar financial and stock market information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the film exhibitor industry specifically, and other industries generally, and performed such other studies and analyses, and considered such other factors, as we considered appropriate.

        We have relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company or the ability of the Company to pay its obligations when they become due. Our opinion does not address the underlying business decision of the Company to engage in the sale of the Company. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Company. Our advisory services and the opinions expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of capital stock of the Company should vote with respect to the Transaction.

        In connection with this opinion, the Company has advised, and we have assumed, that the holders of the outstanding capital stock of the Company are treated equally on an as-converted basis and in accordance with their respective rights under the Company's Restated and Amended Certificate of Incorporation and the Company Preferred Stock Certificate of Designations, except that the Apollo Investors are participating in the rollover of a portion of their cash proceeds or Company Capital Stock owned by them in connection with the Transaction, as to which rollover we express no opinion. Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $19.50 in cash per Share to be received by the holders (other than Parent, the Apollo Investors, the management holders who have the option to participate in Parent, the holders of Company Class B Stock and their Affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/  GOLDMAN, SACHS & CO.

(GOLDMAN, SACHS & CO.)

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APPENDIX C

        Execution Copy

CONSENT AND VOTING AGREEMENT

by and among

AMC ENTERTAINMENT INC.,

THE STOCKHOLDERS NAMED HEREIN,

APOLLO MANAGEMENT IV, L.P.

and

APOLLO MANAGEMENT V, L.P.

DATED AS OF JULY 22, 2004

CONSENT AND VOTING AGREEMENT

        CONSENT AND VOTING AGREEMENT, dated as of July 22, 2004 (the "Agreement"), by and among AMC ENTERTAINMENT INC., a Delaware corporation (the "Company"), APOLLO INVESTMENT FUND IV, L.P., a Delaware limited partnership ("AIF IV"), APOLLO OVERSEAS PARTNERS IV, L.P., a Cayman Islands exempted limited partnership ("AOP IV"), APOLLO INVESTMENT FUND V, L.P., a Delaware limited partnership ("AIF V"), APOLLO OVERSEAS PARTNERS V, L.P., a Cayman Islands exempted limited partnership ("AOP V"), AP ENTERTAINMENT, LLC, a Delaware limited liability company ("AP LLC"), APOLLO NETHERLANDS PARTNERS V(A), L.P., a Cayman Island exempt limited partnership ("AP NP (A)"), APOLLO NETHERLANDS PARTNERS V(B), L.P., a Cayman Island exempt limited partnership ("AP NP (B)"), APOLLO GERMAN PARTNERS V GmbH & CO. KG, a German corporation ("AP GP") (AIF IV, AOP IV, AIF V, AOP V, AP LLC, AP NP (A), AP NP (B) and AP GP, collectively, the "Stockholders" and each individually, a "Stockholder"), APOLLO MANAGEMENT IV, L.P., a Delaware limited partnership, in its capacity as investment manager to AIF IV and AOP IV ("Apollo IV Management"), APOLLO MANAGEMENT V, L.P., as Delaware limited partnership, in its capacity as investment manager to AIF V, AOP V, AP LLC, AP NP (A), AP NP (B) and AP GP ("Apollo V Management" and, together with Apollo IV Management, "Apollo").

        WHEREAS, concurrently with the execution of this Agreement, the Company, Marquee Holdings Inc., a Delaware corporation ("Parent") and Marquee Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub") are entering into an Agreement and Plan of Merger (the "Merger Agreement") (terms used but not defined herein shall have the meanings set forth in the Merger Agreement) pursuant to which Merger Sub will be merged with and into the Company (the "Merger");

        WHEREAS, as of the date hereof, each Stockholder beneficially owns (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act")) the number of shares of (i) Company Common Stock set forth opposite such Stockholder's name on Schedule I hereto (such shares of Company Common Stock, together with any other shares of Company Common Stock, the voting power over which is acquired by such Stockholder during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, collectively, the "Subject Common Shares") and (ii) Company Preferred Stock set forth opposite such Stockholder's name on Schedule I hereto (such shares of Company Preferred Stock, together with any other shares of Company Preferred Stock, the voting power over which is acquired by such Stockholder during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, collectively, the "Subject Preferred Shares" and, together with the Subject Common Shares, the "Subject Shares");

        WHEREAS, pursuant to that certain Investment Agreement, dated as of April 19, 2001 by and among the Company, certain of the Stockholders and Apollo (the "Investment Agreement"), the Stockholders have been granted certain approval rights with respect to actions proposed to be taken by the Company, including the right to approve any merger, consolidation or similar transaction involving the Company; and

        WHEREAS, as a condition to their willingness to enter into the Merger Agreement, the Company and Parent have required that the Stockholders and Apollo enter into this Agreement and deliver the consent contemplated hereby on the terms and subject to the conditions of this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound, the parties agree as follows:

ARTICLE I
VOTING AND CONSENT MATTERS

        Section 1.1    Agreement to Vote.    Each Stockholder hereby agrees that, from and after the date hereof until the termination of this Agreement, at any duly called meeting of the stockholders of the Company, and in any action by written consent of the stockholders of the Company, such Stockholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause the Subject Common Shares to be counted as present thereat for purposes of establishing a quorum, and it shall vote or consent (or cause to be voted or consented), in person or by proxy, all the Subject Common Shares (a) in favor of the Merger and each of the other transactions and other matters specifically contemplated by the Merger Agreement, (b) against any action or agreement submitted for approval of the stockholders of the Company that the Stockholder is aware would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or any Company Subsidiary under the Merger Agreement and (c) except as otherwise agreed in writing by the Company, against any action, agreement, transaction or proposal submitted for approval of the stockholders of the Company that the Stockholder is aware would reasonably be expected to result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled or that is intended, or would reasonably be expected to prevent, impede, interfere with, delay or adversely affect the transactions contemplated by the Merger Agreement. Any vote by such Stockholder that is not in accordance with this Section 1.1 shall be considered null and void. Such Stockholder shall not enter into any agreement or understanding with any person or entity prior to the termination of this Agreement to vote or give instructions in a manner inconsistent with clauses (a), (b) or (c) of this Section 1.1.

        Section 1.2    Consent to Transactions.    Apollo hereby agrees that, concurrently with the execution and delivery of this Agreement and the Merger Agreement, and subject to the penultimate sentence of this Section 1.2, it shall execute and deliver to the Company a consent, in the form attached hereto as Exhibit A (the "Consent"), to the transactions contemplated by the Merger Agreement for purposes of the "Preferred Stock Approval Rights" granted to Apollo pursuant to Section 8.1 of the Investment Agreement. Subject to the penultimate sentence of this Section 1.2, the Consent shall remain in full force and effect until the termination of this Agreement. The Consent may be revoked in the event that any of the terms or conditions of the Merger Agreement as in effect on the date hereof are amended or waived without Apollo's prior written approval. Such Stockholder shall not enter into any agreement of understanding with any Person or entity prior to the termination of this Agreement that is inconsistent with the terms hereof.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

        Each of the Stockholders hereby severally represents and warrants to the Company as follows with respect to itself only:

        Section 2.1    Corporate Existence; Authorization.    Such Stockholder is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction of its organization or formation and has all requisite power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming due execution and delivery by each of the other parties hereto, this

Agreement constitutes a legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights, and to general equitable principles.

        Section 2.2    No Conflict; Required Filings and Consents.

        (a)   The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, (i) conflict with or violate the certificate of incorporation, limited liability company agreement or equivalent organizational documents, as the case may be, of such Stockholder, (ii) conflict with or violate any applicable Law by which any property or asset of such Stockholder is bound or affected or (iii) result in any breach of, or constitute a default (or event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any Subject Shares (other than pursuant to this Agreement) pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation of such Stockholder (including any trust agreement, voting agreement, stockholders agreement or voting trust), except for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or materially delay the ability of such Stockholder to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

        (b)   The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay the ability of such Stockholder to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

        Section 2.3    Ownership of Shares.    Such Stockholder is the record or beneficial owner of, and has good title to, the Subject Shares set forth opposite its name on Schedule I. Such Stockholder, together with its affiliates, has sole voting power, and sole power of disposition, with respect to all of its Subject Shares. The Subject Shares, including any shares of Company Common Stock issuable on conversion of or in exchange for shares of Company Preferred Stock, are all the securities of the Company owned, either of record or beneficially, by such Stockholder as of the date hereof, except with respect to the right to receive dividends payable "in kind" on shares of Company Preferred Stock. The Subject Shares owned by such Stockholder are free and clear of all Liens, other than any Liens created by this Agreement. The Stockholder has not appointed or granted any proxy inconsistent with this Agreement, which appointment or grant is still effective, with respect to the Subject Shares.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to each Stockholder as follows:

        Section 3.1    Corporate Authorization.    The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to enter into and perform all of its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery, and performance of this Agreement by the Company, the performance of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming due execution and delivery by each of the other parties hereto, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights, and to general equitable principles.

        Section 3.2    No Conflict; Required Filings and Consents.    Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof shall (a) conflict with or result in any breach of the Company's certificate of incorporation or bylaws, (b) result in any breach of, or constitute a default (or event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation of the Company, except for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or materially delay the ability of the Company to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement. Other than filings required under the Exchange Act, the execution and delivery of this Agreement by the Company and the performance of this Agreement by the Company do not require any filing with, permit, authorization, notification, consent or approval of, any Governmental Entity.

ARTICLE IV
COVENANTS OF THE STOCKHOLDERS

        Each Stockholder severally, but not jointly and severally, hereby covenants and agrees as follows with respect to itself only:

        Section 4.1    Restriction on Transfer of Shares.    Such Stockholder shall not, directly or indirectly: (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) or enter into any contract, option, derivative, hedging or other arrangement or understanding (including any profit-sharing arrangement) with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, except in each case for the conversion or exchange of shares of Company Preferred Stock for shares of Company Common Stock in accordance with Section 5.2, (any of the foregoing, a "Transfer"), any or all of the Subject Shares or any interest therein, except to any Affiliate of such Stockholder who agrees in writing to be bound by the terms of this Agreement or Transfers which occur by operation of law or with the Company's prior written consent, (ii) grant any proxies or powers of attorney, deposit any of the Subject Shares into a voting trust or enter into any other voting arrangement or permit to exist any Lien of any nature whatsoever with respect to the Subject Shares (other than any Liens created by or arising under this Agreement or existing by operation of Law) or (iii) commit or agree to take any of the foregoing actions.

        Section 4.2    No Solicitation.    Each Stockholder agrees that, from the date of this Agreement until the Effective Time, such Stockholder shall not, and shall cause its Representatives not to, directly or indirectly through another Person, (i) solicit, initiate or knowingly encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal by any Third Party, (ii) enter into, continue or otherwise participate in any discussions or negotiations with, or disclose or provide any non-public information or data relating to the Company or the Company Subsidiaries to, or otherwise afford access to the properties, books or records of the Company or the Company Subsidiaries to, any Third Party or any Representatives thereof with respect to any Acquisition Proposal; provided, however, that nothing herein shall prevent any Stockholder or any of its Representatives from (x) acting in his or her capacity as a director of the Company or (y) taking any action described in clause (ii) of this Section 4.2 relating to any Acquisition Proposal during any period when the Company and its Representatives are taking any action described in clause (ii) with respect to such Acquisition Proposal, but only in the case of this clause (y) to the extent such action is permitted to be taken by the Company under Section 6.4 of the Merger Agreement. Notwithstanding anything to the contrary contained herein, in no event shall any action of the Stockholder or any of its Representatives be considered to violate this Section 4.2 if such action, if taken by the Company, would not result in a violation of Section 6.4 of the Merger Agreement. Each Stockholder shall, and shall cause its Representatives to, cease immediately and cause to be terminated any and all existing discussions, conversations, negotiations and other communications with any Third Party conducted heretofore with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal.

        Section 4.3    Certain Events.    Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of the Subject Shares shall pass, whether by operation of law or otherwise, including without limitation the Stockholder's administrators, successors or receivers.

ARTICLE V
COVENANTS OF THE COMPANY

        Section 5.1    FIRPTA.    Immediately prior to the Closing, the Company shall furnish to each of the Stockholders a certification in accordance with Treasury Regulation Sections 1.897-2(h), 1.1445-2(c), and 1.1445-5, and otherwise in form and substance reasonably satisfactory to such Stockholder, certifying that an interest in the Company is not a United States real property interest because the Company is not and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company shall comply with the notice requirements described in Treasury Regulation Section 1.897-2(h)(2) so that the Stockholders may rely on such certification.

        Section 5.2    Waiver of Restrictions on Preferred Stock Conversion.    Immediately prior to the Effective Time and subject to the prior satisfaction or waiver of the conditions set forth in Article VII of the Merger Agreement, the Company shall grant to the Stockholders and Apollo in accordance with Section 7.7 of the Apollo Standstill Agreement a waiver of the restrictions set forth in Section 5.2(a) of the Apollo Standstill Agreement on the conversion of the shares of Company Preferred Stock owned by the Stockholders into shares of Company Common Stock, which waiver shall allow the Stockholders to convert all shares of Company Preferred Stock owned by them into shares of Company Common Stock immediately prior to the Closing in accordance with the terms set forth in the Company Preferred Stock Certificate of Designations.

ARTICLE VI
MISCELLANEOUS

        Section 6.1    Termination.    This Agreement shall automatically terminate, and none of the Company or any Stockholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further effect, upon the earliest to occur of (a) the mutual consent of all of the parties hereto, (b) the Effective Time, (c) a Company Subsequent Determination and (d) the date of termination of the Merger Agreement in accordance with its terms. In addition to the foregoing, the Apollo may in its absolute discretion terminate this Agreement by notice to such effect delivered to the parties to the Merger Agreement, in the event that (i) any amendment to the Merger Agreement is executed or (ii) the Company shall grant a waiver of any of the terms, conditions or other provisions of the Merger Agreement, in either case, without the prior written consent of Apollo (and, for the avoidance of doubt, Sections 1.1 and 1.2 shall not apply to any such proposed amendment or waiver which has not been consented to in writing by Apollo). In the event there is a Company Stockholders' Meeting (as such term is defined in the Merger Agreement) following a termination of this Agreement pursuant to clause (c) of this Section 6.1, Apollo shall inform the Company in writing not less than 10 days prior to the Company Stockholders' Meeting of its intent (which shall be within

Apollo's sole discretion) to consent or not consent to the Merger Agreement and the transactions contemplated thereby.

        Section 6.2    Agreements with respect to Preferred Stock Approval Rights.    Except as provided herein, each of the Stockholders and Apollo hereby agree not to enter into any agreement, arrangement or understanding with any Person (i) limiting Apollo's discretion with respect to the exercise of Preferred Stock Approval Rights granted under the Investment Agreement or (ii) granting Apollo's consent to any Company Alternative Transaction for purposes of the "Preferred Stock Approval Rights" granted to Apollo pursuant to Section 8.1 of the Investment Agreement.

        Section 6.3    Non-Survival of Representations and Warranties.    None of the representations and warranties in this Agreement shall survive the termination of this Agreement. This Section 6.3 shall not limit any covenant or agreement of the parties contained herein which by its terms contemplates performance after the termination of this Agreement.

        Section 6.4    Notices.    Any notices or other communications required or permitted under, or otherwise in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on receipt if transmitted by national overnight courier, in each case as follows:

    If to the Company, addressed to it at:

    AMC Entertainment Inc.
    920 Main Street
    Kansas City, Missouri 64105
    Fax: (816) 480-4617
    Attn: General Counsel

    with a copy to:

    Skadden, Arps, Slate, Meagher & Flom LLP
    Four Times Square
    New York, NY 10036
    Fax: (212) 735-2000
    Attn: Eileen T. Nugent
             Howard L. Ellin

    If to Apollo or to any Apollo Investor, to:

    c/o Apollo Management, L.P.
    9 West 57th Street
    43rd Floor
    New York, NY 10019
    Attention: Marc Rowan
    Facsimile: 212-515-3262

    With a copy to:

    Wachtell, Lipton, Rosen & Katz
    51 West 52nd St.
    New York, NY 10019
    Attention: Daniel A. Neff
                      David C. Karp
    Facsimile: (212) 403-2000

        Section 6.5    Headings.    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 6.6    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

        Section 6.7    Entire Agreement.    This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

        Section 6.8    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void.

        Section 6.9    Parties in Interest.    This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        Section 6.10    Mutual Drafting.    This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing this Agreement to be drafted.

        Section 6.11    Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

          (a)   This Agreement and the transactions contemplated hereby, and all disputes between the parties under or related to the Agreement, whether in Contract, tort or otherwise, shall be governed by and construed in accordance with the Laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within the State.

          (b)   Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such court, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in such court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.3. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

          (c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT MAY INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN

  RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (II) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (III) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.11(c).

        Section 6.12    Amendment: Waiver.    No provision of this Agreement may be waived unless in writing signed by all of the parties to this Agreement, and the waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended, supplemented or otherwise modified only by a written agreement executed by all of the parties to this Agreement. With respect to the Company, approval of any amendment, supplement or modification will be given and effective only upon approval of the Company Independent Committee, and, with respect to amendments, supplements or modifications of Section 5.2 hereto, the approval of the "Requisite Independent Directors" (as such term is defined in the Apollo Standstill Agreement).

        Section 6.13    Further Assurances.    From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

        Section 6.14    Specific Performance.    The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof in addition to any other remedies at Law or in equity.

        Section 6.15    Counterparts.    This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        IN WITNESS WHEREOF, a duly authorized representative of each of the parties hereto have executed this Agreement as of the date first above written.

AMC ENTERTAINMENT INC.
By:	/s/ PETER C. BROWN Name: Peter C. Brown Title: Chairman of the Board, Chief Executive Officer and President
APOLLO INVESTMENT FUND IV, L.P.
By:	Apollo Advisors IV, L.P., its General Partner
By:	Apollo Capital Management IV, Inc. its General Partner
By:	/s/ STAN PARKER Name: Stan Parker Title: Vice President
AP ENTERTAINMENT, LLC
By:	Apollo Management V, L.P., its Manager
By:	AIF V Management, Inc. its General Partner
By:	/s/ STAN PARKER Name: Stan Parker Title: Vice President
APOLLO INVESTMENT FUND IV, L.P.
By:	Apollo Advisors IV, L.P., its General Partner
By:	Apollo Capital Management IV, Inc. its General Partner
By:	/s/ STAN PARKER Name: Stan Parker Title: Vice President

APOLLO OVERSEAS PARTNERS IV, L.P.
By:	Apollo Advisors IV, L.P., its General Partner
By:	Apollo Capital Management IV, Inc. its General Partner
By:	/s/ STAN PARKER Name: Stan Parker Title: Vice President
APOLLO INVESTMENT FUND V, L.P.
By:	Apollo Advisors V, L.P., its General Partner
By:	Apollo Capital Management V, Inc. its General Partner
By:	/s/ STAN PARKER Name: Stan Parker Title: Vice President
APOLLO OVERSEAS PARTNERS V, L.P.
By:	Apollo Advisors V, L.P., its General Partner
By:	Apollo Capital Management V, Inc. its General Partner
By:	/s/ STAN PARKER Name: Stan Parker Title: Vice President
APOLLO NETHERLANDS PARTNERS V(A), L.P.
By:	Apollo Advisors V, L.P., its General Partner
By:	Apollo Capital Management V, Inc. its General Partner
By:	/s/ STAN PARKER Name: Stan Parker Title: Vice President

APOLLO NETHERLANDS PARTNERS V(B), L.P.
By:	Apollo Advisors V, L.P., its General Partner
By:	Apollo Capital Management V, Inc. its General Partner
By:	/s/ STAN PARKER Name: Stan Parker Title: Vice President
APOLLO GERMAN PARTNERS V GMBH & CO KG
By:	Apollo Advisors V, L.P., its General Partner
By:	Apollo Capital Management V, Inc. its General Partner
By:	/s/ STAN PARKER Name: Stan Parker Title: Vice President
APOLLO MANAGEMENT IV, L.P.
By:	AIF IV Management, Inc., its General Partner
By:	/s/ STAN PARKER Name: Stan Parker Title: Vice President
APOLLO MANAGEMENT V, L.P.
By:	AIF V Management, Inc., its General Partner
By:	/s/ STAN PARKER Name: Stan Parker Title: Vice President

Schedule I

Name of Record Owner	Shares of Company Preferred Stock	Shares of Company Common Stock
Apollo Investment Fund IV, LP	128,673	157,497
Apollo Overseas Partners IV, LP	7,152	8,761
Apollo Investment Fund V, LP	116,557
Apollo Overseas Partners V, LP	15,266
Apollo Netherlands Partners V (A), LP	1,595
Apollo Netherlands Partners V (B), LP	1,125
Apollo German Partners V GmbH & Co KG	1,273
AP Entertainment, LLC	15,837
Total	287,478	166,258

Exhibit A

APOLLO CONSENT

        July 22, 2004

        Reference is made to (i) that certain Investment Agreement, dated as of April 19, 2001 (the "Investment Agreement"), by and among Aries Inc. (the "Company"), the Apollo Purchasers named therein, Apollo Management IV, L.P., a Delaware limited partnership ("AM IV") and Apollo Management V, L.P., a Delaware limited partnership ("AM V" and, together with AM IV, "Apollo") and (ii) that certain Consent and Voting Agreement, dated as of the date hereof, by and among the Company, the stockholders named therein (the "Stockholders") and Apollo (the "Voting Agreement"). Defined terms used but not defined herein shall have the meaning ascribed thereto in the Voting Agreement.

        Apollo hereby consents (for purposes of Section 8.1 of the Investment Agreement) to the transactions contemplated by that certain Agreement and Plan of Merger, dated as of July 22, 2004, by and among the Company, Marquee Holdings Inc., a Delaware corporation ("Parent") and Marquee Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (the "Merger Agreement"), including without limitation the Merger; provided, in each case that the Merger is consummated in accordance with the terms and conditions set forth in the Merger Agreement as in effect on the date hereof, or in the event any term or condition of such Merger Agreement is amended or waived, Apollo shall have given its prior written approval to such amendment or waiver (and, for the avoidance of doubt, Sections 1.1 and 1.2 of the Voting Agreement shall not apply to any such proposed amendment or waiver which has not been consented to in writing by Apollo).

        The consent granted hereby shall automatically terminate and be of no further force and effect at such time as the Voting Agreement shall terminate in accordance with the provisions of Section 6.1 thereof.

APOLLO MANAGEMENT IV, L.P.
By:	AIF IV Management, Inc., its General Partner
By:	/s/ STAN PARKER Name: Stan Parker Title: Vice President
APOLLO MANAGEMENT V, L.P.
By:	AIF V Management, Inc., its General Partner
By:	/s/ STAN PARKER Name: Stan Parker Title: Vice President

APPENDIX D

        Execution Copy

VOTING AGREEMENT AND IRREVOCABLE PROXY

by and

between

DURWOOD VOTING TRUST

and

AMC ENTERTAINMENT INC.

DATED AS OF JULY 22, 2004

VOTING AGREEMENT AND IRREVOCABLE PROXY

        VOTING AGREEMENT AND IRREVOCABLE PROXY, dated as of July 22, 2004 (the "Agreement"), by and between the Durwood Voting Trust, established pursuant to that certain 1992 Durwood, Inc. Voting Trust Agreement dated December 12, 1992, as amended and restated as of August 12, 1997 (the "Voting Trust Agreement"), and governed under the laws of the State of Delaware (the "Stockholder") and AMC Entertainment Inc., a Delaware corporation (the "Company").

        WHEREAS, concurrently with the execution of this Agreement, the Company, Marquee Holdings Inc., a Delaware corporation ("Parent") and Marquee Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub") are entering into an Agreement and Plan of Merger (the "Merger Agreement") (terms used but not defined herein shall have the meanings set forth in the Merger Agreement) pursuant to which Merger Sub will be merged with and into the Company (the "Merger");

        WHEREAS, as of the date hereof, the Stockholder (and/or The Stanley H. Durwood Foundation (the "Foundation"), established under that certain Trust Indenture dated April 27, 1999, as amended (the "Foundation Trust Indenture")), beneficially owns (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act")) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of Company Class B Stock set forth opposite the Stockholder's name on Schedule I hereto (such shares of Company Class B Stock, together with any other shares of the Company Common Stock, the voting power over which is acquired by the Stockholder during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, collectively, the "Subject Shares"); and

        WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and the Company have required that the Stockholder enter into this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound, the parties agree as follows:

ARTICLE I
VOTING MATTERS

        Section 1.1    Agreement to Vote.    The Stockholder hereby agrees, that, from and after the date hereof and until the termination of this Agreement, at any duly called meeting of the stockholders of the Company, and in any action by written consent of the stockholders of the Company, the Stockholder shall (i) if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause the Subject Shares to be counted as present thereat for purposes of establishing a quorum, and (ii) vote or consent (or cause to be voted or consented), in person or by proxy, the Subject Shares (a) in favor of the Merger and each of the other transactions and other matters specifically contemplated by the Merger Agreement, (b) against any action or agreement submitted for approval of the stockholders of the Company that the Stockholder is aware would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or any Company Subsidiary under the Merger Agreement and (c) except as otherwise agreed in writing by the Company, against any action, agreement, transaction or proposal submitted for approval of the stockholders of the Company that the Stockholder is aware would reasonably be expected to result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled or that is intended, or would reasonably be expected to prevent, impede, interfere with, delay or adversely affect the transactions contemplated by the Merger Agreement. Any vote by the Stockholder that is not in accordance with this Section 1.1 shall be considered null and void, and the provisions of Section 1.2 hereof shall be deemed to take immediate effect. The Stockholder shall not enter into any agreement or understanding with any person or entity prior to the termination of this Agreement to vote or give instructions in a manner inconsistent with clauses (a), (b) or (c) of this Section 1.1.

        Section 1.2    Proxy.    If, and only if, the Stockholder fails to comply with the provisions of Section 1.1, the Stockholder hereby agrees that such failure shall result, without any further action by the Stockholder effective as of the date of such failure, in the constitution and appointment of Parent and each of its executive officers from and after the date of such determination until the termination of this Agreement (at which time such constitution and appointment shall automatically be revoked) as the Stockholder's attorney, agent and proxy (such constitution, the "Irrevocable Proxy"), with full power of substitution, to vote and otherwise act with respect to all the Stockholder's Subject Shares, at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, on the matters and in the manner specified in Section 1.1 hereof. THIS PROXY AND THE POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST, AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, SHALL BE VALID AND BINDING ON ANY PERSON TO WHOM THE STOCKHOLDER MAY TRANSFER ANY OF ITS SHARES IN BREACH OF, OR IN ACCORDANCE WITH, THIS AGREEMENT. The Stockholder hereby revokes any and all previous proxies with respect to the Subject Shares or any other voting securities of the Company that relate to the approval of the matters described in Section 1.1 hereof and are inconsistent with this Agreement. All authority herein conferred or agreed to be conferred shall survive the dissolution or bankruptcy of the Stockholder and shall be binding upon the successors and assigns of the Stockholder.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

        The Stockholder hereby represents and warrants to the Company as of the date hereof as follows:

        Section 2.1    Corporate Existence; Authorization.    The Stockholder is validly existing under the Voting Trust Agreement and has all requisite trust power and trust authority under the terms of the Voting Trust Agreement to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated by this Agreement (including, without further action on the part of any trustee, administrator or beneficiary thereof or (solely by reason of the trust nature of the Voting Trust) any other juridical or nonjuridical person, to comply with the consent and voting requirements of Article I). The execution, delivery, and performance of this Agreement by the Stockholder, the performance by the Stockholder of its obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby have been duly authorized by all requisite trust action on the part of the Stockholder. This Agreement has been duly and validly executed and delivered by the Stockholder.

        Section 2.2    No Conflict; Required Filings and Consents.

          (a)   The execution and delivery of this Agreement by the Stockholder do not, and the performance of this Agreement by the Stockholder will not, (i) conflict with or violate the Voting Trust Agreement or any other organizational documents of the Stockholder, (ii) solely by reason of the trust nature of the Voting Trust or any properties or assets of the Voting Trust other than the Subject Shares, conflict with or violate any applicable Law by which any property or asset of the Stockholder is bound or affected, or (iii) result in any breach of, or constitute a default (or event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any Subject Shares (other than pursuant to this Agreement) pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation of the Stockholder (including any trust agreement, voting agreement, stockholders agreement or voting trust), except for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or materially delay the ability of the Stockholder to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

          (b)   The execution and delivery of this Agreement by the Stockholder do not, and the performance of this Agreement by the Stockholder shall not, in each case solely by reason of the trust nature of the Voting Trust or any properties or assets of the Voting Trust other than the Subject Shares, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay the ability of the Stockholder to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

        Section 2.3    Ownership of Shares.    The Stockholder and/or the Foundation is the record or beneficial owner of, and has good title to, the Subject Shares set forth opposite its name on Schedule I (the "Existing Subject Shares"). The Stockholder and/or the Foundation has sole voting power, and sole power of disposition, with respect to all of the Existing Subject Shares. The Existing Subject Shares are all the securities of the Company owned, either of record or beneficially, by the Stockholder and the Stockholder does not have any option or other right to acquire any other securities of the Company (in each case other than the shares of Company Common Stock issuable upon conversion of the Existing Subject Shares). The Existing Subject Shares are owned free and clear of all Liens, other than any Liens created by or arising under this Agreement, the Voting Trust Agreement or the Foundation Trust Indenture or existing or arising by operation of Law. Except as provided in this Agreement, the Stockholder has not appointed or granted any proxy inconsistent with this Agreement, which appointment or grant is still effective, with respect to the Existing Subject Shares.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to the Stockholder as follows:

        Section 3.1    Corporate Authorization.    The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to enter into and perform all of its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company.

        Section 3.2    No Conflict; Required Filings and Consents.    Neither the execution and delivery of this Agreement by it nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the provisions hereof shall (a) conflict with or result in any breach of its Amended and Restated Certificate of Incorporation or bylaws, (b) result in any breach of, or constitute a default (or event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation of it, except for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or materially delay its ability to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement. Other than filings required under the Exchange Act, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby.

ARTICLE IV
COVENANTS OF THE STOCKHOLDER

        The Stockholder hereby covenants and agrees as follows:

        Section 4.1    Restriction on Transfer of Shares.    The Stockholder shall not, directly or indirectly: (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) or enter into any contract, option, derivative, hedging or other arrangement or understanding (including any profit-sharing arrangement) with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of (any of the foregoing, a "Transfer"), any or all of the Subject Shares or any interest therein (other than any Liens created by or arising under this Agreement, the Voting Trust Agreement or the Foundation Trust Indenture or existing or arising by operation of Law); (ii) except as contemplated hereby, grant any proxies or powers of attorney with respect to the Subject Shares, deposit any of the Subject Shares into a voting trust or enter into any other voting arrangement or permit to exist any Lien of any nature whatsoever with respect to any of the Subject Shares (other than any Liens created by or arising under this Agreement, the Voting Trust Agreement or the Foundation Trust Indenture or existing or arising by operation of Law); or (iii) commit or agree to take any of the foregoing actions.

        Section 4.2    No Solicitation.    The Stockholder agrees that, from the date of this Agreement until the Effective Time, the Stockholder shall not, and shall cause its Representatives not to, directly or indirectly through another Person, (i) solicit, initiate or knowingly encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal by any Third Party, (ii) enter into, continue or otherwise participate in any discussions or negotiations with, or disclose or provide any non-public information or data relating to the Company or the Company Subsidiaries to, or otherwise afford access to the properties, books or records of the Company or the Company Subsidiaries to, any Third Party or any Representatives thereof with respect to any Acquisition Proposal; provided, however, that nothing herein shall prevent the Stockholder or any of its Representatives from (x) acting in his or her capacity as a director of the Company or (y) taking any action described in clause (ii) of this Section 4.2 relating to any Acquisition Proposal during any period when the Company and its Representatives are taking any action described in clause (ii) with respect to such Acquisition Proposal, but only in the case of this clause (y) to the extent such action is permitted to be taken by the Company under Section 6.4 of the Merger Agreement. Notwithstanding anything to the contrary contained herein, in no event shall any action of the Stockholder or any of its Representatives be considered to violate this Section 4.2 if such action, if taken by the Company, would not result in a violation of Section 6.4 of the Merger Agreement. The Stockholder shall, and shall cause its Representatives to, cease immediately and cause to be terminated any and all existing discussions, conversations, negotiations and other communications with any Third Party conducted heretofore with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal.

        Section 4.3    Certain Events.    The Stockholder agrees that (subject to the last sentence of Section 4.1 hereof) this Agreement and the obligations hereunder shall attach to the Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of the Subject Shares shall pass, whether by operation of law or otherwise, including without limitation the Stockholder's administrators, successors or receivers.

ARTICLE V
MISCELLANEOUS

        Section 5.1    Termination.    This Agreement shall automatically terminate, and none of Parent, Company or Stockholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further effect, upon the earliest to occur of (a) the mutual consent of all of the parties hereto, (b) the Effective Time, (c) a Company Subsequent Determination and (d) the date of termination of the Merger Agreement in accordance with its terms. In addition to the foregoing, the Stockholder may in its absolute discretion terminate this Agreement by notice to such effect delivered to the parties to the Merger Agreement, in the event that (i) any amendment to the Merger Agreement is executed or (ii) the Company shall grant a waiver of any of the terms, conditions or other provisions of the Merger Agreement, in each case, without the prior written consent of the Stockholder (and, for the avoidance of doubt, Sections 1.1 and 1.2 shall not apply to any such proposed amendment or waiver which has not been consented to in writing by the Stockholder).

        Section 5.2    Non-Survival of Representations and Warranties.    None of the representations and warranties in this Agreement shall survive the termination of this Agreement. This Section 5.2 shall not limit any covenant or agreement of the parties contained herein which by its terms contemplates performance after the termination of this Agreement.

        Section 5.3    Further Assurances.    From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

        Section 5.4    Notices.    Any notices or other communications required or permitted under, or otherwise in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand for delivery on the next Business Day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on receipt if transmitted by national overnight courier, in each case as follows:

        If to the Trust, addressed to it at:

      Durwood Voting Trust
      c/o Charles J. Egan, Jr., Trustee
      2501 McGee Street
      Kansas City, Missouri 64108
      Fax: 816-545-2303

      with a copy to:

      Hughes Hubbard & Reed LLP
      One Battery Park Plaza
      New York, N.Y. 10004-1482
      Attention:  Spencer L. Harrison
                          Stephen Luger
      Facsimile:  (212) 422-4726

        If to the Company, addressed to it at:

      AMC Entertainment Inc.
      920 Main Street
      Kansas City, Missouri 64105

      Fax:  (816) 480-4617
      Attn: General Counsel

      with a copy to:

      Skadden, Arps, Slate, Meagher & Flom LLP
      Four Times Square
      New York, NY 10036
      Fax: (212) 735-2000
      Attn:  Eileen T. Nugent
                 Howard L. Ellin

        Section 5.5    Headings.    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 5.6    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

        Section 5.7    Entire Agreement.    This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

        Section 5.8    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void.

        Section 5.9    Parties in Interest.    This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        Section 5.10    Mutual Drafting.    This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing this Agreement to be drafted.

        Section 5.11    Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

          (a)   This Agreement and the transactions contemplated hereby, and all disputes between the parties under or related to the Agreement, whether in Contract, tort or otherwise, shall be governed by and construed in accordance with the Laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within the State.

          (b)   Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such court,

  (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in such court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.4. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

          (c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT MAY INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (II) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (III) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.11(c).

        Section 5.12    Amendment: Waiver.    No provision of this Agreement may be waived unless in writing signed by all of the parties to this Agreement, and the waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision. This Agreement may be amended, supplemented or otherwise modified only by a written agreement executed by all of the parties to this Agreement. With respect to the Company, approval of any amendment, supplement or modification will be given and effective only upon approval of the Company Independent Committee.

        Section 5.13    Specific Performance.    The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof in addition to any other remedies at Law or in equity.

        Section 5.14    Counterparts.    This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        Section 5.15    Acting in Trustee Capacity Only.    For the avoidance of doubt, (i) the parties hereto each acknowledge that Charles J. Egan, Jr. is executing this Agreement solely on behalf of the Stockholder (in his capacity as trustee of the Stockholder) and Mr. Egan shall in no event have any personal liability with respect to this Agreement or any breach hereof, and (ii) nothing herein shall limit, affect or apply to Mr. Egan's discretion as, and no provision hereof shall be deemed to be breached by any act or omission of Mr. Egan's as, a director of the Company (or in any other capacity other than as trustee of the Stockholder).

        [Signature page follows]

        IN WITNESS WHEREOF, a duly authorized representative of each of the parties hereto have executed this Agreement as of the date first above written.

DURWOOD VOTING TRUST
By:	/s/ CHARLES J. EGAN, JR. Name: Charles J. Egan, Jr. Title: Trustee
AMC ENTERTAINMENT INC.
By:	/s/ PETER C. BROWN Name: Peter C. Brown Title: Chairman of the Board, Chief Executive Officer and President
The undersigned hereby irrevocably consents to the execution, delivery and performance by the Durwood Voting Trust of the foregoing Agreement
THE STANLEY H. DURWOOD FOUNDATION
By:	/s/ CHARLES J. EGAN, JR. Name: Charles J. Egan, Jr. Title: Trustee

Schedule I

Name of Record Owner	Shares of Company Class B Stock
Durwood Voting Trust	3,051,597

APPENDIX E

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

262 APPRAISAL RIGHTS.—(a)    Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to §251 (other than a merger effected pursuant to §251 (g) of this title), §252, §254, §257, §258, §263 or §264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of §251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated—as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under §253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to §228 or §253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the date next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period of delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the

Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro-rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

FORM OF PROXY CARD FOR COMMON STOCK

AMC ENTERTAINMENT INC.
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

        AMC ENTERTAINMENT INC. encourages you to vote your shares electronically through the internet. This will eliminate the need to return your proxy card. If you wish to vote by internet, have your proxy card in hand. You will be asked to enter a proxy control number which is located in the lower right hand corner of your proxy card.

TO VOTE BY INTERNET:

        Log on to the internet and go to the website http://www.eproxyvote.com/aen and follow the instructions on the screen.

        Shares may be voted by internet 24 hours a day, 7 days a week until 5:00 p.m. CDT 2004, the day before the Special Meeting.

If you vote by internet, there is no need to return your proxy card by mail.

TO VOTE BY MAIL:

        Mark, sign and date the proxy card below. Detach the card and return it in the envelope provided.

IF YOU ARE NOT VOTING BY INTERNET, DETACH PROXY CARD AND RETURN.

AMC ENTERTAINMENT INC.
920 Main Street Kansas City, Missouri 64105
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Messrs. Peter C. Brown and Kevin M. Connor, jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the Common Stock of AMC Entertainment Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on            , 2004 and at any adjournments thereof.

The Board of Directors recommends a vote FOR the following Proposal:

1.
PROPOSAL TO adopt the Agreement and Plan of Merger, dated as of July 22, 2004, by and among AMC Entertainment Inc., Marquee Holdings Inc. and Marquee Inc.

FOR ☐	AGAINST ☐	ABSTAIN ☐

(Continued and to be signed on the reverse side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted "FOR" the proposal to adopt the Agreement and Plan of Merger..

Please date and sign exactly as name appears. When shares are held by joint tenants, both must sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date , 2004
Signature
Signature (if held jointly)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

FORM OF PROXY CARD FOR SERIES A CONVERTIBLE PREFERRED STOCK

AMC ENTERTAINMENT INC.
920 Main Street, Kansas City, Missouri 64105
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Messrs. Peter C. Brown and Kevin M. Connor, jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the Series A Convertible Preferred Stock of AMC Entertainment Inc. which the undersigned is entitled to vote on an as converted basis at the Special Meeting of Stockholders to be held on            , 2004 and at any adjournments thereof.

The Board of Directors recommends a vote FOR the following Proposal:

1.
PROPOSAL TO adopt the Agreement and Plan of Merger, dated as of July 22, 2004, by and among AMC Entertainment Inc., Marquee Holdings Inc. and Marquee Inc.

FOR ☐	AGAINST ☐	ABSTAIN ☐

(Continued and to be signed on the reverse side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted "FOR" the proposal to adopt the Agreement and Plan of Merger.

Please date and sign exactly as name appears. When shares are held by joint tenants, both must sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date , 2004
Signature
Signature (if held jointly)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

CLASS B STOCK

AMC ENTERTAINMENT INC.
920 Main Street, Kansas City, Missouri 64105
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Messrs. Peter C. Brown and Kevin M. Connor, jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the Class B Stock of AMC Entertainment Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on            , 2004 and at any adjournments thereof.

The Board of Directors recommends a vote FOR the following Proposal:

1.
PROPOSAL TO adopt the Agreement and Plan of Merger, dated as of July 22, 2004, by and among AMC Entertainment Inc., Marquee Holdings Inc. and Marquee Inc.

FOR ☐	AGAINST ☐	ABSTAIN ☐

(Continued and to be signed on the reverse side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted "FOR" the proposal to adopt the Agreement and Plan of Merger.

Please date and sign exactly as name appears. When shares are held by joint tenants, both must sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date , 2004

Charles J. Egan, Jr.

As Trustees of the Durwood Voting Trust established under that certain 1992 Durwood, Inc. Voting Trust Agreement dated December 12, 1992, as amended and restated as of August 12, 1997

Durwood Voting Trust Stockholder of Record

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

QuickLinks

Proxy Statement
Table of Contents
Participants
Cautionary Statement Concerning Forward-Looking Information
Summary Projections
TABLE OF CONTENTS
Index of Defined Terms
AGREEMENT AND PLAN OF MERGER
AMC ENTERTAINMENT INC. PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
AMC ENTERTAINMENT INC. 920 Main Street, Kansas City, Missouri 64105 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS